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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on May 9, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	4911 (Primary Standard Industrial Classification Code Number)	32-0058047 (I.R.S. Employer Identification Number)

27175 Energy Way
Novi, Michigan 48377
(248) 946-3000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Christine Mason Soneral, Esq.
Senior Vice President and General Counsel
ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
(248) 946-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

 Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed exchange offers:
As soon as practicable after the effectiveness of this registration statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

2.700% Senior Notes due 2022	$500,000,000	100%	$500,000,000	$62,250.00

3.350% Senior Notes due 2027	$500,000,000	100%	$500,000,000	$62,250.00

(1)
Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is subject to completion and amendment. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated May 9, 2018

PRELIMINARY PROSPECTUS

ITC Holdings Corp.

$500,000,000 2.700% SENIOR NOTES DUE 2022

$500,000,000 3.350% SENIOR NOTES DUE 2027

        We are offering to exchange (i) all outstanding $500,000,000 aggregate principal amount of our 2.700% senior notes due 2022 (the "outstanding 2022 notes") for an equal amount of 2.700% senior notes due 2022 (the "exchange 2022 notes") and (ii) all outstanding $500,000,000 aggregate principal amount of our 3.350% senior notes due 2027 (the "outstanding 2027 notes" and, together with the outstanding 2022 notes, the "outstanding notes") for an equal amount of 3.350% senior notes due 2027 (the "exchange 2027 notes" and, together with the exchange 2022 notes, the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (such transactions, collectively, the "exchange offers").

        We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offers

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of the applicable series of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the close of business, New York City time, on the last business day on which the exchange offers remain open.

  •
  The exchange offers expire at 11:59 p.m., New York City time, on                        , 2018, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for United States federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offers.

  The Exchange Notes

  •
  The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

  •
  The terms of the exchange notes to be issued in the exchange offers are substantially identical to the applicable series of the outstanding notes, except that the exchange notes will have been registered under the Securities Act and will be freely tradable.

  Resale of Exchange Notes

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national securities exchange.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register resales of the outstanding notes under the Securities Act.

        See "Risk Factors" beginning on page 12 of this preliminary prospectus (this "prospectus") for a discussion of certain risks that you should consider before participating in the exchange offers.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2018.

        We have not authorized anyone to provide you with any additional information or any information that is different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. The information contained in this prospectus is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

        Unless otherwise noted or the context requires, all references in this prospectus to:

  •
  "Ancillary Services Agreement" are references to the Amended and Restated Purchase and Sale Agreement for Ancillary Services entered into by METC and Consumers Energy dated as of April 29, 2002;

  •
  "ASU" are references to FASB Accounting Standards Updates;

  •
  "Board" are references to the board of directors of ITC Holdings;

  •
  "CIA" are references to the Coordination and Interconnection Agreement entered into by ITCTransmission and DTE Electric dated as of February 28, 2003;

  •
  "Company," "we," "our" and "us" are references to ITC Holdings together with all of its subsidiaries;

  •
  "Consumers Energy" are references to Consumers Energy Company, a wholly-owned subsidiary of CMS Energy Corporation;

  •
  "DOE" are references to the Department of Energy;

  •
  "DT Interconnection Agreement" are references to the Amended and Restated Distribution-Transmission Interconnection Agreement entered into by METC and Consumers Energy dated April 1, 2001 and most recently amended and restated effective as of January 1, 2015;

  •
  "DTE Electric" are references to DTE Electric Company, a wholly-owned subsidiary of DTE Energy;

  •
  "DTE Energy" are references to DTE Energy Company;

  •
  "DTIA" are references to the Distribution-Transmission Interconnection Agreement entered into by ITC Midwest and IP&L dated as of December 17, 2007 and amended and restated effective as of December 1, 2016;

  •
  "Easement Agreement" are references to the Amended and Restated Easement Agreement entered into by METC and Consumers Energy dated April 29, 2002 and as further supplemented;

  •
  "Eiffel" are references to Eiffel Investment Pte Ltd, a private limited company duly organized and validly existing under the laws of Singapore that is the GIC subsidiary that is a minority investor in Investment Holdings and successor to Finn Investment Pte Ltd;

  •
  "FASB" are references to the Financial Accounting Standards Board;

  •
  "FERC" are references to the Federal Energy Regulatory Commission;

  •
  "Formula Rate" are references to a FERC-approved formula that is used to calculate rates;

  •
  "Fortis" are references to Fortis Inc.;

  •
  "FortisUS" are references to FortisUS Inc., an indirect subsidiary of Fortis;

  •
  "FPA" are references to the Federal Power Act;

  •
  "GAAP" are references to accounting principles generally accepted in the United States of America;

  •
  "Generator Interconnection Agreement" are references to the Amended and Restated Generator Interconnection Agreement entered into by Consumers Energy and METC dated as of April 29, 2002 and most recently amended effective as of October 1, 2016;

  •
  "GIC" are references to GIC Private Limited;

  •
  "GIOA" are references to the Generator Interconnection and Operation Agreement entered into by DTE Electric and ITCTransmission dated as of February 28, 2003;

  •
  "Initial Complaint" are references to a November 2013 complaint to the FERC under Section 206 of the FPA regarding ROE;

  •
  "Investment Holdings" are references to ITC Investment Holdings Inc., a majority owned indirect subsidiary of Fortis in which GIC has an indirect minority interest;

  •
  "IP&L" are references to Interstate Power and Light Company, an Alliant Energy Corporation subsidiary;

  •
  "IRS" are references to the Internal Revenue Service;

  •
  "ISO" are references to Independent System Operators;

  •
  "ITC Great Plains" are references to ITC Great Plains, LLC, a wholly-owned subsidiary of ITC Grid Development, LLC;

  •
  "ITC Grid Development" are references to ITC Grid Development, LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITC Holdings" and "Issuer" are references to ITC Holdings Corp. and not to any of its subsidiaries;

  •
  "ITC Interconnection" are references to ITC Interconnection LLC, a wholly-owned subsidiary of ITC Grid Development, LLC;

  •
  "ITC Michigan" are references to ITCTransmission and METC, collectively;

  •
  "ITC Midwest" are references to ITC Midwest LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITCTransmission" are references to International Transmission Company, a wholly-owned subsidiary of ITC Holdings;

  •
  "kV" are references to kilovolts (one kilovolt equaling 1,000 volts);

  •
  "kW" are references to kilowatts (one kilowatt equaling 1,000 watts);

  •
  "LBA" are references to a Local Balancing Authority;

  •
  "LGIA" are references to the Large Generator Interconnection Agreement entered into by ITC Midwest, IP&L, and MISO dated as of December 20, 2007 and amended as of August 6, 2013;

  •
  "LIBOR" are references to the London Interbank Offered Rate;

  •
  "MECS" are references to the Michigan Electric Coordinated Systems;

  •
  "Merger" are references to the merger with Fortis, whereby ITC Holdings merged with Merger Sub and subsequently became a majority owned indirect subsidiary of Fortis;

  •
  "Merger Agreement" are references to the agreement and plan of merger between Fortis, FortisUS, Merger Sub and ITC Holdings for the Merger;

  •
  "Merger Sub" are references to Element Acquisition Sub, Inc., an indirect subsidiary of Fortis that merged into ITC Holdings in the Merger;

  •
  "METC" are references to Michigan Electric Transmission Company, LLC, a wholly-owned subsidiary of MTH;

  •
  "Mid-Kansas" are references to Mid-Kansas Electric Company LLC;

  •
  "Mid-Kansas Agreement" are references to an Amended and Restated Maintenance Agreement entered into by Mid-Kansas and ITC Great Plains dated as of August 24, 2010, and most recently amended effective as of June 1, 2015;

  •
  "MISO" are references to the Midcontinent Independent System Operator, Inc., a FERC-approved regional transmission organization which oversees the operation of the bulk power transmission system for a substantial portion of the Midwestern United States and Manitoba, Canada, and of which ITCTransmission, METC and ITC Midwest are members;

  •
  "MISO Regulated Operating Subsidiaries" are references to ITCTransmission, METC and ITC Midwest together;

  •
  "MOA" are references to the Master Operating Agreement entered into by ITCTransmission and DTE Electric dated as of February 28, 2003;

  •
  "Moody's" are references to Moody's Investor Services, Inc.;

  •
  "MTH" are references to Michigan Transco Holdings, LLC, the sole member of METC and an indirect wholly-owned subsidiary of ITC Holdings;

  •
  "MVPs" are references to multi-value projects, which have been determined by MISO to have regional value while meeting near-term system needs;

  •
  "NERC" are references to the North American Electric Reliability Corporation;

  •
  "NYSE" are references to the New York Stock Exchange;

  •
  "Operating Agreement" are references to the Amended and Restated Operating Agreement entered into by Consumers Energy and METC dated as of April 29, 2002;

  •
  "Order 1000" are references to FERC Order No. 1000;

  •
  "OSA" are references to the Operations Services Agreement for 34.5 kV Transmission Facilities entered into by ITC Midwest and IP&L effective as of January 1, 2011;

  •
  "PCBs" are references to polychlorinated biphenyls;

  •
  "Regulated Operating Subsidiaries" are references to ITCTransmission, METC, ITC Midwest and ITC Great Plains and ITC Interconnection together;

  •
  "ROE" are references to return of equity;

  •
  "RTO" are references to Regional Transmission Organizations;

  •
  "SEC" are references to the Securities and Exchange Commission;

  •
  "Second Complaint" are references to an additional complaint filed on February 12, 2015 with the FERC under Section 206 of the FPA ROE;

  •
  "September 2016 Order" are references to an order issued by the FERC on September 28, 2016 regarding ROE complaints;

  •
  "Shareholders Agreement" are references to the Shareholders' Agreement, dated as of October 14, 2016 by and among the Company, Investment Holdings, FortisUS, Eiffel (as successor to Finn Investment Pte Ltd), and any other person that becomes a shareholder of Investment Holdings pursuant to such agreement;

  •
  "SPP" are references to Southwest Power Pool, Inc., a FERC-approved RTO which oversees the operation of the bulk power transmission system for a substantial portion of the South Central United States, and of which ITC Great Plains is a member;

  •
  "Standard and Poor's" are references to Standard and Poor's Ratings Services;

  •
  "TCJA" are references to the Tax Cuts and Jobs Act of 2017, a comprehensive tax reform bill enacted on December 22, 2017;

  •
  "TO" are references to transmission owners;

  •
  "ULCS" are references to Utility Lines Construction Services LLC; and

  •
  "$" are references to United States dollars.

v

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished are available to the public through the SEC's Internet site at http://www.sec.gov and free of charge through our website at http://www.itc-holdings.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website, however, is not and should not be deemed a part of this prospectus. You may also read and copy any document we file with the SEC at the Office of Investor Education and Advocacy located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

 FORWARD-LOOKING INFORMATION

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. We intend that those statements be covered by the safe harbors created under those laws. Forward-looking statements include statements concerning future business conditions, our plans and prospects, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, the outlook for our business and the electric transmission industry, expectations with respect to various legal and regulatory proceedings and other information that is not historical information. When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and "forecasts" or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in this prospectus, and include, among others:

  •
  Certain elements of our Regulated Operating Subsidiaries' Formula Rates can be and have been challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows.

  •
  The TCJA and any future changes in tax laws or regulations may negatively affect our results of operations, net income, financial condition and cash flows.

  •
  Our actual capital investment may be lower than planned, which would cause a lower than anticipated rate base and would therefore result in lower revenues, earnings and associated cash flows compared to our current expectations. In addition, we expect to incur expenses related to the pursuit of development opportunities, which may be higher than forecasted.

  •
  The regulations to which we are subject may limit our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions or may subject us to liabilities.

  •
  Changes in energy laws, regulations or policies could impact our business, financial condition, results of operations and cash flows.

  •
  Each of our MISO Regulated Operating Subsidiaries depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  A significant amount of the land on which our assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, we must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact our ability to complete construction projects in a timely manner.

  •
  We contract with third parties to provide services for certain aspects of our business. If any of these agreements are terminated, we may face a shortage of labor or replacement contractors to provide the services formerly provided by these third parties.

  •
  Hazards associated with high-voltage electricity transmission may result in suspension of our operations, costly litigation or the imposition of civil or criminal penalties.

  •
  We are subject to environmental regulations and to laws that can give rise to substantial liabilities from environmental contamination.

  •
  If amounts billed for transmission service for our Regulated Operating Subsidiaries' transmission systems are lower than expected, or our actual revenue requirements are higher than expected, the timing of actual collection of our total revenues would be delayed.

  •
  We are subject to various regulatory requirements, including reliability standards; contract filing requirements; reporting, recordkeeping and accounting requirements; and transaction approval requirements. Violations of these requirements, whether intentional or unintentional, may result in penalties that, under some circumstances, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Acts of war, terrorist attacks, cyber attacks, natural disasters, severe weather and other catastrophic events may have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to fulfill our cash obligations.

  •
  We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our debt obligations and/or to obtain additional financing.

  •
  Adverse changes in our credit ratings may negatively affect us.

  •
  Certain provisions in our debt instruments limit our financial and operating flexibility.

  •
  Other risk factors discussed herein and listed from time to time in our public filings with the SEC.

        Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

        Except as required by law, we undertake no obligation to publicly correct or update any of our forward-looking or other statements in this prospectus, whether as a result of new information, future events, or otherwise.

SUMMARY

        You should read the following summary together with the entire prospectus, including our consolidated financial statements and related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in this prospectus before participating in the exchange offers.

 The Company

About ITC Holdings

        Our business consists primarily of the electric transmission operations of our Regulated Operating Subsidiaries. ITC Holdings was incorporated in the State of Michigan in 2002. Our business strategy is to own, operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, reduce transmission constraints and support new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as enhance competitive wholesale electricity markets. We own and operate high voltage electricity transmission systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems.

        As electric transmission utilities whose rates are regulated by the FERC, our Regulated Operating Subsidiaries earn revenues for the use of their electric transmission systems by our customers, which include investor-owned utilities, municipalities, cooperatives, power marketers and alternative energy suppliers. As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC. The rates charged by our Regulated Operating Subsidiaries are established using cost-based formula rates.

        On October 14, 2016, ITC Holdings and Fortis completed the merger contemplated by the agreement and plan of sale dated February 9, 2016 among ITC Holdings, Fortis and certain affiliates of Fortis, pursuant to which Fortis acquired an 80.1% indirect equity interest in ITC Holdings through Investment Holdings, which owns all of our outstanding common stock, and GIC Private Limited acquired an indirect 19.9% equity interest in ITC Holdings through Investment Holdings.

Corporate Information

        Our principal executive offices are located at 27175 Energy Way, Novi, Michigan 48377 and our telephone number at that address is (248) 946-3000. ITC Holdings' website is located at www.itc-holdings.com. The information on our website is not part of this prospectus.

Risk Factors

        You should carefully consider the information set forth under the section entitled "Risk Factors" beginning on page 12 of this prospectus as well as the other information contained in this prospectus before participating in the exchange offers.

 The Exchange Offers

        On November 14, 2017, we completed the private offering of $500 million aggregate principal amount of our 2.700% senior notes due 2022 (the "outstanding 2022 notes") and $500 million aggregate principal amount of our 3.350% senior notes due 2027 (the "outstanding 2027 notes" and, together with the outstanding 2022 notes, the "outstanding notes"). In this prospectus, the term "exchange notes" refers to the 2.700% senior notes due 2022, as registered under the Securities Act, together with the 3.350% senior notes due 2027, as registered under the Securities Act. The term "notes" refers to both the outstanding notes and the exchange notes.

General	In connection with the private offering of the outstanding notes, the Issuer of the outstanding notes entered into a registration rights agreement with the initial purchasers, in which the Issuer agreed, among other things, to use commercially reasonable efforts to cause to be filed with the SEC and to become effective a registration statement covering an offer to exchange the outstanding notes for exchange notes of the applicable series within 365 days after the date of issuance of the outstanding notes and to complete the exchange offers for the outstanding notes prior to the 30th business day after the date on which such registration statement is declared effective by the SEC.
You are entitled to exchange in the exchange offers your outstanding notes for exchange notes of the applicable series, which are identical in all material respects to the outstanding notes except:
• the exchange notes have been registered under the Securities Act;
• the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement;
• certain additional interest rate provisions are not applicable to the exchange notes; and
• the initial interest payment date is different.
The Exchange Offers

We are offering to exchange up to $500 million aggregate principal amount of 2.700% senior notes due 2022 and up to $500 million aggregate principal amount of 3.350% senior notes due 2027. You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale

Based on interpretations by the staff of the SEC, set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for the outstanding notes of the applicable series may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offers. See "Plan of Distribution."

Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date

The exchange offers will expire at 11:59 p.m., New York City time, on                    , 2018, unless extended by the Issuer. The Issuer currently does not intend to extend the expiration date for either exchange offer.

Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the close of business, New York City time, on                    , 2018. The Issuer will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the applicable exchange offer.

Conditions to the Exchange Offers

The exchange offers are subject to customary conditions described in "The Exchange Offers—Conditions to the Exchange Offers." We will not be required to accept for exchange, or to issue any exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offers if we determine in our reasonable judgment that:

• the exchange offers or the making of any exchange by a holder violates any applicable law or applicable interpretations of the staff of the SEC;
• any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offers; or
• any governmental approval shall not have been obtained that we deem necessary for the consummation of the exchange offers.
Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offers, you must complete, sign and date the accompanying letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company, or "DTC," and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among things:

• you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

• you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other required documents, or you cannot comply with the DTC Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offers—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes

As a result of the making of, and upon timely acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offers, the Issuer will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the applicable series of outstanding notes as set forth in the indenture governing the notes, except the Issuer will not have any further obligation to you to provide for the registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offers, the trading market for outstanding notes of the applicable series that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, the Issuer does not currently anticipate that it will register resales of the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences of the Exchange Offers

The exchange of outstanding notes for the applicable series of exchange notes in the exchange offers will not be a taxable event for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences of the Exchange Offers."

Regulatory Approvals

Other than compliance with the Securities Act and qualification of the indenture governing the notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offers.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. See "Use of Proceeds."
Exchange Agent

Wells Fargo Bank, National Association is the exchange agent for the exchange offers. The contact information for the exchange agent is set forth in the section captioned "The Exchange Offers—Exchange Agent."

The Exchange Notes

Issuer	ITC Holdings Corp.
Securities Offered	$500 million aggregate principal amount of 2.700% senior notes due 2022 and $500 million aggregate principal amount of 3.350% senior notes due 2027.
Maturity	The exchange 2022 notes will mature on November 15, 2022; and
The exchange 2027 notes will mature on November 15, 2027.
Interest Rate	The exchange 2022 notes will bear interest at a rate of 2.700% per annum; and
The exchange 2027 notes will bear interest at a rate of 3.350% per annum.
Interest Payment Dates	On May 15 and November 15 of each year, beginning on May 15, 2018.
Ranking

The exchange notes are our direct, senior unsecured obligations and will rank equally in right of payment with all of ITC Holdings' existing and future senior unsecured indebtedness, including approximately $1,750 million aggregate principal amount of ITC Holdings' other senior notes and amounts outstanding from time to time under ITC Holdings' $400 million revolving credit facility entered into in 2017 and amounts outstanding under ITC Holdings' commercial paper program dated June 8, 2015.

The exchange notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and:
• $710 million aggregate principal amount of first mortgage bonds of ITCTransmission and amounts outstanding from time to time under the $100 million ITCTransmission revolving credit facility;
• $475 million aggregate principal amount of senior secured notes of METC and amounts outstanding from time to time under the $100 million METC revolving credit facility;
• $910 million aggregate principal amount of first mortgage bonds of ITC Midwest, and amounts outstanding from time to time under the $225 million ITC Midwest revolving credit facility; and
• $150 million aggregate principal amount of first mortgage bonds of ITC Great Plains and amounts outstanding from time to time under the $75 million ITC Great Plains revolving credit facility.

As of March 31, 2018, the aggregate amount outstanding under our and our subsidiaries' existing revolving credit facilities was $209 million, and no amounts were outstanding under the commercial paper program.

See "Description of the Exchange Notes—Ranking."

For more information, see Note 9 to the consolidated financial statements and Note 7 to the unaudited condensed consolidated interim financial statements included in this prospectus.
Optional Redemption

We may redeem any of the exchange notes at our option, in whole at any time or in part from time to time, at the redemption prices described under "Description of the Exchange Notes—Optional Redemption."

Certain Covenants

The terms of the indenture restrict our ability to, among other things, create liens, engage in sale and lease-back transactions, engage in consolidations or mergers or sell substantially all of our assets. These restrictions are subject to a number of important qualifications and exceptions which are described under "Description of the Exchange Notes."

Events of Default

If an event of default occurs, the principal amount of the exchange notes then outstanding, together with any accrued interest, may be declared immediately due and payable, except that upon the occurrence of certain bankruptcy related events of default, such principal and interest will become immediately payable without any such declaration. See "Description of the Exchange Notes."

Absence of Public Market for the Exchange Notes

The exchange notes will be freely tradeable but will be new issues of securities, and there is currently no established trading market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. Accordingly, a liquid market for the exchange notes may not develop. The initial purchasers in the private offering of the outstanding notes have informed us that they currently intend to make a market in the exchange notes; however, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. See "Use of Proceeds."
Governing Law	The exchange notes and documents related to the issuance of the exchange notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors	See "Risk Factors" beginning on page 12 and other information included in this prospectus for a discussion of factors you should carefully consider before participating in the exchange offers.

 Summary Historical Financial Data

        The following table sets forth summary historical financial data for each of the years in the three-year period ended December 31, 2017, which have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The summary historical financial data as of December 31, 2017 and 2016 and for the three years ended December 31, 2017, 2016 and 2015 has been derived from, and should be read in conjunction with, our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. The summary historical financial data as of December 31, 2015 has been derived from our audited consolidated financial statements not included herein.

        The summary historical consolidated financial information presented below as of March 31, 2018 and for the three month periods ended March 31, 2018 and 2017 has been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus. The summary historical financial data as of March 31, 2017 has been derived from our unaudited condensed consolidated interim financial statements not included herein. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as our audited consolidated financial statements and the related notes thereto included in this prospectus. The summary consolidated financial data reflects our adoption on a retrospective basis of ASU 2017-07 for the presentation of net periodic pension cost and net periodic postretirement benefit cost. See Note 2 to the unaudited condensed consolidated interim financial statements.

        Our historical results are not necessarily indicative of our future results.

 CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER FINANCIAL DATA

	Three Months Ended March 31,		Year Ended December 31,
(In millions)	2018	2017	2017	2016	2015
OPERATING REVENUES	$279	$298	$1,211	$1,125	$1,045
OPERATING EXPENSES
Operation and maintenance	23	29	110	114	113
General and administrative	31	31	121	234	140
Depreciation and amortization	44	41	169	158	145
Taxes other than income taxes	27	24	103	93	82
Other operating income and expense—net	—	—	(2)	(1)	(1)

Total operating expenses	125	125	501	598	479

OPERATING INCOME	154	173	710	527	566
OTHER EXPENSES (INCOME)
Interest expense—net	55	53	224	211	204
Allowance for equity funds used during construction	(9)	(8)	(33)	(35)	(28)
Other (income) and expense—net	—	1	4	8	6

Total other expenses (income)	46	46	195	184	182

INCOME BEFORE INCOME TAXES	108	127	515	343	384
INCOME TAX PROVISION	26	47	196	97	142

NET INCOME	$82	$80	$319	$246	$242

OTHER FINANCIAL DATA
Ratio of earnings to fixed charges(a)	2.86	3.27	3.19	2.52	2.79

(a)
Our ratio of earnings to fixed charges were computed based on "earnings," which consist of net income before income taxes and fixed charges, excluding capitalized interest; and "fixed charges," which consist of interest expense including capitalized interest. The ratio of earnings to fixed charges was 3.03 and 2.95 for the years ended December 31, 2014 and 2013, respectively.

 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,		December 31,
(In millions, except share data)	2018	2017	2017	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$110	6	66	8	14
Accounts receivable	106	122	119	108	104
Inventory	30	29	29	29	26
Regulatory assets	17	46	18	53	15
Income tax receivable	2	14	15	17	—
Prepaid and other current assets	11	21	13	18	10

Total current assets	276	238	260	233	169
Property, plant and equipment (net of accumulated depreciation and amortization of $1,710, $1,608, $1,675, $1,575 and $1,488, respectively)	7,455	6,862	7,309	6,698	6,110
Other assets
Goodwill	950	950	950	950	950
Intangible assets (net of accumulated amortization of $36, $33, $35, $32 and $28, respectively)	40	42	41	43	46
Regulatory assets	211	275	197	247	233
Other	63	53	66	52	47

Total other assets	1,264	1,320	1,254	1,292	1,276

TOTAL ASSETS	$8,995	8,420	8,823	8,223	7,555

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$110	104	97	100	124
Accrued compensation	15	13	28	14	24
Accrued interest	59	48	60	54	53
Accrued taxes	43	42	57	49	44
Regulatory liabilities	195	157	183	129	45
Refundable deposits from generators for transmission network upgrades	14	31	3	17	3
Debt maturing within one year	50	809	100	235	395
Other	34	36	34	35	31

Total current liabilities	520	1,240	562	633	719
Accrued pension and postretirement liabilities	73	73	74	68	62
Deferred income taxes	631	1,013	601	964	735
Regulatory liabilities	621	109	619	249	255
Refundable deposits from generators for transmission network upgrades	15	15	29	27	18
Other	20	17	17	26	23
Long-term debt	5,163	4,005	5,001	4,355	4,034
Commitments and contingent liabilities(a)
STOCKHOLDER'S EQUITY
Common stock, without par value, 235,000,000 shares authorized as of December 31, 2017, and 224,203,112 shares issued and outstanding at March 31, 2018, March 31, 2017, December 31, 2017 and 2016 and 152,699,077 shares issued and outstanding at December 31, 2015	892	892	892	892	829
Retained earnings	1,057	1,054	1,026	1,007	876
Accumulated other comprehensive income	3	2	2	2	4

Total stockholder's equity	1,952	1,948	1,920	1,901	1,709

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$8,995	8,420	8,823	8,223	7,555

(a)
Please refer to Notes 5 and 17 to the consolidated financial statements and to Notes 5 and 14 to the unaudited condensed consolidated interim financial statements.

RISK FACTORS

        You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offers. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, cash flows or results of operations.

Risks Relating to Our Capital Structure, Financial Leverage, the Exchange Notes and to the Exchange Offers

There may be adverse consequences to you if you do not exchange your outstanding notes.

        If you do not exchange your outstanding notes for exchange notes in the exchange offers, you will continue to be subject to restrictions on the transfer of your outstanding notes as set forth in the offering memorandum dated November 9, 2017 distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary—The Exchange Offers" and "The Exchange Offers" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offers will reduce the outstanding amount of the applicable series of outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in the liquidity of the market for the outstanding notes.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in November 2017 to qualified institutional investors in a private offering.

        We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you that any market may develop for the exchange notes, as to the liquidity of any such markets, of your ability to sell the exchange notes or as to the price at which you would be able to sell the exchange notes at any time. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or your purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any such market making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offers or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available

June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Because ITC Holdings is the sole obligor of the exchange notes, and its subsidiaries do not guarantee ITC Holdings' obligations under the exchange notes, the exchange notes are structurally subordinated to the debt and other liabilities of our subsidiaries and the assets of those subsidiaries may not be available to make payments on the exchange notes.

        ITC Holdings has no operations of its own, and its material cash inflows are only from dividends and other payments received from time to time from its subsidiaries. None of our subsidiaries will guarantee ITC Holdings' obligations under the exchange notes. The exchange notes are structurally subordinated to all of the debt and other liabilities of ITC Holdings' subsidiaries. As of March 31, 2018, ITC Holdings' subsidiaries had an aggregate of $2,485 million in debt outstanding, $2,226 million of which was secured by their respective assets. All of ITC Holdings' subsidiaries may incur additional debt in the future and the exchange notes have no limitations on their ability to do so. In the event that any of ITC Holdings' subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, holders of that subsidiary's debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to ITC Holdings. Consequently, the claims of holders of the exchange notes will be effectively subordinated to all of the debt and other liabilities of ITC Holdings' subsidiaries, including trade payables.

The exchange notes are not secured by our assets; consequently any future secured creditors will be entitled to remedies which would give them priority over the holders of the exchange notes to collect amounts due to them.

        In addition to being structurally subordinated to the existing and future debt of ITC Holdings' subsidiaries, the exchange notes will not be secured by any of our assets, which consist in material part of the capital stock of ITCTransmission, the direct ownership interest in ITC Midwest, the indirect ownership interests in ITC Interconnection, METC and ITC Great Plains, deferred tax assets and cash. Because the exchange notes are our unsecured obligations, the right of repayment of the holders of the exchange notes may be compromised relative to any future secured creditors if we enter into bankruptcy, liquidation, reorganization or other winding up proceedings or if an event of default occurs under any such future secured debt.

Risks Relating to Our Business

Certain elements of our Regulated Operating Subsidiaries' formula rates can be and have been challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows.

        Our Regulated Operating Subsidiaries provide transmission service under rates regulated by the FERC. The FERC has approved the cost-based formula rates used by our Regulated Operating Subsidiaries to calculate their respective annual revenue requirements, but it has not expressly approved the amount of actual capital and operating expenditures to be used in the formula rates. All aspects of our Regulated Operating Subsidiaries' rates approved by the FERC, including the formula rate templates, the rates of return on the actual equity portion of their respective capital structures and the approved capital structures, are subject to challenge by interested parties at the FERC, or by the FERC on its own initiative in a proceeding under Section 206 of the FPA. In addition, interested parties may challenge the annual implementation and calculation by our Regulated Operating Subsidiaries of their projected rates and formula rate true up pursuant to their approved formula rates under the Regulated Operating Subsidiaries' formula rate implementation protocols. End-use consumers and entities supplying electricity to end-use consumers may also attempt to influence government and/or regulators to change the rate setting methodologies that apply to our Regulated Operating Subsidiaries, particularly if rates for delivered electricity increase substantially. If a challenger can establish that any of these aspects are unjust, unreasonable, unduly discriminatory or preferential, then the FERC will make appropriate prospective adjustments to them and/or disallow any of our Regulated Operating Subsidiaries' inclusion of those aspects in the rate setting formula. This could result in lowered rates and/or refunds of amounts collected, any of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        In November 2013 and February 2015, certain parties filed complaints with the FERC under Section 206 of the FPA, requesting that the FERC find the base rate of return on equity for all MISO transmission owners, including ITCTransmission, METC and ITC Midwest, to be unjust and unreasonable. In December 2015, the presiding administrative law judge issued an initial decision on the Initial Complaint recommending to the FERC a reduction in the base rate of return on equity of the MISO transmission owners from 12.38% to 10.32%, with a maximum rate of 11.35%. In September 2016, the FERC issued an order affirming the presiding administrative law judge's initial decision, with the new rates to become effective immediately and for the period from November 12, 2013 through February 11, 2015. During the year ended December 31, 2017, we provided net refunds related to the Initial Complaint, with interest, which were substantially finalized during the second quarter of 2017. All parties have filed motions for rehearing on various aspects of the September 2016 Order, the FERC's decision remains subject to change and the timing of further FERC action is uncertain.

        On June 30, 2016, the presiding administrative law judge issued an initial decision on the Second Complaint, which recommended a base rate of return on equity of 9.70%, which would be applicable for the period from February 12, 2015 through May 11, 2016 and going forward from the date on which the FERC issues an order on the Second Complaint, with a maximum rate of 10.68%. In resolving the Second Complaint, we expect the FERC to establish a new base rate and zone of reasonable returns that will be used, along with any incentive adders, to calculate the refund liability for the period from February 12, 2015 through May 11, 2016 and the rate going forward from the date on which the FERC issues an order. An April 2017 decision by the U.S. Court of Appeals for the District of Columbia Circuit in connection with the establishment of a new base ROE for TOs in ISO New England may affect the FERC decisions on the Initial Complaint and Second Complaint. In light of the April 2017 court decision, the MISO TOs filed a motion to dismiss the Second Complaint in September 2017. In 2016 and 2015, we adjusted revenues downward to accrue for the refund liability based on our estimate of the outcome of these complaints, which had a negative effect on our results of operations for those periods. The resolution of these matters may reduce our future revenues and net income and have a further adverse effect on our future results of operations, cash flows and financial condition.

The TCJA and any future changes in tax laws or regulations may negatively affect our results of operations, net income, financial condition and cash flows.

        We are subject to taxation by various taxing authorities at the federal, state and local levels. In December 2017, the President of the United States signed into law the TCJA, which enacted significant changes to the Internal Revenue Code including a reduction in the U.S. federal corporate income tax rate from 35% to 21% effective for tax years beginning after 2017. In addition, the TCJA provides modifications to bonus depreciation rules and limitations on the deductibility of interest expense, both of which include carve-outs for regulated utilities.

        While certain aspects of the TCJA may be beneficial to us, overall we expect the enactment of the TCJA to adversely affect our results of operations, net income, financial condition and cash flows.

        The Company was required to revalue its deferred tax assets and liabilities at the new federal corporate income tax rate as of the date of the enactment of the TCJA. The majority of the Company's deferred tax assets and liabilities as well as a portion of its federal income tax net operating losses are held at our Regulated Operating Subsidiaries. The majority of the deferred tax assets and liabilities at the Regulated Operating Subsidiaries are subject to a normalization method of accounting pursuant to the Internal Revenue Code. As a result, the revaluation of the Regulated Operating Subsidiaries net deferred taxes generated a net regulatory liability of $512 million and a reduction in regulatory assets of $65 million at December 31, 2017 that would be returned to or received from customers over a period of time. The revaluation of the deferred tax assets and federal income tax net operating losses at ITC Holdings has resulted in additional income tax expense in the fourth quarter of 2017 of $5 million.

        Given the formula rates at our Regulated Operating Subsidiaries, with a reduced corporate tax rate we will recover and collect lower cash taxes from our customers. Because we are in a federal income tax net operating loss position and not currently making cash tax payments, the result of this lower recovery is a reduction in cash flows from operations. Further, we may repost the 2018 projected rate templates for our Regulated Operating Subsidiaries to reflect the new effective tax rate. Additionally, we may be required to provide a refund for over-collections from customers from January 1, 2018 through the date of reposting.

        The Company has debt at its Regulated Operating Subsidiaries and at ITC Holdings, and the TCJA provides limitations on the deductibility of interest. While interest deductibility for regulated utilities has been retained, there is still uncertainty as to whether the holding company debt of a regulated utility will be deductible. If the resolution of this issue results in limitations in the amount of interest expense that is deductible for ITC Holdings for income tax purposes, this would have an adverse effect on our net income.

        As a result of the changes made to Internal Revenue Code Section 162(m) by the TCJA, some of the compensation we provide to our executive officers may not be deductible in 2018 and going forward.

        We cannot predict the timing or impacts of any future changes in tax laws, including the impacts of any subsequent technical corrections or clarifications. Additionally, certain aspects of the TCJA are still subject to interpretation. There may be further impacts that materially and adversely affect our results of operations, net income, financial condition, cash flows, and credit metrics beyond those described herein.

Our actual capital investment may be lower than planned, which would cause a lower than anticipated rate base and would therefore result in lower revenues, earnings and associated cash flows compared to our current expectations. In addition, we expect to incur expenses related to the pursuit of development opportunities, which may be higher than forecasted.

        Each of our operating subsidiaries' rate base, revenues, earnings and associated cash flows are determined in part by additions to property, plant and equipment and when those additions are placed in service. We anticipate making significant capital investments over the next several years; however, the amounts could change significantly due to factors beyond our control. If our operating subsidiaries' capital investment and the resulting in-service property, plant and equipment are lower than anticipated for any reason, our operating subsidiaries will have a lower than anticipated rate base, thus causing their revenue requirements and future earnings and cash flows to be lower than anticipated.

        Any capital investment at our operating subsidiaries may be lower than our published estimates due to, among other factors, the impact of actual loads, forecasted loads, regional economic conditions, weather conditions, union strikes, labor shortages, material and equipment prices and availability, our ability to obtain financing for such expenditures, if necessary, limitations on the amount of construction that can be undertaken on our system or transmission systems owned by others at any one time, regulatory requirements relating to our rate construct, environmental issues, siting, regional planning, cost recovery or other issues, or as a result of legal proceedings and variances between estimated and actual costs of construction contracts awarded and the potential for greater competition. Our ability to engage in construction projects resulting from pursuing these initiatives is subject to significant uncertainties, including the factors discussed above, and will depend on obtaining any necessary regulatory and other approvals for the project and for us to initiate construction, our achieving status as the builder of the project in some circumstances and other factors. In addition, projects may be canceled, the scope of planned projects may change, or projects may not be completed on time, any of which may adversely affect our level of investment or cause our projected investments to be inaccurate. Therefore, we can provide no assurance as to the actual level of investment we may achieve at our operating subsidiaries.

        In addition, we expect to incur expenses to pursue strategic development investment opportunities. If these payments or expenses are higher than anticipated, our future results of operations, cash flows and financial condition could be materially and adversely affected.

The regulations to which we are subject may limit our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions or may subject us to liabilities.

        Each of our Regulated Operating Subsidiaries is a "public utility" under the FPA and, accordingly, is subject to regulation by the FERC. Approval of the FERC is required under Section 203 of the FPA for a disposition or acquisition of regulated public utility facilities, either directly or indirectly through a holding company. Such approval is also required to acquire a significant interest in securities of a public utility. Section 203 of the FPA also provides the FERC with explicit authority over utility holding companies' purchases or acquisitions of, and mergers or consolidations with, a public utility. Finally, each of our Regulated Operating Subsidiaries must also seek approval by the FERC under Section 204 of the FPA for issuances of its securities (including debt securities).

        We are also pursuing development projects for construction of transmission facilities and interconnections with generating resources. These projects may require regulatory approval by Federal agencies, including the FERC, applicable RTOs and state and local regulatory agencies. Failure to secure such regulatory approval for new strategic development projects could adversely affect our ability to grow our business and increase our revenues. If we fail to obtain these approvals when necessary, we may incur liabilities for such failure.

Changes in energy laws, regulations or policies could impact our business, financial condition, results of operations and cash flows.

        Each of our Regulated Operating Subsidiaries is regulated by the FERC as a "public utility" under the FPA and is a transmission owner in MISO or SPP. We cannot predict whether the approved rate methodologies for any of our Regulated Operating Subsidiaries will be changed. In addition, the U.S. Congress periodically considers enacting energy legislation that could assign new responsibilities to the FERC, modify provisions of the FPA or provide the FERC or another entity with increased authority to regulate transmission matters. We cannot predict whether, and to what extent, our Regulated Operating Subsidiaries may be affected by any such changes in federal energy laws, regulations or policies in the future. While our Regulated Operating Subsidiaries are subject to the FERC's exclusive jurisdiction for purposes of rate regulation, changes in state laws affecting other matters, such as transmission siting and construction, could limit investment opportunities available to us.

Each of our MISO Regulated Operating Subsidiaries depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        ITCTransmission derives a substantial portion of its revenues from the transmission of electricity to DTE Electric's local distribution facilities. DTE Electric accounted for approximately 62.6% of ITCTransmission's total billed revenues for the year ended December 31, 2017 and is expected to constitute the majority of ITCTransmission's revenues for the foreseeable future. DTE Electric is rated BBB+/stable and A2/stable by Standard and Poor's Ratings Services and Moody's Investors Services, Inc., respectively. Similarly, Consumers Energy accounted for approximately 77.5% of METC's total billed revenues for the year ended December 31, 2017 and is expected to constitute the majority of METC's revenues for the foreseeable future. Consumers Energy is rated BBB+/stable and A2/stable by Standard and Poor's Ratings Services and Moody's Investors Services, Inc., respectively. Further, IP&L accounted for approximately 70.7% of ITC Midwest's total billed revenues for the year ended December 31, 2017 and is expected to constitute the majority of ITC Midwest's revenues for the foreseeable future. IP&L is rated A-/stable and Baa1/stable by Standard and Poor's Ratings Services and Moody's Investors Services, Inc., respectively. These percentages of total billed revenues of DTE Electric, Consumers Energy and IP&L include the collection of 2015 revenue accruals and deferrals and exclude any amounts for the 2017 revenue accruals and deferrals that were included in our 2017 operating revenues, but will not be billed to our customers until 2019.

        Any material failure by DTE Electric, Consumers Energy or IP&L to make payments for transmission services could have an adverse effect on our business, financial condition, results of operations and cash flows.

A significant amount of the land on which our assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, we must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact our ability to complete construction projects in a timely manner.

        METC does not own the majority of the land on which its electric transmission assets are located. Instead, under the provisions of the Easement Agreement, METC pays an annual rent to Consumers Energy in exchange for rights-of-way, leases, fee interests and licenses which allow METC to use the land on which its transmission lines are located. Under the terms of the Easement Agreement, METC's easement rights could be eliminated if METC fails to meet certain requirements, such as paying contractual rent to Consumers Energy in a timely manner. Additionally, a significant amount of the land on which our other subsidiaries' assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, they must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete their construction projects in a timely manner.

We contract with third parties to provide services for certain aspects of our business. If any of these agreements are terminated, we may face a shortage of labor or replacement contractors to provide the services formerly provided by these third parties.

        We enter into various agreements and arrangements with third parties to provide services for construction, maintenance and operations of certain aspects of our business, which, if terminated, could result in a shortage of a readily available workforce to provide these services. If any of these agreements or arrangements is terminated for any reason, we may face difficulty finding a qualified replacement work force to provide such services, which could have an adverse effect on our ability to carry on our business and on our results of operations.

Hazards associated with high-voltage electricity transmission may result in suspension of our operations, costly litigation or the imposition of civil or criminal penalties.

        Our operations are subject to the usual hazards associated with high-voltage electricity transmission, including explosions, fires, inclement weather, natural disasters, mechanical failure, unscheduled downtime, equipment interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases and other environmental risks. The hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations, litigation by aggrieved parties and the imposition of civil or criminal penalties which may have a material adverse effect on our business, financial condition and results of operations. We maintain property and casualty insurance, but we are not fully insured against all potential hazards incident to our business, such as damage to poles, towers and lines or losses caused by outages.

We are subject to environmental regulations and to laws that can give rise to substantial liabilities from environmental contamination.

        We are subject to federal, state and local environmental laws and regulations, which impose limitations on the discharge of pollutants into the environment, establish standards for the management, treatment, storage, transportation and disposal of solid and hazardous wastes and hazardous materials, and impose obligations to investigate and remediate contamination in certain circumstances. Liabilities relating to investigation and remediation of contamination, as well as other liabilities concerning hazardous materials or contamination such as claims for personal injury or property damage, may arise at many locations, including formerly owned or operated properties and sites where wastes have been treated or disposed of, as well as properties we currently own or operate. Such liabilities may arise even where the contamination does not result from noncompliance with applicable environmental laws. Under a number of environmental laws, such liabilities may also be joint and several, meaning that a party can be held responsible for more than its share of the liability involved, or even the entire share. Environmental requirements generally have become more stringent in recent years, and compliance with those requirements more expensive.

        We have incurred expenses in connection with environmental compliance, and we anticipate that we will continue to do so in the future. Failure to comply with the extensive environmental laws and regulations applicable to us could result in significant civil or criminal penalties and remediation costs. Our assets and operations also involve the use of materials classified as hazardous, toxic or otherwise dangerous. Some of our facilities and properties are located near environmentally sensitive areas such as wetlands and habitats of endangered or threatened species. In addition, certain properties in which we operate are, or are suspected of being, affected by environmental contamination. Compliance with these laws and regulations, and liabilities concerning contamination or hazardous materials, may adversely affect our costs and, therefore, our business, financial condition and results of operations.

If amounts billed for transmission service for our Regulated Operating Subsidiaries' transmission systems are lower than expected, or our actual revenue requirements are higher than expected, the timing of actual collection of our total revenues would be delayed.

        If amounts billed for transmission service are lower than expected, which could result from lower network load or point-to-point transmission service on our Regulated Operating Subsidiaries' transmission systems due to a weak economy, changes in the nature or composition of the transmission assets of our Regulated Operating Subsidiaries and surrounding areas, poor transmission quality of neighboring transmission systems, or for any other reason, the timing of actual collection of our total revenue requirement would likely be delayed until such circumstances are adjusted through the true-up mechanism in our Regulated Operating Subsidiaries' formula rates. In addition, if the revenue requirements of our Regulated Operating Subsidiaries are higher than expected, due to higher actual expenditures compared to the forecasted expenditures used to develop their billing rates or for any other reason, the timing of actual collection of our Regulated Operating Subsidiaries' total revenue requirements would likely be delayed until such circumstances are reflected through the true-up mechanism in our Regulated Operating Subsidiaries' expected formula rates. The effect of such under-collection would be to reduce the amount of our available cash resources from what we had expected, until such under-collection is corrected through the true-up mechanism in the formula rate template, which may require us to increase our outstanding indebtedness, thereby reducing our available borrowing capacity, and may require us to pay interest at a rate that exceeds the interest to which we are entitled in connection with the operation of the true-up mechanism.

We are subject to various regulatory requirements, including reliability standards; contract filing requirements; reporting, recordkeeping and accounting requirements; and transaction approval requirements. Violations of these requirements, whether intentional or unintentional, may result in penalties that, under some circumstances, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        The various regulatory requirements to which we are subject include reliability standards established by the NERC, which acts as the nation's Electric Reliability Organization approved by the FERC in accordance with Section 215 of the FPA. These standards address operation, planning and security of the bulk power system, including requirements with respect to real-time transmission operations, emergency operations, vegetation management, critical infrastructure protection and personnel training. Failure to comply with these requirements can result in monetary penalties as well as non-monetary sanctions. Monetary penalties vary based on an assigned risk factor for each potential violation, the severity of the violation and various other circumstances, such as whether the violation was intentional or concealed, whether there are repeated violations, the degree of the violator's cooperation in investigating and remediating the violation and the presence of a compliance program, and such penalties can be substantial. Non-monetary sanctions include potential limitations on the violator's activities or operation and placing the violator on a watchlist for major violators. Despite our best efforts to comply and the implementation of a compliance program intended to ensure reliability, there can be no assurance that violations will not occur that would result in material penalties or sanctions. If any of our subsidiaries were to violate the NERC reliability standards, even unintentionally, in any material way, any penalties or sanctions imposed against us could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        Certain of our subsidiaries are also subject to requirements under Sections 203 and 205 of the FPA for approval of transactions; reporting, recordkeeping and accounting requirements; and for filing contracts related to the provision of jurisdictional services. Under FERC policy, failure to file jurisdictional agreements on a timely basis may result in foregoing the time value of revenues collected under the agreement, but not to the point where a loss would be incurred. The failure to obtain timely approval of transactions subject to FPA Section 203, or to comply with applicable reporting, recordkeeping or accounting requirements under FPA Section 205, could subject us to penalties that could have a material adverse effect on our financial condition, results of operations and cash flows.

Acts of war, terrorist attacks, cyber attacks, natural disasters, severe weather and other catastrophic events may have a material adverse effect on our business, financial condition, results of operations and cash flows.

        Acts of war, terrorist attacks, cyber attacks, natural disasters, severe weather and other catastrophic events may negatively affect our business, financial condition and cash flows in unpredictable ways, such as increased security measures and disruptions of markets. Energy related assets, including, for example, our transmission facilities and DTE Electric's, Consumers Energy's and IP&L's generation and distribution facilities that we interconnect with, may be at risk of acts of war, terrorist attacks and cyber attacks, as well as natural disasters, severe weather and other catastrophic events. In addition to any physical damage caused by such events, cyber attacks targeting our information systems could impair our records, networks, systems and programs, or transmit viruses to other systems. Such events or the threat of such events may increase costs associated with heightened security requirements. In addition, such events or threats may have a material effect on the economy in general and could result in a decline in energy consumption, which may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Relating to Our Corporate and Financial Structure

ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to fulfill our cash obligations.

        As a holding company with no business operations, ITC Holdings' material assets consist primarily of the stock and membership interests in our subsidiaries. Our only sources of cash to meet our obligations are dividends and other payments received by us from time to time from our subsidiaries, the proceeds raised from the sale of our securities and borrowings under our various credit agreements. Each of our subsidiaries, however, is legally distinct from us and has no obligation, contingent or otherwise, to make funds available to us. The ability of each of our Regulated Operating Subsidiaries and our other subsidiaries to pay dividends and make other payments to us is subject to, among other things, the availability of funds, after taking into account capital expenditure requirements, the terms of its indebtedness, applicable state laws and regulations of the FERC and the FPA. Our Regulated Operating Subsidiaries target a FERC-approved capital structure of 60% equity and 40% debt that may limit the ability of our Regulated Operating Subsidiaries to use net assets for the payment of dividends to ITC Holdings. In addition, ITC Holdings' right to receive any assets of any subsidiary, and therefore the right of its creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors. If ITC Holdings does not receive cash or other assets from our subsidiaries, it may be unable to pay principal and interest on its indebtedness.

We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our debt obligations and/or to obtain additional financing.

        We have a considerable amount of debt and our consolidated indebtedness includes various debt securities and borrowings, which utilize indentures, revolving and term loan credit agreements and commercial paper, that we rely on as sources of capital and liquidity. Our capital structure can have several important consequences, including, but not limited to, the following:

  •
  If future cash flows are insufficient, we may not be able to make principal or interest payments on our debt obligations, which could result in the occurrence of an event of default under one or more of those debt instruments.

  •
  We may need to increase our indebtedness in order to make the capital expenditures and other expenses or investments planned by us.

  •
  Our indebtedness has the general effect of reducing our flexibility to react to changing business and economic conditions insofar as they affect our financial condition. A substantial portion of the dividends and payments in lieu of taxes we receive from our subsidiaries will be dedicated to the payment of interest on our indebtedness, thereby, reducing our available cash.

  •
  In the event that we are liquidated, the creditors of our subsidiaries will be entitled to payment in full of the subsidiaries' indebtedness prior to making any payments to ITC Holdings for the payment of its indebtedness.

  •
  We currently have debt instruments outstanding with short-term maturities or relatively short remaining maturities. Our ability to secure additional financing prior to or after these facilities mature, if needed, may be substantially restricted by the existing level of our indebtedness and the restrictions contained in our debt instruments. Additionally, the interest rates at which we might secure additional financings may be higher than our currently outstanding debt instruments or higher than forecasted at any point in time, which could adversely affect our business, financial condition, results of operations and cash flows.

  •
  Market conditions could affect our access to capital markets, restrict our ability to secure financing to make the capital expenditures and investments and pay other expenses planned by us which could adversely affect our business, financial condition, cash flows and results of operations.

        We may incur substantial additional indebtedness in the future. The incurrence of additional indebtedness would increase the leverage-related risks described above.

Adverse changes in our credit ratings may negatively affect us.

        Our ability to access capital markets is important to our ability to operate our business. Increased scrutiny of the energy industry and the impact of the TCJA and other statutory or regulatory changes, as well as changes in our financial performance and unfavorable conditions in the capital markets could result in credit agencies reexamining and downgrading our credit ratings. In addition, because we are now a subsidiary of Fortis, a downgrade in Fortis' credit rating could cause our credit rating to be downgraded as well, even if our creditworthiness has not otherwise deteriorated. A downgrade in our credit ratings could restrict or discontinue our ability to access capital markets at attractive rates and increase our borrowing costs. A rating downgrade could also increase the interest we pay on commercial paper and under our revolving and term loan credit agreements.

Certain provisions in our debt instruments limit our financial and operating flexibility.

        Our debt instruments on a consolidated basis, including senior notes, secured notes, first mortgage bonds, revolving and term loan credit agreements and commercial paper, contain numerous financial and operating covenants that place significant restrictions on, among other things, our ability to:

  •
  incur additional indebtedness;

  •
  engage in sale and lease-back transactions;

  •
  create liens or other encumbrances;

  •
  enter into mergers, consolidations, liquidations or dissolutions, or sell or otherwise dispose of all or substantially all of our assets;

  •
  create and acquire subsidiaries; and

  •
  pay dividends or make distributions on our stock or on the stock or member capital of our subsidiaries.

        In addition, the covenants require us to meet certain financial ratios, such as maintaining certain debt to capitalization ratios and certain funds from operations to debt levels. Our ability to comply with these and other requirements and restrictions may be affected by changes in economic or business conditions, results of operations or other events beyond our control. A failure to comply with the obligations contained in any of our debt instruments could result in acceleration of related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offers. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes of the applicable series, the terms of which are identical in all material respects to the applicable series of the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2018. The information set forth below is only a summary and should be read in conjunction with our unaudited condensed consolidated interim financial statements and the related notes included in this prospectus.

As of March 31, 2018
(in millions)
Cash and cash equivalents	$110

Indebtedness:
Long-term indebtedness(1)	5,163
Debt maturing within one year(2)	50

Total indebtedness(1)	$5,213
Stockholders' equity:
Common stock	892
Retained earnings	1,057
Accumulated other comprehensive income	3

Total equity	$1,952

Total capitalization	$7,165

(1)
Our total indebtedness as of March 31, 2018 includes amounts outstanding under our revolving credit facilities of $209 million. The total available capacity under our revolving credit facilities was $900 million and the total unused capacity was $691 million as of March 31, 2018. As of May 7, 2018, we had outstanding borrowings under our and our subsidiaries' revolving credit facilities of $238 million and available borrowing capacity under these facilities of $662 million, and outstanding amounts under our commercial paper program of $142 million. While outstanding commercial paper does not reduce available capacity under our revolving credit facilities, the total unused capacity under our revolving credit facilities adjusted for the commercial paper outstanding was $520 million as of May 7, 2018.

(2)
Repaid on April 4, 2018.

 SELECTED FINANCIAL DATA

        The following table sets forth selected financial data for each of the years in the five-year period ended December 31, 2017, which have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The selected financial data as of December 31, 2017 and 2016 and for the three years ended December 31, 2017, 2016 and 2015 has been derived from, and should be read in conjunction with, our audited consolidated financial statements and the accompanying notes included in this prospectus. The selected financial data as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2014 and 2013 has been derived from our audited consolidated financial statements not included herein.

        The selected consolidated financial information presented below as of March 31, 2018 and for the three month periods ended March 31, 2018 and 2017 has been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus. The selected financial data as of March 31, 2017 has been derived from our unaudited condensed consolidated interim financial statements not included herein. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflects all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as our audited consolidated financial statements and the related notes thereto included in this prospectus. The selected financial data reflects our adoption on a retrospective basis of ASU 2017-07 for the presentation of net periodic pension cost and net periodic postretirement benefit cost. See Note 2 to the unaudited condensed consolidated interim financial statements.

        Our historical results are not necessarily indicative of our future results.

	ITC Holdings and Subsidiaries
	Three Months Ended March 31,		Year Ended December 31,
(In millions)	2018	2017	2017	2016	2015	2014	2013
OPERATING REVENUES(a)(b)	$279	$298	$1,211	$1,125	$1,045	$1,023	$941
OPERATING EXPENSES
Operation and maintenance	23	29	110	114	113	112	113
General and administrative(c)(d)(e)	31	31	121	234	140	113	146
Depreciation and amortization	44	41	169	158	145	128	119
Taxes other than income taxes	27	24	103	93	82	76	66
Other operating income and expense—net	—	—	(2)	(1)	(1)	(1)	(2)

Total operating expenses	125	125	501	598	479	428	442

OPERATING INCOME	154	173	710	527	566	595	499
OTHER EXPENSES (INCOME)
Interest expense—net(f)	55	53	224	211	204	216	168
Allowance for equity funds used during construction	(9)	(8)	(33)	(35)	(28)	(21)	(30)
Other (income) and expense—net	—	1	4	8	6	6	9

Total other expenses (income)	46	46	195	184	182	201	147

INCOME BEFORE INCOME TAXES	108	127	515	343	384	394	352
INCOME TAX PROVISION(b)	26	47	196	97	142	150	119

NET INCOME	$82	$80	$319	$246	$242	$244	$233

OTHER FINANCIAL DATA
Ratio of earnings to fixed charges(g)	2.86	3.27	3.19	2.52	2.79	3.03	2.95

	ITC Holdings and Subsidiaries
	As of March 31,		As of December 31,
(In millions)	2018	2017	2017	2016	2015	2014	2013
BALANCE SHEET DATA:
Cash and cash equivalents	$110	$6	$66	$8	$14	$28	$34
Working capital (deficit)(h)	(244)	(1,002)	(302)	(400)	(550)	(291)	(325)
Property, plant and equipment—net	7,455	6,862	7,309	6,698	6,110	5,497	4,847
Goodwill	950	950	950	950	950	950	950
Total assets(h)(i)	8,995	8,420	8,823	8,223	7,555	6,932	6,241
Debt:
ITC Holdings(i)	2,728	2,511	2,728	2,387	2,304	2,123	1,871
Regulated Operating Subsidiaries(i)	2,485	2,303	2,373	2,203	2,125	1,954	1,717

Total debt(i)	5,213	4,814	5,101	4,590	4,429	4,077	3,588

Total stockholder's equity	$1,952	$1,948	$1,920	$1,901	$1,709	$1,670	$1,614

	ITC Holdings and Subsidiaries
	Three Months Ended March 31,		Year Ended December 31,
(In millions)	2018	2017	2017	2016	2015	2014	2013
CASH FLOWS DATA:
Expenditures for property, plant and equipment	$176	$204	$755	$750	$701	$753	$824

(a)
During 2017, 2016, 2015 and 2014, we recognized an aggregate estimated regulatory liability for the refund and potential refund relating to the rate of return on equity complaints as described in Note 17 to the consolidated financial statements, which resulted in a reduction in operating revenues of $80 million, $115 million and $47 million in 2016, 2015 and 2014, respectively.

(b)
The reduction in the federal corporate income tax rate from 35% to 21% arising from the enactment of the TCJA in December 2017 resulted in a lower income tax provision and revenue requirement for the three months ended March 31, 2018.

(c)
During 2016, we expensed external legal, advisory and financial services fees of $55 million related to the Merger and approximately $41 million due to the accelerated vesting of the share-based awards that occurred at the completion of the Merger. See Note 2 to the consolidated financial statements for further details on the impact of the Merger. The external and internal costs related to the Merger were recorded at ITC Holdings and have not been included as components of revenue requirement at our Regulated Operating Subsidiaries.

(d)
The increase in general and administrative expenses in 2015 was due primarily to higher compensation related expenses, including the development bonuses for the successful completion of certain milestones relating to projects at ITC Great Plains and higher legal and advisory professional service fees for various development initiatives which were not included as components of revenue requirement at our Regulated Operating Subsidiaries.

(e)
During 2013, we expensed external legal, advisory and financial services fees of $43 million recorded within general and administrative expenses related to a proposed transaction whereby the electric transmission business of Entergy Corporation was to be separated and subsequently merged with a wholly-owned subsidiary of ITC Holdings. The proposed transaction was terminated in December 2013. The external and internal costs related to the proposed transaction with Entergy Corporation were recorded at ITC Holdings and were not included as components of revenue requirement at our Regulated Operating Subsidiaries.

(f)
During 2014, we recorded loss on extinguishment of debt of $29 million related to a cash tender offer for the retirement of debt at ITC Holdings.

(g)
Our ratio of earnings to fixed charges were computed based on "earnings," which consist of net income before income taxes and fixed charges, excluding capitalized interest; and "fixed charges," which consist of interest expense including capitalized interest.

(h)
All amounts presented reflect the change in the authoritative guidance issued by the Financial Accounting Standards Board to net all deferred income tax assets and liabilities and present as a single line item within non-current assets or liabilities on the balance sheet. This change was adopted retrospectively by us in 2015.

(i)
All amounts presented reflect the change in authoritative guidance on the presentation of debt issuance costs on the balance sheet. This change was adopted retrospectively by us in 2015.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of the Company's consolidated results of operations and financial condition. The discussion should be read in conjunction with "Selected Financial Data" and the consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in "Risk Factors." Actual results may differ materially from those contained in any forward-looking statements. Unless the context otherwise requires, references in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" to "we," "us," "our," and "the Company" are intended to mean the business and operations of ITC Holdings Corp. together with all of its subsidiaries.

Overview

        ITC Holdings and its subsidiaries are engaged in the transmission of electricity in the United States. On October 14, 2016, ITC Holdings became a wholly-owned subsidiary of Investment Holdings, which is owned by Fortis and GIC. Through our Regulated Operating Subsidiaries, we own and operate high-voltage systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems. Our business strategy is to own, operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, reduce transmission constraints and support new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as enhance competitive wholesale electricity markets.

        As electric transmission utilities whose rates are regulated by the FERC, our Regulated Operating Subsidiaries earn revenues for the use of their electric transmission systems by our customers. We derive nearly all of our revenues from providing electric transmission service over our Regulated Operating Subsidiaries' transmission systems to investor-owned utilities, such as DTE Electric, Consumers Energy and IP&L, and other entities, such as alternative electricity suppliers, power marketers and other wholesale customers that provide electricity to end-use consumers as well as from transaction-based capacity reservations on our transmission systems.

        As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC, and our cost-based rates are discussed below in "—Cost-Based Formula Rates with True-Up Mechanism" as well as in Note 5 to the unaudited condensed consolidated interim financial statements.

        Our Regulated Operating Subsidiaries' primary operating responsibilities include maintaining, improving and expanding their transmission systems to meet their customers' ongoing needs, scheduling outages on system elements to allow for maintenance and construction, maintaining appropriate system voltages and monitoring flows over transmission lines and other facilities to ensure physical limits are not exceeded.

        Significant recent matters that influenced our financial position, results of operations and cash flows for the three months ended March 31, 2018 or that may affect future results include:

  •
  The change in federal tax rate arising from the enactment of the TCJA, which results in reductions to revenue requirements, payments of the 2018 resettlement obligation in connection with the reposting of the 2018 rates and payments related to the amortization through rates of the net regulatory liability recorded for excess deferred taxes;

  •
  Our capital expenditures of $176 million at our Regulated Operating Subsidiaries during the three months ended March 31, 2018 as described below under "Capital Investment and Operating Results Trends," resulting primarily from our focus on improving system reliability, increasing system capacity and upgrading the transmission network to support new generating resources;

  •
  Debt issuances as described in Note 7 to the unaudited condensed consolidated interim financial statements and borrowings under our revolving credit agreements to fund capital investments at our Regulated Operating Subsidiaries as well as for general corporate purposes;

  •
  Debt maturing within one year of $50 million as of March 31, 2018 was repaid on April 4, 2018; and

  •
  Our MISO Regulated Operating Subsidiaries have an estimated current regulatory liability of $146 million as of March 31, 2018 for the potential refund relating to the Second Complaint, as described in Note 14 to the unaudited condensed consolidated interim financial statements.

        Significant recent matters that influenced our financial position and results of operations and cash flows for the year ended December 31, 2017 or that may affect future results include:

  •
  Recognition of a net regulatory liability of $512 million and a reduction in regulatory assets of $65 million as of December 31, 2017 and additional income tax expense of $5 million as a result of the change in corporate tax rate from 35% to 21% pursuant to the TCJA, as discussed in Note 6 and Note 10 to the consolidated financial statements, respectively.

  •
  Our capital expenditures of $755 million at our Regulated Operating Subsidiaries during the year ended December 31, 2017, as described below under "—Capital Investment and Operating Results Trends," resulting primarily from our focus on improving system reliability, increasing system capacity and upgrading the transmission network to support new generating resources;

  •
  Debt issuances, issuances of commercial paper under ITC Holdings' commercial paper program, and borrowings under our revolving and term loan credit agreements, as described in Note 9 to the consolidated financial statements, to fund capital investments at our Regulated Operating Subsidiaries, repayment of other indebtedness, and for general corporate purposes; and

  •
  During the year ended December 31, 2017, our MISO Regulated Operating Subsidiaries provided net refunds with interest of $118 million for the Initial Complaint, subject to the pending rehearing request. Our MISO Regulated Operating Subsidiaries have an estimated current regulatory liability recorded for the Second Complaint of $145 million as of December 31, 2017. For the year ended December 31, 2017, the refund and estimated refund relating to the rate of return on equity complaints, as described in Note 17 to the consolidated financial statements, resulted in additional interest expense of $6 million and an estimated after-tax reduction to net income of $3 million.

        These items are discussed in more detail throughout this section.

Cost-Based Formula Rates with True-Up Mechanism

        Our Regulated Operating Subsidiaries calculate their revenue requirements using cost-based Formula Rates that are effective without the need to file rate cases with the FERC, although the rates are subject to legal challenge at the FERC. Under their cost-based formula, each of our Regulated Operating Subsidiaries separately calculates a revenue requirement based on financial information specific to each company. The calculation of projected revenue requirement for a future period is used to establish the transmission rate used for billing purposes. The calculation of actual revenue requirements for a historic period is used to calculate the amount of revenues recognized in that period and determine the over- or under-collection for that period.

        Under these Formula Rates, our Regulated Operating Subsidiaries recover expenses and earn a return on and recover investments in property, plant and equipment on a current basis. The Formula Rates for a given year initially reflect forecasted expenses, property, plant and equipment, point-to-point revenues, network load at our MISO Regulated Operating Subsidiaries and other items for the upcoming calendar year to establish projected revenue requirements for each of our Regulated Operating Subsidiaries that are used as the basis for billing for service on their systems from January 1 to December 31 of that year. Our rates include a true-up mechanism, whereby our Regulated Operating Subsidiaries compare their actual revenue requirements to their billed revenues for each year to determine any over- or under-collection of revenue. The over- or under-collection typically results from differences between the projected revenue requirement used as the basis for billing and actual revenue requirement at each of our Regulated Operating Subsidiaries, or from differences between actual and projected monthly peak loads at our MISO Regulated Operating Subsidiaries. In the event billed revenues in a given year are more or less than actual revenue requirements, which are calculated primarily using information from that year's FERC Form No. 1, our Regulated Operating Subsidiaries will refund or collect additional revenues, with interest, within a two-year period such that customers pay only the amounts that correspond to actual revenue requirements for that given period. This annual true-up ensures that our Regulated Operating Subsidiaries recover their allowed costs and earn their allowed returns.

        See "Cost-Based Formula Rates with True-Up Mechanism" in Note 5 to the unaudited condensed consolidated interim financial statements for further discussion of our formula rates and see "Rate of Return on Equity Complaints" in Note 14 to the unaudited condensed consolidated interim financial statements for detail on ROE matters.

Illustrative Example of Formula Rate Setting

        The formula rate setting example shown below is for illustrative purposes and not based on our actual financial data.

Line	Item	Instructions	Amount
1	Rate base(a)		$1,000,000
2	Multiply by 13-month weighted average cost of capital(b)		8.81%
3	Allowed return on rate base	(Line 1 × Line 2)	$88,100
4	Recoverable operating expenses (including depreciation and amortization)		$150,000
5	Income taxes(c)		$37,500
6	Gross revenue requirement	(Line 3 + Line 4 + Line 5)	$275,600

(a)
Consists primarily of in-service property, plant and equipment, net of accumulated depreciation.

(b)
The weighted average cost of capital for purposes of this illustration is calculated below. The cost of capital for debt is included at a flat interest rate for purposes of this illustration and is not based on our actual cost of capital. The cost of capital rate for equity represents the current maximum allowed MISO ROE rate. See Note 17 to the consolidated financial statements for detail on ROE matters, including pending ROE complaints.

	Percentage of Total Capitalization	Cost of Capital		Weighted Average Cost of Capital
Debt	40.00%	5.00	%=	2.00%
Equity	60.00%	11.35	%=	6.81%

	100.00%			8.81%

(c)
Represents an approximation of the federal and state income tax expense for purposes of this illustration and is not based on our actual tax expense.

Revenue Accruals and Deferrals—Effects of Monthly Peak Loads

        For our MISO Regulated Operating Subsidiaries, monthly peak loads are used for billing network revenues, which currently is the largest component of our operating revenues. One of the primary factors that impacts the revenue accruals and deferrals at our MISO Regulated Operating Subsidiaries is actual monthly peak loads experienced as compared to those forecasted in establishing the annual network transmission rate. Under their cost-based Formula Rates that contain a true-up mechanism, our MISO Regulated Operating Subsidiaries accrue or defer revenues to the extent that their actual revenue requirement for the reporting period is higher or lower, respectively, than the amounts billed relating to that reporting period. Although monthly peak loads do not impact operating revenues recognized, network load affects the timing of our cash flows from transmission service. The monthly peak load of our MISO Regulated Operating Subsidiaries is generally impacted by weather and economic conditions and seasonally shaped with higher load in the summer months when cooling demand is higher.

        ITC Great Plains does not receive revenue based on a peak load or a dollar amount per kW each month and, therefore, peak load does not have a seasonal effect on operating cash flows. The SPP tariff applicable to ITC Great Plains is billed ratably each month based on its annual projected revenue requirement posted annually by SPP.

Capital Investment and Operating Results Trends

        We expect a long-term upward trend in revenues and earnings, subject to the impact of:

  •
  any rate changes and required refunds resulting from the resolution of the ROE complaints as described in Note 14 to the unaudited condensed consolidated interim financial statements;

  •
  lower revenue from customers due to a lower tax gross up on our authorized return on equity at our Regulated Operating Subsidiaries resulting from the change in U.S. federal corporate income tax rate from 35% to 21% under the TCJA; and

  •
  lower net income due to lower interest expense deductibility at ITC Holdings as a result of the TCJA.

        The primary factor that is expected to continue to increase our revenues and earnings in future years is increased rate base that would result from our anticipated capital investment, in excess of depreciation, from our Regulated Operating Subsidiaries' long-term capital investment programs to improve reliability, increase system capacity and upgrade the transmission network to support new generating resources. Investments in property, plant and equipment, when placed in-service upon completion of a capital project, are added to the rate base of our Regulated Operating Subsidiaries.

        Our Regulated Operating Subsidiaries strive for high reliability of their systems and improvement in system accessibility for all generation resources. The FERC requires compliance with certain reliability standards and may take enforcement actions against violators, including the imposition of substantial fines. NERC is responsible for developing and enforcing these mandatory reliability standards. We continually assess our transmission systems against standards established by NERC, as well as the standards of applicable regional entities under NERC that have been delegated certain authority for the purpose of proposing and enforcing reliability standards. We believe that we meet the applicable standards in all material respects, although further investment in our transmission systems and an increase in maintenance activities will likely be needed to maintain compliance, improve reliability and address any new standards that may be promulgated.

        We also assess our transmission systems against our own planning criteria that are filed annually with the FERC. Based on our planning studies, we see needs to make capital investments to: (1) rebuild existing property, plant and equipment; (2) upgrade the system to address demographic changes that have impacted transmission load and the changing role that transmission plays in meeting the needs of the wholesale market, including accommodating the siting of new generation or increasing import capacity to meet changes in peak electrical demand; (3) relieve congestion in the transmission systems; and (4) achieve state and federal policy goals, such as renewable generation portfolio standards. The following table shows our actual and expected capital expenditures at our Regulated Operating Subsidiaries:

(In millions)	Actual Capital Expenditures for the Three Months ended March 31, 2018	Actual Capital Expenditures for the year ended December 31, 2017	Forecasted Capital Expenditures 2018 - 2022
Expenditures for property, plant and equipment(a)	$176	$755	$2,842

(a)
Amounts represent the cash payments to acquire or construct property, plant and equipment, as presented in the consolidated financial statements and unaudited condensed consolidated interim financial statements of cash flows. These amounts exclude non-cash additions to property, plant and equipment for the allowance for equity funds used during construction as well as accrued liabilities for construction, labor and materials that have not yet been paid.

        We are pursuing development projects that could result in a significant amount of capital investment, but are not able to estimate the amounts we ultimately expect to invest or the timing of such investments. Our capital investment efforts relating to development initiatives are based on establishing an ongoing pipeline of projects that would position us for long-term growth. Refer to "Business—Development of Business—Development Projects" for discussion of our development projects.

        Investments in property, plant and equipment could vary due to, among other things, the impact of actual loads, forecasted loads, regional economic conditions, weather conditions, union strikes, labor shortages, material and equipment prices and availability, our ability to obtain any necessary financing for such expenditures, limitations on the amount of construction that can be undertaken on our systems at any one time, regulatory approvals for reasons relating to rate construct, environmental, siting, regional planning, cost recovery or other issues or as a result of legal proceedings, variances between estimated and actual costs of construction contracts awarded and the potential for greater competition for new development projects. In addition, investments in transmission network upgrades for generator interconnection projects could change from prior estimates significantly due to changes in the MISO queue for generation projects and other factors beyond our control.

Recent Developments

2017 Tax Reform

        In December 2017, the President of the United States of America signed into law the TCJA, which enacted significant changes to the Internal Revenue Code including a reduction in the U.S. federal corporate income tax rate from 35% to 21% effective for tax years beginning after 2017. The Company was required to revalue its deferred tax assets and liabilities at the new federal corporate income tax rate as of the date of enactment of the TCJA. The majority of the Company's deferred tax assets and liabilities as well as a portion of its U.S. federal net operating losses are held at our Regulated Operating Subsidiaries. The majority of the deferred tax assets and liabilities at the Regulated Operating Subsidiaries are subject to a normalization method of accounting pursuant to the Internal Revenue Code. As a result, the revaluation of the Regulated Operating Subsidiaries net deferred taxes resulted in a net regulatory liability of approximately $512 million at December 31, 2017 and a reduction in regulatory assets of $65 million that would be returned to or received from customers over a period of time. The revaluation of the deferred tax assets and federal income tax net operating losses at ITC Holdings has resulted in additional income tax expense in the fourth quarter of 2017 of $5 million. For additional information on the impacts of tax reform, see Note 6 and Note 10 to the consolidated financial statements.

The Merger

        On February 9, 2016, ITC Holdings entered into the Merger Agreement with Fortis, FortisUS and Merger Sub. On April 20, 2016, Fortis reached a definitive agreement with a subsidiary of GIC for that subsidiary to acquire an indirect 19.9% equity interest in ITC Holdings upon completion of the Merger. On October 14, 2016, ITC Holdings and Fortis completed the Merger contemplated by the Merger Agreement. On the same date, the common shares of ITC Holdings were delisted from the NYSE and the common shares of Fortis were listed and began trading on the NYSE. Fortis continues to have its shares listed on the Toronto Stock Exchange. As a result of the Merger, Merger Sub merged with and into ITC Holdings with ITC Holdings continuing as the surviving corporation and becoming a majority owned indirect subsidiary of Fortis. In the Merger, ITC Holdings shareholders received $22.57 in cash and 0.7520 Fortis common shares for each share of common stock of ITC Holdings. Refer to Note 2 to the consolidated financial statements for further details on the Merger.

Reposting of Rates for MISO Regulated Operating Subsidiaries

        As a result of the reduction in the federal tax rate arising from the enactment of the TCJA, the 2018 projected Formula Rates for our MISO Regulated Operating Subsidiaries have been reposted. On March 15, 2018, the FERC granted a waiver which allows us the ability to adjust the rates effective back to January 1, 2018 for our MISO Regulated Operating Subsidiaries and allows MISO to return to customers excess amounts previously collected in 2018. Our rates included in MISO invoices for services provided in March 2018 will reflect the lower corporate tax rate. Resettlement of invoices for services provided in January and February 2018 will occur when services for April 2018 are billed. We have recorded a reduction of revenue and a liability of $16 million, primarily recorded in current regulatory liabilities, as of March 31, 2018 for the estimate of amounts that will be returned to customers through the resettlement process. This reduction of revenue will be offset through a lower income tax provision for our MISO Regulated Operating Subsidiaries and as such should not impact net income. We plan to implement a similar reduction in our Formula Rate in the SPP region that will, when implemented, also be effective back to January 1, 2018.

Challenge to Independence Incentive Adders for Transmission Rates

        On April 20, 2018, Consumers Energy, IP&L, Midwest Municipal Transmission Group, Missouri River Energy Services, Southern Minnesota Municipal Power Agency & WPPI Energy filed a complaint with the FERC under section 206 of the FPA, challenging the independence incentive adders that are included in transmission rates charged by our operating subsidiaries in the MISO region. The independence incentive adder was established to encourage investment in transmission infrastructure and recognizes that the MISO Regulated Operating Subsidiaries are independent, dedicated transmission-only operations, with no affiliations with market participants in the regions in which they operate. The adder allows 50 basis points to 100 basis points to be added to the MISO Regulated Operating Subsidiaries' authorized ROE, subject to any ROE cap established by FERC. While we believe we have a strong defense against this complaint, the outcome of this matter cannot be predicted at this time.

Rate of Return on Equity Complaints

        In November 2013 and February 2015, certain parties filed complaints with the FERC under Section 206 of the FPA, requesting that the FERC find the then current MISO regional base ROE rate for all MISO TOs, including ITCTransmission, METC and ITC Midwest, to no longer be just and reasonable. The complainants sought a FERC order reducing the base ROE used in the formula transmission rates for our MISO Regulated Operating Subsidiaries.

        In September 2016, the FERC issued the September 2016 Order in connection with the Initial Complaint reducing the base ROE from 12.38% to 10.32%, with a maximum ROE of 11.35%, effective for the period from November 12, 2013 through February 11, 2015 and prospectively from the date of that order until a new approved rate is established by the FERC in connection with the Second Complaint filed with the FERC under Section 206 of the FPA on February 12, 2015. The total estimated refund for the Initial Complaint resulting from this FERC order, including interest, was $118 million for our MISO Regulated Operating Subsidiaries as of December 31, 2016, recorded in current liabilities on the consolidated statements of financial position. During the year ended December 31, 2017, we provided net refunds with interest, for the liability recorded at December 31, 2016. Substantially all of the refunds were made during the three months ended March 31, 2017, with the final true-up settlement completed during the second quarter of 2017. The total amount of the net refunds, including interest and the associated true-up, for the Initial Complaint were not materially different from the estimated amount recorded as of December 31, 2016.

        An order has not yet been issued by the FERC in connection with the Second Complaint. If the Second Complaint is not dismissed, we expect FERC to establish a new base ROE and zone of reasonableness that will be used, along with any ROE adders, to calculate the refund liability for the refund period related to the Second Complaint and future ROEs for our MISO Regulated Operating Subsidiaries. As of March 31, 2018, the estimated range of refunds for the related refund period is from $107 million to $146 million on a pre-tax basis. To date our MISO Regulated Operating Subsidiaries have recorded an estimated current regulatory liability for the Second Complaint of $146 million as of March 31, 2018. An estimated liability for the Second Complaint of $145 million was recorded as a non-current regulatory liability as of December 31, 2017. The recognition of the obligations associated with the complaints resulted in a reduction in net income and additional interest expense as set forth in the table below for the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
(In millions)	2018	2017	2017	2016	2015
Revenue reduction	$—	$—	$—	$80	$115
Interest expense increase	2	1	6	10	5
Estimated net income reduction(a)	1	1	3	55	73

(a)
Includes an effect on net income of $27 million and $28 million for the year ended December 31, 2016 and 2015, respectively, for revenue initially recognized in 2015, 2014 and 2013.

        It is possible that the outcome of these matters could differ from the estimated range of losses and materially affect our consolidated results of operations due to the uncertainty of the calculation of an authorized base ROE along with the zone of reasonableness. Further uncertainty regarding the outcome of the Initial Complaint and the Second Complaint and the timing of completion of these matters has been introduced due to the Emera Maine v. FERC decision. Based on the level of aggregate equity in our MISO Regulated Operating Subsidiaries, we estimate that each 10 basis point reduction in the authorized ROE would reduce annual consolidated net income by approximately $3 million. In addition, the motion to dismiss, filed in September 2017, could also affect the resolution of the Second Complaint. For a more detailed discussion of the ROE complaints, see Note 14 to the unaudited condensed consolidated interim financial statements.

Significant Components of Results of Operations

Revenues

        We derive nearly all of our revenues from providing transmission, scheduling, control and dispatch services and other related services over our Regulated Operating Subsidiaries' transmission systems to DTE Electric, Consumers Energy, IP&L and other entities, such as alternative electricity suppliers, power marketers and other wholesale customers that provide electricity to end-use consumers, as well as from transaction-based capacity reservations on our transmission systems. MISO and SPP are responsible for billing and collecting the majority of transmission service revenues. As the billing agent for our MISO Regulated Operating Subsidiaries and ITC Great Plains, MISO and SPP collect fees for the use of our transmission systems, invoicing DTE Electric, Consumers Energy, IP&L and other customers on a monthly basis.

        Network Revenues are generated from network customers for their use of our electric transmission systems and are based on the actual revenue requirements as a result of our accounting under our cost-based formula rates that contain a true-up mechanism. Refer to "—Critical Accounting Policies and Estimates—Revenue Recognition under Cost-Based Formula Rates with True-Up Mechanism" for a discussion of revenue recognition relating to network revenues.

        Network revenues from ITC Great Plains include the annual revenue requirements specific to projects that are charged exclusively within one pricing zone within SPP or are classified as direct assigned network upgrades under the SPP tariff, and contain a true-up mechanism.

        Point-to-Point Revenues consist of revenues generated from a type of transmission service for which the customer pays for transmission capacity reserved along a specified path between two points on an hourly, daily, weekly or monthly basis. Point-to-point revenues also include other components pursuant to schedules under the MISO and SPP transmission tariffs. Point-to-point revenues are treated as a revenue credit to network or regional customers and are a reduction to gross revenue requirement when calculating net revenue requirement under our cost-based formula rates.

        Regional Cost Sharing Revenues are generated from transmission customers throughout RTO regions for their use of our MISO Regulated Operating Subsidiaries' network upgrade projects that are eligible for regional cost sharing under provisions of the MISO tariff, including MVP projects such as the four North Central MVPs and the Thumb Loop Project in Michigan. Regional cost sharing revenue also includes revenues collected by transmission customers from other RTOs outside of MISO to allocate costs of certain transmission plant investments. Additionally, certain projects at ITC Great Plains are eligible for recovery through a region-wide charge under provisions of the SPP tariff. A portion of regional cost sharing revenues is treated as a revenue credit to regional or network customers and is a reduction to gross revenue requirement when calculating net revenue requirement under our cost-based formula rates.

        Scheduling, Control and Dispatch Revenues are allocated to our MISO Regulated Operating Subsidiaries by MISO as compensation for the services performed in operating the transmission system. Such services include monitoring of reliability data, current and next day analysis, implementation of emergency procedures and outage coordination and switching.

        Other Revenues consist of rental revenues, easement revenues, revenues relating to utilization of jointly owned assets under our transmission ownership and operating agreements and amounts from providing ancillary services to customers. The majority of other revenues are treated as a revenue credit and taken as a reduction to gross revenue requirement when calculating net revenue requirement under our cost-based formula rates.

Operating Expenses

        Operation and Maintenance Expenses consist primarily of the costs for contractors that operate and maintain our transmission systems as well as our personnel involved in operation and maintenance activities.

        Operation expenses include activities related to control area operations, which involve balancing loads and generation and transmission system operations activities, including monitoring the status of our transmission lines and stations. Rental expenses relating to land easements, including METC's Easement Agreement, are also recorded within operation expenses.

        Maintenance expenses include preventive or planned maintenance, such as vegetation management, tower painting and equipment inspections, as well as reactive maintenance for equipment failures.

        General and Administrative Expenses consist primarily of costs for personnel in our legal, information technology, finance, regulatory, human resources and business development organizations, general office expenses and fees for professional services. Professional services are principally composed of outside legal, consulting, audit and information technology services.

        Depreciation and Amortization Expenses consist primarily of depreciation of property, plant and equipment using the straight-line method of accounting. Additionally, this consists of amortization of various regulatory and intangible assets.

        Taxes Other than Income Taxes consist primarily of property taxes and payroll taxes.

Other Items of Income or Expense

        Interest Expense consists primarily of interest on debt at ITC Holdings and our Regulated Operating Subsidiaries. Additionally, the amortization of debt financing expenses and loss on extinguishment of debt are recorded to interest expense. An allowance for borrowed funds used during construction is included in property, plant and equipment accounts and treated as a reduction to interest expense. The amortization of gains and losses on settled and terminated derivative financial instruments is recorded to interest expense. The interest portion of the refund and estimated refund relating to the ROE complaints is also recorded to interest expense.

        Allowance for Equity Funds Used During Construction ("AFUDC equity") is recorded as an item of other income and is included in property, plant and equipment accounts. The allowance represents a return on equity at our Regulated Operating Subsidiaries used for construction purposes in accordance with the FERC regulations. The capitalization rate applied to the construction work in progress balance is based on the proportion of equity to total capital (which currently includes equity and long-term debt) and the allowed return on equity for our Regulated Operating Subsidiaries.

Income Tax Provision

        Income tax provision consists of current and deferred federal and state income taxes.

Results of Operations

        The following tables reflect our adoption on a retrospective basis of ASU 2017-07 for the presentation of net periodic pension cost and net periodic postretirement benefit cost. See Note 2 to the unaudited condensed consolidated interim financial statements.

        The following table summarizes historical operating results for the periods indicated:

	Three Months Ended March 31,		Year Ended December 31,
(In millions)	2018	2017	2017	2016	2015
OPERATING REVENUES	$279	$298	$1,211	$1,125	$1,045
OPERATING EXPENSES
Operation and maintenance	23	29	110	114	113
General and administrative	31	31	121	234	140
Depreciation and amortization	44	41	169	158	145
Taxes other than income taxes	27	24	103	93	82
Other operating income and expenses—net	—	—	(2)	(1)	(1)

Total operating expenses	125	125	501	598	479

OPERATING INCOME	154	173	710	527	566
OTHER EXPENSES (INCOME)
Interest expense—net	55	53	224	211	204
Allowance for equity funds used during construction	(9)	(8)	(33)	(35)	(28)
Other (income) and expense—net	—	1	4	8	6
Total other expenses (income)	46	46	195	184	182

INCOME BEFORE INCOME TAXES	108	127	515	343	384
INCOME TAX PROVISION	26	47	196	97	142

NET INCOME	$82	$80	$319	$246	$242

Operating Revenues

  Three months ended March 31, 2018 compared to three months ended March 31, 2017

        The following table sets forth the components of and changes in operating revenues:

	2018		2017
					Increase (Decrease)	Percentage Increase (Decrease)
(In millions)	Amount	Percentage	Amount	Percentage
Network revenues(a)	$189	68%	$202	68%	$(13)	(6)%
Regional cost sharing revenues(a)	79	29%	83	28%	(4)	(5)%
Point-to-point	3	1%	6	2%	(3)	(50)%
Scheduling, control and dispatch(a)	4	1%	3	1%	1	33%
Other(b)	4	1%	4	1%	—	—%

Total	$279	100%	$298	100%	$(19)	(6)%

(a)
Includes a portion of the formula rate true-up of $8 million and $22 million for the three months ended March 31, 2018 and 2017, respectively.

(b)
Includes transmission and other service revenues.

        Network revenues decreased primarily due to lower network revenue requirements at our Regulated Operating Subsidiaries, as a result of the TCJA which reduced the U.S. federal corporate income tax rate from 35% to 21%, partially offset by higher rate bases associated with higher balances of property, plant and equipment in-service in 2018.

        Regional cost sharing revenues decreased primarily due to lower regional revenue requirements at our Regulated Operating Subsidiaries, as a result of the TCJA which reduced the U.S. federal corporate income tax rate from 35% to 21%. These decreases were partially offset by an increase in capital projects placed in service that were identified by MISO and SPP as eligible for regional cost sharing as well as higher accumulated investment for existing regional cost sharing projects in northern Michigan and Kansas for the three months ended March 31, 2018 as compared to the same period in 2017.

        Operating revenues for the three months ended March 31, 2018 included revenue accruals and deferrals as described in Note 5 to the unaudited condensed consolidated interim financial statements.

  Year ended December 31, 2017 compared to year ended December 31, 2016

        The following table sets forth the components of and changes in operating revenues:

	2017		2016
					Increase (Decrease)	Percentage Increase (Decrease)
(In millions)	Amount	Percentage	Amount	Percentage
Network revenues	$816	67%	$814	72%	$2	—%
Regional cost sharing revenues	340	28%	337	30%	3	1%
Point-to-point	18	2%	20	2%	(2)	(10)%
Scheduling, control and dispatch	14	1%	14	1%	—	—%
Other	24	2%	20	2%	4	20%
Recognition of refund liabilities	(1)	—%	(80)	(7)%	79	(99)%

Total	$1,211	100%	$1,125	100%	$86	8%

        Although network and regional cost sharing revenues were consistent with the respective prior period, there was a decrease in revenue requirement due to lower ROEs, which was offset by a higher rate base mainly due to higher property, plant and equipment.

        The recognition of the liability for the refund and estimated refund relating to the ROE complaints, described in Note 17 to the consolidated financial statements, resulted in a reduction of operating revenues during the year ended December 31, 2016. We are not able to estimate whether any required refunds would be applied to all components of revenue listed in the table above or only certain components.

        Operating revenues for the years ended December 31, 2017 and 2016 include revenue accruals and deferrals as described in Note 5 to the consolidated financial statements.

  Year ended December 31, 2016 compared to year ended December 31, 2015

        The following table sets forth the components of and changes in operating revenues:

	2016		2015
					Increase (Decrease)	Percentage Increase (Decrease)
(In millions)	Amount	Percentage	Amount	Percentage
Network revenues	$814	72%	$802	77%	$12	1%
Regional cost sharing revenues	337	30%	328	31%	9	3%
Point-to-point	20	2%	15	2%	5	33%
Scheduling, control and dispatch	14	1%	13	1%	1	8%
Other	20	2%	12	1%	8	67%
Recognition of refund liabilities	(80)	(7)%	(125)	(12)%	45	(36)%

Total	$1,125	100%	$1,045	100%	$80	8%

        Network revenues increased due primarily to higher net revenue requirements at our Regulated Operating Subsidiaries, partially offset by higher regional revenue requirements, during the year ended December 31, 2016 as compared to 2015. Higher net revenue requirements were due primarily to higher rate bases associated with higher balances of property, plant and equipment in-service in 2016.

        Regional cost sharing revenues increased primarily due to additional capital projects identified by MISO and SPP as eligible for regional cost sharing and these projects being placed in-service, in addition to higher accumulated investment for regional cost sharing projects in northern Michigan and Kansas during the year ended December 31, 2016 as compared to the same period in 2015.

        The recognition of the liabilities for the refund relating to the formula rate template modifications and the refund and estimated refund relating to the ROE complaints described in Notes 5 and 17 to the consolidated financial statements, respectively, resulted in a reduction to operating revenues during the years ended December 31, 2016 and 2015, respectively. We are not able to estimate whether any required refunds would be applied to all components of revenue listed in the table above or only certain components.

        Operating revenues for the years ended December 31, 2016 and 2015 include revenue accruals and deferrals as described in Note 5 to the consolidated financial statements.

Operating Expenses

Operation and maintenance expenses

        Three months ended March 31, 2018 compared to three months ended March 31, 2017

        Operation and maintenance expenses decreased primarily due to lower vegetation management requirements, lower tower painting expenses and lower overhead line maintenance activities.

  Year ended December 31, 2017 compared to the respective period in 2016 and the year ended December 31, 2016 compared to the respective period in 2015

        Operation and maintenance expenses were consistent with the respective prior period.

General and administrative expenses

  Year ended December 31, 2017 compared to year ended December 31, 2016

        General and administrative expenses decreased due to a reduction in professional services related to the Merger and a reduction in compensation-related expenses primarily due to lower bonuses and stock compensation expense, including the accelerated vesting of the share-based awards that occurred at the completion of the Merger in 2016 as described in Note 14 to the consolidated financial statements. The costs related to the Merger were recorded at ITC Holdings and have not been included as components of revenue requirement at our Regulated Operating Subsidiaries.

        Year ended December 31, 2016 compared to year ended December 31, 2015

        General and administrative expenses increased related to higher compensation-related expenses due to retention bonuses relating to the Merger, personnel additions and additional stock compensation expense, including the accelerated vesting of the share-based awards that occurred at the completion of the Merger as described in Note 14 to the consolidated financial statements, and increased expenses related to external legal, advisory and financial services fees incurred in 2016 related to the Merger. These increases were partially offset by a decrease in development bonus expenses, which were not recovered in rates, for the successful completion of certain milestones relating to projects at ITC Great Plains in 2015.

Depreciation and amortization expenses

  Year ended December 31, 2017 compared to the respective period in 2016 and the year ended December 31, 2016 compared to the respective period in 2015

        Depreciation and amortization expenses increased in the respective period due primarily to a higher depreciable base resulting from property, plant and equipment in-service additions.

Taxes other than income taxes

  Year ended December 31, 2017 compared to the respective period in 2016 and the year ended December 31, 2016 compared to the respective period in 2015

        Taxes other than income taxes increased due to higher property tax expenses primarily due to our Regulated Operating Subsidiaries' 2016 and 2015 capital additions, which are included in the assessments for 2017 and 2016 property taxes, respectively.

Other expenses (income)

  Year ended December 31, 2017 compared to year ended December 31, 2016

        Interest expense increased due primarily to long-term debt issuances subsequent to December 31, 2016 which resulted in overall higher carrying balances of long-term debt. These issuances were used for refinancing of current debt maturities as well as general corporate purposes.

  Year ended December 31, 2016 compared to year ended December 31, 2015

        Interest expense increased due primarily to the additional interest expense associated with the refund liability relating to the ROE complaints described in Note 17 to the consolidated financial statements and long-term debt issuances subsequent to December 31, 2015, which were used for refinancing of current debt maturities and general corporate purposes.

        AFUDC equity increased due primarily to higher balances of construction work in progress eligible for AFUDC equity during the period.

Income Tax Provision

  Three months ended March 31, 2018 compared to three months ended March 31, 2017

        Our effective tax rates for the three months ended March 31, 2018 and 2017 were 24% and 37%, respectively. Our effective tax rate for the three months ended March 31, 2018 exceeded our 21% statutory federal income tax rate due primarily to state income taxes, partially offset by the tax effects of AFUDC equity which reduced the effective tax rate. The amount of income tax expense relating to AFUDC equity was recognized as a regulatory asset and is not included in the income tax provision.

  Year ended December 31, 2017 compared to year ended December 31, 2016

        Our effective tax rates for the years ended December 31, 2017 and 2016 are 38.1% and 28.3%, respectively. Our effective tax rate as of December 31, 2017 exceeded our 35% statutory federal income tax rate due primarily to the enactment of TCJA and the required revaluation of our deferred tax assets and liabilities from 35% to 21%, partially offset by income tax relating to AFUDC equity as discussed in Note 10 to the consolidated financial statements. Our effective tax rate as of December 31, 2016 was less than our 35% statutory federal income tax rate due primarily to us recognizing an income tax benefit of $27 million for excess tax deductions for the year ended December 31, 2016 as a result of adopting the new accounting guidance associated with share-based payments as described in Note 10. The amount of income tax expense relating to AFUDC equity was recognized as a regulatory asset and not included in the income tax provision.

  Year ended December 31, 2016 compared to year ended December 31, 2015

        Our effective tax rates for the years ended December 31, 2016 and 2015 are 28.3% and 36.9%, respectively. Our effective tax rate as of December 31, 2016 was less than our 35% statutory federal income tax rate due primarily to us recognizing an income tax benefit of $27 million for excess tax deductions for the year ended December 31, 2016 as a result of adopting the new accounting guidance associated with share-based payments as described in Note 10. Our effective tax rate as of December 31, 2015 exceeded our 35% statutory federal income tax rate due primarily to state income taxes, partially offset by the tax effects of AFUDC equity. The amount of income tax expense relating to AFUDC equity was recognized as a regulatory asset and not included in the income tax provision.

Liquidity and Capital Resources

        We expect to maintain our approach of funding our future capital requirements with cash from operations at our Regulated Operating Subsidiaries, our existing cash and cash equivalents, future issuances under our commercial paper program and amounts available under our revolving credit agreements (the terms of which are described in Note 7 to the unaudited condensed consolidated interim financial statements). In addition, we may from time to time secure debt funding in the capital markets, although we can provide no assurance that we will be able to obtain financing on favorable terms or at all. As market conditions warrant, we may also from time to time repurchase debt securities issued by us, in the open market, in privately negotiated transactions, by tender offer or otherwise. We expect that our capital requirements will arise principally from our need to:

  •
  Fund capital expenditures at our Regulated Operating Subsidiaries. Our plans with regard to property, plant and equipment investments are described in detail above under "—Capital Investment and Operating Results Trends."

  •
  Fund business development expenses and related capital expenditures. We are pursuing development activities for projects that will continue to result in the incurrence of development expenses and could result in significant capital expenditures incremental to our current plan. Refer to Note 14 to the unaudited condensed consolidated interim financial statements for a discussion of contingent payments related to development projects.

  •
  Fund working capital requirements.

  •
  Fund our debt service requirements, including principal repayments and periodic interest payments, which are further described in detail below under "—Contractual Obligations." We expect our interest payments to increase each year as a result of additional debt expected to be incurred to fund our capital expenditures and for general corporate purposes.

  •
  Fund any refund obligation in connection with the Second Complaint.

  •
  Fund reductions to revenue requirements going forward and the 2018 resettlement obligation in connection with the reposting of the 2018 rates at the MISO Regulated Operating Subsidiaries, and any potential resettlement obligation in connection with the reposting of the 2018 rates at ITC Great Plains, to reflect the change in federal tax rate arising from the enactment of the TCJA.

  •
  Fund payments related to the amortization through rates of the net regulatory liability recorded for excess deferred taxes and any other obligations arising from the implementation of the TCJA.

  •
  Fund contributions to our retirement benefit plans, as described in Note 9 to the unaudited condensed consolidated interim financial statements. We expect to make additional contributions of approximately $16 million to these plans in 2018.

        In addition to the expected capital requirements above, any adverse determinations or settlements relating to the regulatory matters or contingencies described in Notes 5 and 14 to the unaudited condensed consolidated interim financial statements would result in additional capital requirements.

        We believe that we have sufficient capital resources to meet our currently anticipated short-term needs. We rely on both internal and external sources of liquidity to provide working capital and fund capital investments. ITC Holdings' sources of cash are dividends and other payments received by us from our Regulated Operating Subsidiaries and any of our other subsidiaries as well as the proceeds raised from the sale of our debt securities. Each of our Regulated Operating Subsidiaries, while wholly owned by ITC Holdings, is legally distinct from ITC Holdings and has no obligation, contingent or otherwise, to make funds available to us.

        We expect to continue to utilize our commercial paper program and revolving credit agreements as well as our cash and cash equivalents as needed to meet our short-term cash requirements. As of March 31, 2018, we had consolidated indebtedness under our revolving and term loan credit agreements of $259 million, with unused capacity under our revolving credit agreements of $691 million. Additionally, ITC Holdings had no commercial paper issued and outstanding as of March 31, 2018, with the ability to issue $400 million under the commercial paper program. See Note 7 to the unaudited condensed consolidated interim financial statements for a discussion of the commercial paper program, our revolving and term loan credit agreements as well as the debt activity in 2018.

        To address our long-term capital requirements, we expect that we will need to obtain additional debt financing. Certain of our capital projects could be delayed if we experience difficulties in accessing capital. We expect to be able to obtain such additional financing as needed, in amounts and upon terms that will be reasonably satisfactory to us due to our strong credit ratings and our historical ability to obtain financing.

Credit Ratings

        Credit ratings by nationally recognized statistical rating agencies are an important component of our liquidity profile. Credit ratings relate to our ability to issue debt securities and the cost to borrow money, and should not be viewed as recommendation to buy, sell or hold securities. Ratings are subject to revision or withdrawal at any time and each rating should be evaluated independently of any other rating. Our current credit ratings are displayed in the following table. An explanation of these ratings may be obtained from the respective rating agency.

Issuer	Issuance	Standard and Poor's Ratings Services(a)	Moody's Investor Services, Inc.(b)
ITC Holdings	Senior Unsecured Notes	A-	Baa2
ITC Holdings	Commercial Paper	A-2	Prime-2
ITCTransmission	First Mortgage Bonds	A	A1
METC	Senior Secured Notes	A	A1
ITC Midwest	First Mortgage Bonds	A	A1
ITC Great Plains	First Mortgage Bonds	A	A1

(a)
On September 15, 2017, Standard and Poor's reaffirmed the secured credit ratings of ITCTransmission, METC, ITC Midwest, ITC Great Plains and the short-term commercial paper rating at ITC Holdings, which applies to the commercial paper program discussed in Note 7 to the unaudited condensed consolidated interim financial statements. On September 28, 2017, Standard and Poor's raised the senior unsecured credit rating of ITC Holdings to A- from BBB+. On December 20, 2017, Standard and Poor's published reports on ITCTransmission, METC and ITC Midwest as part of their annual review process. No ratings actions were taken in these reports. On March 21, 2018, Standard and Poor's revised its outlook on all these entities from stable to negative.

(b)
On April 16, 2018, Moody's issued credit opinions that maintained the senior unsecured credit rating of ITC Holdings, the secured credit ratings of ITCTransmission, METC, ITC Midwest, ITC Great Plains and the short-term commercial paper rating at ITC Holdings, which applies to the commercial paper program discussed in Note 7 to the unaudited condensed consolidated interim financial statements. Moody's also maintained the stable outlook for these entities.

Covenants

        Our debt instruments contain numerous financial and operating covenants that place significant restrictions on certain transactions as well as require us to meet certain financial ratios, which are described in Note 7 to the unaudited condensed consolidated interim financial statements and Note 9 to the consolidated financial statement in our Annual Report on Form 10-K for the year ended December 31, 2017. As of March 31, 2018, we were not in violation of any debt covenant. In the event of a downgrade in our credit ratings, none of the covenants would be directly impacted, although the borrowing costs under our revolving credit agreements may increase.

Cash Flows

        The following table summarizes cash flows for the periods indicated. The table reflects our adoption on a retrospective basis of ASU 2016-18 for the presentation of restricted cash and restricted cash equivalents within the statement of cash flows. See Notes 2 and 15 to the unaudited condensed consolidated interim financial statements.

	Three Months Ended March 31,		Year Ended December 31,
(In millions)	2018	2017	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$82	$80	$319	$246	$242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	44	41	169	158	145
Recognition, refund and collection of revenue accruals and deferrals—including accrued interest	(14)	(18)	34	(2)	(54)
Deferred income tax expense	26	46	195	219	77
Other	15	(140)	(110)	68	145

Net cash provided by operating activities	153	9	607	689	555

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(176)	(204)	(755)	(750)	(701)
Other	7	2	11	15	1

Net cash used in investing activities	(169)	(202)	(744)	(735)	(700)

CASH FLOWS FROM FINANCING ACTIVITIES
Net issuance/repayment of debt (including commercial paper and revolving and term loan credit agreements)	113	223	511	161	352
Issuance of common stock	—	—	—	13	14
Dividends on common and restricted stock	—	—	—	(90)	(108)
Dividends to ITC Investment Holdings Inc.	(50)	(33)	(300)	(33)	—
Refundable deposits from and repayments to generators for transmission network upgrades—net	—	7	(12)	23	1
Repurchase and retirement of common stock	—	—	—	(9)	(137)
Settlement of share-based awards associated with the Merger—including cost of accelerated share-based awards	—	—	—	(137)	—
Contribution from ITC Investment Holdings Inc. for the settlement of share-based awards associated with the Merger	—	—	—	137	—
Other	(4)	(5)	(5)	(23)	8

Net cash provided by financing activities	59	192	194	42	130

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	43	(1)	57	(4)	(15)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	68	11	11	15	30

CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	111	$10	$68	$11	$15

Cash Flows From Operating Activities

  Three months ended March 31, 2018 compared to three months ended March 31, 2017

        Net cash provided by operating activities was $153 million and $9 million for the three months ended March 31, 2018 and 2017, respectively. The increase in cash provided by operating activities was due primarily to the refund, including interest, paid pursuant to the Initial Complaint during the three months ended March 31, 2017, and was further increased by higher receipts from operating revenues and tax refunds received in 2018.

  Year ended December 31, 2017 compared to year ended December 31, 2016

        Net cash provided by operating activities decreased in 2017 compared to 2016. The decrease in cash provided by operating activities was due primarily to the refund, including interest, pursuant to the September 2016 Order, and higher interest payments (net of interest capitalized excluding the interest paid as part of the refund noted above) for the year ended December 31, 2017 compared to the same period in 2016. Additionally, the cash provided by operating activities was lower during 2017 due to the receipt of an income tax refund from the IRS in August 2016. The decreases were partially offset by an increase in receipts from operating revenues, an increase in the cash receipts for the regional cost allocation refund in 2017 compared to cash payments in 2016, accelerated incentive payouts in 2016 associated with the Merger and lower income taxes paid during the year ended December 31, 2017 compared to the same period in 2016.

  Year ended December 31, 2016 compared to year ended December 31, 2015

        Net cash provided by operating activities increased in 2016 compared to 2015. The increase in cash provided by operating activities was due primarily to receipt of the federal income tax refund in August 2016 and lower income taxes paid during 2016 compared to 2015, which both resulted from the election of bonus depreciation as described in Note 5 to the consolidated financial statements. Additionally, the cash received from operating revenues increased during 2016 compared to 2015. These increases were partially offset by an increase in payments of operating expenses and the regional cost allocation refund provided by ITCTransmission to the relevant RTOs in October 2016 as described in Note 5 to the consolidated financial statements.

Cash Flows From Investing Activities

  Three months ended March 31, 2018 compared to three months ended March 31, 2017

        Net cash used in investing activities was $169 million and $202 million for the three months ended March 31, 2018 and 2017, respectively. The decrease in cash used in investing activities was due primarily to a decrease in expenditures for property, plant and equipment, in lesser part due to the timing of payments, during the three months ended March 31, 2018 compared to the same period in 2017.

  Year ended December 31, 2017 compared to year ended December 31, 2016

        Net cash used in investing activities during the year ended December 31, 2017 was comparable to the same period in 2016.

  Year ended December 31, 2016 compared to year ended December 31, 2015

        Net cash used in investing activities increased in 2016 compared to 2015. The increase in cash used in investing activities was due primarily to the timing of payments for investments in property, plant and equipment during the year ended December 31, 2016 compared to the same period in 2015.

Cash Flows From Financing Activities

  Three months ended March 31, 2018 compared to three months ended March 31, 2017

        Net cash provided by financing activities was $59 million and $192 million for the three months ended March 31, 2018 and 2017, respectively. The decrease in cash provided by financing activities was due primarily to a decrease in borrowings under our term loan credit agreements, an increase in retirement of long-term debt and an increase in dividends paid during the three months ended March 31, 2018 compared to the same period in 2017. These decreases were partially offset by an increase in long-term debt issuances and a decrease in repayments of commercial paper. See Note 7 to the unaudited condensed consolidated interim financial statements for detail on the issuances and retirements of debt, a description of our revolving and term loan credit agreements and our commercial paper program.

  Year ended December 31, 2017 compared to year ended December 31, 2016

        Net cash provided by financing activities increased in 2017 compared to 2016. The increase in cash provided by financing activities was due primarily to a net increase in amounts outstanding under our term loan credit agreements compared to net repayments of term loan credit agreements in 2016 and an increase in long-term debt issuances. These increases were partially offset by net repayments of commercial paper under our commercial paper program and borrowing under our revolving credit agreements, an increase in payments to retire long-term debt, an increase in dividend payments and higher net repayments associated with refundable deposits for transmission network upgrades compared to net deposits in 2016. See Note 9 to the consolidated financial statements on the issuances and retirement of long-term debt.

  Year ended December 31, 2016 compared to year ended December 31, 2015

        Net cash provided by financing activities decreased in 2016 compared to 2015. The decrease in cash provided by financing activities was due primarily to a net decrease in amounts outstanding under our revolving and term loan credit agreements, the settlement of share-based awards associated with the Merger, payment in connection with an accelerated share repurchase program, a decrease in net issuances of commercial paper under our commercial paper program and an increase in dividend payments during 2016 compared to 2015. These decreases were partially offset by an increase in long-term debt issuances, a capital contribution from Investment Holdings, a decrease in the repurchase and retirement of common stock, a decrease in payments to retire long-term debt and higher net proceeds of associated with refundable deposits for transmission network upgrades. See Note 9 to the consolidated financial statements for detail on the issuances and retirements of debt.

Contractual Obligations

        There have been no material changes to our contractual obligations since December 31, 2017, other than the items listed below and described in Note 7 to the unaudited condensed consolidated interim financial statements:

  •
  Changes in amounts borrowed under our unsecured, unguaranteed revolving credit agreements;

  •
  The issuance of $225 million of 4.00% First Mortgage Bonds, Series G, due March 30, 2053, by ITCTransmission;

  •
  The refinancing of $100 million of ITCTransmission's 5.75% First Mortgage Bonds, due April 1, 2018, with the proceeds from the issuance of ITCTransmission's 4.00% First Mortgage Bonds, Series G, due March 30, 2053; and

  •
  On April 4, 2018, the repayment of $50 million of borrowings under the ITCTransmission term loan credit agreement, due March 23, 2019, with the proceeds from the issuance of ITCTransmission's 4.00% First Mortgage Bonds, Series G, due March 30, 2053.

        The following table details our contractual obligations as of December 31, 2017:

(In millions)	Total	Due within 1 Year	Due in Years 2 - 3	Due in Years 4 - 5	Due after 5 years
Debt:
ITC Holdings Senior Notes	$2,750	$—	$200	$500	$2,050
ITCTransmission First Mortgage Bonds	585	100	—	—	485
ITCTransmission revolving credit agreement	36	—	—	36	—
ITCTransmission term loan credit agreement	50	—	50	—	—
METC Senior Secured Notes	475	—	—	—	475
METC revolving credit agreement	48	—	—	48	—
ITC Midwest First Mortgage Bonds	910	—	35	—	875
ITC Midwest revolving credit agreement	88	—	—	88	—
ITC Great Plains First Mortgage Bonds	150	—	—	—	150
ITC Great Plains revolving credit agreement	49	—	—	49	—
Interest payments:
ITC Holdings Senior Notes	1,159	108	205	192	654
ITCTransmission First Mortgage Bonds	564	25	47	47	445
METC Senior Secured Notes	528	20	40	40	428
ITC Midwest First Mortgage Bonds	948	41	83	77	747
ITC Great Plains First Mortgage Bonds	167	6	12	12	137
Operating leases	4	1	1	1	1
Purchase obligations	72	71	1	—	—
Regulatory liabilities—revenue deferrals, including accrued interest	64	38	26	—	—
METC Easement Agreement	329	10	20	20	279
Other	1	1	—	—	—

Total obligations	$8,977	$421	$720	$1,110	$6,726

        Interest payments included above relate only to our fixed-rate long-term debt outstanding at December 31, 2017. We also expect to pay interest and commitment fees under our variable-rate revolving and term loan credit agreements that have not been included above due to varying amounts of borrowings and interest rates under the facilities. In 2017, we paid $9 million of interest and commitment fees under our revolving and term loan credit agreements.

        Operating leases include leases for office space, equipment and storage facilities. Purchase obligations represent commitments primarily for materials, services and equipment that had not been received as of December 31, 2017, primarily for construction and maintenance projects for which we have an executed contract. The majority of the items relate to materials and equipment that have long production lead times. See Note 17 to the consolidated financial statement for more information on our operating leases and purchases obligations.

        The revenue deferrals, including accrued interest, in the table above represent the over-recovery of revenues resulting from differences between the amounts billed to customers and actual revenue requirement at each of our Regulated Operating Subsidiaries, as described in Note 5 to the consolidated financial statements. These amounts will offset future revenue requirement for purposes of calculating our formula rates as part of the true-up mechanism in our rate construct.

        The Easement Agreement provides METC with an easement for transmission purposes and rights-of-way, leasehold interests, fee interests and licenses associated with the land over which the transmission lines cross. The cost for use of the rights-of-way is $10 million per year. The term of the Easement Agreement runs through December 31, 2050 and is subject to 10 automatic 50-year renewals thereafter unless METC gives notice of nonrenewal of at least one year in advance. Payments to Consumers Energy under the Easement Agreement are charged to operation and maintenance expense.

        The contractual obligations table above excludes certain items, including the estimated refund related to the Second Complaint, contingent liabilities and other long-term liabilities, due to uncertainty on the final outcome in addition to the timing and amount of future cash flows necessary to settle these obligations. The amount of cash flows to be paid for pension and other postretirement obligations and settle regulatory liabilities related to asset removal costs and liabilities to refund deposits from generators for transmission network upgrades, which are recorded in other current and long term liabilities, are not known with certainty. As a result, cash obligations for these items are excluded from the contractual obligations table above.

Critical Accounting Policies and Estimates

        Our consolidated financial statements and unaudited condensed consolidated interim financial statements are prepared in accordance with GAAP. The preparation of these consolidated financial statements and unaudited condensed consolidated interim financial statements requires the application of appropriate technical accounting rules and guidance, as well as the use of estimates. The application of these policies necessarily involves judgments regarding future events.

        These estimates and judgments, in and of themselves, could materially impact the consolidated financial statements and disclosures based on varying assumptions, as future events rarely develop exactly as forecasted, and even the best estimates routinely require adjustment.

        The following is a list of accounting policies that are most significant to the portrayal of our financial condition and results of operations and/or that require management's most difficult, subjective or complex judgments.

Regulation

        Our Regulated Operating Subsidiaries are subject to rate regulation by the FERC. As a result, we apply accounting principles in accordance with the standards set forth by the FASB for accounting for the effects of certain types of regulation. Use of this accounting guidance results in differences in the application of GAAP between regulated and non-regulated businesses and requires the recording of regulatory assets and liabilities for certain transactions that would have been treated as expense or revenue in non-regulated businesses. As described in Note 6 to the consolidated financial statements, we had regulatory assets and liabilities of $215 million and $802 million, respectively, as of December 31, 2017. Future changes in the regulatory and competitive environments could result in discontinuing the application of the accounting standards for the effects of certain types of regulations. If we were to discontinue the application of this guidance on the operations of our Regulated Operating Subsidiaries, we may be required to record losses relating to certain regulatory assets or gains relating to certain regulatory liabilities. We also may be required to record losses of $41 million relating to intangible assets at December 31, 2017 that are described in Note 7 to the consolidated financial statements.

        We believe that currently available facts support the continued applicability of the standards for accounting for the effects of certain types of regulation and that all regulatory assets and liabilities are recoverable or refundable under our current rate environment.

Revenue Recognition under Cost-Based Formula Rates with True-Up Mechanism

        Our Regulated Operating Subsidiaries recover expenses and earn a return on and recover investments in property, plant and equipment on a current basis, under their forward-looking cost-based formula rates with a true-up mechanism.

        Under their formula rates, our Regulated Operating Subsidiaries use forecasted expenses, property, plant and equipment, point-to-point revenues and other items for the upcoming calendar year to establish their projected revenue requirement and for the MISO Regulated Operating Subsidiaries, their component of the billed network rates for service on their systems from January 1 to December 31 of that year. The cost-based formula rates include a true-up mechanism, whereby our Regulated Operating Subsidiaries compare their actual revenue requirements to their billed revenues for each year in order to subsequently collect or refund any over-recovery or under-recovery of revenues, as appropriate. The over- or under-collection typically results from differences between the projected revenue requirement used as the basis for billing and actual revenue requirement at each of our Regulated Operating Subsidiaries, or from differences between actual and projected monthly peak loads at our MISO Regulated Operating Subsidiaries.

        The true-up mechanism under our formula rates meet the GAAP requirements for accounting for rate-regulated utilities and the effects of certain alternative revenue programs. Accordingly, revenue is recognized during each reporting period based on actual revenue requirements calculated using the cost-based formula rates. Our Regulated Operating Subsidiaries accrue or defer revenues to the extent that their actual revenue requirement for the reporting period is higher or lower, respectively, than the amounts billed relating to that reporting period. The true-up amount is automatically reflected in customer bills within two years under the provisions of the formula rates. See Note 5 to the consolidated financial statements for the regulatory assets and liabilities recorded at our Regulated Operating Subsidiaries' as a result of the formula rate revenue accruals and deferrals.

Valuation of Goodwill

        We have goodwill resulting from our acquisitions of ITCTransmission and METC and ITC Midwest's acquisition of the IP&L transmission assets. We perform an impairment test annually at the reporting unit level or whenever events or circumstances indicate that the value of goodwill may be impaired. Our reporting units are ITCTransmission, METC and ITC Midwest as each entity represents an individual operating segment to which goodwill has been assigned. In order to perform an impairment assessment, we have the option of performing a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount. In performing a qualitative assessment, we assess macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, entity-specific considerations, and industry-specific considerations such as our regulatory environment and rate structure. If, after assessing the totality of events or circumstances, we determine it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, then performing a quantitative impairment analysis is unnecessary.

        If we determine a quantitative analysis is necessary or we elect to bypass the qualitative assessment, we compare the fair value of each reporting unit with their respective carrying value. We determine fair value using valuation techniques based on discounted future cash flows under various scenarios. We also consider estimates of market-based valuation multiples for companies within the peer group of our reporting units. The market-based multiples involve judgment regarding the appropriate peer group and the appropriate multiple to apply in the valuation and the cash flow estimates involve judgments based on a broad range of assumptions, information and historical results. To the extent estimated market-based valuation multiples and/or discounted cash flows are revised downward, we may be required to write down all or a portion of goodwill, which would adversely impact earnings.

        As of December 31, 2017 and 2016, consolidated goodwill totaled $950 million. We completed our annual goodwill impairment test for our reporting units as of October 1, 2017 using a qualitative assessment and determined that no impairment exists. There were no events subsequent to October 1, 2017, including the enactment of the TCJA, that indicated impairment of our goodwill. We do not believe there is a material risk of our goodwill being impaired in the near term for any of our reporting units.

Contingent Obligations

        We are subject to a number of federal and state laws and regulations, as well as other factors and conditions that potentially subject us to environmental, litigation, income tax and other contingencies. Additionally, we have other contingent obligations that may be required to be paid to developers based on achieving certain milestones relating to development initiatives. We periodically evaluate our exposure to such contingencies and record liabilities for those matters where a loss is considered probable and reasonably estimable. Our liabilities exclude any estimates for legal costs not yet incurred associated with handling these matters, which could be material. The adequacy of liabilities recorded can be significantly affected by external events or conditions that can be unpredictable; thus, the ultimate outcome of such matters could materially affect our consolidated financial statements. These events or conditions include, without limitation, the following:

  •
  Changes in existing state or federal regulation by governmental authorities having jurisdiction over air quality, water quality, control of toxic substances, hazardous and solid wastes and other environmental matters.

  •
  Changes in existing federal income tax laws or IRS regulations.

  •
  Identification and evaluation of lawsuits or complaints in which we may be or have been named as a defendant.

  •
  Resolution or progression of existing matters through the legislative process, the courts, the FERC, the NERC, the IRS or the Environmental Protection Agency.

  •
  Completion of certain milestones relating to development initiatives.

        Refer to Note 17 to the consolidated financial statements for discussion on contingencies, including the ROE complaints.

Pension and Postretirement Costs

        We sponsor certain retirement benefits for our employees, which include retirement pension plans and certain postretirement health care, dental and life insurance benefits. Our periodic costs and obligations associated with these plans are developed from actuarial valuations derived from a number of assumptions, including rates of return on plan assets, the discount rates, the rate of increase in health care costs, the amount and timing of plan sponsor contributions and demographic factors such as retirements, mortality and turnover, among others. We evaluate these assumptions annually and update them periodically to reflect our actual experience. Three critical assumptions in determining our periodic costs and obligations are discount rate, expected long-term return on plan assets and the rate of increases in health care costs. The discount rate represents the market rate for synthesized AA-rated zero-coupon bonds with durations corresponding to the expected durations of the benefit obligations and is used to calculate the present value of the expected future cash flows for benefit obligations under our plans. In determining our long-term rate of return on plan assets, we consider the current and expected asset allocations, as well as historical and expected long-term rates of return on those types of asset classes. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans as described in Note 11 to the consolidated financial statements.

Off-Balance Sheet Arrangements

        We have no off-balance sheet arrangements that have or are reasonably likely to have a material effect on our financial condition.

Recent Accounting Pronouncements

        See Note 2 to the unaudited condensed consolidated interim financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Commodity Price Risk

        We have commodity price risk at our Regulated Operating Subsidiaries arising from market price fluctuations for materials such as copper, aluminum, steel, oil and gas and other goods used in construction and maintenance activities. Higher costs of these materials are passed on to us by the contractors for these activities. These items affect only cash flows, as the amounts are included as components of net revenue requirement and any higher costs are included in rates under their cost-based formula rates.

Interest Rate Risk

Fixed Rate Debt

        Based on the borrowing rates obtained from third party lending institutions currently available for bank loans with similar terms and average maturities from active markets, the fair value of our consolidated long-term debt and debt maturing within one year, excluding revolving and term loan credit agreements and commercial paper, was $5,161 million and $5,192 million at March 31, 2018 and December 31, 2017, respectively. These fair values represent Level 2 under the three-tier hierarchy described above. The total book value of our consolidated long-term debt and debt maturing within one year, net of discount and deferred financing fees and excluding revolving and term loan credit agreements and commercial paper, was $4,954 million and $4,830 million at March 31, 2018 and December 31, 2017, respectively. We performed an analysis calculating the impact of changes in interest rates on the fair value of long-term debt and debt maturing within one year, excluding revolving credit agreements at March 31, 2018. An increase in interest rates of 10% (from 5.0% to 5.5%, for example) at March 31, 2018 would decrease the fair value of debt by $218 million, and a decrease in interest rates of 10% at March 31, 2018 would increase the fair value of debt by $236 million at that date.

Revolving and Term Loan Credit Agreements

        At March 31, 2018, we had a consolidated total of $259 million outstanding under our revolving and term loan credit agreements, which are variable rate loans and fair value approximates book value. A 10% increase or decrease in borrowing rates under the revolving and term loan credit agreements compared to the weighted average rates in effect at March 31, 2018 would increase or decrease interest expense by less than $1 million for an annual period with a constant borrowing level of $259 million.

Commercial Paper

        ITC Holdings has an ongoing commercial paper program for the issuance and sale of unsecured commercial paper. At March 31, 2018, ITC Holdings did not have any commercial paper issued or outstanding.

Derivative Instruments and Hedging Activities

        We use derivative financial instruments, including interest rate swap contracts, to manage our exposure to fluctuations in interest rates. The use of these financial instruments mitigates exposure to these risks and the variability of our operating results. We are not a party to leveraged derivatives and do not enter into derivative financial instruments for trading or speculative purposes.

        In November 2017 we terminated $375 million of 10-year interest rate swap contracts and $375 million of 5-year interest rate swap contracts that managed the interest rate risk associated with the unsecured Notes issued by ITC Holdings described in Note 9 to the consolidated financial statements. At March 31, 2018, ITC Holdings did not have any interest rate swaps outstanding.

Credit Risk

        Our credit risk is primarily with DTE Electric, Consumers Energy and IP&L, which were responsible for approximately 22.1%, 21.3% and 25.7%, respectively, or $280 million, $269 million and $325 million, respectively, of our consolidated billed revenues for the year ended December 31, 2017. These percentages and amounts of total billed revenues of DTE Electric, Consumers Energy and IP&L include the collection of 2015 revenue accruals and deferrals and exclude any amounts for the 2017 revenue accruals and deferrals that were included in our 2017 operating revenues, but will not be billed to our customers until 2019. Refer to "—Cost-Based Formula Rates with True-Up Mechanism" for a discussion on the difference between billed revenues and operating revenues. Under DTE Electric's and Consumers Energy's current rate structure, DTE Electric and Consumers Energy include in their retail rates the actual cost of transmission services provided by ITCTransmission and METC, respectively, in their billings to their customers, effectively passing through to end-use consumers the total cost of transmission service. IP&L currently includes in their retail rates an allowance for transmission services provided by ITC Midwest in their billings to their customers. However, any financial difficulties experienced by DTE Electric, Consumers Energy or IP&L may affect their ability to make payments for transmission service to ITCTransmission, METC, and ITC Midwest, which could negatively impact our business. MISO, as our MISO Regulated Operating Subsidiaries' billing agent, bills DTE Electric, Consumers Energy, IP&L and other customers on a monthly basis and collects fees for the use of the MISO Regulated Operating Subsidiaries' transmission systems. SPP is the billing agent for ITC Great Plains and bills transmission customers for the use of ITC Great Plains transmission systems. MISO and SPP have implemented strict credit policies for its members' customers, which include customers using our transmission systems. Specifically, MISO and SPP require a letter of credit or cash deposit equal to the credit exposure, which is determined by a credit scoring model and other factors, from any customer using a member's transmission system.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

BUSINESS

Overview

        Our business consists primarily of the electric transmission operations of our Regulated Operating Subsidiaries. ITC Holdings was incorporated in the State of Michigan in 2002. Our business strategy is to own, operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, reduce transmission constraints and support new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as enhance competitive wholesale electricity markets. We own and operate high-voltage systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems.

        As electric transmission utilities regulated by the FERC, our Regulated Operating Subsidiaries earn revenues for the use of their electric transmission systems by our customers, which include investor-owned utilities, municipalities, cooperatives, power marketers and alternative energy suppliers. As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC. The rates charged by our Regulated Operating Subsidiaries are established using cost-based formula rates, as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Cost-Based Formula Rates with True-Up Mechanism."

The Merger

        On February 9, 2016, ITC Holdings entered into the Merger Agreement with Fortis, FortisUS and Merger Sub. On April 20, 2016, Fortis reached a definitive agreement with GIC for GIC to acquire an indirect 19.9% equity interest in ITC Holdings upon completion of the Merger. On October 14, 2016, ITC Holdings and Fortis completed the Merger contemplated by the Merger Agreement. On the same date, the common shares of ITC Holdings were delisted from the NYSE and the common shares of Fortis were listed and began trading on the NYSE. Fortis continues to have its shares listed on the Toronto Stock Exchange. As a result of the Merger, Merger Sub merged with and into ITC Holdings with ITC Holdings continuing as the surviving corporation and becoming a majority owned indirect subsidiary of FortisUS. In the Merger, ITC Holdings shareholders received $22.57 in cash and 0.7520 Fortis common shares for each share of common stock of ITC Holdings. Refer to Note 2 to the consolidated financial statements for further details on the Merger.

Development of Business

        We are actively developing transmission infrastructure required to meet reliability needs and energy policy objectives. Our long-term growth plan includes ongoing investments in our current regulated transmission systems and the identification of incremental development projects throughout North America. Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Investment and Operating Results Trends" for additional details about our long-term capital investments. Refer to the discussion of risks associated with our strategic development opportunities in "Risk Factors."

        We expect to invest approximately $2.8 billion from 2018 through 2022 at our Regulated Operating Subsidiaries. Included in this amount are capital expenditures to: (1) maintain and replace the current transmission infrastructure; (2) enhance system integrity and reliability and accommodate load growth; and (3) develop and build regional transmission infrastructure, including additional transmission facilities that will provide interconnection opportunities for generating facilities.

Development Projects

        Through our development activities, we are actively pursuing projects in North America to upgrade the existing transmission grid and regional transmission facilities, primarily to improve overall grid reliability, reduce transmission constraints, enhance competitive wholesale electricity markets and facilitate interconnections of new generating resources, including wind generation and other renewable resources necessary to achieve state and federal policy goals. We are also actively pursuing energy storage and contracted transmission projects.

Segments

        We have one reportable segment consisting of our Regulated Operating Subsidiaries. Additionally, we have other subsidiaries focused primarily on business development activities and a holding company whose activities include corporate debt financings and certain other corporate activities. A more detailed discussion of our reportable segment, including financial information about the segment, is included in Note 18 to the consolidated financial statements.

Operations

        As transmission-only companies, our Regulated Operating Subsidiaries function as conduits, allowing for power from generators to be transmitted to local distribution systems either entirely through their own systems or in conjunction with neighboring transmission systems. Third parties then transmit power through these local distribution systems to end-use consumers. The transmission of electricity by our Regulated Operating Subsidiaries is a central function to the provision of electricity to residential, commercial and industrial end-use consumers. The operations performed by our Regulated Operating Subsidiaries fall into the following categories:

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  asset planning;

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  engineering, design and construction;

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  maintenance; and

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  real time operations.

Asset Planning

        The Asset Planning group uses detailed system models and load forecasts to develop our system expansion capital plans. Expansion capital plans identify projects that would address potential future reliability issues and/or produce economic savings for customers by eliminating constraints.

        The Asset Planning group works closely with MISO and SPP in the development of our system expansion capital plans by performing technical evaluations and detailed studies. As the regional planning authorities, MISO and SPP approve regional system improvement plans, which include projects to be constructed by their members, including our MISO Regulated Operating Subsidiaries and ITC Great Plains.

Engineering, Design and Construction

        The Engineering, Design and Construction group is responsible for design, equipment specifications, maintenance plans and project engineering for capital, operation and maintenance work. We work with outside contractors to perform various aspects of our engineering, design and construction, but retain internal technical experts who have experience with respect to the key elements of the transmission system such as substations, lines, equipment and protective relaying systems.

Maintenance

        We develop and track preventive maintenance plans to promote safe and reliable systems. By performing preventive maintenance on our assets, we can minimize the need for reactive maintenance, resulting in improved reliability. Our Regulated Operating Subsidiaries contract with ULCS, which is a division of Asplundh Tree Expert Co., to perform the majority of their maintenance. The agreement with ULCS provides us with access to an experienced and scalable workforce with knowledge of our system at an established rate.

Real Time Operations

        System Operations—From our operations facility in Novi, Michigan, transmission system operators continuously monitor the performance of the transmission systems of our Regulated Operating Subsidiaries, using software and communication systems to perform analysis to plan for contingencies and maintain security and reliability following any unplanned events on the system. Transmission system operators are also responsible for the switching and protective tagging function, taking equipment in and out of service to ensure capital construction projects and maintenance programs can be completed safely and reliably.

        Local Balancing Authority Operator—Under the functional control of MISO, ITCTransmission and METC operate their electric transmission systems as a combined LBA area, known as MECS. From our operations facility in Novi, Michigan, our employees perform the LBA functions as outlined in MISO's Balancing Authority Agreement. These functions include actual interchange data administration and verification as well as MECS LBA area emergency procedure implementation and coordination. Besides ITCTransmission and METC, our other Regulated Operating Subsidiaries are not responsible for LBA functions for their respective assets.

Operating Contracts

        Our Regulated Operating Subsidiaries have various operating contracts, including numerous interconnection agreements with generation and transmission providers that address terms and conditions of interconnection. The following significant agreements exist at our Regulated Operating Subsidiaries:

ITCTransmission

        DTE Electric operates the electric distribution system to which ITCTransmission's transmission system connects. A set of three operating contracts sets forth the terms and conditions related to DTE Electric's and ITCTransmission's ongoing working relationship. These contracts include the following:

  Master Operating Agreement.    The MOA governs the primary day-to-day operational responsibilities of ITCTransmission and DTE Electric. The MOA identifies the control area coordination services that ITCTransmission is obligated to provide to DTE Electric and certain generation-based support services that DTE Electric is required to provide to ITCTransmission.

  Generator Interconnection and Operation Agreement.    The GIOA established, re-established and maintains the direct electricity interconnection of DTE Electric's electricity generating assets with ITCTransmission's transmission system for the purposes of transmitting electric power from and to the electricity generating facilities.

  Coordination and Interconnection Agreement.    The CIA governs the rights, obligations and responsibilities of ITCTransmission and DTE Electric regarding, among other things, the operation and interconnection of DTE Electric's distribution system and ITCTransmission's transmission system, and the construction of new facilities or modification of existing facilities. Additionally, the CIA allocates costs for operation of supervisory, communications and metering equipment.

METC

        Consumers Energy operates the electric distribution system to which METC's transmission system connects. METC is a party to a number of operating contracts with Consumers Energy that govern the operations and maintenance of its transmission system. These contracts include the following:

  Amended and Restated Easement Agreement.    Under the Easement Agreement, Consumers Energy provides METC with an easement to the land on which a majority of METC's transmission towers, poles, lines and other transmission facilities used to transmit electricity for Consumers Energy and others are located. METC pays Consumers Energy an annual rent for the easement and also pays for any rentals, property taxes, and other fees related to the property covered by the Easement Agreement.

  Amended and Restated Operating Agreement.    Under the Operating Agreement, METC is responsible for maintaining and operating its transmission system, providing Consumers Energy with information and access to its transmission system and related books and records, administering and performing the duties of control area operator (that is, the entity exercising operational control over the transmission system) and, if requested by Consumers Energy, building connection facilities necessary to permit interaction with new distribution facilities built by Consumers Energy.

  Amended and Restated Purchase and Sale Agreement for Ancillary Services.    Since METC does not own any generating facilities, it must procure ancillary services from third party suppliers, such as Consumers Energy. Currently, under the Ancillary Services Agreement, METC pays Consumers Energy for providing certain generation based services necessary to support the reliable operation of the bulk power grid, such as voltage support and generation capability and capacity to balance loads and generation.

  Amended and Restated Distribution-Transmission Interconnection Agreement.    The DT Interconnection Agreement, provides for the interconnection of Consumers Energy's distribution system with METC's transmission system and defines the continuing rights, responsibilities and obligations of the parties with respect to the use of certain of their own and the other party's properties, assets and facilities.

  Amended and Restated Generator Interconnection Agreement.    The Generator Interconnection Agreement specifies the terms and conditions under which Consumers Energy and METC maintain the interconnection of Consumers Energy's generation resources and METC's transmission assets.

ITC Midwest

        IP&L operates the electric distribution system to which ITC Midwest's transmission system connects. ITC Midwest is a party to a number of operating contracts with IP&L that govern the operations and maintenance of its transmission system. These contracts include the following:

  Distribution-Transmission Interconnection Agreement.    The DTIA governs the rights, responsibilities and obligations of ITC Midwest and IP&L, with respect to the use of certain of their own and the other parties' property, assets and facilities and the construction of new facilities or modification of existing facilities.

  Large Generator Interconnection Agreement.    ITC Midwest, IP&L and MISO entered into the LGIA in order to establish, re-establish and maintain the direct electricity interconnection of IP&L's electricity generating assets with ITC Midwest's transmission system for the purposes of transmitting electric power from and to the electricity generating facilities.

  Operations Services Agreement For 34.5 kV Transmission Facilities.    ITC Midwest and IP&L entered into the OSA under which IP&L performs certain operations functions for ITC Midwest's 34.5 kV transmission system on behalf of ITC Midwest. The OSA provides that when ITC Midwest upgrades 34.5 kV facilities to higher operating voltages it may notify IP&L of the change and the OSA is no longer applicable to those facilities.

ITC Great Plains

        Amended and Restated Maintenance Agreement.    Mid-Kansas and ITC Great Plains have entered into the Mid-Kansas Agreement pursuant to which Mid-Kansas has agreed to perform various field operations and maintenance services related to certain ITC Great Plains assets.

ITC Interconnection

        ITC Interconnection was formed to pursue transmission investment opportunities and acquire certain transmission assets from a merchant generating company and placed a newly constructed 345kV transmission line in service. As a result, ITC Interconnection became a transmission owner in PJM Interconnection, a FERC-approved RTO, and is subject to rate regulation by the FERC. The revenues earned by ITC Interconnection are based on its facilities reimbursement agreement with the merchant generating company.

Regulatory Environment

        Many regulators and public policy makers support the need for further investment in the transmission grid. The growth and changing mix of electricity generation, wholesale power sales and consumption combined with historically inadequate transmission investment have resulted in significant transmission constraints across the United States and increased stress on aging equipment. These problems will continue without increased investment in transmission infrastructure. Transmission system investments can also increase system reliability and reduce the frequency of power outages. Such investments can reduce transmission constraints and improve access to lower cost generation resources, resulting in a lower overall cost of delivered electricity for end-use consumers. After the 2003 blackout that affected sections of the Northeastern and Midwestern United States and Ontario, Canada, the DOE established the Office of Electric Transmission and Distribution (now the Office of Electricity Delivery and Energy Reliability), focused on working with reliability experts from the power industry, state governments and their Canadian counterparts to improve grid reliability and increase investment in the country's electric infrastructure. In addition, the FERC has signaled its desire for substantial new investment in the transmission sector by implementing various financial and other incentives.

        The FERC has also issued orders to promote non-discriminatory transmission access for all transmission customers. In the United States, electric transmission assets are predominantly owned, operated and maintained by utilities that also own electricity generation and distribution assets, known as vertically integrated utilities. The FERC has recognized that the vertically-integrated utility model inhibits the provision of non-discriminatory transmission access and, in order to alleviate this potential discrimination, the FERC has mandated that all transmission systems over which it has jurisdiction must be operated in a comparable, non-discriminatory manner such that any seller of electricity affiliated with a TO or operator is not provided with preferential treatment. The FERC has also indicated that independent transmission companies can play a prominent role in furthering its policy goals and has encouraged the legal and functional separation of transmission operations from generation and distribution operations.

        The FERC requires compliance with certain reliability standards by TOs and may take enforcement actions for violations, including the imposition of substantial fines. NERC is responsible for developing and enforcing these mandatory reliability standards. We continually assess our transmission systems against standards established by NERC, as well as the standards of applicable regional entities under NERC that have been delegated certain authority for the purpose of proposing and enforcing reliability standards. Finally, utility holding companies are subject to FERC regulations related to access to books and records in addition to the requirement of the FERC to review and approve mergers and consolidations involving utility assets and holding companies in certain circumstances.

Federal Regulation

        As electric transmission companies, our Regulated Operating Subsidiaries charge rates that are regulated by the FERC. The FERC is an independent regulatory commission within the DOE that regulates the interstate transmission and certain wholesale sales of natural gas, the transmission of oil and oil products by pipeline and the transmission and wholesale sales of electricity in interstate commerce. The FERC also administers accounting and financial reporting regulations and standards of conduct for the companies it regulates. In 1996, in order to facilitate open access transmission for participants in wholesale power markets, the FERC issued Order No. 888. The open access policy promulgated by the FERC in Order No. 888 was upheld in a United States Supreme Court decision, State of New York vs. FERC, issued on March 4, 2002. To facilitate open access, among other things, FERC Order No. 888 encouraged investor owned utilities to cede operational control over their transmission systems to ISOs, which are not-for-profit entities.

        As an alternative to ceding operating control of their transmission assets to ISOs, certain investor owned utilities began to promote the formation of for-profit transmission companies, which would assume control of the operation of the grid. In December 1999, the FERC issued Order No. 2000, which strongly encouraged utilities to voluntarily transfer operational control of their transmission systems to RTOs. RTOs, as envisioned in Order No. 2000, would assume many of the functions of an ISO, but the FERC permitted greater flexibility with regard to the organization and structure of RTOs than it had for ISOs. RTOs could accommodate the inclusion of independently owned, for-profit companies that own transmission assets within their operating structure. Independent ownership would facilitate not only the independent operation of the transmission systems, but also the formation of companies with a greater financial interest in maintaining and augmenting the capacity and reliability of those systems. RTOs such as MISO and SPP monitor electric reliability and are responsible for coordinating the operation of the wholesale electric transmission system and ensuring fair, non-discriminatory access to the transmission grid.

        Order 1000 amends certain existing transmission planning and cost allocation requirements to ensure that FERC-jurisdictional services are provided at just and reasonable rates and on a basis that is just and reasonable and not unduly discriminatory or preferential. With respect to transmission planning, Order 1000: (1) requires that each public utility transmission provider participate in a regional transmission planning process that produces a regional transmission plan; (2) requires that each public utility transmission provider amend its Open Access Transmission Tariff to describe procedures that provide for the consideration of transmission needs driven by public policy requirements in the local and regional transmission planning processes; (3) removes a federal right of first refusal for certain new transmission facilities from FERC-approved tariffs and agreements; and (4) improves coordination between neighboring transmission planning regions for new interregional transmission facilities. MISO and SPP are compliant with the regional and interregional requirements of Order 1000 after making multiple compliance filings at the FERC.

        Order 1000 could potentially lead to greater competition for certain future transmission projects, including within our current operating areas. As a part of our identification of incremental development opportunities as it relates to our plans, we are exploring opportunities resulting from Order 1000 within MISO and SPP as well as other RTOs.

Revenue Requirement Calculations and Cost Sharing for Projects with Regional Benefits

        The cost-based formula rates used by our Regulated Operating Subsidiaries include revenue requirement calculations for various types of projects. Network revenues continue to be the largest component of revenues recovered through our formula rates. However, regional cost sharing revenues are growing as a result of projects that have been identified by MISO or SPP as having regional benefits, and therefore eligible for regional cost recovery under their tariffs. Separate calculations of revenue requirement are performed for projects that have been approved for regional cost sharing.

        We have projects that are eligible for regional cost sharing under the MISO tariff, such as certain network upgrade projects, and the MVPs, including our portions of the four MVPs and the Thumb Loop Project in Michigan. Additionally, certain projects at ITC Great Plains are eligible for recovery through a region-wide charge in the SPP tariff, including three regional cost sharing projects in Kansas.

State Regulation

        The regulatory agencies in the states where our Regulated Operating Subsidiaries' assets are located do not have jurisdiction over our rates or terms and conditions of service. However, they typically have jurisdiction over siting of transmission facilities and related matters as described below. Additionally, we are subject to the regulatory oversight of various state environmental quality departments for compliance with any state environmental standards and regulations.

ITCTransmission, METC and ITC Interconnection

Michigan

        The Michigan Public Service Commission has jurisdiction over the siting of certain transmission facilities. Additionally, ITCTransmission, METC and ITC Interconnection have the right as independent transmission companies to condemn property in the state of Michigan for the purposes of building or maintaining transmission facilities.

        ITCTransmission, METC and ITC Interconnection are also subject to the regulatory oversight of the Michigan Department of Environmental Quality, the Michigan Department of Natural Resources and certain local authorities for compliance with all environmental standards and regulations.

ITC Midwest

Iowa

        The Iowa Utilities Board has the power of supervision over the construction, operation and maintenance of transmission facilities in Iowa by any entity, which includes the power to issue franchises. Iowa law further provides that any entity granted a franchise by the Iowa Utilities Board is vested with the power of condemnation in Iowa to the extent the Iowa Utilities Board approves and deems necessary for public use. A city has the power, pursuant to Iowa law, to grant a franchise to erect, maintain and operate transmission facilities within the city, which franchise may regulate the conditions required and manner of use of the streets and public grounds of the city and may confer the power to appropriate and condemn private property.

        ITC Midwest also is subject to the regulatory oversight of certain state agencies (including the Iowa Department of Natural Resources) and certain local authorities with respect to the issuance of environmental, highway, railroad and similar permits.

Minnesota

        The Minnesota Public Utilities Commission has jurisdiction over the construction, siting and routing of new transmission lines or upgrades of existing lines through Minnesota's Certificate of Need and Route Permit Processes. Transmission companies are also required to participate in the State's Biennial Transmission Planning Process and are subject to the state's preventative maintenance requirements. Pursuant to Minnesota law, ITC Midwest has the right as an independent transmission company to condemn property in the State of Minnesota for the purpose of building new transmission facilities.

        ITC Midwest is also subject to the regulatory oversight of the Minnesota Pollution Control Agency, the Minnesota Department of Natural Resources, the Minnesota Public Utilities Commission in conjunction with the Department of Commerce and certain local authorities for compliance with applicable environmental standards and regulations.

Illinois

        The Illinois Commerce Commission exercises jurisdiction over siting of new transmission lines through its requirements for Certificates of Public Convenience and Necessity and Right-Of-Way acquisition that apply to construction of new or upgraded facilities.

        ITC Midwest is also subject to the regulatory oversight of the Illinois Environmental Protection Agency, the Illinois Department of Natural Resources, the Illinois Pollution Control Board and certain local authorities for compliance with all environmental standards and regulations.

Missouri

        Because ITC Midwest is a "public utility" and an "electrical corporation" under Missouri law, the Missouri Public Service Commission has jurisdiction to determine whether ITC Midwest may operate in such capacity. The Missouri Public Service Commission also exercises jurisdiction with regard to other non-rate matters affecting this Missouri asset such as transmission substation construction, general safety and the transfer of the franchise or property.

        ITC Midwest is also subject to the regulatory oversight of the Missouri Department of Natural Resources for compliance with all environmental standards and regulations relating to this transmission line.

Wisconsin

        ITC Midwest is a "public utility" and independent transmission owner in Wisconsin. The Public Service Commission of Wisconsin in a May 2014 order granted ITC Midwest a certificate of authority to transact public utility business in the state. In a separate May 2014 order, the Public Service Commission of Wisconsin also recognized ITC Holdings Corp. as a public utility holding company under Wisconsin statutes.

        The Public Service Commission of Wisconsin exercises jurisdiction over the siting of new transmission lines through the issuance of certificates of authority and certificates of public convenience and necessity. Upon receipt of such certificates for a transmission project, ITC Midwest has condemnation authority as a foreign transmission provider under Wisconsin law. ITC Midwest is also subject to the jurisdiction of certain local and state agencies, including the Wisconsin Department of Natural Resources, relating to environmental and road permits.

ITC Great Plains

Kansas

        ITC Great Plains is a "public utility" in Kansas and an "electric utility" pursuant to state statutes. The Kansas Corporation Commission issued an order approving the issuance of a limited certificate of convenience to ITC Great Plains for the purposes of building, owning and operating SPP transmission projects in Kansas. In addition to its certificate of authority, the Kansas Corporation Commission has jurisdiction over the siting of electric transmission lines.

        ITC Great Plains is also subject to the regulatory oversight of the Kansas Department of Health and Environment for compliance with all environmental standards and regulations relating to the construction phase of any transmission line.

Oklahoma

        ITC Great Plains has approval from the Oklahoma Corporation Commission to operate in Oklahoma, pursuant to Oklahoma statutes as an electric public utility providing only transmission services. The Oklahoma Corporation Commission does not exercise jurisdiction over the siting of any transmission lines.

        ITC Great Plains may be subject to the regulatory oversight of Oklahoma Department of Environmental Quality for compliance with environmental standards and regulations relating to construction of proposed transmission lines.

Sources of Revenue

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Operating Revenues" for a discussion of our principal sources of revenue.

Seasonality

        The cost-based formula rates in effect for our Regulated Operating Subsidiaries, as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Cost-Based Formula Rates with True-Up Mechanism," mitigate the seasonality of net income for our Regulated Operating Subsidiaries. Our Regulated Operating Subsidiaries accrue or defer revenues to the extent that the actual revenue requirement for the reporting period is higher or lower, respectively, than the amounts billed relating to that reporting period. For example, to the extent that amounts billed are less than our revenue requirement for a reporting period, a revenue accrual is recorded for the difference and the difference results in no net income impact.

        Operating cash flows are seasonal at our MISO Regulated Operating Subsidiaries, in that cash received for revenues is typically higher in the summer months when peak load is higher.

Principal Customers

        Our principal transmission service customers are DTE Electric, Consumers Energy and IP&L, which accounted for approximately 22.1%, 21.3% and 25.7%, respectively, of our consolidated billed revenues for the year ended December 31, 2017. One or more of these customers together have consistently represented a significant percentage of our operating revenue. These percentages of total billed revenues of DTE Electric, Consumers Energy and IP&L include the collection of 2015 revenue accruals and deferrals and exclude any amounts for the 2017 revenue accruals and deferrals that were included in our 2017 operating revenues, but will not be billed to our customers until 2019. Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Cost-Based Formula Rates with True-Up Mechanism" for a discussion on the difference between billed revenues and operating revenues. Our remaining revenues were generated from providing service to other entities such as alternative electricity suppliers, power marketers and other wholesale customers that provide electricity to end-use consumers and from transaction-based capacity reservations. Nearly all of our revenues are from transmission customers in the United States. Although we may recognize allocated revenues from time to time from Canadian entities reserving transmission over the Ontario or Manitoba interface, these revenues have not been and are not expected to be material to us.

Billing

        MISO and SPP are responsible for billing and collecting the majority of our transmission service revenues as well as independently administering the transmission tariff in their respective service territory. As the billing agents for our MISO Regulated Operating Subsidiaries and ITC Great Plains, MISO and SPP independently bill DTE Electric, Consumers Energy, IP&L and other customers on a monthly basis and collect fees for the use of our transmission systems.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk—Credit Risk" for discussion of our credit policies.

Competition

        Each of our MISO Regulated Operating Subsidiaries operates the primary transmission system in its respective service area and has limited competition for certain projects. However, the competitive environment is evolving due to the implementation of Order 1000. See further discussion of Order 1000 above under "—Regulatory Environment—Federal Regulation." For our subsidiaries focused on development opportunities for transmission investment in other service areas, the incumbent utilities or other entities with transmission development initiatives may compete with us by seeking approval to be named the party authorized to build new capital projects that we are also pursuing.

Employees

        As of December 31, 2017, we had 669 employees. We consider our relations with our employees to be good.

Environmental Matters

        We are subject to federal, state and local environmental laws and regulations, which impose limitations on the discharge of pollutants into the environment, establish standards for the management, treatment, storage, transportation and disposal of solid and hazardous wastes and hazardous materials, and impose obligations to investigate and remediate contamination in certain circumstances. Liabilities relating to investigation and remediation of contamination, as well as other liabilities concerning hazardous materials or contamination, such as claims for personal injury or property damage, may arise at many locations, including formerly owned or operated properties and sites where wastes have been treated or disposed of, as well as properties currently owned or operated by us. Such liabilities may arise even where the contamination does not result from noncompliance with applicable environmental laws. Under some environmental laws, such liabilities may also be joint and several, meaning that a party can be held responsible for more than its share of the liability involved, or even the entire share. Although environmental requirements generally have become more stringent and compliance with those requirements more expensive, we are not aware of any specific developments that would increase our costs for such compliance in a manner that would be expected to have a material adverse effect on our results of operations, financial position or liquidity.

        Our assets and operations also involve the use of materials classified as hazardous, toxic or otherwise dangerous. Many of the properties that we own or operate have been used for many years, and include older facilities and equipment that may be more likely than newer ones to contain or be made from such materials. Some of these properties include aboveground or underground storage tanks and associated piping. Some of them also include large electrical equipment filled with mineral oil, which may contain or previously have contained PCBs. Our facilities and equipment are often situated on or near property owned by others so that, if they are the source of contamination, others' property may be affected. For example, aboveground and underground transmission lines sometimes traverse properties that we do not own and transmission assets that we own or operate are sometimes commingled at our transmission stations with distribution assets owned or operated by our transmission customers.

        Some properties in which we have an ownership interest or at which we operate are, or are suspected of being, affected by environmental contamination. We are not aware of any pending or threatened claims against us with respect to environmental contamination relating to these properties, or of any investigation or remediation of contamination at these properties, that entail costs likely to materially affect us. Some facilities and properties are located near environmentally sensitive areas such as wetlands.

Filings Under the Securities Exchange Act of 1934

        Our internet address is http://www.itc-holdings.com. All of our reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, can be accessed free of charge through our website. These reports are available as soon as practicable after they are electronically filed with the SEC. Our website also has posted our Code of Conduct and Ethics.

        To learn more about us, please visit our website at http://www.itc-holdings.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding us is routinely posted on our website and is readily accessible. The information on our website is not incorporated by reference into this report.

        The public may also read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC, 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The internet address is http://www.sec.gov.

Properties

        Our Regulated Operating Subsidiaries' transmission facilities are located in Michigan and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma. Our MISO Regulated Operating Subsidiaries and ITC Great Plains have agreements with other utilities for the joint ownership of specific substations, transmission lines and other transmission assets. See Note 15 to the consolidated financial statements for more information on the jointly owned assets.

        ITCTransmission owns, holds title to or has the right to use the assets of a transmission system and related assets, including:

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  approximately 3,100 circuit miles of overhead and underground transmission lines rated at voltages of 120 kV to 345 kV;

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  approximately 18,700 transmission towers and poles;

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  station assets, such as transformers and circuit breakers, at 189 stations and substations which either interconnect ITCTransmission's transmission facilities or connect ITCTransmission's facilities with generation or distribution facilities owned by others;

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  other transmission equipment necessary to safely operate the system (e.g., monitoring and metering equipment);

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  warehouses and related equipment;

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  associated land held in fee, rights-of-way and easements;

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  an approximately 198,000 square-foot corporate headquarters facility and operations control room in Novi, Michigan, including furniture, fixtures and office equipment; and

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  an approximately 40,000 square-foot facility in Ann Arbor, Michigan that includes a back-up operations control room.

        ITCTransmission's First Mortgage Bonds are issued under ITCTransmission's first mortgage and deed of trust. As a result, the bondholders have the benefit of a first mortgage lien (subject to permitted liens) on substantially all of ITCTransmission's real property and interests in real property.

        METC owns, holds title to or has the rights to use the assets of a transmission system and related assets, including:

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  approximately 5,600 circuit miles of overhead transmission lines rated at voltages of 120 kV to 345 kV;

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  approximately 37,500 transmission towers and poles;

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  station assets, such as transformers and circuit breakers, at 106 stations and substations which either interconnect METC's transmission facilities or connect METC's facilities with generation or distribution facilities owned by others;

  •
  other transmission equipment necessary to safely operate the system (e.g., monitoring and metering equipment); and

  •
  warehouses and related equipment.

        METC's Senior Secured Notes are issued under METC's first mortgage indenture. As a result, the noteholders have the benefit of a first mortgage lien (subject to permitted liens) on substantially all of METC's real property and interests in real property.

        METC does not own the majority of the land on which its assets are located, but under the provisions of the Easement Agreement, METC has easements, rights-of-way, leases and licenses granting METC rights to use, occupy and access the land on which its transmission lines are located that are held or controlled by Consumers Energy. See "Business—Operating Contracts—METC—Amended and Restated Easement Agreement."

        ITC Midwest owns, holds title to or has the right to use the assets of a transmission system and related assets, including:

  •
  approximately 6,600 circuit miles of transmission lines rated at voltages of 34.5 kV to 345 kV;

  •
  transmission towers and poles;

  •
  station assets, such as transformers and circuit breakers, at approximately 278 stations and substations which either interconnect ITC Midwest's transmission facilities or connect ITC Midwest's facilities with generation or distribution facilities owned by others;

  •
  other transmission equipment necessary to safely operate the system (e.g., monitoring and metering equipment);

  •
  warehouses and related equipment; and

  •
  associated land held in fee, rights-of-way and easements.

        ITC Midwest's First Mortgage Bonds are issued under ITC Midwest's first mortgage and deed of trust. As a result, the bondholders have the benefit of a first mortgage lien (subject to permitted liens) on substantially all of ITC Midwest's real property and interests in real property.

        ITC Great Plains owns, holds title to or has the right to use transmission and related assets including:

  •
  approximately 470 miles of transmission lines rated at a voltage of 345 kV;

  •
  approximately 2,120 transmission towers and poles;

  •
  station assets, such as transformers and circuit breakers, at 9 stations and substations which either interconnect ITC Great Plains' transmission facilities or connect ITC Great Plains' facilities with transmission, generation or distribution facilities owned by others;

  •
  other transmission equipment necessary to safely operate the system (e.g., monitoring and metering equipment); and

  •
  associated land held in fee, rights-of-way and easements.

        ITC Great Plains' First Mortgage Bonds are issued under ITC Great Plains' first mortgage and deed of trust. As a result, the bondholders have the benefit of a first mortgage lien (subject to permitted liens) on substantially all of ITC Great Plains' real property and interests in real property.

        ITC Interconnection owns, holds title to or has the right to use certain substation assets and less than a mile of a transmission line rated at a voltage of 345 kV in Michigan. As of December 31, 2017, there were no liens or encumbrances on the assets of ITC Interconnection other than permitted liens.

        The assets of our Regulated Operating Subsidiaries are suitable for electric transmission and adequate for the electricity demand in our service territory. We prioritize capital spending based in part on meeting reliability standards within the industry. This includes replacing and upgrading existing assets as needed.

Legal Proceedings

        We are involved in certain legal proceedings before various courts, governmental agencies and mediation panels concerning matters arising in the ordinary course of business. These proceedings include certain contract disputes, regulatory matters and pending judicial matters. We cannot predict the final disposition of such proceedings. We regularly review legal matters and record provisions for claims that are considered probable of loss.

        Refer to Notes 5 and 17 to the consolidated financial statements and to Note 14 to the unaudited condensed consolidated interim financial statements for a description of certain pending legal proceedings, which descriptions are incorporated herein by reference.

MANAGEMENT

Directors

        Our bylaws provide for the election of directors at each annual meeting of shareholders. Each director serves until the next annual meeting and until his or her successor is elected and qualified, or until his or her resignation or removal.

        Pursuant to the Merger Agreement and the Shareholders Agreement, the board must consist of the Chief Executive Officer of the Company (Ms. Apsey), a representative of Eiffel, the GIC subsidiary that is a minority investor in Investment Holdings (Mr. Evenden), a minority of representatives of Fortis (Messrs. Perry and Laurito) and a majority of directors who are independent of Fortis. All directors must be independent of any "market participant" in MISO and SPP and a majority of the directors must be "independent" as defined in the Shareholders Agreement. See "Certain Relationships And Related Transactions, And Director Independence—Director Independence."

        Set forth below are the names, ages as of February 14, 2018 and titles of our current directors and a description of their business experience.

        Linda H. Apsey, 48. Ms. Apsey became President and Chief Executive Officer of the Company in November 2016 and was elected a director of the Company in January 2017. From May 2016 through January 2017, Ms. Apsey served as the Company's Executive Vice President and Chief Business Unit Officer, where she was responsible for leading all aspects of the financial and operational performance of our five Regulated Operating Subsidiaries and the Company's development. She had previously served as the Company's Executive Vice President, Chief Business Unit Officer and President, ITC Michigan since February 2015 where she was responsible for leading all aspects of the financial and operational performance of the Company's five Regulated Operating Subsidiaries and acting as the business unit head and president of the ITCTransmission and METC operating companies. Ms. Apsey served as Executive Vice President and Chief Business Officer of the Company from June 2007 until February 2015. In this role, Ms. Apsey was responsible for managing each of our Regulated Operating Subsidiaries and the necessary business support functions, including regulatory strategy, federal and state legislative affairs, community government affairs, human resources, and marketing and communications. Prior to this appointment, Ms. Apsey served as our Senior Vice President—Business Strategy and was responsible for managing regulatory affairs, policy development, internal and external communications, community affairs and human resource functions. Ms. Apsey was Vice President—Business Strategy from March 2003 until she was named Senior Vice President in February 2006. Prior to joining the Company, Ms. Apsey was the Manager of Transmission Policy and Business Planning at ITCTransmission for two years when it was a subsidiary of DTE Energy and was a supervisor in the regulatory affairs department of DTE Energy's Detroit Edison subsidiary for two years. Ms. Apsey currently serves as a director of the Fortis utility subsidiary, FortisAlberta Inc.

        Robert A. Elliott, 62. Mr. Elliott became a director of the Company in January 2017. Mr. Elliott has served as President and Owner of Elliott Accounting, an accounting, income tax and management advisory services organization in Tucson, Arizona, since 1983. He also serves as an Investment Advisor Representative for Greenberg Financial Group, a brokerage firm, a position in which he has served since 2001. Mr. Elliott is currently the Chairman of the board of UNS Energy Corporation, a subsidiary of Fortis, and has been a board member of that company since 2014. Mr. Elliott is currently the Chair of the board of directors of AAA Mountain West Group and has been a board member of that company since 2016. He also served on the board of directors of AAA Arizona Inc. from 2007 to 2016 and as Lead Director of Unisource Energy Inc. from 2010 to 2014. The Board selected Mr. Elliott to serve as a director because of his accounting experience, his familiarity with Fortis subsidiary operations and his experience serving as a leader on other boards of directors.

        Albert Ernst, 68. Mr. Ernst became a director of the Company in January 2017. Mr. Ernst was also a member of the Board from August 2014 through the closing of the Merger in October 2016. Mr. Ernst is a retired member of the law firm of Dykema Gossett PLLC, where he also served as director of Dykema's Energy Industry Group. His experience with companies in the public utility, energy, transmission, telecommunications and rural electric cooperative fields spans more than three decades. With Dykema, Mr. Ernst worked with leading energy clients including our subsidiaries, International Transmission Company and Michigan Electric Transmission Company. He also served as a consultant on utility-related matters to the U.S. Department of Defense, the Department of Energy and the General Services Administration. Mr. Ernst currently serves on the board of the Sarasota Jewish Housing Council and Foundation, the board of the Sarasota Jewish Federation and is the Chairman of the Sarasota Life and Legacy Project. The Board selected Mr. Ernst to serve as a director due to his lifelong career in the energy industry, as well as his invaluable experience with public utility and energy matters and decades of experience in the practice of law.

        Rhys D. Evenden, 44. Mr. Evenden became a director of the Company in October 2016. Mr. Evenden is the Head of Infrastructure—North America, GIC Private Ltd and has served in this position since January 2014. In this role he heads the North American infrastructure team, which is responsible for acquisitions and asset management for a portfolio of power, utility, midstream and transportation assets. Prior to rejoining GIC in January 2014, Mr. Evenden was a Principal at QIC Global Infrastructure. From March 2007 until December 2011, he served as a Senior Vice President at GIC Special Investments (GICSI) in London. Mr. Evenden joined GICSI from BAA Limited, where he served as Head of Business Development for outside terminal businesses across BAA Limited's airports. Mr. Evenden currently serves on the board of directors of Oncor Electric Delivery Company, Texas Transmission Holdings Company and Bronco Holdings LLC. He previously served on the board of Starwest Generation, Yorkshire Water and its parent Kelda Holdings and as an alternate director on the board of Thames Water. Mr. Evenden was appointed as a member of our Board by Eiffel.

        James P. Laurito, 61. Mr. Laurito became a director of the Company in October 2016. Mr. Laurito has served as Fortis' Executive Vice President, Business Development since April 2016. Previously, Mr. Laurito served as the President and Chief Executive Officer of Fortis' Central Hudson Gas & Electric Corporation subsidiary from January 2010 to November 2014. Prior to joining Central Hudson, Mr. Laurito served as the President and Chief Executive Officer of both New York State Electric and Gas Corporation and Rochester Gas and Electric Corporation, subsidiaries of Avangrid, Inc. Mr. Laurito has been Chairman of the Hudson Valley Economic Development Corporation since January 1, 2015 and currently serves on the board of Fortis' UNS Energy Corporation subsidiary.

        Barry V. Perry, 53. Mr. Perry became a director of the Company in October 2016. Mr. Perry is President and Chief Executive Officer of Fortis and has served as such since January 2015. Prior to his current position at Fortis, Mr. Perry served as President from June 30, 2014 to December 31, 2014 and prior to that served as Vice President, Finance and Chief Financial Officer since 2004. Mr. Perry joined the Fortis organization in 2000 as Vice President, Finance and Chief Financial Officer of Newfoundland Power Inc. Mr. Perry currently serves as a director of the Fortis utility subsidiaries, FortisBC and UNS Energy Corporation.

        Sandra E. Pierce, 59. Ms. Pierce became a director of the Company in January 2017. Ms. Pierce is Senior Executive Vice President, Private Client Group & Regional Banking Director and Chair of Michigan for Huntington National Bank. Ms. Pierce joined Huntington in 2016 after its merger with FirstMerit Corporation in 2016. While at FirstMerit, Ms. Pierce served as Vice Chairman of FirstMerit Corporation and Chairman and CEO of FirstMerit Michigan, from 2013 to 2016. Prior to joining FirstMerit, Ms. Pierce served as Midwest Regional Executive, President and CEO for Charter One Bank, Michigan, a division of RBS Citizens, N.A. from 2004 to 2012. Ms. Pierce currently serves as a board member of Barton Malow Enterprises and Penske Automotive Group. She also serves as the current chair of the Detroit Financial Advisory Board and the chair of the Henry Ford Health System.

The Board selected Ms. Pierce to serve as a director due to her leadership experience and familiarity with the geographic region in which the Company operates and conducts business.

        Kevin L. Prust, 62. Mr. Prust became a director of the Company in January 2017. Mr. Prust retired in 2014 as Executive Vice President and Chief Financial Officer of The Weitz Company, LLC, a large national and international construction firm, a position he held since joining the company in 2009. Prior to that, Mr. Prust was with McGladrey & Pullen LLP, a national CPA firm, from 1978 through 2008 serving in various positions and becoming partner in 1985. Mr. Prust currently serves on the board of Mercy Medical Center, in Des Moines, Iowa. In 2015 Mr. Prust served on the board of Stock Building Supply Holdings, Inc. until the company was acquired, and from 2009 to 2013 served on the board of Stark Bank Group and First American Bank. The Board selected Mr. Prust to serve as a director because of the expansive financial and accounting experience he obtained as a chief financial officer as well as his familiarity with the geographic region in which the Company operates and conducts business. The Board has determined that Mr. Prust is an "audit committee financial expert," as that term is defined under SEC rules.

        A. Douglas Rothwell, 61. Mr. Rothwell became a Director of the Company in October 2017. Since 2005 Mr. Rothwell has served as President and CEO of Business Leaders for Michigan—a business roundtable of the state's top 75 CEOs. From 2003 to 2005, Mr. Rothwell was the Executive Director of Worldwide Real Estate for General Motors where he managed their 400 million square foot global real estate portfolio. From 1993 to 2002, Mr. Rothwell was the President and Chief Executive Officer of the Michigan Economic Development Corporation, an organization he founded and directed to manage the state's business development, innovation, tourism and community development programs. Mr. Rothwell currently chairs the Michigan Economic Development Corporation, chairs the American Center for Mobility, is chair-elect of the University of North Carolina at Chapel Hill's Board of Visitors, and serves on the Board of Advisors for UNC athletics, and the management board of the Renaissance Venture Capital Fund. The Board selected Mr. Rothwell to serve as a director because of his vast experience working with business leaders in various industries to foster business development and growth and his familiarity and business contacts within the geographic region in which the Company operates and conducts business.

        Thomas G. Stephens, 69. Mr. Stephens became a director of the Company in January 2017. Mr. Stephens was also a member of the Board from November 2012 through the closing of the Merger in October 2016. Mr. Stephens retired in April 2012 from General Motors Company, a designer, manufacturer and marketer of vehicles and automobile parts, after 43 years with the company. Prior to his retirement, Mr. Stephens served as Vice Chairman and Chief Technology Officer from February 2011 to April 2012, Vice Chairman, Global Product Operations from 2009 to 2011, Vice Chairman, Global Product Development in 2009, Executive Vice President, Global Powertrain and Global Quality from 2008 to 2009, Group Vice President, Global Powertrain and Global Quality from 2007 to 2008, Group Vice President, General Motors Powertrain from 2001 to 2007 and has served in a variety of other engineering and operations positions. Mr. Stephens currently is Vice Chairman of the board of FIRST (For Inspiration and Recognition of Science and Technology in Michigan Robotics), Chairman of the board of the Michigan Science Center and sits on the Board of Managers of Warehouse Technologies LLC and board of directors of xF Technologies Inc. The Board selected Mr. Stephens to serve as a director because of his strong technical and engineering background as well as his experience and proven leadership capabilities assisting a large organization to achieve its business objectives.

        Joseph L. Welch, 69. Mr. Welch has served as Chairman of the Board since May 2008 and as a director since 2003. He served as the Company's President and Chief Executive Officer from 2003 until November 2016 and also served as the Company's Treasurer from 2003 until 2009. As the founder of ITCTransmission, Mr. Welch has had overall responsibility for the Company's vision, foundation and transformation into the first independently owned and operated electricity transmission company in the United States. Mr. Welch worked for Detroit Edison Company and other subsidiaries of DTE Energy from 1971 to 2003. During that time, he held positions of increasing responsibility in the electricity transmission, distribution, rates, load research, marketing and pricing areas, as well as regulatory affairs that included the development and implementation of regulatory strategies. The Board selected Mr. Welch to serve as a director because he previously served as the Company's President and Chief Executive Officer and he possesses unparalleled expertise in the electric transmission business.

Executive Officers

        Set forth below are the names, ages as of February 14, 2018 and titles of our current executive officers and a description of their business experience. Our executive officers serve as executive officers at the pleasure of the Board.

        Linda H. Apsey, 48. Ms. Apsey's background is described above under "Directors."

        Gretchen L. Holloway, 43. Ms. Holloway was named Senior Vice President and Chief Financial Officer in July 2017. Prior to this role, Ms. Holloway served as Vice President, Interim Chief Financial Officer and Treasurer, a position in which she served since October 2016. In her role, Ms. Holloway is responsible for the Company's accounting, internal audit, treasury, financial planning and analysis, management reporting, risk management and tax functions. From May 2016 to October 2016, Ms. Holloway was Vice President and Treasurer and from November 2015 until May 2016, Ms. Holloway served as Vice President, Finance and Treasurer of the Company. In this role and her immediate past role, she was responsible for all treasury and corporate planning activities including cash management and as the Company's liaison with the investment banking community and rating agencies. Ms. Holloway served from February 2015 to November 2015 as Vice President, Finance of the Company, where she was responsible for corporate finance activities including oversight of the budget and forecast processes and other financial analysis. Prior to that, Ms. Holloway served from June 2010 until February 2015 as Director, Special Projects & Investor Relations of the Company, where she was responsible for supporting the sourcing, evaluation and execution of mergers and acquisitions and implementing investor relations strategies and objectives. Prior to joining the Company in 2004, Ms. Holloway held various finance positions at CMS Energy Corporation for five years and before that, served as a financial consultant at Arthur Andersen for three years. Ms. Holloway currently serves as a member of the Audit Committee for the Children's Hospital of Michigan Foundation.

        Jon E. Jipping, 51. Jon E. Jipping has served as our Executive Vice President and Chief Operating Officer since June 2007. In this position, Mr. Jipping is responsible for leading the Company's five Regulated Operating Subsidiaries. Mr. Jipping is also responsible for transmission system planning, system operations, engineering, supply chain, field construction and maintenance, and information technology. Prior to this appointment, Mr. Jipping served as our Senior Vice President—Engineering and was responsible for transmission system design, project engineering and asset management. Mr. Jipping joined us as Director of Engineering in March 2003, was appointed Vice President—Engineering in 2005 and was named Senior Vice President in February 2006. Prior to joining the Company, Mr. Jipping was with DTE Energy for thirteen years. He was Manager of Business Systems & Applications in DTE Energy's Service Center Organization, responsible for implementation and management of business applications across the distribution business unit, and held positions of increasing responsibility in DTE Energy's Transmission Operations and Transmission Planning department. Mr. Jipping currently serves as the Chair of the Advisory Board of the Michigan Technological University College of Engineering, and as a board member of the North American Transmission Forum.

        Christine Mason Soneral, 45. Christine Mason Soneral was named Senior Vice President and General Counsel in April 2015 and served as Vice President and General Counsel from February 2015 through this appointment. As General Counsel, she is responsible for all corporate legal affairs and the leadership of our legal department. Prior to this role, Ms. Mason Soneral was Vice President and

General Counsel-Utility Operations since 2007 and was responsible for legal matters connected with the operations, capital projects, contract, regulatory, property and litigation matters of our Regulated Operating Subsidiaries. Ms. Mason Soneral joined us in September 2007 from Dykema Gossett PLLC, a national law firm where she was a member. While in private practice at Dykema from 1998 through 2007, Ms. Mason Soneral represented clients before state and federal trial courts, appellate courts and regulatory agencies. In 2014, Ms. Mason Soneral was appointed to the board of Citizens Research Council, a privately funded, not-for-profit public affairs research organization. Ms. Mason Soneral also currently serves as a member of the Michigan State University College of Social Science's External Advisory Board and Women's Leadership Institute.

        Daniel J. Oginsky, 44. Mr. Oginsky has served as our Executive Vice President and Chief Administrative Officer since May 2016. In this role, he has responsibility for the company's regulatory, federal affairs, marketing and communications, human resources, strategic planning and enterprise planning process, state government affairs, and local community and government affairs functions. Mr. Oginsky served as Executive Vice President, U.S. Regulated Grid Development from February 2015 to May 2016. He was responsible for leading the Company's growth and expansion through new investments in regulated electric transmission infrastructure across the United States. Mr. Oginsky joined us as our Vice President and General Counsel in November 2004, served as Senior Vice President and General Counsel since May 2009 and was named Executive Vice President and General Counsel in May 2014. In these roles, Mr. Oginsky was responsible for the legal affairs of the Company and oversaw the legal department, which included the legal, corporate secretary, real estate, contract administration and corporate compliance functions. Mr. Oginsky also served as the Company's Secretary from November 2004 until June 2007. Prior to joining the Company, Mr. Oginsky was an attorney in private practice for five years with various firms, where his practice focused primarily on representing ITCTransmission and other energy clients on regulatory, administrative litigation, transactional, property tax and legislative matters. Mr. Oginsky currently serves as a member of the Advisory Board of Belle Tire, Inc., President of North Manitou Light Keepers, Inc. and a member of the Board of Visitors for James Madison College at Michigan State University.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics that applies to all of our directors, employees and executive officers, including our chief executive officer, chief financial officer and principal accounting officer. The Code of Conduct and Ethics, as currently in effect (together with any amendments that may be adopted from time to time), is available on our website at www.itc-holdings.com. To the extent required by the Code or by applicable law, we will post any amendments to the Code of Conduct and Ethics and any waivers that are required to be disclosed by the rules of the SEC on our website, within the required periods.

Committees of the Board

        The Board has an Audit and Risk Committee, a Governance and Human Resources Committee and an Operations Committee. The Board may also establish from time to time any other committees that it deems necessary and advisable.

Audit and Risk Committee

        The Audit and Risk Committee consists of Messrs. Elliott, Ernst, Evenden, Laurito and Prust, with Mr. Prust serving as Chair. The Audit and Risk Committee is responsible for (1) selecting our independent public accountants, (2) approving the overall scope of our audit, (3) annually approving the internal audit plan and audit methodology (4) assisting our Board in monitoring the integrity of our financial statements, the independent public accountants' qualifications and independence, the performance of the independent public accountants and our internal audit function and our compliance with legal and regulatory requirements, (5) annually reviewing a report of our independent public accountants describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, (6) discussing our annual audited and quarterly unaudited financial statements with management and our independent public accountants, (7) meeting separately and periodically with our management, internal auditors and independent public accountants, (8) reviewing with our independent public accountants any audit problems or difficulties and management's response, (9) setting clear hiring policies for employees or former employees of our independent public accountants, (10) reviewing and recommending Board approval of any offering disclosure document to be distributed to potential offerees, (11) annually reviewing with management the guidelines and policies with respect to risk assessment and risk management, major risk exposure and the measures taken to monitor and control such exposure and (12) handling such other matters that are specifically delegated to the Audit and Risk Committee by our Board from time to time, as well as other matters as set forth in the committee's charter.

Governance and Human Resources Committee

        The Governance and Human Resources Committee consists of Ms. Pierce, Messrs. Evenden, Perry, Rothwell and Stephens, with Ms. Pierce serving as Chair. The Governance and Human Resources Committee is responsible for (1) reviewing and recommending to the Board policies and performance in corporate governance matters, (2) developing and recommending criteria for director memberships and Board size, (3) screening and recommending to our Board individuals qualified to become directors, (4) overseeing evaluations of our Board, its members and its committees, (5) reviewing the independence of the directors, (6) reviewing employee compensation policies, plans and programs, (7) reviewing and approving the compensation of our executive officers and directors, (8) reviewing and recommending to the Board the compensation of our Chief Executive Officer, (9) reviewing and consulting with the Chief Executive Officer on selection of officers and evaluation of executive performance and other matters, (10) reviewing and approving employment contracts and other similar arrangements for the executive officers and (11) overseeing and handling such other matters that are specifically delegated to the Governance and Human Resources Committee by our Board from time to time, as well as other matters as set forth in the committee's charter.

Operations Committee

        The Operations Committee consists of Messrs. Ernst, Evenden, Perry, Stephens and Welch, with Mr. Stephens serving as Chair. The Operations Committee is responsible for (1) determining whether the Company has appropriate policies and management systems in place with respect to security, safety, environmental, health and reliability matters, (2) monitoring and reviewing compliance with applicable laws, rules, regulations and industry standards, and management's criteria for determining compliance with the Company's security, safety, environmental, health and reliability policies and procedures, and reviewing performance against these criteria, (3) overseeing and reviewing issues and concerns which affect or could affect the Company's security, safety, environmental, health and reliability practices, (4) reviewing significant findings of internal and external audits and investigations and making recommendations to the Board as the committee deems appropriate, (5) monitoring the adequacy of the Company's operational risk management process and reviewing the operational contingency planning process within the Company to ensure all operational risks are identified and that appropriate risk management processes are in place, (6) reviewing periodically reports from the Company's management regarding (i) the Company's performance with respect to security, safety, environmental, health and reliability matters and compliance with applicable laws, (ii) significant risks to, and the physical and cyber security of, the Company's facilities and IT systems, (iii) significant security, safety, environmental, health and reliability related litigation and regulatory proceedings in which the Company is or may become involved and (iv) significant legislation or regulations, judicial decisions or other agreements, public policies or other developments involving security, safety, environmental, health and reliability matters in the electricity transmission sector that will or may have a material effect on the Company's business and (7) carrying out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our executive officers and directors are not subject to the reporting requirements of Section 16 of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis describes the elements of compensation for our Chief Executive Officer (or "CEO"), our Chief Financial Officer and the three other most highly compensated executive officers who were serving as such at December 31, 2017. We refer to these individuals collectively as the "named executive officers" or "NEOs."

        The Company's named executive officers for 2017 were:

Name	Position
Linda H. Apsey	President and Chief Executive Officer
Gretchen L. Holloway	Senior Vice President and Chief Financial Officer
Jon E. Jipping	Executive Vice President and Chief Operating Officer
Daniel J. Oginsky	Executive Vice President and Chief Administrative Officer
Christine Mason Soneral	Senior Vice President and General Counsel

Executive Summary

        The Governance and Human Resources Committee (the "Committee") is responsible for determining the compensation of our NEOs and administering the plans in which the NEOs participate. The goals of our compensation system are to attract first-class executive talent in a competitive environment and to motivate and retain key employees who are crucial to our success by rewarding Company and individual performance that promotes long-term sustainable growth and increases shareholder value. The key components of our NEOs' compensation package include base salary, annual cash incentive bonuses, long-term incentives, as well as certain perquisites and other benefits. In determining the amount of NEO compensation, we consider competitive compensation practices of other utilities and similarly sized organizations, the executive's individual performance against objectives, the executive's responsibilities and expertise, and our performance in relation to annual goals that are designed to strengthen and enhance our value.

        The Committee made the following decisions with regard to executive compensation in 2017:

  •
  Base salary increases.  Ms. Apsey's base salary was adjusted in late 2016 upon her appointment to President and CEO and, therefore, she did not receive a salary increase in 2017. Base salary increases were provided to the other four NEOs in 2017 to reward individual performance and to remain competitive and aligned with market. Ms. Holloway received an increase in March 2017 and another in July 2017 upon her promotion to Senior Vice President and Chief Financial Officer.

  •
  Annual cash incentive bonuses.  The NEOs earned cash incentive bonuses for 2017 performance of approximately 166.3% of target. This was based on achieving 95% of the performance targets established under the annual corporate performance bonus plan in early 2017 and achievement of certain performance factors which resulted in a bonus multiplier of 1.75. See "—Compensation Discussion and Analysis—Key Components of Our NEO Compensation Program—Annual Corporate Performance Bonus."

  •
  Long-term equity incentives.  We granted long-term equity incentive awards to our NEOs in March 2017. Total award opportunities were set as a percentage of base salary and delivered one-third in the form of service-based units and two-thirds in the form of performance-based units.

Overview and Philosophy

        The objectives of our compensation program are to attract first-class executive talent in a competitive environment and to motivate and retain key employees who are crucial to our success by rewarding Company and individual performance that promotes long-term sustainable growth and increases shareholder value by:

  •
  Performing best-in-class utility operations;

  •
  Improving reliability, reducing congestion, and facilitating access to generation resources; and

  •
  Utilizing our experience and skills to seek and identify opportunities to invest in needed transmission and to optimize the value of those investments.

        Our compensation program is designed to motivate and reward individual and corporate performance. Our compensation philosophy is to:

  •
  Provide for flexibility in pay practices to recognize our unique position and growth proposition;

  •
  Use a market-based pay program aligned with pay-for-performance objectives;

  •
  Leverage incentives, where possible, and align long-term incentive awards with improvements in our financial performance and shareholder value;

  •
  Provide benefits through flexible, cost-effective plans while taking into account business needs and affordability; and

  •
  Provide other non-monetary awards to recognize and incentivize performance.

Risk and Reward Balance

        When reviewing the compensation program, the Committee considers the impact of the program on the Company's risk profile. The Committee believes that the compensation program has been structured with the appropriate mix and design of elements to provide strong incentives for executives to balance risk and reward, without excessive risk taking.

        In early July 2017, the Committee engaged Pay Governance, its independent compensation consultant, to conduct a comprehensive compensation program risk assessment. Pay Governance reviewed the attributes and structure of our executive compensation programs for the purpose of identifying potential sources of risk within the program design. The review covered plan design and administration/governance risk, corporate governance and investor relations risk and talent risk.

        Based on a report from Pay Governance concluding that the Company's compensation programs do not create risks that are reasonably likely to have a material adverse impact on the Company, the Committee concluded that none of our compensation programs and features contain elements that create material risk to the Company. Risk mitigating factors with respect to the Company's compensation programs included a market competitive pay mix, the linking of pay to performance through annual and long-term incentive plans, caps on annual bonus and long-term incentive plan payouts, various performance measures that are both financially and operationally focused, a compensation recoupment policy, oversight by an independent committee of directors, regular review of NEO tally sheets and engagement of an independent compensation consultant.

Benchmarking and Relationship of Compensation Elements

        Benchmarking.    We reviewed market competitive target pay levels from two distinct market samples, utility and general industry data, as reflected in published surveys. Pay Governance compiled data for the following components of compensation—base salary, target annual incentive and target long-term incentive, as well as target total cash compensation and target total direct compensation.

Position-specific market target pay levels are reviewed for utility-specific data from the Willis Towers Watson Energy Services Executive Compensation Survey and general industry data from the Willis Towers Watson General Industry Executive Compensation Survey. For staff jobs, competitive rates were developed for each of the two distinct market reference points, as well as an average of the two market reference points. For utility operations jobs, we only used the utility-specific data due to the industry-specific nature of the roles. The market data were aged and size-adjusted using regression analysis to correspond to our adjusted revenue scope. The adjusted revenue scope accounts for our unique business model and reflects the competitive incremental revenue that would normally be embedded in rates to reflect a typical cost of goods sold factor.

        Our compensation strategy is to target compensation to be in the range between the median and 75th percentile of the market data, based on consideration of individual characteristics (performance, experience, etc.), internal equity and other factors. In February 2017, the Committee reviewed the benchmarking study conducted by its independent consultant comparing NEO target total direct compensation, which is the sum of base salary, target annual incentives and target long-term incentives, to the 50th, 65th and 75th percentile survey data to assess the market competitiveness of our compensation opportunities. Overall, the study found target total direct compensation provided to our NEOs is within the targeted range. This is generally achieved by having base salaries at the lower end of the targeted market range with higher target incentive opportunities that combine to provide competitive target total direct compensation.

        Use of Tally Sheets.    The Committee reviews tally sheets as prepared by management and the Committee's independent advisor, to facilitate its assessment of the total annual compensation of our NEOs. The tally sheets contained annual cash compensation (salary and bonuses), long-term equity incentives, benefit contributions and perquisites. In addition, the tally sheets included retirement program balances, outstanding vested and unvested equity values and potential severance and termination scenario values.

        Pay Review Process.    In addition to the Committee's benchmarking analysis and review of tally sheets, our CEO reviewed and examined market survey compensation levels and practices, as well as individual responsibilities and performance, our compensation philosophy and other related information to develop proposed compensation for each of our NEOs. Ms. Apsey evaluated the performance of the NEOs, other than herself, and made recommendations on their salaries, target bonus levels and long-term incentive awards. The Committee considered these recommendations in its decision making and conferred with its compensation consultant to understand the impact and result of any such recommendations. The Committee uses market data and recommendations from the Committee's consultant and makes recommendations on Ms. Apsey's salary, bonus targets and long-term incentive awards to the Board. The Board (other than Ms. Apsey) evaluates Ms. Apsey's performance and considers the Committee's recommendations in its decision making.

        The Committee reviewed and considered each element of compensation and the resulting target total direct compensation, along with the objectives of our compensation program, the input of the CEO and the market data to set the 2017 target pay levels. The Committee did not determine the mix of compensation elements using a pre-set formula. In setting executive compensation levels, the Committee retained full discretion to consider or disregard data collected through benchmarking studies. Compensation decisions also considered individual and Company performance, retention concerns, the importance of the position, internal equity and other factors.

Key Components of Our NEO Compensation Program

        The key components of our executive compensation program are discussed below.

  •
  Base Salary—provides sufficient competitive pay to attract and retain experienced and successful executives.

  •
  Bonus Compensation—encourages and rewards contributions to our annual corporate performance goals.

  •
  Long Term Incentives—encourages a multi-year focus on performance, rewards building long-term shareholder value and helps retain NEOs.

        The other elements of our executive compensation program are discussed below under the heading "—Compensation Discussion and Analysis—Other Components of Our Executive Compensation Program" which summarize the benefit programs that are available to our NEOs.

        In aggregate, the NEOs' target total direct compensation value (salary, annual target bonus and long-term incentive opportunities) of our NEOs was generally within the targeted range when compared to the blended average of the utility and general industry surveys. Base salaries are generally at the lower end of the targeted market range with target incentive opportunities set higher within the market range, which combine to provide competitive target total direct compensation within the target range of the market 50th and the 75th percentile. The Committee continues to monitor and balance competitive practice, talent needs and cost considerations when setting compensation.

  Base Salary

        The Committee annually reviews and approves the base salaries, and any adjustments thereto, of the NEOs. In making these determinations, the Committee considers the executive's job responsibilities, individual performance, leadership and years of experience, the performance of the Company, the recommendation of the CEO (except for the base salary of the CEO) and the target total direct compensation package as well as the benchmarking analysis conducted by its advisor.

        The 2017 base salaries for the NEOs, including any year-over-year change, were:

NEO	2017 Base Salary	Percent Increase
Linda H. Apsey	$725,000	—%
Gretchen L. Holloway	350,000	62.8%
Jon E. Jipping	535,000	6.6%
Daniel J. Oginsky	450,000	6.4%
Christine Mason Soneral	365,000	4.3%

        In July 2017, in connection with her appointment to Senior Vice President and Chief Financial Officer, the Committee approved an increase to Ms. Holloway's salary from $215,000 to $350,000. The increase was based on various factors, including market data and internal equity.

  Annual Corporate Performance Bonus

        Early each year, the Committee has approved our annual corporate performance bonus plan goals and targets, which are based on key Company objectives relating to operational excellence and superior financial performance. The corporate performance goals and targets were designed to align the interests of customers, shareholders and management, and encourage teamwork and coordination among all of our executives and employees with a common focus on the growth and success of the Company. Target levels for the corporate performance goals were determined based on long-term strategic plans, historical performance, expectations for future growth and desired improvement over time.

        The annual bonus plan performance goals were individually weighted. Weights were assigned to each goal based on areas of focus during the year and difficulty in achieving target performance. Weights were also assigned so that there was a balance between operational and financial goals. Each goal operated independently, and, for most goals, there was not a range of acceptable performance; if a goal was not achieved, there was no payout for that goal. The plan would not pay for achieving below-target performance on any goal, but would pay for achievement of target performance on those goals that were achieved even though other goals were not achieved. Where performance goals were stated in a range, the threshold goals were generally expected to be achieved while the maximum goals were considered "stretch" goals with lower expectation of achievement. The bonus goal targets were established to motivate NEOs toward operational excellence and superior financial performance and were designed to be challenging to meet, while remaining achievable.

        For 2017, financial measures plus the capital project plan determined 50% of the target bonus opportunity, while operational performance measures determined the remaining 50% of the target bonus opportunity. This reflected the inherent importance of driving operational performance, reliability and needed investment in our transmission system for the benefit of our customers.

        The annual corporate performance bonus plan consisted of three primary measurement categories: Financial, Safety & Compliance, and System Performance. Our safety, operations and security goals were established to deliver high performance in core company operations. Benchmarks and metrics were used in connection with these goals to establish a level of performance in the top decile or quartile within our industry. Likewise, our infrastructure protection goals led to the deployment of industry leading practices resulting in a generally enhanced security posture.

        Corporate performance goal criteria approved by the Committee for 2017, the rationale for the target goal (in some cases in relation to the prior year target) and actual bonus results, were as set forth below.

        Financial goals represented 20% of the total maximum annual bonus target and included specific measures for Non-Field Operation and Maintenance Expense and Net Income.

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout	2017 Results	Actual Payout
Financial 20% Maximum Potential Payout	Non-field Operation and Maintenance Expense and General and Administrative Expenses	Controlling general and administrative expenses is an important part of controlling rates charged to transmission customers.	Target is consistent with the approach used in 2016 and based on the 2017 Board-approved budget. Non-Field O&M and G&A expense at or under budget of $147 million.	10%	$137.1 million	10%
	Net Income(1)	Represents the Company's financial performance as it reflects a true measure of earnings contributions from the operating companies.	Target based on the 2017 Board-approved budget. Net Income from our Regulated Operating Subsidiaries (excluding ITC Interconnection) at or above $414 million to achieve 10%; Net Income at or above $393 million to achieve 5%.	5% - 10%	$406.1 million	5%
Total				20%		15%

        Safety & Compliance goals represented 20% of the total maximum annual bonus target and included specific measures for lost time, Recordable Incidents and Infrastructure Protection.

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout	2017 Results	Actual Payout
Safety & Compliance 20% Maximum Potential Payout	Safety as measured by lost time	Maintaining the safety of our employees and contractors is a core value and is at the foundation of our success.	Target number of incidents remained the same as prior years and was based on industry top decile performance, which reflects an aggressive view and philosophy on the importance of safety. 2 or fewer lost work day cases	5%	2	5%
	Safety as measured by recordable incidents	Maintaining the safety of our employees and contractors is a core value and is at the foundation of our success.	Target number of incidents remained the same as prior year and was based on industry top decile performance, which reflects an aggressive view and philosophy on the importance of safety. 9 or fewer recordable incidents.	5%	5	5%
	Infrastructure Protection	Maintaining cyber and physical security is critical to ensuring system reliability and ongoing operations.	Goal focused on implementing updated cyber security and physical security plans. Emphasized securing our information systems and our most important assets. Implementation of the 2017 Cyber Security and CIP (critical infrastructure protection) Plan and the Physical Security Plan, as presented to and approved by the Board, each plan worth 5%.	10%	Completed	10%
Total				20%		20%

        System Performance goals represented 60% of the total maximum annual bonus target and included specific measures for System Outages, Maintenance Plans and System Development.

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout	2017 Results	Actual Payout
System Performance and Capital Project Plan 60% Maximum Potential Payout	Outage frequency	Reducing and limiting system outages are critical to ensuring system reliability.	Target unchanged from prior year. Number of forced, sustained line outages, excluding the "External" cause classification, for: ITCTransmission (16 or fewer, representing top decile performance); METC (31 or fewer, representing top decile performance); ITC Midwest (70 or fewer, representing second quartile performance, no more than 59 of which can cause end-use customer sustained outages); Each target worth 5%.	15%	ITCTransmission—10 METC—18 ITC Midwest—58/ 49	15%
	Field Operation and Maintenance Plan	Performing necessary preventive maintenance is critical to ensuring system reliability.	Target is reflective of goal to complete the normal maintenance schedule of high priority maintenance activities. Complete high priority 2017 Field O&M Initiatives for: ITCTransmission (15) METC (13) ITC Midwest (10) Each subsidiary target worth 5%.	15%	All high priority initiatives completed	15%
	Capital Project Plan	Performing necessary system upgrades is critical to ensuring system reliability, providing a robust transmission grid and delivering financial performance.	Target is based on accrued capital expenditures. The maximum payout represents the risk-adjusted capital investment plan for 2017, with a threshold level also established. Complete $710M of the 2017 Capital Expenditure budget to achieve 30%; Complete $674M to achieve 15%.	15 - 30%	$777.6 million	30%
Total				60%		60%
Total Bonus (as a percent of target bonus level)				100%		95%

(1)
Net Income was risk-adjusted. Targets were adjusted for amounts recognized for rate refund impacts associated with the Initial Complaint and the Second Complaint associated with the MISO regional base ROE and the impacts of the TCJA.

        Additionally, our executives, including the NEOs, are eligible for an executive bonus multiplier. To further motivate management to provide value to shareholders, we include a performance factor under which their annual corporate performance bonus awards may be increased by as much as 100% based on multiple measures, as follows:

Measure	Threshold	Achievement	Multiplier	Weight	Result
Capital Project Plan	$710M	$777.6M	2.00x	50%	1.00x
Consolidated Net Income	$331M	$323.8M	1.00x	25%	0.25x
Cash Flow Available for Distribution	$266M	$300M	2.00x	25%	0.50x
Bonus Multiplier					1.75x

        Each measure has an established scale, which includes a threshold level and below equating to a 1.00x multiplier, having no impact on the bonus award, to a maximum of 2.00x, which would increase the bonus by 100%. Achievement against performance scales related to each of the above metrics produced an executive bonus multiplier of 1.75x. This performance factor was applied to each executive's annual corporate performance bonus to produce a final payment of approximately 166.3% of target.

        Bonuses are based on a target bonus, which for each executive is a percentage of his or her base salary. The Committee considers each individual's job responsibilities and the results of its benchmarking analysis when determining the base bonus percentage for the executive officers, including the NEOs, which we refer to as the "target bonus levels." Target bonus levels for 2017 were as follows:

NEO	% of Base Salary
Linda H. Apsey	100%
Gretchen Holloway	100%
Jon E. Jipping	100%
Daniel J. Oginsky	100%
Christine Mason Soneral	100%

        Ms. Apsey and Ms. Holloway's total target cash compensation is near the market median. Total target cash compensation for the other NEOs is within the target range of the market 50th and 75th percentile, purposely weighted more towards performance-based compensation, which is consistent with our compensation philosophy.

        In February 2017, to recognize Ms. Holloway for assuming the interim Chief Financial Officer role in November 2016 and her expanded responsibilities, the Committee approved a lump sum cash payment in the amount of $125,000. The Committee also approved a lump sum cash payment in the amount of $11,000 for Mr. Jipping to recognize his expanded responsibilities with assuming leadership of the grid development initiatives.

  Long-Term Incentives

        The Committee provides and maintains a long-term incentive program under the 2017 Omnibus Plan, as amended July 10, 2017 (the "2017 Omnibus Plan"). In February 2017, the Committee approved grants of service-based units and performance-based units to employees, including the NEOs, based on our CEO's recommendation (except for grants to the CEO), and also on the Committee's assessment of the performance of the Company and the executive. Award opportunities for the NEOs were provided in a mix of performance-based units (weighted 67%) and service-based units (weighted 33%). The performance-based units can be earned for results in two equally-weighted measures, Total Shareholder Return (relative to a peer group) and cumulative consolidated net income, over the three-year performance period. Each unit is generally equivalent to one share of Fortis stock (as traded on the Toronto Stock Exchange) and earned units are payable in cash. Awards to the CEO were also presented to the Board by the Committee and ratified by the Board. The amounts and more detailed terms of the 2017 service-based unit and performance-based unit grants made under the 2017 Omnibus Plan are described in the narrative following the Grants of Plan-Based Awards Table. The awards were designed to reward, motivate and encourage long-term performance, act as a retention mechanism, and further align the interests of the NEOs with the interests of the shareholder. Total value for the award for each grantee was determined based on a percentage of salary. For the NEOs, when the 2017 awards were made, the award values were targeted to be:

NEO	Grant Value Percent of Salary
Ms. Apsey	250%
Ms. Holloway	175%
Mr. Jipping	175%
Ms. Mason Soneral	175%
Mr. Oginsky	175%

        In determining the size of grants under the long-term incentive program and the award mix, the Committee considered market practice, the recommendation of the CEO (with respect to grants other than to the CEO) in light of comparisons to benchmarking data, expense to the Company and the practice of other U.S. Fortis subsidiary companies.

2018 Annual Incentive Plan

        On February 27, 2018, the Governance and Human Resources Committee of ITC Holdings approved the 2018 annual incentive plan for ITC Holdings' executives, including the NEOs from our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 15, 2018. Awards made in accordance with this plan are treated as incentive awards under the 2017 Omnibus Plan. Goals and payout weighting under the 2018 annual incentive plan are as follows:

Category	Goal	Weight
Safety & Compliance 20% Maximum Potential Payout	2 or fewer lost work day cases for injuries to Company employees and specified contractor employees	5%
	9 or fewer recordable incidents for injuries to Company employees and specified contractor employees	5%
	Implementation of Cyber Security—5% and Physical Security Objectives—5%	10%
System Performance 60% Maximum Potential Payout	ITCTransmission: 13 or fewer forced, sustained line outages, excluding certain catastrophic weather events	5%
	METC: 25 or fewer forced, sustained line outages, excluding certain catastrophic weather events	5%
	ITC Midwest: 68 or fewer forced, sustained line outages, excluding certain catastrophic weather events, no more than 57 at the 69 kV level	5%
	ITCTransmission: Complete the 15 high priority 2018 field operation and maintenance initiatives	5%
	METC: Complete the 13 high priority 2018 field operation and maintenance initiatives	5%
	ITC Midwest: Complete the 10 high priority 2018 field operation and maintenance initiatives	5%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Complete $665 million of the 2018 Capital Expenditure budget for approved projects to achieve 30%; complete $630 million to achieve 15%	15% - 30%
Financial 20% Maximum Potential Payout	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Non-field operation and maintenance expense and general and administrative expense at or under budget of $161 million	10%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Combined adjusted net income at or above $433 million to achieve 10%; at or above $411 million to achieve 5%	5% - 10%
	Total	100%

        Our 2018 annual incentive plan also includes a bonus multiplier under which annual incentive bonus awards may be increased by as much as 100% to the extent specified targets related to our Capital Investment Plan, Capital Investment—Five year Business Plan and Consolidated Net Income and Development Projects (each as defined in the 2018 annual incentive plan). Each target counts for 25% of the bonus multiplier.

Other Components of Our Executive Compensation Program

        Pension Benefits.    As is common in our industry and as established pursuant to our initial formation requirements included in the acquisition agreement with DTE Energy for ITCTransmission, we maintain a tax-qualified defined benefit retirement plan for eligible employees, comprised of a traditional pension component and a cash balance component. All employees, including the NEOs, participate in either the traditional component or the cash balance component. We have also established a supplemental nonqualified, noncontributory retirement benefit plan for selected management employees: the Executive Supplemental Retirement Plan (the "ESRP"), in which all of the NEOs participate. This plan provides for benefits that supplement those provided by our qualified defined benefit retirement plan. Benefits payable to the NEOs pursuant to the retirement plans are set by the terms of that plan. The Committee exercises no regular discretionary authority in the determination of benefits. The retirement plans may be modified, amended or terminated at any time, although no such action may reduce a NEO's earned benefits. See "Pension Benefits" for information regarding participation by the NEOs in our retirement plans as well as a description of the terms of the plans.

        Benefits and Perquisites.    The NEOs participate in a variety of benefit programs, which are designed to enable us to attract and retain our workforce in a competitive marketplace. These programs include our Savings and Investment Plan, which consists of an employee deferral contribution component and an employer safe-harbor matching contribution component.

        Our NEOs are provided a limited number of perquisites in addition to benefits provided to our other employees. The purpose of these perquisites is to minimize distractions from the NEOs' attention to important Company initiatives, to facilitate their access to work functions and personnel, and to encourage interactions among NEOs and others within professional, business and local communities. NEOs are provided perquisites such as auto allowance, financial, estate and legal planning, income tax return preparation, annual physical, club memberships, and personal liability insurance. Additionally, we own aircraft to facilitate the business travel schedules of our executives and other employees, particularly to locations that do not provide efficient commercial flight schedules. Ms. Apsey and guests who travel with her are permitted to travel for personal business on our aircraft, with an annual maximum of 50 flight hours for such personal travel. Ms. Apsey incurs imputed income for all guests and herself for personal travel in the amount of the incremental cost to the Company of such travel.

        We purchase tickets to various sporting, civic, cultural, charity and entertainment events. We use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, we may make these tickets available to employees, including the NEOs, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to the Company, if a NEO uses a ticket for personal purposes.

        None of the NEOs are reimbursed for income taxes associated with the value of the perquisites. Our employment agreements provide for limited tax gross-ups following termination in some circumstances. The Committee continues to monitor and review the Company's perquisite program. Perquisites are further discussed in footnote 5 to the Summary Compensation Table.

        Potential Severance Compensation.    Pursuant to their employment agreements, each NEO is entitled to certain benefits and payments upon a termination of his or her employment. Benefits and payments to be provided vary based on the circumstances of the termination. We believe it is important to provide these protections in order to ensure our NEOs will remain engaged and committed to us during an acquisition of the Company or other transition in management. See "—Employment Agreements and Potential Payments Upon Termination or Change in Control" for further detail on these employment agreements, including a discussion of the compensation to be provided upon termination or a change in control.

Recoupment Policy

        Our Recoupment Policy provides that in the event of any restatement of financial results, our NEOs will be required to reimburse the Company for an amount equal to the sum of:

  •
  Any bonus or other incentive-based or equity-based compensation received, earned or recognized by the officer from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement in excess of the amount that would have been received, earned or recognized if the restated financial results had been released instead; and

  •
  Any profits realized by the officer from the sale of securities of the Company during that 12-month period.

        The Board or the Committee will determine, in its reasonable discretion, based on the circumstances, the amount, form and timing of recovery. The Recoupment Policy applies to any equity-based grants and incentive cash compensation awards.

Retention Program

        In May 2016, as contemplated by the Merger Agreement, we adopted a retention program for the retention of key talent for the period commencing on the date of the Merger Agreement through the one-year anniversary of the effective time of the Merger, pursuant to which our executive officers were granted the opportunity to earn a retention bonus. Under the terms of the retention award letters, recipients received 30% of the retention award as long as they were employed by the Company on the effective date, and received the remaining 70% if they remained employed by the Company through the first anniversary of the effective date, October 2017. The amount of each named executive officer's total retention bonus amount, which were fully paid as of October 2017, is listed below:

NEO	Retention Award
Linda Apsey	$921,000
Gretchen Holloway	200,000
Jon Jipping	753,000
Daniel Oginsky	634,500
Christine Mason Soneral	525,000

Employment Agreement Amendment—Mason Soneral

        In October 2016, to address cutback language in her employment agreement that could have caused her to be treated differently than other NEOs, the employment agreement of Ms. Mason Soneral was amended to (1) have the annual bonus (with the exception of the total shareholder return component which was paid out pursuant to the terms of the Merger Agreement) payable in the ordinary course in accordance with her respective employment agreement and the Company's past practices based on actual 2016 performance; (2) have a portion of her Company performance shares canceled; and (3) provide for payment of additional cash compensation in a comparable amount over five installments following the Merger, contingent on continued employment with the Company on each installment date. Ms. Mason Soneral received total retention payments of $162,399 payable in five equal installments paid on the first payroll date following the first day of each fiscal quarter beginning January 1, 2017.

Summary Compensation

        The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries to or on behalf of the NEOs for services rendered by them during each of the last three calendar years, as required by SEC rules and regulations. The material terms of plans and agreements pursuant to which certain items set forth below were paid are discussed elsewhere in Compensation of Executive Officers and Directors.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Linda H. Apsey, President &	2017	$725,000	$644,700	$1,760,834	$—	$1,205,313	$232,747	$57,751	$4,626,345
CEO	2016	635,146	659,662	1,074,490	—	1,244,401	291,249	41,301	3,946,249
	2015	616,362	222,164	744,344	342,146	598,650	41,875	37,990	2,603,531
Gretchen L. Holloway SVP &	2017	317,981	265,000	552,539	—	581,875	80,454	33,126	1,830,975
CFO(6)	2016	210,116	60,000	139,761	—	168,337	71,163	31,312	680,689
Jon E. Jipping, EVP & COO	2017	529,289	538,100	909,553	—	889,438	345,722	37,694	3,249,796
	2016	503,931	539,333	878,517	—	982,615	365,553	37,269	3,307,218
	2015	503,931	207,775	608,587	279,734	489,450	82,651	36,010	2,208,138
Daniel J. Oginsky, EVP &	2017	445,327	444,150	765,053	—	748,125	177,356	35,972	2,615,983
CAO	2016	424,627	454,458	740,250	—	827,980	213,915	35,497	2,696,727
	2015	424,627	153,055	512,812	235,714	412,425	13,883	26,869	1,779,385
Christine Mason Soneral,	2017	362,404	529,899	620,551	—	606,813	146,625	36,378	2,302,670
SVP & General Counsel	2016	351,346	524,557	612,487	—	695,590	135,364	35,675	2,355,019
	2015	$328,777	$38,861	$775,093	$195,034	$341,250	$112,077	$13,950	$1,805,042

(1)
The compensation amounts reported in this column include, (a) awards under the Special Bonus Plan, (b) bonuses paid in connection with project milestones and (c) retention bonuses. Bonuses paid in connection with our annual corporate performance plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. Bonuses under the Special Bonus Plan, were awarded at the sole discretion of the Committee and were equal to per share dividend amounts paid by the Company multiplied by the number of options granted in 2003 and 2005. These options were exercised and the Special Bonus Plan expired in 2015. In 2015 and 2016, the NEOs, received certain project-related bonuses in recognition of the successful completion of various transmission development milestones. In 2016, Ms. Mason Soneral received $300,000 since the Merger was closed before December 31, 2016. In 2016, all of the NEOs received 30% of their retention award due to the closing of the Merger and, in October 2017, they received the remaining 70% of their retention award. See "—Compensation Discussion and Analysis—Retention Program." In 2017, Ms. Mason Soneral earned $162,399 in accordance with the retention payments related to her employment agreement amendment. See "—Compensation Discussion and Analysis—Employment Agreement Amendment—Mason Soneral." In 2017, Ms. Holloway received a lump sum payment of $125,000 and Mr. Jipping received a lump sum payment of $11,000 due to their expanding responsibilities. These bonuses are set forth in the following table.

Name	Year	Special Bonus ($)	Retention Bonus ($)	Merger Completion ($)	Other Bonuses ($)	Total Bonus ($)
Linda H. Apsey	2017	$—	$644,700	$—	$—	$644,700
	2016	—	276,300	—	383,362	659,662
	2015	—	—	—	222,164	222,164
Gretchen L. Holloway	2017	—	140,000	—	125,000	265,000
	2016	—	60,000	—		60,000
Jon E. Jipping	2017	—	527,100	—	11,000	538,100
	2016	—	225,900	—	313,433	539,333
	2015	26,136	—	—	181,639	207,775
Daniel J. Oginsky	2017	—	444,150	—		444,150
	2016	—	190,350	—	264,108	454,458
	2015	—	—	—	153,055	153,055
Christine Mason Soneral	2017	—	529,899	—		529,899
	2016	—	157,500	300,000	67,057	524,557
	2015	$—	$—	$—	$38,861	$38,861

(2)
The amounts reported in these columns represent the fair value, of stock option, performance share, restricted shares, performance-based units and service-based unit awards granted to the NEOs under the 2017 Omnibus Plan, 2015 LTIP, and the 2006 LTIP in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718.

The grant date fair value of the service-based unit awards is based on the applicable share price on the grant date. The grant date fair value of the performance-based units is based on the applicable share price on the grant date and the expected payout of the performance and market conditions, with the market condition fair value determined using a Monte Carlo simulation valuation model. The service-based unit awards and performance-based unit awards are liability awards, subject to remeasurement through the vesting date, and settled in cash, see "Grants of Plan-Based Awards." The 2016 awards only included restricted shares; performance shares and restricted shares were awarded in 2015.

The grant date fair value of the stock options was determined in accordance with ASC 718 using a Black-Scholes option pricing model and the following assumptions; options have not been granted since 2015:

Year	Remaining Future Life of Option	Expected Volatility	Risk Free Interest Rate	Expected Life (Years)	Expected Dividend Yield	Share Price at Grant Date
2017	—	—%	—%	—	—%	$—
2016	—	—%	—%	—	—%	$—
2015	7.3	18.6%	1.81%	6	1.59%	$35.91
(3)
The amounts reported in this column include cash awards tied to the achievement of annual Company performance goals under our bonus plan in effect for each of 2017, 2016 and 2015. For information regarding the corporate goals for 2017, see "—Compensation Discussion and Analysis—Key Components of Our NEO Compensation Program—Annual Corporate Performance Bonus."

(4)
All amounts reported in this column pertain to the tax-qualified defined benefit pension plan and the supplemental nonqualified, noncontributory retirement plan maintained by the Company. None of the income on nonqualified deferred compensation was above-market or preferential. Variations in the amounts from year to year reflect an additional year of service and pay changes used in the accrued benefit, as well as changes in assumptions on which the benefits are calculated, for which the formula has not been materially revised. The discount rate used for the present value of accumulated benefits was 4.44% in 2015, 4.15% in 2016 and 3.67% in 2017.

(5)
All Other Compensation includes amounts for auto allowance, financial, estate and legal planning, income tax return preparation, annual physical, club memberships, event tickets, personal liability insurance, personal use of company aircraft and for other benefits such as Company contributions on behalf of the NEOs pursuant to the matching component of the Savings and Investment Plan. Perquisites have been valued for purposes of these tables on the basis of the aggregate incremental cost to the Company. The incremental cost of the personal use of the Company aircraft was determined based upon the Company's expenses incurred in connection with the actual costs of maintenance, landing, parking, crew and catering and estimated fuel costs relating to Ms. Apsey's hours of use of the plane. Fuel expense was determined by calculating the average fuel cost for the month and the average amount of fuel used per hour. These benefits and perquisites for 2017, 2016 and 2015 are itemized in the table below as required by applicable SEC rules.

Name	Year	401(k) Match	Tax Reimbursements	Personal Use of Company Aircraft	Other Benefits	Total
Linda H. Apsey	2017	$14,400	$—	$12,752	$30,599	$57,751
	2016	14,300	—	—	27,001	41,301
	2015	14,300	—	—	23,690	37,990
Gretchen L. Holloway.	2017	14,400	—	—	18,726	33,126
	2016	14,300	—	—	17,012	31,312
Jon E. Jipping	2017	16,200	—	—	21,494	37,694
	2016	15,900	—	—	21,369	37,269
	2015	14,300	—	—	21,710	36,010
Daniel J. Oginsky	2017	14,400	—	—	21,572	35,972
	2016	14,300	—	—	21,197	35,497
	2015	14,300	—	—	12,569	26,869
Christin Mason Soneral	2017	14,400	—	—	21,978	36,378
	2016	14,300	—	—	21,375	35,675
	2015	$13,950	$—	$—	$—	$13,950

  We purchase tickets to various sporting, civic, cultural, charity and entertainment events. We use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, we may make these tickets available to employees, including the NEOs, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to the Company, if a NEO uses a ticket for personal purposes.

(6)
Ms. Holloway became Vice President, Interim Chief Financial Officer and Treasurer in October 2016 and was appointed to Senior Vice Present and Chief Financial Officer in July 2017. In accordance with SEC rules, we have excluded Ms. Holloway's compensation for 2015 as she was not an executive officer during that year.

Grants of Plan-Based Awards

        The following table sets forth information concerning each grant of an award made to a NEO during 2017. In this table, a service-based unit is referred to as an "SBU," a performance-based unit is referred to as a "PBU" and an award under the annual corporate performance bonus plan is referred to as an "ACPB."

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)
												Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Award Type	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)		Target (#)(2)		Maximum (#)(2)
(a)	(b)		(c)	(d)	(e)	(f)		(g)		(h)	(i)	(j)
Linda H. Apsey	3/8/2017	SBU	$—	$—	$—	—	—	—	—	—	19,590	$617,826
	3/8/2017	PBU	—	—	—	19,590	—	39,181	—	78,362	—	1,143,008
		ACPB	—	725,000	1,450,000	—	—	—	—	—	—	—
Gretchen L. Holloway	3/8/2017	SBU	—	—	—	—	—	—	—	—	6,147	193,863
	3/8/2017	PBU	—	—	—	6,147	—	12,295	—	24,590	—	358,676
		ACPB	—	350,000	700,000	—	—	—	—	—	—	—
Jon E. Jipping	3/8/2017	SBU	—	—	—	—	—	—	—	—	10,119	319,131
	3/8/2017	PBU	—	—	—	10,119	—	20,239	—	40,478	—	590,422
		ACPB	—	535,000	1,070,000	—	—	—	—	—	—	—
Daniel J. Oginsky	3/8/2017	SBU	—	—	—	—	—	—	—	—	8,512	268,450
	3/8/2017	PBU	—	—	—	8,511	—	17,023	—	34,046	—	496,603
		ACPB	—	450,000	900,000	—	—	—	—	—	—	—
Christine Mason Soneral	3/8/2017	SBU	—	—	—	—	—	—	—	—	6,904	217,737
	3/8/2017	PBU	—	—	—	6,904	—	13,808	—	27,616	—	402,814
		ACPB	$—	$365,000	$730,000	—	—	—	—	—	—	$—

(1)
The amount shown in Column (d) represents the potential payout for the annual corporate performance bonus based on "target bonus levels." The amount payable assuming maximum achievement of all bonus goals is set forth in column (e). Actual dollar amounts paid are disclosed and reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. For more information regarding the annual corporate performance bonuses, see "—Compensation Discussion and Analysis—Key Components of Our NEO Compensation Program—Annual Corporate Performance Bonus."

(2)
Payment of each performance-based unit award is contingent on meeting performance targets based on (1) Fortis Total Shareholder Return in comparison to the Total Shareholder Return during the performance period for each of the companies that comprise the 2017 Fortis peer group and (2) cumulative consolidated net income for each fiscal year during the performance period. The performance measures are independent of each other. If threshold, target or maximum performance goals are attained in the performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold, target and maximum, the awards would be prorated between levels based on performance outcome. For more information regarding performance share awards, see "—Grants of Plan-Based Awards—Performance-Based Unit Award Agreements."

(3)
Grant Date Fair Value consists of service-based units and performance-based units awarded under the 2017 Omnibus Plan with a grant date of March 8, 2017. The performance-based units reflected here are recorded at fair value at the date of grant, which was $29.17 per share. The service-based units reflected here are recorded at fair value at the date of grant, which was $31.53 per share. Share fair values were converted from Canadian Dollars to US Dollars using the "Award Conversion Rate" defined in the 2017 Omnibus Plan.

        The Committee has established long-term incentive targets as a percentage of the base salary for each NEO in consideration of benchmarking data on total direct compensation, the importance of the NEO's position to the success of the Company, our need to create meaningful incentives to enhance performance and the culture of teamwork that makes our company successful. The Committee did not have a pre-established targeted allocation of total direct compensation.

        The Committee had the power to award service-based units and performance-based units in the form of equity or cash under the 2017 Omnibus Plan with the terms of each award set forth in a written agreement with the recipient. Grants made in 2017 to the NEOs were made under the 2017 Omnibus Plan pursuant to terms stated in the service-based unit and performance-based unit award agreements.

Performance-Based Unit Award Agreements

        The performance-based unit award agreements entered into with each NEO in 2017 (each a "PBU Agreement") provide generally that the award will vest on December 31, 2019 (the "Vesting Date") to the extent one or more of the performance goals are met and if the grantee continues to be employed by the Company through the Vesting Date. One-half of the target number of units shall be related to the Fortis Total Shareholder Return goal (the "TSR goal") and one-half of the target number of shares shall be related to the cumulative consolidated net income goal (the "CCNI goal"). The PBUs will become earned as set forth in the following table:

Measurement Category	Goal at Threshold	Shares at Threshold	Goal at Target	Shares at Target	Goal at Maximum	Shares at Maximum
Fortis Total Shareholder Return	30th percentile	50% of TSR Target Units	50th percentile	100% of TSR Target Units	85th percentile	200% of TSR Target Units
Cumulative Consolidated Net Income	99% of Target	50% of CCNI Target Units	100% of Target	100% of CCNI Target Units	102% of Target	200% of CCNI Target Units

        The performance period for the award is January 1, 2017 through December 31, 2019 (the "Payment Criteria Period"). The performance measures are independent of each other; that is, if the threshold level of one performance measure is attained, units relating to that measure will be "earned" (subject to vesting as otherwise provided in the PBU Agreement) even if the threshold level of the other performance measure is not attained. The number of performance-based units that are "earned" with respect to each performance measure will be prorated between levels based on performance. The Committee will have discretion to reduce the number of units earned under certain circumstances.

        Total Shareholder Return of Fortis will be compared to each of the companies (the "Peer Companies") listed in the Fortis Peer Group 2017 Report excluding any company that is no longer traded on the Toronto Stock Exchange or a "national securities exchange" at the end of the Payment Criteria Period. The Peer Companies currently consist of the following 25 U.S. and Canadian public utility companies:

Alliant Energy	Emera Inc.	Pinnacle West Capital
Ameren Corp.	Energy Corp.	PPL Corp.
Atmos Energy Corp.	Eversource Energy	Public Svc Enterprise Group
Canadian Utilities Ltd.	FirstEnergy Corp.	SCANA Corp.
CenterPoint Energy Inc.	Great Plains Energy Inc.	Sempre Energy
CMS Energy Corp.	Hydro One Ltd.	UGI Corp.
Consolidated Edison Inc.	NiSource Inc.	WEC Energy Group
DTE Energy Co.	OGE Energy Corp.	Xcel Energy
Edison International

        The Total Shareholder Return of Fortis and the Peer Companies shall be computed in U.S. dollars as follows:

        A:    Calculate the Market Price as of the first day of the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Award Conversion Rate as defined in the 2017 Omnibus Plan)

        B:    Calculate the Market Price as of the last day of the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Award Conversion Rate)

        C:    Calculate the total dividends paid per share of its common stock (or equivalent security) during the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Award Conversion Rate)

        Total Shareholder Return = ((B–A) + C)/A

        Consolidated net income for the Company for each calendar year in the Payment Criteria Period shall be equal to net income as set forth in the Company's audited consolidated financial statements contained in its annual report on Form 10-K for such year, as adjusted for extraordinary items and changes in return on equity, in each case in the Committee's discretion. cumulative consolidated net income for the Company during the Payment Criteria Period shall be the sum of the consolidated net income for each of the three years in the Payment Criteria Period.

        If the grantee ceases to be employed before the Vesting Date due to death or disability, the grantee will receive, following the Vesting Date, the number of units to which the grantee would have otherwise been entitled if the grantee had remained employed through the Vesting Date. If the grantee ceases to be employed before the Vesting Date due to "Retirement" or "Involuntary Termination Without Cause," and the grantee has been in service of the Company for one year or more after the grant date, the grantee will receive, following the Vesting Date, a pro rata portion (based on the period served from the grant date to termination) of the number of units to which the grantee would have otherwise been entitled. If termination occurs prior to the Vesting Date other than as a result of death, disability, Retirement or Involuntary Termination Without Cause, grantee will forfeit the award. "Involuntary Termination Without Cause" means a termination of the grantee's employment by the Company other than due to the grantee's death, disability, Retirement, voluntary resignation or for "Cause" (as defined in the PBU Agreement). "Retirement" is defined to mean termination of grantee's employment with the Company upon or after attaining "normal retirement age" (as defined in the International Transmission Company Retirement Plan).

        Upon a "Change of Control," as defined in the 2017 Omnibus Plan, all outstanding performance-based units become redeemable on the trading day that is immediately prior to the effective date of the consummation of the event resulting in the Change of Control (the "Change of Control Redemption Date"). In the event of a Change of Control, the payout percentage for outstanding performance-based units is the product of (i) the higher of (A) 100% of the target number of performance-based units in the award or (B) the actual payout percentage based on the Committee's assessment of performance of the payment criteria from the beginning of the Payment Criteria Period for the award through the date of the Change of Control, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed in the Payment Criteria Period for the award through the date on which the Change of Control occurred and the denominator of which is the total number of days in the Payment Criteria Period for the award.

        Grantees are entitled to receive additional units equal to the "dividend equivalent" when a cash dividend is paid on common shares of Fortis stock (each a "Common Share"). Such "dividend equivalent" shall be equal to a fraction where the numerator is the product of (a) the number of performance-based units in the grantee's account on the date that the dividends are paid, including performance-based units previously credited as "dividend equivalents," multiplied by (b) the dividend paid per Common Share and the denominator of which is the "Market Price" of one Common Share calculated on the date that dividends are paid, converted to U.S. dollars based on the Award Conversion Rate. All "dividend equivalent" performance-based units shall have a Vesting Date which is the same as the Vesting Date for the performance-based units in respect of which such additional performance-based units are credited.

Service-Based Unit Award Agreements

        The service-based unit award agreements entered into with each of our NEOs in 2017 provide generally that, so long as the grantee remains employed by the Company, the service-based units fully vest upon the earlier of (i) the Vesting Date or (ii) the grantee's death or disability. If the grantee ceases to be employed before the Vesting Date due to "Retirement" or "Involuntary Termination Without Cause" and the grantee has been in service of the Company for one year or more after the grant date, the grantee will receive a pro rata portion (based on the period served from the grant date to termination) of the number of service-based units to which the grantee would have otherwise been entitled. If termination occurs prior to the Vesting Date other than as a result of death, disability, Retirement or Involuntary Termination Without Cause, grantee will forfeit the award. Upon a Change of Control, all unvested service-based units are deemed to be fully vested and redeemable on the Change of Control Redemption Date. "Retirement," "Involuntary Termination Without Cause" and "Change of Control" are defined in the same manner as defined in the description of the PBU Agreement disclosed above. Grantees are entitled to receive additional dividend equivalent service-based units in the same manner as defined in the description of the PBU Agreement disclosed above.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information with respect to service-based units and performance-based units that have not vested as of the end of 2017 held by the NEOs.

Name	Number of Shares or Units of Stock That Have Not Vested (#) (SBUs)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (SBUs)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(PBUs)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (PBUs)(1)
Linda H. Apsey	20,117	$737,707	40,236	$1,475,451
Gretchen L. Holloway	6,313	231,479	12,626	462,997
Jon E. Jipping	10,391	381,054	20,784	762,146
Daniel J. Oginsky	8,741	320,539	17,481	641,040
Christine Mason Soneral	7,090	$259,986	14,180	$519,972

(1)
Value was determined by multiplying the number of units that have not vested by the closing price of Fortis common stock as of December 29, 2017 ($36.67).

(2)
The unvested service-based units generally vest on December 31, 2019.

(3)
The unvested performance-based units generally vest on December 31, 2019. The award contains performance conditions established by the Committee. In order for performance-based units to vest such performance conditions must be achieved. Amounts reported reflect performance-based unit payouts as if the target performance goals have been achieved.

        Equity grants made to NEOs in 2017 were made pursuant to the 2017 Omnibus Plan. The terms of the grants are described above in the narrative discussion accompanying the Grants of Plan-Based Awards Table.

Option Exercises and Stock Vested

        The NEOs did not have any option exercises or equity awards that vested in 2017.

Pension Benefits

        The following table provides information with respect to each pension benefit plan that provides for payments or other benefits at, following or in connection with retirement. Those plans are the International Transmission Company Retirement Plan (the "Qualified Plan") and the ESRP.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Linda H. Apsey	Cash Balance Component	23.58	$373,576	N/A
	ESRP Shift	N/A	36,447	N/A
	Total Qualified Plan		410,023	N/A
	ESRP	14.83	1,422,819	N/A
Gretchen Holloway	Cash Balance Component	13.95	235,678	N/A
	Total Qualified Plan		235,678	N/A
	ESRP	2.91	100,652	N/A
Jon E. Jipping	Traditional Component	27.03	1,410,494	N/A
	Total Qualified Plan		1,410,494	N/A
	ESRP	12.92	1,203,671	N/A
Daniel J. Oginsky	Cash Balance Component	13.20	298,264	N/A
	Total Qualified Plan		298,264	N/A
	ESRP	13.20	957,202	N/A
Christine Mason Soneral	Cash Balance Component	10.29	231,647	N/A
	Total Qualified Plan		231,647	N/A
	ESRP	10.29	$475,595	N/A

(1)
Credited service is estimated as of December 31, 2017 and represents the service reflected in the determination of benefits. For determining vesting, service with DTE Energy is counted for the Qualified Plan only.

  For Ms. Apsey and Mr. Jipping, the credited service for the cash balance and traditional components of the Qualified Plan, respectively, includes service with DTE Energy. The Company began operations on February 28, 2003, following its acquisition of ITCTransmission from DTE Energy. As of that date, the benefits from DTE Energy's qualified plan that had accrued, as well as the associated assets from DTE Energy's pension trust, were transferred to the Qualified Plan. Therefore, even though DTE Energy service is included in determining the benefits under the traditional and cash balance components of the Qualified Plan, the benefits associated with this additional service do not represent a benefit augmentation, but rather a transfer of benefit liability and associated assets from DTE Energy's qualified plan to the Qualified Plan. With respect to the ESRP, credited service includes Company service only for the period during which the NEO was an ESRP participant.

(2)
The "Present Value of Accumulated Benefit" is the estimated lump-sum equivalent value measured as of December 31, 2017 (the "measurement date" used for financial accounting purposes) of the benefit that was earned as of that date. Certain benefits are payable as an annuity only, not as a lump sum, and/or may not be payable for several years in the future. The values reflected are based on several assumptions. The date at which the present values were estimated was December 31, 2017. The rate at which future expected benefit payments were discounted in calculating present values was 3.67%, the same rate used for fiscal year-end 2017 financial accounting disclosure of the Qualified Plan. The future annual earnings rate on account balances under the cash balance and ESRP shift components of the Qualified Plan, and for ESRP benefits, was assumed to be 2.78% for 2018 and 4.5% thereafter.

  We assumed no NEOs would die or become disabled prior to retirement, or terminate employment with us prior to becoming eligible for benefits unreduced for early retirement. The assumed retirement age for each executive was generally the earliest age at which benefits unreduced for early retirement were available under the respective plans. For the traditional component of the defined benefit plan, that age is the earlier of (1) age 58 with 30 years of service (including service with DTE Energy), or (2) age 60 with 15 years of service. For consistency, we generally use the same assumed retirement commencement age for other benefits, including benefits expressed as an account value where the concept of benefit reductions for early retirement is not meaningful. The assumed retirement benefit commencement ages for the respective NEOs were as follows:

• Ms. Apsey:	Age 58
• Ms. Holloway:	Age 58
• Mr. Jipping:	Age 58
• Mr. Oginsky:	Age 58
• Ms. Mason Soneral:	Age 58

  Post-retirement mortality was assumed to be in accordance with the Adjusted RP-2014 table projected for future mortality improvements with MP-2017 generational scale. Benefits under the traditional component of the Qualified Plan were assumed to be paid as a monthly annuity payable for the lifetime of the employee. For all other benefits, payment was assumed to be as a single lump sum, although other actuarially equivalent forms are available.

        We maintain one tax-qualified noncontributory defined benefit pension plan and one supplemental nonqualified, noncontributory defined benefit retirement plan. First, we maintain the Qualified Plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Generally, all of our salaried employees, including the NEOs, are eligible to participate.

        We maintain the ESRP, in which all of our NEOs participate. The ESRP provides additional retirement benefits which are not tax qualified.

        The following describes the Qualified Plan and the ESRP, and pension benefits provided to the NEOs under those plans.

Qualified Plan

        There are two primary retirement benefit components of the Qualified Plan. Each NEO earns benefits from the Company under only one of these primary components.

        Because our first operating utility subsidiary was acquired from DTE Energy, a component of the Qualified Plan bears relation to the DTE Energy Corporation Retirement Plan (the "DTE Plan"). Generally, persons who were participants in the "traditional component" of the DTE Plan as of February 28, 2003 (the date ITCTransmission was acquired from DTE Energy) earn benefits under the traditional component of our Qualified Plan. All other participants earn benefits under the cash balance component. Ms. Apsey also has benefits under the ESRP shift described below.

        Benefits under the Qualified Plan are funded by an irrevocable tax-exempt trust. A NEO's benefit under the Qualified Plan is payable from the assets held by the tax-exempt trust.

        NEOs become fully vested in their normal retirement benefits described below with 3 years of service, including service with DTE Energy, or upon attainment of the plan's normal retirement age of 65. If a NEO terminates employment with less than 3 years of service, the NEO is not vested in any portion of his or her benefit.

Traditional Component of Qualified Plan

        Mr. Jipping participates in the traditional component of the Qualified Plan. The benefits are determined under the following formula, stated as an annual single life annuity payable in equal monthly installments at the normal retirement age of 65: 1.5% times average final compensation times credited service up to 30 years, plus 1.4% times average final compensation times credited service in excess of 30 years. Credited service includes service with DTE Energy. Although benefits under the formula are defined in terms of a single life annuity, other annuity forms (e.g., joint and survivor benefits) are available that have the same actuarial value as the single life annuity benefit. The benefits are not payable in the form of a lump sum.

        Average final compensation is equal to one-fifth of the NEO's salary (excluding any bonuses or special pay) during the 260 weeks of credited service, not necessarily consecutive, at any time during the NEO's employment that results in the highest average.

        Benefits provided under the Qualified Plan are based on compensation up to a compensation limit under the Internal Revenue Code (which was $270,000 in 2017, and is indexed in future years). In addition, benefits provided under the Qualified Plan may not exceed a benefit limit under the Internal Revenue Code (which was $215,000 payable as a single life annuity beginning at normal retirement age in 2017).

        NEOs may retire with a reduced benefit as early as age 45 after 15 years of credited service. If a NEO has 30 years of credited service at retirement, the benefit that would be payable at normal retirement age is reduced for commencement ages below 58. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 58 and older:	100%
Age 55:	85%
Age 50:	40%

        If a NEO has less than 30 years of credited service at retirement, the benefit that would be payable at normal retirement age is reduced for commencement ages below age 60. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 60 and older:	100%
Age 55:	71%
Age 50:	40%

        If a NEO terminates employment prior to earning 15 years of credited service, the annuity benefit may not commence prior to attaining age 65. If the NEO terminates employment after earning 15 years of credited service but below age 45, the benefit may commence as early as age 45. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 65 and older:	100%
Age 60:	58%
Age 55:	36%
Age 50:	23%

        Mr. Jipping's annual accrued benefit payable monthly as an annuity for his lifetime, beginning at age 65, is approximately $106,700. He is fully vested.

Cash Balance Component of Qualified Plan

        Mses. Apsey, Holloway and Mason Soneral and Mr. Oginsky participate in the cash balance component of the Qualified Plan. The benefits are stated as a notional account value.

        Each year, a NEO's account is increased by a "contribution credit" equal to 7% of pay. For this purpose, pay is equal to base salary plus bonuses and overtime up to the same compensation limit as applies under the traditional component of the Qualified Plan ($270,000 in 2017). Each year, a NEO's account is also increased by an "interest credit" based on 30-year Treasury rates.

        Upon termination of employment, a vested NEO may elect full payment of his or her account. Alternate forms of benefit (e.g., various forms of annuities) are available as well that have the same actuarial value as the account.

        Mses. Apsey, Holloway and Mason Soneral and Mr. Oginsky are entitled to immediate payment of their account value on termination of employment, even if before normal retirement age. Ms. Apsey's estimated account value as of year-end 2017 is approximately $351,000, Ms. Holloway's is approximately $213,000, Ms. Mason Soneral's is approximately $212,000, and Mr. Oginsky's is approximately $272,000.

ESRP Shift Benefit in Qualified Plan

        The ESRP provides notional account accruals similar to the cash balance component of the Qualified Plan. The "compensation credit" to the NEO's notional account, analogous to the contribution credit in the cash balance component of the Qualified Plan, is equal to 9% of base salary plus actual bonus earned under the Company's annual bonus plan. The "investment credit," analogous to the interest credit in the cash balance component of the Qualified Plan, is similarly based on 30-year Treasury rates.

        The ESRP shift benefit is an amount that would otherwise be payable from the ESRP, but is instead being paid from the Qualified Plan, subject to applicable qualified plan legal limits on the ability to discriminate in favor of highly paid employees. The NEO's cash balance account is increased by any amounts shifted from the ESRP. The purpose of the benefit is to provide the NEO and the Company the tax advantages of providing benefits through a tax qualified plan.

        Ms. Apsey has received ESRP shift additions to her Qualified Plan cash balance account. There was no shift of compensation credits for 2017, although previous shifts have continued to earn interest credits. As of year-end 2017, her ESRP shift balance was approximately $34,000.

Executive Supplemental Retirement Plan

        The ESRP is a nonqualified retirement plan. Only selected executives participate, including all our NEOs. The purpose of the ESRP is to promote the success of the Company and its subsidiaries by providing the ability to attract and retain talented executives by providing such designated executives with additional retirement benefits.

        The ESRP resembles the cash balance component of the Qualified Plan in that benefits are expressed as a notional account value and the vested account balance is payable as a lump sum on termination of employment, although an installment option of equivalent value is also available.

        Each year, a NEO's account is increased by a "compensation credit" equal to 9% of pay. For this purpose, pay is equal to base salary plus any bonus under the Company's annual corporate performance bonus plan. There is no limit on compensation that may be taken into account as in the Qualified Plan. Each year, a NEO's account is also increased by an "investment credit" equal to the same earnings rate as the interest credit in the cash balance component of the Qualified Plan, based on 30-year Treasury rates.

        The plan has been in effect since March 1, 2003. Vesting occurs at 20% for each year of participation. All of our NEOs are fully vested. Pursuant to the terms of the plan, Ms. Holloway became fully vested at the time of the Merger.

        As noted above in the description of the Qualified Plan, a portion of the ESRP account balance may be shifted to the cash balance component of the Qualified Plan each year, as permitted under the rules for qualified plans. Such a shift allows the NEOs to become immediately vested in the account values shifted, and confers certain tax advantages to the NEOs and us. As of December 31, 2017, the ESRP account values, net of the amounts shifted to the Qualified Plan, are as follows:

Ms. Apsey	$1,335,751
Ms. Holloway	90,920
Mr. Jipping	1,165,089
Mr. Oginsky	874,474
Ms. Mason Soneral	435,937

        The ESRP is funded with a Rabbi Trust, which we cannot use for any purpose other than to satisfy the benefit obligations under the ESRP, except in the event of the Company's bankruptcy, in which case the assets are available to general creditors.

Nonqualified Deferred Compensation

        We maintain the Executive Deferred Compensation Plan under which nonqualified deferred compensation is permissible. Only selected officers of the Company, including the NEOs, are eligible to participate in this plan. NEOs are allowed to defer up to 100% of their salary and bonus. Investment earnings are based on the various investment options available under the plan, and are selected by the individual NEOs. Distributions will generally be made at the NEO's termination of employment for any reason. Currently none of our NEOs participate in this plan.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements

        As referenced above, we entered into employment agreements with Ms. Apsey and Messrs. Jipping and Oginsky in December 2012 which superseded the employment agreements then in effect. In February 2015, we entered into an employment agreement with Ms. Mason Soneral which superseded her employment agreement then in effect. In July 2017, we entered into an employment agreement with Ms. Holloway, which superseded her employment agreement then in effect. Each employment agreement is subject to automatic one-year employment term renewals each year beginning on its second anniversary, unless either party provides the other with 30 days' advance written notice of intent not to renew the employment term. Ms. Apsey's agreement was modified in October 2016 in connection with her appointment as President and Chief Executive Officer and the term of the agreement is now set to expire December 31, 2018, subject to the automatic one-year renewal provision described above. Ms. Mason Soneral's agreement was modified in October 2016 as described in "Compensation Discussion and Analysis—Employment Agreement Amendment—Mason Soneral." The following describes the material terms of the employment agreements, as amended, with the NEOs who remained employed by the Company on December 31, 2017.

        The employment agreements provide that each NEO will receive an annual base salary equal to their current base salary, which is subject to annual review and increase by our Board in its discretion. The employment agreements also provide that NEOs are eligible to receive an annual cash bonus, subject to our achievement of certain performance targets established by our Board, as detailed in "Compensation Discussion and Analysis." The employment agreements also provide the NEOs with the right to participate in equity plans, employee benefit plans and retirement plans, including but not limited to welfare plans, retiree welfare benefit plans and defined benefit and defined contribution plans.

        In addition, the NEOs' employment agreements provide for payments by us of certain benefits upon termination of employment. The rights available at termination depend on the situation and circumstances surrounding the terminating event. The terms "Cause" and "Good Reason" are used in the employment agreements of each NEO and an understanding of these terms is necessary to determine the appropriate rights for which a NEO is eligible. The terms are defined as follows:

  •
  Cause means: a NEO's continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the NEO of such failure; dishonesty in the performance of the NEO's duties; a NEO's conviction of, or plea of nolo contender to, a crime constituting a felony or misdemeanor involving moral turpitude; willful malfeasance or willful misconduct in connection with a NEO's duties; any act or omission which is injurious to the financial condition or business reputation of the Company; or violation of the non-compete or confidentiality provisions of the employment agreement.

  •
  Good Reason means: a greater than 10% reduction in the total value of the NEO's base salary, target bonus, and employee benefits; or if the NEO's responsibilities and authority are substantially diminished.

        If a NEO's employment is terminated with cause by the Company or by the NEO without good reason, the NEO will generally only receive his or her accrued but unpaid compensation and benefits as of the date of his or her employment termination. If the NEO terminates due to death or disability (as defined in the employment agreements), the NEO (or the NEO's spouse or estate) would also receive a pro rata portion of his or her current year annual target bonus.

        If a NEO's employment is terminated by the Company without cause or by the NEO for good reason, the NEO will receive the following, subject to the NEO's execution of a release agreement and commencing generally on the earliest date that is permitted under Section 409A of the Internal Revenue Code:

  •
  any accrued but unpaid compensation and benefits. The benefits include:

  o
  Ms. Apsey: cash balance and ESRP shift under the Qualified Plan and vested portion of ESRP balance;

  o
  Mr. Jipping: annual benefit under the traditional component of the Qualified Plan and vested portion of ESRP balance; and

  o
  Mr. Oginsky, Ms. Mason Soneral and Ms. Holloway: cash balance under the Qualified Plan and vested portion of ESRP balance

  •
  continued payment of the NEO's then-current base salary for two years;

  •
  if the termination is within six months before or two years after a "Change of Control" (as defined in the employment agreements), payment of an amount equal to two times the average of the annual bonuses, that were payable to the NEO for the three fiscal years immediately preceding the fiscal year in which his or her employment terminates, payable in equal installments over the period in which continued base salary payments are made;

  •
  a pro rata portion of the annual bonus for the year of termination, based upon the Company's actual achievement of the performance targets for such year as determined under the annual bonus plan and paid at the time that such bonus would normally be paid;

  •
  eligibility to continue coverage under our active medical, dental and vision plans subject to applicable COBRA rules; if such coverage is elected, we will reimburse the NEO for the shorter of 18 months, or until the NEO becomes eligible for coverage under another employer-

    sponsored group plan, in an amount equal to our periodic cost of such coverage for other executives, plus a tax gross-up amount;

  •
  outplacement services for up to two years; and

  •
  for Ms. Apsey, deemed satisfaction of the eligibility requirements of our Postretirement Welfare Plan for purposes of participation therein; and for Messrs. Jipping and Oginsky, participation in our Postretirement Welfare Plan only if, by the end of their specified severance period, they have achieved the necessary age and service credit otherwise necessary to meet the eligibility requirements. In addition, if we terminate our Postretirement Welfare Plan and, by application of the provisions described in the prior sentence, any of these NEOs would otherwise be entitled to retiree welfare benefits, we will establish other coverage for the NEO or the NEO will receive a cash payment equal to our cost of providing such benefits, in order to assist the NEO in obtaining other retiree welfare benefits.

        In addition, while employed by us and for a period of two years after any termination of employment without cause by the Company (other than due to their disability) or for good reason by them and for a period of one year following any other termination of their employment, the NEOs will be subject to certain covenants not to compete with or assist other entities in competing with our business and not to encourage our employees to terminate their employment with us. At all times while employed and thereafter, all of the NEOs will also be subject to a covenant not to disclose confidential information.

        In the event the NEO becomes subject to excise taxes under Section 4999 of the Internal Revenue Code as a result of payments and benefits received under the employment agreements or any other plan, arrangement or agreement with us, we will pay the NEO only that portion of such payments which are in total equal to one dollar less than the amount that would subject the NEO to the excise tax.

Payments in the Event of Termination

        The benefits to be provided to the NEOs as a result of termination under various scenarios are detailed in the tables below. The tables assume that the termination occurred on December 31, 2017.

Linda H. Apsey—Termination Scenarios: Value of Potential Payments
Total Value of Severance, Benefits and Unvested Equity Awards(1)(2)

	Voluntary Resignation	Voluntary For Cause	Involuntary Not-for-Cause or Voluntary Good Reason	Change In Control (pre-tax)(3)	Disability	Death (pre-retirement)(4)
Compensation
Cash Severance	$—	$—	$1,450,000	$3,149,345	$—	$—
Target Short-term Bonus	—	—	—	—	725,000	725,000
Pro Rata Short-term (Annual) Incentive Comp	—	—	1,205,313	1,205,313	—	—
Retention Awards	—	—	—	—	—	—
Service-Based Unit Awards(7)	—	—	—	737,690	737,690	737,690
Performance-Based Unit Awards	—	—	—	490,918	1,475,451	1,475,451
Benefits and Perquisites
Retirement Plan	—	—	—	—	—	—
ESRP	—	—	—	—	—	—
Perquisites	—	—	25,000	25,000	—	—
Health & Welfare Benefits	—	—	28,809	28,809	—	—
Postretirement Welfare Plan(5)	—	—	594,085	594,085	—	—
Total Payout:	$—	$—	$3,303,207	$6,231,160	$2,938,141	$2,938,141

Gretchen L. Holloway—Termination Scenarios: Value of Potential Payments
Total Value of Severance, Benefits and Unvested Equity Awards(1)(2)

	Voluntary Resignation	Voluntary For Cause	Involuntary Not-for-Cause or Voluntary Good Reason	Change In Control (pre-tax)(3)	Disability	Death (pre-retirement)(4)
Compensation
Cash Severance	$—	$—	$700,000	$889,435	$—	$—
Target Short-term Bonus	—	—	—	—	350,000	350,000
Pro Rata Short-term (Annual) Incentive Comp	—	—	581,875	581,875	—	—
Service-Based Unit Awards(7)	—	—	—	231,461	231,461	231,461
Performance-Based Unit Awards(8)	—	—	—	154,050	462,997	462,997
280G Cutback	—	—	—	254,204	—	—
Benefits and Perquisites
Retirement Plan	—	—	—	—	—	—
ESRP	—	—	—	—	—	—
Perquisites	—	—	25,000	25,000	—	—
Health & Welfare Benefits	—	—	26,580	26,580	—	—
Total Payout:	$—	$—	$1,333,455	$2,162,605	$1,044,458	$1,044,458

Jon E. Jipping—Termination Scenarios: Value of Potential Payments
Total Value of Severance, Benefits and Unvested Equity Awards(1)(2)

	Voluntary Resignation	Voluntary For Cause	Involuntary Not-for-Cause or Voluntary Good Reason	Change In Control (pre-tax)(3)	Disability	Death (pre-retirement)(4)
Compensation
Cash Severance	$—	$—	$1,070,000	$2,436,244	$—	$—
Target Short-term Bonus	—	—	—	—	535,000	535,000
Pro Rata Short-term (Annual) Incentive Comp	—	—	889,438	889,438	—	—
Service-Based Unit Awards(7)	—	—	—	381,038	381,038	381,038
Performance-Based Unit Awards(8)	—	—	—	253,584	762,146	762,146
Benefits and Perquisites
Retirement Plan(6)	—	—	—	—	—	—
ESRP	—	—	—	—	—	—
Perquisites	—	—	25,000	25,000	—	—
Health & Welfare Benefits	—	—	27,916	27,916	—	—
Total Payout:	$—	$—	$2,012,354	$4,013,220	$1,678,184	$1,678,184

 Daniel J. Oginsky—Termination Scenarios: Value of Potential Payments
Total Value of Severance, Benefits and Unvested Equity Awards(1)(2)

	Voluntary Resignation	Voluntary For Cause	Involuntary Not-for-Cause or Voluntary Good Reason	Change In Control (pre-tax)(3)	Disability	Death (pre-retirement)(4)
Compensation
Cash Severance	$—	$—	$900,000	$2,051,238	$—	$—
Target Short-term Bonus	—	—	—	—	450,000	450,000
Pro Rata Short-term (Annual) Incentive Comp	—	—	748,125	748,125	—	—
Service-Based Unit Awards(7)	—	—	—	320,532	320,532	320,532
Performance-Based Unit Awards(8)	—	—	—	213,289	641,040	641,040
Benefits and Perquisites
Retirement Plan	—	—	—	—	—	—
ESRP	—	—	—	—	—	—
Perquisites	—	—	25,000	25,000	—	—
Health & Welfare Benefits	—	—	27,022	27,022	—	—
Total Payout:	$—	$—	$1,700,147	$3,385,206	$1,411,572	$1,411,572

Christine Mason Soneral—Termination Scenarios: Value of Potential Payments
Total Value of Severance, Benefits and Unvested Equity Awards(1)(2)

	Voluntary Resignation	Voluntary For Cause	Involuntary Not-for-Cause or Voluntary Good Reason	Change In Control (pre-tax)(3)	Disability	Death (pre-retirement)(4)
Compensation
Cash Severance	$—	$—	$730,000	$1,296,901	$—	$—
Target Short-term Bonus	—	—	—	—	365,000	365,000
Pro Rata Short-term (Annual) Incentive Comp	—	—	606,813	606,813	—	—
Service-Based Unit Awards(7)	—	—	—	259,990	259,990	259,990
Performance-Based Unit Awards(8)	—	—	—	173,007	519,972	519,972
Benefits and Perquisites
Retirement Plan	—	—	—	—	—	—
ESRP	—	—	—	—	—	—
Perquisites	—	—	25,000	25,000	—	—
Health & Welfare Benefits	—	—	27,796	27,796	—	—
Total Payout:	$—	$—	$1,389,609	$2,389,507	$1,144,962	$1,144,962

(1)
All scenarios include the value of severance. For Ms. Apsey, the value of the Postretirement Welfare Plan is additionally included where applicable. The Pension Benefits Table assumes that none of the executives are terminated prior to retirement age and that benefits are paid once retirement commences (age 58 is assumed). All other accrued pension benefits, outside of present value reductions outlined in footnote (5), and additional pension benefits upon death, have not been included in these termination scenarios but can be found in the Pension Benefits Table.

(2)
Upon any termination of employment, benefits that are accrued but unpaid prior to that event are paid. These benefits are assumed to be $0 in the above table.

(3)
Change in control values include severance amounts reflecting cutbacks to the extent employer payments exceed the executive respective limits. Ms. Holloway would be subject to an excise tax on the employer payments as of the assumed change in control date; therefore, a cutback in the amount of $254,204 has been reflected.

(4)
In the event of Mr. Jipping's termination for death (pre-retirement), his spouse would receive half the 50% joint and survivor annuity under the traditional component of the Qualified Plan, also reduced to reflect a 90% early retirement factor that would apply at age 58 since Mr. Jipping does not have 30 years of service as of December 31, 2017. Under termination for death (pre-retirement), Ms. Apsey's, Ms. Mason Soneral's,

  Ms. Holloway's, and Mr. Oginsky's Qualified Plan benefits are payable immediately to the surviving spouse (if any) and ESRP benefits are payable to a designated beneficiary. The above termination scenarios do not reflect the reduction in present value of death benefits ($112,159 for Ms. Apsey, $819,642 for Mr. Jipping, $108,507 for Mr. Oginsky, $58,974 for Ms. Mason Soneral, and $35,520 for Ms. Holloway) compared to present value in the Pension Benefits Table.

(5)
The value of the Postretirement Welfare Plan benefit is included in involuntary termination not for cause and change in control scenarios since Ms. Apsey's employment agreement includes a provision for deemed satisfaction of the eligibility requirements when terminated under these scenarios. It is assumed she would commence her Postretirement Welfare Benefits at age 58. The rate at which future expected benefit payments were discounted in calculating the Postretirement Welfare Plan present values was 3.75%, the same rate used for fiscal year-end 2017 accounting disclosure of the Postretirement Welfare Plan.

(6)
The Pension Benefits Table assumes that Mr. Jipping would not be terminated before retirement age and no early retirement reduction was applied. In all termination scenarios, however, a 90% early retirement factor would apply at age 58 because Mr. Jipping has less than 30 years of service as of December 31, 2017. The above table does not reflect the reduction in the present value ($141,049 except for death) due to applying the 90% early retirement factor.

(7)
Under the 2017 Omnibus Plan, outstanding and unvested service-based units and respective dividend equivalents shall be deemed to be vested service-based units and redeemable on the Change of Control Redemption Date (as defined in the 2017 Omnibus Plan). In the case of Death or Disability (each as defined in the 2017 Omnibus Plan) termination, outstanding and unvested service-based units and respective dividend equivalents shall be deemed to be vested service-based units and redeemable the date of the death or on the date on which the grantee's service is terminated due to Disability. In the case of Retirement or Involuntary Termination Without Cause (each as defined in the 2017 Omnibus Plan) within one year of the grant date, outstanding and unvested service-based units and respective dividend equivalents shall be deemed to be forfeited. If Retirement or Involuntary Termination Without Cause occurs one year or more after the grant date, service-based units and respective dividend equivalents shall be deemed to have vested pro-rata based on the period served from the grant date to termination.

(8)
Under the 2017 Omnibus Plan, outstanding and unvested performance-based unit awards and respective dividend equivalents accelerate on a prorated basis under a Change in Control (as defined in the 2017 Omnibus Plan), based on the higher of (A) 100% of the target number of performance-based units in the award or (B) the actual payout percentage based on the Committee's assessment of performance of the payment criteria from the beginning of the Payment Criteria Period for the award through the date of the Change of Control (as defined in the 2017 Omnibus Plan). In the case of Death or Disability termination, the outstanding and unvested performance-based unit awards and respective dividend equivalents will remain outstanding and be payable on the payout date of such awards subject to the achievement of the applicable payment criteria. Values shown in the tables above are based on target performance as an estimate of potential payments. In the case of Retirement or Involuntary Termination Without Cause within one year of the award grant date, outstanding and unvested performance-based unit awards and respective dividend equivalents shall be deemed to be forfeited. If Retirement or Involuntary Termination Without Cause occurs one year or more after the grant date, performance-based unit awards and respective dividend equivalents shall be deemed to have vested pro-rata based on the period served from grant date to termination.

        Upon death or disability, a NEO (or his or her estate) receives a pro rata portion of his or her current year target bonus. All balances under the cash balance and ESRP shift components of the Qualified Plan, and the ESRP balance (vested portion only for disability), are immediately payable. If the NEO has 10 years of service after age 45, then the NEO (and his or her spouse) is eligible for retiree medical benefits.

Pay Ratio

        As required by the U.S. Congress under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the SEC under Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Linda H. Apsey our CEO:

        For 2017, our last completed fiscal year:

  •
  the median of the annual total compensation of all employees of the Company (other than Ms. Apsey), was $142,593; and

  •
  the annual total compensation of Ms. Apsey as reported in the Summary Compensation Table was $4,626,345.

        Based on this information, Ms. Apsey's 2017 annual total compensation was estimated to be 32 times the median annual total compensation for all employees, other than Ms. Apsey. Ms. Apsey received a retention payment in October 2017 of $644,700 due to the Merger. This type of payment is not part of her regular compensation and if excluded from the calculation, the pay ratio was estimated to be 28 times the median annual total compensation for all employees.

        We determined that, as of December 31, 2017, our employee population consisted of 669 individuals with all of those individuals located in the United States. To identify the "median employee" from our employee population, excluding Ms. Apsey, we utilized a consistently applied compensation measure that included the sum of each employee's 2017 annualized base salary as of December 31, 2017 as reflected in our payroll records, and target 2017 awards made under our annual corporate performance plan and 2017 Omnibus Plan that were not paid in 2017. We arrayed these values to select our "median employee."

        Using our "median employee" and Ms. Apsey, we calculated the 2017 Summary Compensation Table values for each according to SEC rules.

Director Compensation

        The following table provides information concerning the compensation of each person who served as a non-employee director of the Company during 2017.

Non-Employee Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Total ($)
(a)	(b)	(c)	(h)
Robert A. Elliott	$125,000	$—	125,000
Albert Ernst	125,000	—	125,000
Rhys D. Evenden(3)	125,000	—	125,000
James P. Laurito	125,000	—	125,000
Barry V. Perry	125,000	—	125,000
Sandra E. Pierce	132,500	—	132,500
Kevin L. Prust	132,500	—	132,500
A. Douglas Rothwell	24,457	—	24,457
Thomas G. Stephens	132,500	—	132,500
Joseph L. Welch	150,000	—	150,000

(1)
Ms. Pierce and Messrs. Elliott, Ernst, Prust and Stephens were appointed to the Board, effective January 1, 2017. Mr. Rothwell was appointed to the Board on October 20, 2017. Mr. Rothwell's cash retainer was prorated for the length of service rendered in fiscal year 2017.

(2)
Includes annual Board retainer and committee chairmanship retainer, as well as a chairman fee (for Mr. Welch only).

(3)
The fees payable to Mr. Evenden are made directly to Betchworth Investment Pte. Ltd

        Directors who are employees of the Company do not receive separate compensation for their services as a director. All non-employee directors are compensated under our non-employee director compensation policy, pursuant to which they are paid an annual cash retainer of $125,000. In addition, we pay an additional cash retainer of $7,500 annually to the chair of each Board committee and $25,000 annually to our chairman. We do not pay per-meeting fees under the policy. Beginning in calendar year 2017, non-employee directors were and will continue to be reimbursed for their out-of-pocket expenses.

        We maintain a Director Deferred Compensation Plan under which nonqualified deferred compensation is permissible. Only non-employee directors of the Company are eligible to participate in this plan. Directors are allowed to defer up to 100% of their annual board compensation. Investment earnings are based on the various investment options available under the plan, and are selected by the individual directors. Distributions will be made when the director ceases to serve on the Board and/or ceases to provide other non-employee consulting services to the Company or any Fortis entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information regarding the ownership of our common stock and Fortis' common stock as of February 1, 2018, except as otherwise indicated, by:

  •
  each of our current directors;

  •
  each of the persons named in the Summary Compensation Table under "Executive Compensation"; and

  •
  all current directors and executive officers as a group.

        The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on February 1, 2018 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class	Fortis Inc. Number of shares Beneficially Owned		Percent of Class
Linda H. Apsey	—	—%	53,889			*
Gretchen L. Holloway	—	—%	4,194			*
Jon E. Jipping	—	—%	120,000			*
Daniel J. Oginsky	—	—%	72,621			*
Christine Mason Soneral	—	—%	—		—
Robert A. Elliott	—	—%	—		—
Albert Ernst	—	—%	13,073	(2)		*
Rhys D. Evenden	—	—%	—		—
James P. Laurito	—	—%	1,965		—
Barry V. Perry	—	—%	787,975	(3)		*
Sandra E. Pierce	—	—%	—		—
Kevin L. Prust	—	—%	—		—
A. Douglas Rothwell	—	—%	—		—
Thomas G. Stephens	—	—%	2,098			*
Joseph L. Welch	—	—%	1,178,328	(1)		*
All current directors and executive officers as a group (15 persons)	—	—%	2,234,143			*

(1)
The amount shown in the table does not include 534,064 shares beneficially owned by the spouse of Mr. Welch. Mr. Welch has no voting or dispositive power with respect to, and disclaims ownership of such shares.

(2)
Includes 4,234 shares owned by the spouse of Mr. Ernst.

(3)
Includes 29,825 shares owned by the spouse and children of Mr. Perry as well as 546,377 shares that may be acquired upon exercise of options that are currently exercisable or become exercisable prior to April 2, 2018.

        Investment Holdings, which owns all of our outstanding common stock, is 80.1% owned by FortisUS and 19.9% owned by Eiffel. FortisUS is a wholly-owned subsidiary of Fortis.

        At December 31, 2017, there were no securities authorized for issuance under any compensation plans of ITC Holdings Corp.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Transactions

        Pursuant to its charter, the Governance and Human Resources Committee is charged with monitoring and reviewing issues involving independence and potential conflicts of interest with respect to our directors and executive officers. The Governance and Human Resources Committee also determines whether or not a particular relationship serves the best interest of the Company and its shareholder and whether the relationship should be continued or eliminated. In addition, our Code of Conduct and Ethics generally forbids conflicts of interest unless approved by the Board or a designated committee.

        Although the Company does not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, each director and officer must annually submit a form to the General Counsel disclosing his or her conflicts or potential conflicts of interest or certifying that no such conflicts of interest exist. Throughout the year, if any transaction constituting a conflict of interest arises or circumstances otherwise change that would cause a director's or officer's annual conflict certification to become incorrect, the director or officer must inform the General Counsel of such circumstances. The Governance and Human Resources Committee reviews existing conflicts as well as potential conflicts of interest and determines whether any further action is necessary, such as recommending to the Board whether a director or officer should be requested to offer his or her resignation. Where the Board makes a determination regarding a potential conflict of interest, a majority of the Board (excluding any interested member or members) shall decide upon an appropriate course of action. Additionally, any director or officer who has a question about whether a conflict exists must bring it to the attention of the Company's General Counsel or Chairperson of the Governance and Human Resources Committee.

        Clayton Welch, Jennifer Welch, Jessica Uher and Katie Welch (each of whom is a son, daughter or daughter-in-law of Joseph L. Welch, the Company's Chairman) were employed by us as a Senior Engineer, Fleet Manager, Manager of Corporate and Field Facilities, and Senior Accountant, respectively, during 2017 and continue to be employed by us. These individuals are employed on an "at will" basis and compensated on the same basis as our other employees of similar function, seniority and responsibility without regard to their relationship with Mr. Welch. These four individuals, none of whom resides with or is supported financially by Mr. Welch, received aggregate salary, bonus, long-term incentives and taxable perquisites for services rendered in the above capacities totaling $507,889 during 2017.

Director Independence

        Based on the absence of any material relationship between them and us, other than their capacities as directors, the Board has determined that Ms. Pierce and Messrs. Elliott, Ernst, Prust, Rothwell and Stephens are "independent" as defined in the Shareholders Agreement. In addition, our Board has determined that, as the committees are currently constituted, a majority of the members of the Audit and Risk Committee are "independent" as defined in the Shareholders Agreement. None of the directors determined to be independent is or ever has been employed by us. The Company has made charitable contributions of less than $1 million each to organizations with which certain of our directors have affiliations. The Board determined that these contributions would not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities.

        An independent director under the Shareholders Agreement is a director who meets all of the following requirements: (a) is elected by the shareholders of Investment Holdings; (b) is designated as an independent director by the Investment Holdings' board and Company Board, or the shareholders of Investment Holdings; (c) is not a director that is nominated by Finn Investment Pte Ltd or any successor or permitted assign thereof and appointed as a member of the Investment Holdings' board and Company Board in accordance with the Shareholders Agreement; (d) is not and during the three years prior to being designated as an independent director has not been any of the following: (i) a director of FortisUS or any of its affiliates (other than Investment Holdings or the Company); or (ii) an officer or employee of Investment Holdings, the Company, FortisUS or any of their affiliates; and (e) would meet the definition of "independent director" under the New York Stock Exchange Listed Company Manual if such director were a member of the board of directors of Fortis, FortisUS, Investment Holdings, or the Company (assuming, in the case of FortisUS, Investment Holdings and the Company, that such entities were listed on the New York Stock Exchange).

        Mr. Elliott serves on the board of directors of UNS Energy Corporation, a wholly-owned subsidiary of FortisUS. When determining Mr. Elliott's independence, the board and shareholders agreed to waive the requirements set forth in the definition of independent director under the Shareholders Agreement which states that a director is not and during the three years prior to being designated as a director of the company has not served as a director of FortisUS or any of its affiliates.

 DESCRIPTION OF OTHER INDEBTEDNESS

        The following description is a summary of the material terms of the material indebtedness of ITC Holdings Corp. together with its subsidiaries other than the notes.

        The following amounts were outstanding at March 31, 2018:

(In millions)	Outstanding at March 31, 2018(1)
ITC Holdings 6.375% Senior Notes, due September 30, 2036	$200
ITC Holdings 5.50% Senior Notes, due January 15, 2020	200
ITC Holdings 4.05% Senior Notes, due July 1, 2023	250
ITC Holdings 3.65% Senior Notes, due June 15, 2024	400
ITC Holdings 5.30% Senior Notes, due July 1, 2043	300
ITC Holdings 3.25% Notes, due June 30, 2026	400
ITC Holdings Revolving Credit Agreement, due October 21, 2022	—
ITC Holdings Commercial Paper Program	—
ITCTransmission 6.125% First Mortgage Bonds, Series C, due March 31, 2036	100
ITCTransmission 4.625% First Mortgage Bonds, Series E, due August 15, 2043	285
ITCTransmission 4.27% First Mortgage Bonds, Series F, due June 10, 2044	100
ITCTransmission 4.00% First Mortgage Bonds, Series G, due March 30, 2053	225
ITCTransmission Term Loan Credit Agreement, due March 23, 2019	50
ITCTransmission Revolving Credit Agreement, due October 21, 2022	—
METC 5.64% Senior Secured Notes, due May 6, 2040	50
METC 3.98% Senior Secured Notes, due October 26, 2042	75
METC 4.19% Senior Secured Notes, due December 15, 2044	150
METC 3.90% Senior Secured Notes, due April 26, 2046	200
METC Revolving Credit Agreement, due October 21, 2022	52
ITC Midwest 6.15% First Mortgage Bonds, Series A, due January 31, 2038	175
ITC Midwest 7.27% First Mortgage Bonds, Series C, due December 22, 2020	35
ITC Midwest 4.60% First Mortgage Bonds, Series D, due December 17, 2024	75
ITC Midwest 3.50% First Mortgage Bonds, Series E, due January 19, 2027	100
ITC Midwest 4.09% First Mortgage Bonds, Series F, due April 30, 2043	100
ITC Midwest 3.83% First Mortgage Bonds, Series G, due April 7, 2055	225
ITC Midwest 4.16% First Mortgage Bonds, Series H, due April 18, 2047	200
ITC Midwest Revolving Credit Agreement, due October 21, 2022	111
ITC Great Plains 4.16% First Mortgage Bonds, Series A, due November 26, 2044	150
ITC Great Plains Revolving Credit Agreement, due October 21, 2022	46

Total principal	4,254
Unamortized deferred financing fees and discount	(33)

Total debt	$4,221

(1)
The table, including the total principal, unamortized deferred financing fees and discount and total debt amounts, does not include the $500 million aggregate principal amount of outstanding 2022 notes or the $500 million aggregate principal amount of outstanding 2027 notes being offered for exchange.

ITC Holdings

  Senior Unsecured Notes

        On July 5, 2016, ITC Holdings issued $400 million aggregate principal amount of unsecured 3.25% Notes, due June 30, 2026. The proceeds from the issuance were used to repay the $161 million outstanding under ITC Holdings' term loan credit agreement and for general corporate purposes, primarily the repayment of indebtedness outstanding under ITC Holdings' commercial paper program. These notes were issued under ITC Holdings' indenture, dated April 18, 2013.

  Commercial Paper Program

        ITC Holdings has an ongoing commercial paper program for the issuance and sale of unsecured commercial paper in an aggregate amount not to exceed $400 million outstanding at any one time. As of March 31, 2018, ITC Holdings did not have any commercial paper issued or outstanding. The proceeds from issuances under the program during the year ended December 31, 2017 were used to repay and retire the $50 million of ITC Holdings' 6.23% Senior Notes, due September 20, 2017, and for general corporate purposes, including the repayment of borrowings under ITC Holdings' revolving credit agreement. We repaid borrowings under the commercial paper program of $352 million in November 2017 with proceeds from the offering of the outstanding 2022 notes and the outstanding 2027 notes, each issued on November 14, 2017.

METC

        On April 26, 2016, METC issued $200 million of 3.90% Senior Secured Notes, due April 26, 2046. The proceeds were used to repay the $200 million borrowed under METC's term loan credit agreement discussed below. The METC Senior Secured Notes were issued under its first mortgage indenture and secured by a first mortgage lien on substantially all of its real property and tangible personal property.

ITC Midwest

        On April 18, 2017, ITC Midwest issued $200 million aggregate principal amount of 4.16% First Mortgage Bonds, Series H, due April 18, 2047. The proceeds were used for general corporate purposes, including the repayment of borrowings under the ITC Midwest revolving credit agreement. ITC Midwest's First Mortgage Bonds were issued under its First Mortgage and Deed of Trust and secured by a first mortgage lien on substantially all of its real property and tangible personal property.

ITCTransmission

        On March 29, 2018, ITCTransmission issued $225 million aggregate principal amount of 4.00% First Mortgage Bonds, Series G, due March 30, 2053. The proceeds were used to repay and retire the $100 million of ITCTransmission's 5.75% First Mortgage Bonds, Series D, due April 1, 2018, for the repayment of borrowings under the ITCTransmission revolving and term loan credit agreements, to partially fund capital expenditures and for general corporate purposes. ITCTransmission's First Mortgage Bonds were issued under its First Mortgage and Deed of Trust and secured by a first mortgage lien on substantially all of its real property and tangible personal property.

Derivative Instruments and Hedging Activities

        We may use derivative financial instruments, including interest rate swap contracts, to manage our exposure to fluctuations in interest rates. The use of these financial instruments mitigates exposure to these risks and the variability of our operating results. We are not a party to leveraged derivatives and do not enter into derivative financial instruments for trading or speculative purposes.

        In November 2017, we terminated $375 million of 5-year interest rate swap contracts and $375 million of 10-year interest rate swap contracts that managed the interest rate risk associated with the 2017 Senior Notes issued by ITC Holdings. A summary of the terminated interest rate swaps is provided below:

Interest Rate Swaps (In millions, except percentages)	Amount	Weighted Average Fixed Rate of Interest Rate Swaps	Comparable Reference Rate of Notes	Gain on Derivatives	Settlement Date
5-year interest rate swaps	$375	1.85%	2.06%	$4	November 2017
10-year interest rate swaps	375	2.22%	2.31%	3	November 2017

Total	$750			$7

        The interest rate swaps qualified for cash flow hedge accounting treatment and the pre-tax gain of $7 million was recognized in November 2017 for the effective portion of the hedges and recorded net of tax in accumulated other comprehensive income. This amount is being amortized as a component of interest expense over the life of the related debt. At March 31, 2018, ITC Holdings did not have any interest rate swaps outstanding.

Revolving Credit Agreements

        On October 23, 2017, ITC Holdings, ITCTransmission, METC, ITC Midwest and ITC Great Plains entered into new, unsecured, unguaranteed revolving credit agreements, which replaced the previous revolving credit agreements then in effect. The new revolving credit agreements (a) extended the maturity date of the revolving credit agreements from March 2019 to October 2022 and (b) reduced the total available capacity for the revolving credit agreements for ITC Great Plains and ITC Midwest by $75 million and $25 million, respectively. At March 31, 2018, ITC Holdings and certain of its Regulated Operating Subsidiaries had the following unsecured revolving credit facilities available:

(In millions, except percentages)	Total Available Capacity	Outstanding Balance(a)	Unused Capacity		Weighted Average Interest Rate on Outstanding Balance		Commitment Fee Rate(b)
ITC Holdings	$400	$—	$400	(c)	—%	(d)	0.175%
ITCTransmission	100	—	100		—%	(e)	0.10%
METC	100	52	48		2.8%	(e)	0.10%
ITC Midwest	225	111	114		2.8%	(e)	0.10%
ITC Great Plains	75	46	29		2.8%	(e)	0.10%

Total	$900	$209	$691

(a)
Included within long-term debt.

(b)
Calculation based on the average daily unused commitments, subject to adjustment based on the borrower's credit rating.

(c)
ITC Holdings' revolving credit agreement may be used for general corporate purposes, including to repay commercial paper issued pursuant to the commercial paper program described above, if necessary.

(d)
Loan bears interest at a rate equal to LIBOR plus an applicable margin of 1.25% or at a base rate, which is defined as the higher of the prime rate, 0.50% above the federal funds rate or 1.00% above the one month LIBOR, plus an applicable margin of 0.25%, subject to adjustments based on ITC Holdings' credit rating.

(e)
Loans bear interest at a rate equal to LIBOR plus an applicable margin of 1.00% or at a base rate, which is defined as the higher of the prime rate, 0.50% above the federal funds rate or 1.00% above the one month LIBOR, subject to adjustments based on the borrower's credit rating.

Covenants

        Our debt instruments contain numerous financial and operating covenants that place significant restrictions on certain transactions, such as incurring additional indebtedness, engaging in sale and lease-back transactions, creating liens or other encumbrances, entering into mergers, consolidations, liquidations or dissolutions, creating or acquiring subsidiaries, selling or otherwise disposing of all or substantially all of our assets and paying dividends. In addition, the covenants require us to meet certain financial ratios, such as maintaining certain debt to capitalization ratios and certain funds from operations to debt levels. As of March 31, 2018, we were not in violation of any debt covenant.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

        In connection with the private offering of the outstanding notes, the Issuer of the outstanding notes entered into a registration rights agreement with the initial purchasers of the outstanding notes pursuant to which we agreed, under certain circumstances, to use our commercially reasonable efforts to cause to be filed with the SEC and to become effective a registration statement covering an offer to exchange the outstanding notes for exchange notes of the applicable series within 365 days after the date of issuance of the outstanding notes and to complete the exchange offers for the outstanding notes prior to the 30th business day after the date on which such registration statement is declared effective by the SEC. The exchange notes will have terms identical in all material respects to the applicable series of outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on November 14, 2017.

        Under the circumstances set forth below, the Issuer will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the registration statement effective until the earlier of (i) 180 days after the shelf registration statement is declared effective, (ii) the date when no outstanding notes covered by the shelf registration statement constitute transfer restricted notes and (iii) the date when holders, other than holders that are "affiliates" (as defined in Rule 144) of the Issuer, have actually sold such notes pursuant to Rule 144 or any successor or similar rule thereto. These circumstances include:

  •
  if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offers as contemplated by the registration rights agreement;

  •
  if the exchange offers for the outstanding notes are not completed by the expiration date; or

  •
  upon the written request of any initial purchaser holding outstanding notes that are determined to be ineligible to be exchanged for the exchange notes.

        Under the registration rights agreement, if (i) we have not filed with the SEC and caused to become effective a registration statement covering the exchange offers within 365 days after the date of issuance of the outstanding notes, or the exchange offers are not completed prior to the 30th business day after the date on which such registration statement is declared effective by the SEC, (ii) a shelf registration statement is required and the shelf registration statement is not declared effective prior to the later of the 365th day after the issue date and the 90th date after our obligation to file the shelf registration statement arises or (iii) a shelf registration statement becomes effective but thereafter ceases to be effective for any reason (any such event, a "Registration Default"), the annual interest rate borne by the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such Registration Default is cured, up to a maximum of 1.00% per annum of additional interest (it being understood that the amount of additional interest shall not be increased solely as a result of the occurrence of more than one Registration Default at any time). A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

  •
  you are not our "affiliate" within the meaning of Rule 405 of the Securities Act;

  •
  you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are acquiring the exchange notes in the ordinary course of your business; and

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

        If you are our affiliate or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

  •
  in the absence of an exemption from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, a resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offers

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offers any outstanding notes that are validly tendered and not validly withdrawn prior to the close of business, New York City time, on                        , 2018. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuer will issue exchange notes in principal amounts identical to the applicable series of outstanding notes surrendered in the exchange offers.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the applicable series of outstanding notes except the exchange notes will have a different initial payment date, will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture governing the notes, see "Description of the Exchange Notes."

        The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $500 million aggregate principal amount of the outstanding 2022 Notes are outstanding and $500 million aggregate principal amount of the outstanding 2027 notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. The Issuer intends to conduct the exchange offers in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders' outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

        The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuer has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent of the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offers."

        If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date, Extensions and Amendments

        As used in this prospectus, the term "expiration date" means 11:59 p.m., New York City time, on                        , 2018. However, if we, in our sole discretion, extend the period of time for which the exchange offers are open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offers.

        To extend the period of time during which the exchange offers are open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        The Issuer reserves the right, in its sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offers), by giving written notice of such delay to the exchange agent;

  •
  to extend the exchange offers or to terminate the exchange offers if any of the conditions set forth below under "—Conditions to the Exchange Offers" have not been satisfied, by giving written notice of such extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offers in any manner. In the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in the offer period following notice of the material change.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offers in a manner that the Issuer determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

        Despite any other term of the exchange offers, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and the Issuer may terminate or amend the exchange offers as provided in this prospectus prior to the expiration date if in the Issuer's reasonable judgment:

  •
  the exchange offers or the making of any exchange by a holder violates any applicable law or applicable interpretations of the staff of the SEC;

  •
  any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offers; or

  •
  any governmental approval shall not have been obtained that the Issuer deems necessary for the consummation of the exchange offers.

        In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to them:

  •
  the representations described under "—Purpose and Effect of the Exchange Offers," "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution"; or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to them an appropriate form for registration of the exchange notes under the Securities Act.

        The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuer will return any outstanding notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

        The Issuer expressly reserves the right to amend or terminate each exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. The Issuer will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in the Issuer's sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

        In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939.

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the exchange offers, you must comply with any of the following:

  •
  complete, sign and date the letter of transmittal and have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail; or if the letter of transmittal does not require a signature guarantee, deliver the letter of transmittal by mail or facsimile transmission;

  •
  deliver such letter of transmittal to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that, instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        DTC has confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, the Issuer will, promptly following the expiration date, issue exchange notes for outstanding notes of the applicable series that the Issuer has accepted for exchange pursuant to the exchange offers only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offers, you will represent to us that, among other things:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        The Issuer will interpret the terms and conditions of the exchange offers, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form and eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in the Issuer's or its counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither the Issuer, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," and an agent's message prior to the expiration date or the guaranteed delivery procedure described below must be complied with. Book-entry tenders will not be deemed made until the book-entry confirmation and agent's message are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who wish to tender their outstanding notes and are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or agent's message to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automated Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent's message, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within two New York Stock Exchange trading days after the expiration date, the letter of transmittal, or copy thereof, together with the outstanding notes, and any other documents required by the letter of transmittal or a book-entry confirmation and agent's message, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC and an agent's message within two New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a form of notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the close of business, New York City time, on                        , 2018.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at its address set forth below under "—Exchange Agent," such notice of withdrawal may be delivered by facsimile (if no medallion guarantee is required); or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name and address of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offers. You should direct all executed letters of transmittal and any notice of guaranteed delivery and any notice of withdrawal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

Wells Fargo Bank, National Association
MAC N9300-070
600 South Fourth Street
Minneapolis, MN 55402
Attn: Corporate Trust Operations

By Facsimile Transmission
(eligible institutions only):
(877) 407-4679
 Telephone Inquiries:
(800) 344-5128

        If you deliver the letter of transmittal or the notice of guaranteed delivery or the notice of withdrawal to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses as well as the fees and reasonable expenses of its counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, net of discount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will defer the expenses of the exchange offers as debt issuance costs, split evenly between the exchange 2022 notes and the exchange 2027 notes, and amortized over the remaining period of the respective notes.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

 DESCRIPTION OF THE EXCHANGE NOTES

        The following is a description of the particular terms of the exchange 2022 notes and exchange 2027 notes offered pursuant to this prospectus. We expect to issue both series of exchange notes under an indenture, dated as of April 18, 2013 (the "Base Indenture"), between us and Wells Fargo Bank, National Association, as indenture trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of July 3, 2013, a Second Supplemental Indenture, dated as of June 4, 2014, a Third Supplemental Indenture, dated as of July 5, 2016 and a Fourth Supplemental Indenture dated as of November 14, 2017, which we refer to, collectively with the Base Indenture, as amended, as the "indenture," in exchange for the applicable series of the outstanding notes. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture and is qualified in its entirety by reference to the provisions of the indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes. Copies of the indenture will be available as set forth below under "—Additional Information." Capitalized terms used but not defined in this prospectus have the meanings given to them in the indenture, registration rights agreement and the Trust Indenture Act. In this description, the word "Company" refers only to ITC Holdings Corp. and does not include any of its subsidiaries. References in this section to the "notes" refer to the exchange notes and the outstanding notes, collectively. Any outstanding notes that remain outstanding after completion of the exchange offers, together with the exchange notes issued in the exchange offers in exchange for outstanding notes of such series, will be treated as a single series of securities under the indenture.

        The registered holder of the exchange notes will be treated as the owner of the exchange notes for all purposes. Only registered holders will have rights under the indenture.

Certain Terms of the 2.700% Senior Notes due 2022

        We are offering up to $500 million principal amount of the exchange 2022 notes as a series of notes under the indenture in exchange for up to $500 million principal amount of the outstanding 2022 notes. Unless an earlier redemption has occurred, the entire principal amount of the exchange 2022 notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 15, 2022. The exchange 2022 notes bear interest at the rate of 2.700% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018, to the persons in whose names the exchange 2022 notes are registered at the close of business on the preceding May 1 and November 1, each a record date, as the case may be. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the exchange 2022 notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

Certain Terms of the 3.350% Senior Notes due 2027

        We are offering $500 million principal amount of the exchange 2027 notes as a series of notes under the indenture in exchange for up to $500 million principal amount of the outstanding 2027 notes. Unless an earlier redemption has occurred, the entire principal amount of the exchange 2027 notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 15, 2027. The exchange 2027 notes bear interest at the rate of 3.350% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018, to the persons in whose names the exchange 2027 notes are registered at the close of business on the preceding May 1 and November 1, each a record date, as the case may be. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the exchange 2027 notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

General

        Each series of notes is a single, distinct series of Senior Debt Securities. The notes and all other debt securities issued under the indenture, as supplemented from time to time, are collectively referred to herein as the "Senior Debt Securities."

        We may from time to time, without the consent of existing holders of the notes, create and issue an additional principal amount of the notes having the same terms and conditions as the outstanding 2022 notes or the outstanding 2027 notes, respectively, in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the applicable series of notes being offered hereby.

        In addition, the indenture permits us to issue an unlimited amount of Senior Debt Securities in different series from time to time. The specific terms of each of the series may differ from each series of notes offered hereby. The indenture does not limit the number of other series of Senior Debt Securities we may issue or the aggregate amount of any particular series. The indenture does not require that we issue future debt securities under the indenture. We will be free to employ other indentures or other documentation containing provisions different from those included in the indenture or applicable to one or more series of Senior Debt Securities, in connection with future issues of other debt securities.

        In some circumstances, we may elect to discharge our obligations under a series of notes through full defeasance or covenant defeasance. See "—Discharge; Defeasance" below for more information.

        We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

        The indenture does not contain any restriction on the payment of dividends, incurrence of unsecured debt or any financial covenants. The indenture does not contain provisions which would afford you protection in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

        Our directors, officers, employees or shareholders will not have liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a note, each holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the notes.

Denominations

        The notes were issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Ranking

        The notes are our direct, senior unsecured obligations and rank without preference or priority among themselves and pari passu with all of our existing and future senior unsecured indebtedness, including $200 million aggregate principal amount of our 5.50% Senior Notes due January 15, 2020, $250 million aggregate principal amount of our 4.05% Senior Notes due July 1, 2023, $400 million aggregate principal amount of our 3.65% Senior Notes due June 15, 2024, $400 million aggregate principal amount of our 3.25% Notes due June 30, 2026, $200 million aggregate principal amount of our 6.375% Senior Notes due September 30, 2036, $300 million aggregate principal amount of our 5.30% Senior Notes due July 1, 2043, and amounts outstanding under our $400 million Revolving Credit Agreement, dated as of October 23, 2017, as well as any of our commercial paper outstanding from time to time issued under our commercial paper program dated June 8, 2015.

        Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Because none of our subsidiaries is guaranteeing the notes, the notes are structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and:

        ITCTransmission's $100 million aggregate principal amount of 6.125% First Mortgage Bonds, Series C, due March 31, 2036, $285 million aggregate principal amount of 4.625% First Mortgage Bonds, Series E, due August 15, 2043, $100 million aggregate principal amount of 4.27% First Mortgage Bonds, Series F, due June 10, 2044, $225 million aggregate principal amount of 4.000% First Mortgage Bonds, Series G, due March 30, 2053, and amounts outstanding under its $100 million Revolving Credit Agreement, dated as of October 23, 2017;

        METC's $50 million aggregate principal amount of 5.64% Senior Secured Notes due May 6, 2040, $75 million aggregate principal amount of 3.98% Senior Secured Notes due October 26, 2042, $150 million aggregate principal amount of 4.19% Senior Secured Notes due December 15, 2044, $200 million aggregate principal amount of 3.90% Senior Secured Notes due April 26, 2046, and amounts outstanding under its $100 million Revolving Credit Agreement, dated as of October 23, 2017;

        ITC Midwest's $175 million aggregate principal amount of 6.15% First Mortgage Bonds, Series A, due January 31, 2038, $35 million aggregate principal amount of 7.27% First Mortgage Bonds, Series C, due December 22, 2020, $75 million aggregate principal amount of 4.60% First Mortgage Bonds, Series D, due December 17, 2024, $100 million aggregate principal amount of 3.50% First Mortgage Bonds, Series E, due January 19, 2027, $100 million aggregate principal amount of 4.09% First Mortgage Bonds, Series F, due April 30, 2043, $225 million aggregate principal amount of 3.83% First Mortgage Bonds, Series G, due April 7, 2055, $200 million aggregate principal amount of 4.16% First Mortgage Bonds, Series H, due April 18, 2047, and amounts outstanding under its $225 million Revolving Credit Agreement, dated as of October 23, 2017; and

        ITC Great Plains' $150 million aggregate principal amount of 4.16% First Mortgage Bonds, Series A, due November 26, 2044, and amounts outstanding under its $75 million Revolving Credit Agreement, dated as of October 23, 2017.

Optional Redemption

        We may redeem the notes at our option, in whole at any time or in part from time to time, in the case of the exchange 2022 notes, at any time prior to October 15, 2022, and, in the case of the exchange 2027 notes, at any time prior to August 15, 2027, in each case by paying the applicable Make-Whole Price. The "Make-Whole Price" is an amount equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) as determined by an Independent Investment

Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon assuming the notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 12.5 basis points (in the case of the exchange 2022 notes) or 20 basis points (in the case of the exchange 2027 notes) plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. The Trustee shall have no responsibility or obligation to calculate the applicable Make-Whole Price.

        Commencing on the applicable Par Call Date, the exchange 2022 notes and the exchange 2027 notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In each of the foregoing cases, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the relevant redemption date will be payable to the holders of such notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the indenture.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "Statistical Release H.15" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes (assuming, for this purpose, that the notes mature on the applicable Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such notes (assuming, for this purpose, that the notes mature on the applicable Par Call Date), or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of such notes (assuming, for this purpose, that the notes mature on the applicable Par Call Date).

        "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us to act as the "Independent Investment Banker."

        "Par Call Date" means, with respect to the exchange 2022 notes, October 15, 2022 (the date that is one month prior to the maturity date of the exchange 2022 notes) and, with respect to the exchange 2027 notes, August 15, 2027 (the date that is three months prior to the maturity date of the exchange 2027 notes).

        "Reference Treasury Dealer" means each of (i) Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, and their respective successors and (ii) one primary treasury dealer to be selected by the Company; provided, however, that if any of the foregoing is not a primary treasury dealer, we will appoint another primary treasury dealer as a substitute.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such redemption date.

        If less than all of the notes of a series are to be redeemed, the Trustee will select the notes of such series to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC's applicable procedures. The Trustee may select for redemption notes of the applicable series and portions of such notes in amounts of $2,000 or any integral multiple of $1,000 in excess thereof. In the event of a partial redemption of the notes, we will issue new notes for the unredeemed portion in the name of each holder of the partially redeemed notes.

        We will send each holder of notes to be redeemed notice of the redemption by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the redemption date.

        Unless we default in payment of the redemption price, the portion of notes called for redemption will no longer accrue interest on and after the redemption date.

Payment and Paying Agents

        Principal of and interest and premium, if any, on the notes issued in the form of global securities will be paid in the manner described in the offering memorandum dated November 9, 2017 distributed in connection with the private offering of the outstanding notes. Principal of and interest and premium, if any, on the notes issued in the form of definitive, physical certificates, if any, will be paid, at our option, by check mailed or wire transferred to the address of each holder of such notes.

        Subject to applicable laws regarding abandoned property, any payment made by us for the payment of principal, interest or premium, if any, on any notes that remains unclaimed for two years after such amount has become due and payable will be repaid to us. The holder of a note will be able to look only to us for payment.

Certain Covenants

        The indenture contains, among others, the following covenants, which apply to each series of notes.

Restrictions on Liens

        The indenture provides that as long as the notes or any other series of Senior Debt Securities are Outstanding, we may not, and may not permit any Subsidiary to, incur, issue, assume, guarantee or permit to exist indebtedness that is secured by any Liens on any of our Property or Property of any of our Subsidiaries, or upon shares of capital stock or evidences of indebtedness issued by any Subsidiary and owned by us or any Subsidiary, whether we or any of our Subsidiaries, as applicable, owned such

Property at the date of the indenture or acquired such Property thereafter, without making, or causing such Subsidiary to make, effective provision to secure all of the Senior Debt Securities issued under the indenture and then Outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured. This restriction will not apply to:

  (a)
  any indebtedness that is secured by Liens existing on the date of the indenture;

  (b)
  Liens to secure indebtedness under the Credit Agreements up to $500 million;

  (c)
  Liens to secure indebtedness issued under any First Mortgage Indenture;

  (d)
  Liens on any Property that we or any of our Subsidiaries acquire, construct or improve after the date of the indenture which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 270 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

  (e)
  Liens of or upon any Property, shares of capital stock or indebtedness existing at the time of acquisition thereof by us or any of our Subsidiaries, whether by merger, consolidation, purchase, lease or otherwise (including Liens of or upon Property, shares of capital stock or indebtedness of a Person existing at the time such Person becomes a Subsidiary or a part of us or a Subsidiary by acquisition, merger or otherwise);

  (f)
  Liens in favor of us or in favor of any of our Subsidiaries;

  (g)
  Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

  (h)
  Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens we must have disposed of such Property and any indebtedness secured by such Liens shall be without recourse to us or any Subsidiary;

  (i)
  Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by us or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

  (j)
  Liens arising out of pledges or deposits under workmen's compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which we or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

  (k)
  Liens created by or resulting from any litigation or other proceeding which are being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against us or any Subsidiary with respect to which we or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens that we or any Subsidiary incurs for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which we or such Subsidiary is a party;

  (l)
  Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

  (m)
  Liens of lessors or licensors for amounts due which are not delinquent or are being contested;

  (n)
  Rights of others to take minerals, timber, gas, water or other products produced by us or by others on our Property;

  (o)
  Liens which have been bonded for the full amount in dispute;

  (p)
  Liens pursuant to Sale and Leaseback Transactions;

  (q)
  Liens consisting of easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to our Property or the Property of any Subsidiary or any part thereof, none of which interferes materially with the use of the Property covered thereby in the ordinary course of our business or the business of such Subsidiary and which do not, in our opinion, materially detract from the value of such properties; and

  (r)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (b), (c), (d), (e) or (h) to (q), inclusive; provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same Property, shares of stock or indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such Property) and (ii) the amount of indebtedness secured by such Lien at such time is not increased.

        The indenture provides that notwithstanding the foregoing limitations, we or our Subsidiaries may incur, issue, assume, guarantee or permit to exist indebtedness secured by Liens without equally and ratably securing the Senior Debt Securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of indebtedness, after giving effect thereto and to the retirement of any of our indebtedness or indebtedness of any Subsidiary which is concurrently being retired, the sum of (i) the aggregate amount of all outstanding indebtedness of us and all of our Subsidiaries secured by Liens which we or a Subsidiary could not have incurred, issued, assumed or guaranteed without equally or ratably securing the Senior Debt Securities of each series then Outstanding, except for the provisions of this paragraph, plus (ii) the Attributable Value of Sale and Leaseback Transactions entered into pursuant to "—Certain Covenants—Restrictions on Sale and Lease-Back Transactions," does not at such time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization.

Restrictions on Sale and Lease-Back Transactions

        The indenture provides that, so long as any Senior Debt Securities are Outstanding, neither we nor any Subsidiary will enter into any arrangement under which we or a Subsidiary would lease, for a period, including renewals, in excess of three years, any Property which it has sold or transferred or is going to sell or transfer (a "Sale and Leaseback Transaction") unless either: (a) we or the Subsidiary would, when entering into such arrangement, be entitled, without equally and ratably securing the Senior Debt Securities of each series then Outstanding, to incur, issue, assume or guarantee indebtedness secured by a Lien on such property pursuant to paragraphs (a) to (o), (q) and (r) (except in respect of an extension, renewal or replacement of a Lien referred to in paragraph (p)), inclusive, under "—Certain Covenants—Restrictions on Liens"; or (b) we, within 180 days after such sale or transfer, apply to the retirement of our Funded Indebtedness an amount equal to the greater of (i) the net proceeds of the sale of Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Property so sold and leased back at the time of entering into such arrangement (as determined by us in good faith); provided, that the amount to be applied to the retirement of our Funded Indebtedness shall be reduced by (i) the principal amount of any Senior Debt Securities delivered within 180 days after such sale to the Trustee for retirement and cancellation and (ii) the principal amount of Funded Indebtedness, other than Senior Debt Securities, voluntarily retired by us within 180 days after such sale. Notwithstanding the foregoing, we and our Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited; provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding indebtedness secured by Liens in reliance on the last paragraph under "—Restrictions on Liens" of the indenture does not at the time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization. A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.

Reports

        Whether or not required by the SEC, so long as any notes are outstanding, we will file with the Trustee and deliver to the holders of notes:

  (a)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent auditors), each within 15 days after the time periods specified in the SEC rules and regulations that would have been applicable if we were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act;

  (b)
  all current reports that would have been required to be filed with the SEC on Form 8-K if we were required to file such reports, within 5 days after the time periods specified in the SEC rules and regulations that would have been applicable if we were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act; and

  (c)
  such additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the indenture, which we would have been required to file with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, within 5 days after the time periods specified in the SEC rules and regulations that would have been applicable if we were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act, provided, that any such information, documents or reports filed electronically with the SEC for public availability shall be deemed filed with, and delivered to, the Trustee and the holders of the notes. All such reports will be prepared in all material respects in accordance with all of the rules and regulations of the SEC applicable to such reports. We will notify the Trustee if we fail to so file any such information, documents or reports with the SEC or if the SEC does not permit such filings, in which event we will not be so obligated to file such reports with the SEC, and will instead make such information available to the Trustee and holders of notes by posting the same, within the time periods required above, on a publicly available website, including our website, or on a non-public website to which holders of notes, prospective investors and securities analysts are given access (whether a commercial, third-party website or whether sponsored by us).

        So long as the notes remain outstanding, the Company shall furnish to the holders and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        We will also deliver to the Trustee, no later than May 15 of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of our compliance with all conditions and convents under the indenture through such year or, if there has been a default (without regard to any period of grace or requirement of notice provided under the indenture), specifying all such defaults and the nature and status thereof of which he may have knowledge.

Sinking Fund

        There will not be a sinking fund for the notes.

Duties of Trustee; Resignation or Removal of Trustee

        Wells Fargo Bank, National Association is the Trustee under the indenture.

        The Trustee has been, and is subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the notes or other Senior Debt Securities, unless offered indemnity by such holder reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        The Trustee may resign at any time with respect to the notes or any other series of Senior Debt Securities by giving us written notice thereof. The Trustee may be removed at any time with respect to the notes or any other series of Senior Debt Securities by the holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of that series, delivered to the Trustee and to us. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

        We will give notice of each resignation and each removal of the Trustee with respect to the Senior Debt Securities of any series and each appointment of a successor Trustee with respect to the Senior Debt Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the holders of Senior Debt Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Senior Debt Securities of such series and the address of its Corporate Trust Office.

Discharge; Defeasance

        The indenture provides that we, at our option (to the extent provided):

  •
  will be discharged from our obligations with respect to any series of Senior Debt Securities (except for certain obligations, including registering the transfer or exchange of the Senior Debt Securities, replacing stolen, lost or mutilated such Senior Debt Securities, maintaining paying agencies and holding monies for payment in trust); or

  •
  need not comply with certain restrictive covenants of the indenture (and the occurrence of certain Events of Default with respect to such restrictive covenants),

if we irrevocably deposit with the Trustee (and in the case of a defeasance, 91 days after such deposit), in trust, money, or U.S. Government Obligations, or a combination thereof, which through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and interest on the applicable series of Senior Debt Securities on the date such payments are due in accordance with the terms of such Senior Debt Securities to their stated maturities or the applicable redemption dates, as the case may be, and any mandatory sinking fund payments applicable to such Senior Debt Securities on the day on which such payments are due and payable in accordance with the indenture and such Senior Debt Securities. To exercise any such option, we are required to meet certain conditions, including delivering to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the holders of the Senior Debt Securities to recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur (which opinion, in the event of legal defeasance, shall state that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to such effect).

Events of Default

        The indenture defines an "Event of Default" with respect to the Senior Debt Securities of any series, including the notes, as any of the following:

  (a)
  our default in the payment of any principal (or premium, if any) of the applicable series of Senior Debt Securities when due and payable, whether at its maturity or otherwise;

  (b)
  our default in the payment of any interest upon the applicable series of Senior Debt Securities when it becomes due and payable, and the continuance of such default for a period of 30 consecutive days;

  (c)
  our default in the deposit of any sinking fund payment, when and as due by the terms of any Senior Debt Security of that series;

  (d)
  our default in the performance, or breach, of any of our covenants in the indenture (other than certain covenants) and our continuance of such default in the performance or breach of any covenants in the indenture for a period of 60 consecutive days after due notice;

  (e)
  certain events of our bankruptcy, insolvency or reorganization; and

  (f)
  any other Event of Default provided with respect to any Senior Debt Securities of that series.

        The indenture provides that if an Event of Default (other than certain bankruptcy Events of Default) with respect to Senior Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series may, by notice as provided in the indenture, declare the aggregate principal amount of all Senior Debt Securities of that series to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by holders). Upon the occurrence of certain bankruptcy Events of Default, such principal and interest shall become immediately payable without any such declaration. Upon certain conditions, however, the holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences.

        The indenture provides that the Trustee will, within 90 days after the Trustee has received written notice of a default with respect to Senior Debt Securities of any series at the time Outstanding, give to the holders of the Outstanding Senior Debt Securities of such series, notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any such Senior Debt Securities, the Trustee will be protected in the withholding of such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Outstanding Senior Debt Securities of such series; and, provided further, that such notice shall not be given until 30 days after the occurrence of a "default" specified in clause (d) under "Events of Default." The term "default" for the purpose of this provision only means any event that is, or after notice or lapse of time or both would become, an Event of Default.

        The holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Debt Securities of such series; provided that (a) the Trustee will have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with the indenture; and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        The indenture includes a covenant that we will file at least annually with the Trustee a certificate of no default, or specifying any default that exists.

Modification of the Indenture

        The indenture permits us and the Trustee to execute supplemental indentures that add, clarify, change or eliminate provisions of the indenture or modify the rights of the holders of Outstanding Senior Debt Securities. We may execute a supplemental indenture without the consent of the holders of the Outstanding Senior Debt Securities in some cases and in others with the consent of the holders of at least a majority in aggregate principal amount of Outstanding Senior Debt Securities of all series affected by the supplemental indenture (voting together as a class). No such supplemental indenture, however, may, without the consent of the holder of each Outstanding Senior Debt Securities of each series affected thereby:

  •
  change the stated maturity of any Senior Debt Security;

  •
  reduce the principal amount of, the rate of interest on or any premium payable upon redemption of, any Senior Debt Security;

  •
  change the place or currency of payment on any Senior Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the maturity or stated maturity of any Senior Debt Security;

  •
  reduce the stated percentage of Outstanding Senior Debt Securities necessary to modify or amend the indenture or related documents; or

  •
  reduce the percentage of aggregate principal amount of Outstanding Senior Debt Securities necessary to waive compliance with certain provisions of the indenture or modify certain provisions related to waiver of covenants and defaults.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Outstanding Senior Debt Securities

        The indenture provides that Senior Debt Securities of any series that we or any of our affiliates own shall not be deemed to be Outstanding when determining whether the holders of the requisite principal amount of Outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture.

Consolidation, Merger and Sale of Assets

        The indenture provides that we may, without the consent of the holders of any of the Outstanding Senior Debt Securities under the indenture:

  •
  consolidate with or merge with or into any other Person; or

  •
  convey, transfer, sell or lease our properties and assets substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions;

if:

  •
  the successor is a Person organized and validly existing under the laws of the United States, any state thereof or the District of Columbia;

  •
  the successor Person, if other than us, expressly assumes by a supplemental indenture our obligations on the Senior Debt Securities and under the indenture;

  •
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

  •
  as a result of any such transaction, our assets would become subject to a Lien not permitted by the indenture, the Senior Debt Securities are secured equally and ratably with (or prior to) all indebtedness secured thereby; and

  •
  we have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer, sale or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Governing Law

        The indenture provides that New York law shall govern any action regarding the notes brought pursuant to the indenture.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to ITC Holdings Corp., 27175 Energy Way, Novi, Michigan 48377, Attention: General Counsel, telephone number: (248) 946-3000.

Certain Definitions

        "Attributable Value" in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of (i) the sale price of the Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the rate of interest specified by the terms of such lease) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

        "Consolidated Capitalization" means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by a consolidated balance sheet of us and all of our Subsidiaries prepared in accordance with generally accepted accounting principles at the date of such balance sheet.

        "Credit Agreements" means, collectively, (i) the Term Loan Credit Agreement, dated as of March 23, 2017, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, and JPMorgan Chase Bank, N.A., as administrative agent and as lead arranger and sole bookrunner, and (ii) the Revolving Credit Agreement, dated as of October 23, 2017, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administrative agent, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents and The Bank of Nova Scotia and Mizuho Bank, Ltd. as co-documentation agents, in the case of each of (i) and (ii), as the same may be further amended, supplemented, refinanced, refunded, replaced or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

        "First Mortgage Indentures" means, collectively, (i) the First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (ii) the First Mortgage Indenture, dated as of December 10, 2003, between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (iii) the First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A. (succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee, (iv) the First Mortgage and Deed of Trust, dated November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee, and (v) any mortgage bond indenture or other document similar to (i) through (iv) above that secures indebtedness of any Subsidiary by creating Liens on the assets of such Subsidiary similar to those created by (i) through (iv) above, and in the case of each of (i) through (v) above, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

        "Funded Indebtedness" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed which by their terms mature at, or are extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such indebtedness.

        "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Tangible Assets" means the amount shown as total assets on our consolidated balance sheet prepared in accordance with generally accepted accounting principles on the date of such balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on the balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

        "Outstanding," when used with respect to Senior Debt Securities of any series, means, as of the date of determination, all such Senior Debt Securities theretofore authenticated and delivered under the indenture, except:

  (a)
  such Senior Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

  (b)
  such Senior Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities; provided that, if such Senior Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

  (c)
  Senior Debt Securities as to which defeasance or discharge has been effected pursuant to the indenture; and

  (d)
  such Senior Debt Securities in exchange for or in lieu of which other Senior Debt Securities have been authenticated and delivered pursuant to the indenture, or which shall have been paid in accordance with the provisions of the indenture governing mutilated, destroyed, lost or stolen Senior Debt Securities (except with respect to any such Senior Debt Security as to which proof satisfactory to the Trustee is presented that such Senior Debt Security is held by a Person in whose hands such debt security is our legal, valid and binding obligation).

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Property" of any Person means all such Person's (i) property and assets and (ii) rights to and interests in all property and assets.

        "Subsidiary" means any corporation, limited liability company or other business entity of which we own or control (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation, limited liability company or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

        "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other Person, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any obligation or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of principal of or interest on the obligation evidenced by such depository receipt.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFERS

        The exchange of outstanding notes for exchange notes of the corresponding series in the exchange offers will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon the receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular circumstances as well as any consequences arising under the laws of any other taxing jurisdiction.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition (including an exchange of outstanding notes for exchange notes) and holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition (including an exchange of outstanding notes for exchange notes) and/or holding of notes by an ERISA Plan with respect to which ITC Holdings or the initial purchasers is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the

ERISA Plan pays no more than adequate consideration in connection with the transaction. Furthermore, newly issued class exemptions, such as the "Best Interest Contract Exemption," may provide relief for certain transactions involving certain investment advisers who are fiduciaries. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note (including an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes (including in connection with an exchange of outstanding notes for exchange notes) constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        Additionally, if any purchaser or subsequent transferee of our notes is using assets of any ERISA Plan to acquire or hold our notes (including in connection with an exchange of outstanding notes for exchange notes), such ERISA Plan will be deemed to represent (which representation shall be deemed repeated and reaffirmed on each day the ERISA Plan holds any notes) that (i) none of us or any of our affiliates has acted as the ERISA Plan's fiduciary, or has been relied upon for any advice, with respect to the ERISA Plan's decision to acquire, hold, sell, exchange or provide any consent with respect to our notes and none of us or any of our affiliates shall at any time be relied upon as the ERISA Plan's fiduciary with respect to any decision to acquire, continue to hold, sell, exchange or provide any consent with respect to our notes and (ii) the decision to invest in the notes (including the decision to participate in the exchange offer of outstanding notes for exchange notes) has been made at the recommendation or direction of an "independent fiduciary" ("Independent Fiduciary") within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c)(1), as amended from time to time (the "Fiduciary Rule"), who (a) is independent of us and our affiliates; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the ERISA Plan's investment in our notes and is responsible for exercising independent judgment in evaluating the investment in our notes; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such ERISA Plan holds our notes hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of us or our affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the ERISA Plan's investment in our notes, and (II) we and our affiliates have a financial interest in the ERISA Plan's investment in our notes in connection with transactions contemplated hereunder. The representations in this paragraph are intended to comply with the Fiduciary Rule. To the extent that the Fiduciary Rule is revoked, repealed or no longer effective, these representations in this paragraph shall be deemed to be no longer in effect.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the notes (including an exchange of outstanding notes for exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer new notes for, any outstanding notes that remain outstanding subsequent to the expiration of the exchange offers pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers (including the reasonable expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will also indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Simpson Thacher & Bartlett LLP will pass upon the validity of the exchange notes on our behalf. Simpson Thacher & Bartlett LLP is relying upon the opinion of Dykema Gossett PLLC as to certain matters of Michigan law.

EXPERTS

        The consolidated financial statements as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in this Prospectus and the related financial statement schedule, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        Management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is designed to provide reasonable, not absolute, assurance as to the reliability of our financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Internal control over financial reporting, no matter how well designed, has inherent limitations. Therefore, internal control over financial reporting determined to be effective can provide only reasonable assurance with respect to financial statement preparation and may not prevent or detect all misstatements.

        Under management's supervision, an evaluation of the design and effectiveness of our internal control over financial reporting was conducted based on the criteria set forth in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Our assessment included extensive documenting, evaluating and testing of the design and operating effectiveness of our internal control over financial reporting. Based on this evaluation, management concluded that our internal control over financial reporting was effective as of December 31, 2017.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
ITC Holdings Corp.:
Novi, Michigan

Opinion on the Financial Statements

        We have audited the accompanying consolidated statements of financial position of ITC Holdings Corp. and subsidiaries (the "Company") as of December 31, 2017 and 2016, the related consolidated statements of operations, comprehensive income, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and the schedule listed in the Index at Item 15 (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material aspects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards Generally Accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
February 14, 2018

We have served as the Company's auditor since 2001.

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,
(In millions, except share data)	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$66	$8
Accounts receivable	119	108
Inventory	29	29
Regulatory assets	18	53
Income tax receivable	15	17
Prepaid and other current assets	13	18

Total current assets	260	233
Property, plant and equipment (net of accumulated depreciation and amortization of $1,675 and $1,575, respectively)	7,309	6,698
Other assets
Goodwill	950	950
Intangible assets (net of accumulated amortization of $35 and $32, respectively)	41	43
Regulatory assets	197	247
Other	66	52

Total other assets	1,254	1,292

TOTAL ASSETS	$8,823	$8,223

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$97	$100
Accrued compensation	28	14
Accrued interest	60	54
Accrued taxes	57	49
Regulatory liabilities	183	129
Refundable deposits from generators for transmission network upgrades	3	17
Debt maturing within one year	100	235
Other	34	35

Total current liabilities	562	633
Accrued pension and postretirement liabilities	74	68
Deferred income taxes	601	964
Regulatory liabilities	619	249
Refundable deposits from generators for transmission network upgrades	29	27
Other	17	26
Long-term debt	5,001	4,355
Commitments and contingent liabilities (Notes 5 and 17)
STOCKHOLDER'S EQUITY
Common stock, without par value, 235,000,000 shares authorized as of December 31, 2017, and 224,203,112 shares issued and outstanding at December 31, 2017 and 2016.	892	892
Retained earnings	1,026	1,007
Accumulated other comprehensive income	2	2

Total stockholder's equity	1,920	1,901

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$8,823	$8,223

See notes to consolidated financial statements.

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(In millions)	2017	2016	2015
OPERATING REVENUES	$1,211	$1,125	$1,045
OPERATING EXPENSES
Operation and maintenance	110	114	113
General and administrative	123	239	145
Depreciation and amortization	169	158	145
Taxes other than income taxes	103	93	82
Other operating income and expense—net	(2)	(1)	(1)

Total operating expenses	503	603	484

OPERATING INCOME	708	522	561
OTHER EXPENSES (INCOME)
Interest expense—net	224	211	204
Allowance for equity funds used during construction	(33)	(35)	(28)
Other income	(3)	(2)	(2)
Other expense	5	5	3

Total other expenses (income)	193	179	177

INCOME BEFORE INCOME TAXES	515	343	384
INCOME TAX PROVISION	196	97	142

NET INCOME	$319	$246	$242

See notes to consolidated financial statements.

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
(In millions)	2017	2016	2015
NET INCOME	$319	$246	$242
OTHER COMPREHENSIVE LOSS
Derivative instruments, net of tax (Note 13)	—	(2)	(1)

TOTAL OTHER COMPREHENSIVE LOSS, NET OF TAX (NOTE 13)	—	(2)	(1)

TOTAL COMPREHENSIVE INCOME	$319	$244	$241

See notes to consolidated financial statements.

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN

STOCKHOLDER'S EQUITY

(In millions)	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholder's Equity
BALANCE, DECEMBER 31, 2014	$924	$741	$5	$1,670
Net income	—	242	—	242
Repurchase and retirement of common stock	(137)	—	—	(137)
Dividends declared on common stock	—	(108)	—	(108)
Stock option exercises	11	—	—	11
Share-based compensation, net of forfeitures	18	—	—	18
Tax benefit for excess tax deductions of share-based compensation	12	—	—	12
Other comprehensive loss, net of tax (Note 13)	—	—	(1)	(1)
Other	1	1	—	2

BALANCE, DECEMBER 31, 2015	$829	$876	$4	$1,709
Net income	—	246	—	246
Repurchase and retirement of common stock	(9)	—	—	(9)
Dividends declared on common stock	—	(90)	—	(90)
Dividends to ITC Investment Holdings Inc.	—	(33)	—	(33)
Stock option exercises	11	—	—	11
Share-based compensation, net of forfeitures	18	—	—	18
Share-based compensation associated with the Merger (Note 14)	41	—	—	41
Settlement of share-based awards associated with the Merger (Note 16)	(137)	(1)	—	(138)
Contribution from ITC Investment Holdings Inc. for the settlement of share-based awards associated with the Merger (Note 16)	137	—	—	137
Tax benefit for excess tax deductions of share-based compensation	—	9	—	9
Other comprehensive loss, net of tax (Note 13)	—	—	(2)	(2)
Other	2	—	—	2

BALANCE, DECEMBER 31, 2016	$892	$1,007	$2	$1,901
Net income	—	319	—	319
Dividends to ITC Investment Holdings Inc.	—	(300)	—	(300)

BALANCE, DECEMBER 31, 2017	$892	$1,026	$2	$1,920

See notes to consolidated financial statements.

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In millions)	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$319	$246	$242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	169	158	145
Recognition, refund and collection of revenue accruals and deferrals—including accrued interest	34	(2)	(54)
Deferred income tax expense	195	219	77
Allowance for equity funds used during construction	(33)	(35)	(28)
Expense for the accelerated vesting of share-based awards associated with the Merger	—	41	—
Other	11	30	22
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(17)	(2)	(1)
Current regulatory assets	29	(29)	—
Income tax receivable	—	(17)	—
Other current assets	—	(4)	2
Accounts payable	(3)	5	(7)
Accrued compensation	14	(11)	—
Accrued taxes	5	4	15
Other current liabilities	2	3	9
Estimated refund related to return on equity complaints	(113)	90	120
Other non-current assets and liabilities, net	(4)	(9)	14

Net cash provided by operating activities	608	687	556
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(755)	(750)	(701)
Contributions in aid of construction	21	11	17
Other	(10)	4	(16)

Net cash used in investing activities	(744)	(735)	(700)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt, net of discount	1,199	599	225
Borrowings under revolving credit agreements	1,065	1,042	2,832
Borrowings under term loan credit agreements	250	—	200
Net issuance (repayment) of commercial paper, net of discount	(148)	48	95
Retirement of long-term debt—including extinguishment of debt costs	(477)	(139)	(175)
Repayments of revolving credit agreements	(1,178)	(1,028)	(2,825)
Repayments of term loan credit agreements	(200)	(361)	—
Issuance of common stock	—	13	14
Dividends on common and restricted stock	—	(90)	(108)
Dividends to ITC Investment Holdings Inc.	(300)	(33)	—
Refundable deposits from generators for transmission network upgrades	16	33	13
Repayment of refundable deposits from generators for transmission network upgrades	(28)	(10)	(12)
Repurchase and retirement of common stock	—	(9)	(137)
Settlement of share-based awards associated with the Merger—including cost of accelerated share-based awards	—	(137)	—
Contribution from ITC Investment Holdings Inc. for the settlement of share-based awards associated with the Merger	—	137	—
Other	(5)	(23)	8

Net cash provided by financing activities	194	42	130

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	58	(6)	(14)
CASH AND CASH EQUIVALENTS—Beginning of period	8	14	28

CASH AND CASH EQUIVALENTS—End of period	$66	$8	$14

See notes to consolidated financial statements.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

        ITC Holdings Corp. and its subsidiaries are engaged in the transmission of electricity in the United States. Through our Regulated Operating Subsidiaries, we own and operate high-voltage systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems. Our business strategy is to own, operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, reduce transmission constraints and support new generating resources to interconnect to our transmission systems. We also are pursuing transmission development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as enhance competitive wholesale electricity markets.

        Our Regulated Operating Subsidiaries are independent electric transmission utilities, with rates regulated by the FERC and established on a cost-of-service model. ITCTransmission's service area is located in southeastern Michigan, while METC's service area covers approximately two-thirds of Michigan's Lower Peninsula and is contiguous with ITCTransmission's service area. ITC Midwest's service area is located in portions of Iowa, Minnesota, Illinois and Missouri and ITC Great Plains currently owns assets located in Kansas and Oklahoma. MISO bills and collects revenues from the MISO Regulated Operating Subsidiaries' customers. SPP bills and collects revenue from ITC Great Plains customers. ITC Interconnection currently owns assets in Michigan and earns revenues based on its facilities reimbursement agreement with a merchant generating company.

2. THE MERGER

        On February 9, 2016, Fortis, FortisUS, Merger Sub and ITC Holdings entered into the Merger Agreement, pursuant to which Merger Sub would merge with and into ITC Holdings with ITC Holdings continuing as a surviving corporation and becoming a majority owned indirect subsidiary of Fortis. On April 20, 2016, FortisUS assigned its rights, interest, duties and obligations under the Merger Agreement to Investment Holdings, a subsidiary of FortisUS formed to complete the Merger. On the same date, Fortis reached a definitive agreement with a subsidiary of GIC for that subsidiary to acquire an indirect 19.9% equity interest in ITC Holdings and debt securities to be issued by Investment Holdings for aggregate consideration of $1.228 billion in cash upon completion of the Merger. On October 14, 2016, ITC Holdings and Fortis completed the Merger contemplated by the Merger Agreement consistent with the terms described above. On the same date, the common shares of ITC Holdings were delisted from the NYSE and the common shares of Fortis were listed and began trading on the NYSE. Fortis continues to have its shares listed on the Toronto Stock Exchange.

        In the Merger, ITC Holdings shareholders received $22.57 in cash and 0.7520 Fortis common shares for each share of common stock of ITC Holdings (the "Merger consideration"). Upon completion of the Merger, ITC Holdings shareholders held approximately 27% of the common shares of Fortis. The per share amount of the Merger consideration determined in accordance with the Merger Agreement and used for purposes of settling the share-based awards was $45.72. We elected not to apply pushdown accounting to ITC Holdings or its subsidiaries in connection with the Merger. Under the Merger Agreement, outstanding share-based awards vested as described in Note 14.

        For the year ended December 31, 2017, we expensed approximately $5 million related to the Merger for internal labor and associated costs. For the year ended December 31, 2016, expenses related to the Merger for internal labor and associated costs were approximately $58 million and

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. THE MERGER (Continued)

external legal, advisory and financial services fees were approximately $55 million. For the year ended December 31, 2016, the internal labor and associated costs included approximately $41 million of expense that was recognized due to the accelerated vesting of the share-based awards described in Note 14. The majority of these Merger-related costs were recorded within general and administrative expenses. The external and internal costs related to the Merger were recorded at ITC Holdings and have not been included as components of revenue requirement at our Regulated Operating Subsidiaries.

3. RECENT ACCOUNTING PRONOUNCEMENTS

Recently Issued Pronouncements

        We have considered all new accounting pronouncements issued by the FASB and concluded the following accounting guidance, which has not yet been adopted by us, may have a material impact on our consolidated financial statements.

  Revenue from Contracts with Customers

        In May 2014, the FASB issued authoritative guidance requiring entities to apply a new model for recognizing revenue from contracts with customers. Subsequent updates have been issued primarily to provide implementation guidance related to the initial guidance issued in May 2014. The guidance supersedes the current revenue recognition guidance and requires entities to evaluate their revenue recognition arrangements using a five-step model to determine when a customer obtains control of a transferred good or service.

        Substantially all of our revenue from contracts with customers is generated from providing transmission services to customers based on tariff rates, as approved by the FERC, and is considered to be in the scope of the new guidance. The true-up mechanisms under our formula rates are considered alternative revenue programs of rate-regulated utilities and are outside the scope of the new guidance, as they are not considered contracts with customers. Based on our assessment of the new guidance, we do not expect the implementation of the new standard will have a material impact on the amount and timing of revenue recognition. However, we expect to present revenues arising from alternative revenue programs separately from revenues in the scope of the new guidance in the statements of operations. In addition, we expect to add footnote disclosures to address the requirements in the guidance to provide more information regarding the nature, amount, timing and uncertainty of revenue and cash flows as well as changes in accounts receivable from customers. We are in the process of drafting these disclosures as we continue to work towards implementation of the guidance.

        The guidance is effective for annual reporting periods beginning after December 15, 2017 and may be adopted using either (a) a full retrospective method, whereby comparative periods would be restated to present the impact of the new standard, with the cumulative effect of applying the standard recognized as of the earliest period presented, or (b) a modified retrospective method, under which comparative periods would not be restated and the cumulative effect of applying the standard would be recognized at the date of initial adoption, January 1, 2018. We expect to adopt the guidance using the modified retrospective approach. We have elected not to early adopt.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

  Recognition and Measurement of Financial Instruments

        In January 2016, the FASB issued authoritative guidance amending the classification and measurement of financial instruments. The guidance requires entities to carry most investments in equity securities at fair value and recognize changes in fair value in net income, unless the investment results in consolidation or equity method accounting. Additionally, the new guidance amends certain disclosure requirements associated with the fair value of financial instruments. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The guidance is required to be adopted using a modified retrospective approach, with limited exceptions. Upon adoption of the standard, we expect certain of our investments currently accounted for as available-for-sale with changes in fair value recorded in other comprehensive income will be required to be accounted for with changes in fair value in net income; however, we do not expect this change in accounting will have a material impact on our consolidated financial statements. We are continuing to assess the impact this guidance will have on our consolidated financial statements, including our disclosures.

  Accounting for Leases

        In February 2016, the FASB issued authoritative guidance on accounting for leases, which impacts accounting by lessees as well as lessors. The new guidance creates a dual approach for lessee accounting, with lease classification determined in accordance with principles in existing lease guidance. Income statement presentation differs depending on the lease classification; however, both types of leases result in lessees recognizing a right-of-use asset and a lease liability, with limited exceptions. Under existing accounting guidance, operating leases are not recorded on the balance sheet of lessees. The new guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and will be applied using a modified retrospective approach, with possible optional practical expedients. Early adoption is permitted; however, we have elected not to early adopt. We are currently assessing the impact this guidance will have on our consolidated financial statements, including our disclosures.

  Presentation of Restricted Cash in the Statement of Cash Flows

        In November 2016, the FASB issued authoritative guidance on the presentation of restricted cash and restricted cash equivalents within the statement of cash flows. The new guidance specifies that restricted cash and restricted cash equivalents shall be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The guidance does not, however, provide a definition of restricted cash or restricted cash equivalents. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted; however, we have elected not to early adopt. The guidance is required to be adopted using a retrospective approach to each period presented. We are currently assessing the impact this guidance will have on our consolidated financial statements, including our disclosures.

  Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

        In March 2017, the FASB issued guidance that requires entities to disaggregate the current service cost component of net benefit cost (i.e., net periodic pension cost and net periodic postretirement

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

benefit cost) and present it in the same income statement line item as other current compensation costs for employees. Entities are required to present the other components of net benefit cost elsewhere in the income statement and outside income from operations. The line or lines containing such other components must be appropriately described on the face of the income statement; otherwise, disclosure of the location of such other costs in the income statement is required. In addition, the new guidance allows capitalization of only the service cost component of net benefit cost. The new guidance is effective for periods beginning after December 15, 2017. The changes to the presentation of net benefit cost in the income statement are required to be adopted retrospectively (with a possible practical expedient) while the changes regarding cost capitalization are required to be adopted prospectively. We are currently assessing the impact this guidance will have on our financial statements, including our disclosures.

  Targeted Improvements to Accounting for Hedging Activities

        In August 2017, the FASB issued authoritative guidance to make targeted improvements to hedge accounting to better align with an entity's risk management objectives and to reduce the complexity of hedge accounting. Among other changes, the new guidance simplifies hedge accounting by (a) allowing more time for entities to complete initial quantitative hedge effectiveness assessments, (b) enabling entities to elect to perform subsequent effectiveness assessments qualitatively, (c) eliminating the concept of recognizing periodic hedge ineffectiveness for cash flow hedges, (d) requiring the change in fair value of a derivative to be recorded in the same income statement line item as the earnings effect of the hedged item, and (e) permitting additional hedge strategies to qualify for hedge accounting. In addition, the guidance modifies existing disclosure requirements and adds new disclosure requirements, including tabular disclosures about both (a) the total amounts reported in the income statement for each income and expense line item that is affected by hedging and (b) the effects of hedging on those line items. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The guidance is required to be adopted on a modified retrospective basis to existing hedging relationships and on a prospective basis for the presentation and disclosure requirements. We do not expect a significant impact upon adoption, but we would add the additional required disclosures to the extent we have outstanding hedges upon adoption. We are considering early adoption in 2018.

4. SIGNIFICANT ACCOUNTING POLICIES

        A summary of the major accounting policies followed in the preparation of the accompanying consolidated financial statements, which conform to GAAP, is presented below:

        Principles of Consolidation—ITC Holdings consolidates its majority owned subsidiaries. We eliminate all intercompany balances and transactions.

        Use of Estimates—The preparation of the consolidated financial statements requires us to use estimates and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from our estimates.

        Regulation—Our Regulated Operating Subsidiaries are subject to the regulatory jurisdiction of the FERC, which issues orders pertaining to rates, recovery of certain costs, including the costs of

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

transmission assets and regulatory assets, conditions of service, accounting, financing authorization and operating-related matters. The utility operations of our Regulated Operating Subsidiaries meet the accounting standards set forth by the FASB for the accounting effects of certain types of regulation. These accounting standards recognize the cost based rate setting process, which results in differences in the application of GAAP between regulated and non-regulated businesses. These standards require the recording of regulatory assets and liabilities for certain transactions that would have been recorded as revenue and expense in non-regulated businesses. Regulatory assets represent costs that will be included as a component of future tariff rates and regulatory liabilities represent amounts provided in the current tariff rates that are intended to recover costs expected to be incurred in the future or amounts to be refunded to customers.

        Cash and Cash Equivalents—We consider all unrestricted highly-liquid temporary investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

        Consolidated Statements of Cash Flows—The following table presents certain supplementary cash flows information for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31,
(In millions)	2017	2016	2015
Supplementary cash flows information:
Interest paid (net of interest capitalized)(a)	$213	$190	$191
Income taxes paid(b)	—	23	56
Supplementary non-cash investing and financing activities:
Additions to property, plant and equipment and other long-lived assets(c)	$87	$93	$110
Allowance for equity funds used during construction	33	35	28

(a)
Amount for the year ended December 31, 2017 includes $9 million of interest paid associated with the ROE complaints. See Note 17 for information on the ROE complaints.

(b)
Amount for the year ended December 31, 2016 does not include the income tax refund of $128 million received from the IRS in August 2016, which resulted from the election of bonus depreciation as described in Note 5.

(c)
Amounts consist of current and accrued liabilities for construction, labor, materials and other costs that have not been included in investing activities. These amounts have not been paid for as of December 31, 2017, 2016 or 2015, respectively, but have been or will be included as a cash outflow from investing activities for expenditures for property, plant and equipment when paid.

        Excess tax benefits are recognized as an adjustment to income tax expense in the statement of operations. Cash retained as a result of those excess tax benefits is presented in the statement of cash flows as cash inflows from operating activities.

        Accounts Receivable—We recognize losses for uncollectible accounts based on specific identification of any such items. As of December 31, 2017 and 2016, we did not have an accounts receivable reserve.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Inventories—Materials and supplies inventories are valued at average cost. Additionally, the costs of warehousing activities are recorded here and included in the cost of materials when requisitioned.

        Property, Plant and Equipment—Depreciation and amortization expense on property, plant and equipment was $160 million, $149 million and $136 million for 2017, 2016 and 2015, respectively.

        Property, plant and equipment in service at our Regulated Operating Subsidiaries is stated at its original cost when first devoted to utility service. The gross book value of assets retired less salvage proceeds is charged to accumulated depreciation. The provision for depreciation of transmission assets is a significant component of our Regulated Operating Subsidiaries' cost of service under FERC-approved rates. Depreciation is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes. The composite depreciation rate for our Regulated Operating Subsidiaries included in our consolidated statements of operations was 2.0%, 2.0% and 2.1% for 2017, 2016 and 2015, respectively. The composite depreciation rates include depreciation primarily on transmission station equipment, towers, poles and overhead and underground lines that have a useful life ranging from 45 to 60 years. The portion of depreciation expense related to asset removal costs is added to regulatory liabilities or deducted from regulatory assets and removal costs incurred are deducted from regulatory liabilities or added to regulatory assets. Certain of our Regulated Operating Subsidiaries capitalize to property, plant and equipment allowance for the cost of equity and borrowings used during construction ("AFUDC") in accordance with the FERC regulations. AFUDC represents the composite cost incurred to fund the construction of assets, including interest expense and a return on equity capital devoted to construction of assets. The interest component of AFUDC of $9 million, $9 million and $7 million was a reduction to interest expense for 2017, 2016 and 2015, respectively.

        For acquisitions of property, plant and equipment greater than the net book value (other than asset acquisitions accounted for under the purchase method of accounting that result in goodwill), the acquisition premium is recorded to property, plant and equipment and amortized over the estimated remaining useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes.

        Property, plant and equipment includes capital equipment inventory stated at original cost consisting of items that are expected to be used exclusively for capital projects.

        Property, plant and equipment at ITC Holdings and non-regulated subsidiaries is stated at its acquired cost. Proceeds from salvage less the net book value of the disposed assets is recognized as a gain or loss on disposal. Depreciation is computed based on the acquired cost less expected residual value and is recognized over the estimated useful lives of the assets on a straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes.

        Generator Interconnection Projects and Contributions in Aid of Construction—Certain capital investment at our Regulated Operating Subsidiaries relates to investments made under generator interconnection agreements. The generator interconnection agreements typically consist of both transmission network upgrades, which are a category of upgrades deemed by the FERC to benefit the transmission system as a whole, as well as direct connection facilities, which are necessary to interconnect the generating facility to the transmission system and primarily benefit the generating facility. As a result, generator interconnection agreements typically require the generator to make a

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

contribution in aid of construction to our Regulatory Operating Subsidiaries to cover the cost of certain investments made by us as part of the agreement.

        Our investments in transmission facilities are recorded to property, plant and equipment, and are recorded net of any contribution in aid of construction. We also receive refundable deposits from the generator for certain investment in network upgrade facilities in advance of construction, which are recorded to current or non-current liabilities depending on the expected refund date.

        Available-For-Sale Securities—We have certain investments in debt and equity securities that are classified as available-for-sale securities. These investments currently fund our two supplemental nonqualified, noncontributory, retirement benefit plans for selected management employees as described in Note 11. Unrealized gains recorded for the investments are reported, net of tax, as a component of other comprehensive income (loss). Any unrealized losses (where cost exceeds fair market value) on the investments will also be reported, net of tax, as a component of other comprehensive income (loss), unless the unrealized loss is other than temporary, in which case it would be recorded as an investment loss in the consolidated statements of operations.

        Impairment of Long-Lived Assets—Other than goodwill, our long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds the expected undiscounted future cash flows generated by the asset, the asset is written down to its estimated fair value and an impairment loss is recognized in our consolidated statements of operations.

        Goodwill and Other Intangible Assets—Goodwill is not subject to amortization; however, goodwill is required to be assessed for impairment, and a resulting write-down, if any, is to be reflected in operating expense. We have goodwill recorded relating to our acquisitions of ITCTransmission and METC and ITC Midwest's acquisition of the IP&L transmission assets. Goodwill is reviewed at the reporting unit level at least annually for impairment and whenever facts or circumstances indicate that the value of goodwill may be impaired. Our reporting units are ITCTransmission, METC and ITC Midwest as each entity represents an individual operating segment to which goodwill has been assigned.

        In order to perform an impairment analysis, we have the option of performing a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, in which case no further testing is required. If an entity bypasses the qualitative assessment or performs a qualitative assessment but determines that it is more likely than not that a reporting unit's fair value is less than its carrying amount, a quantitative, fair value-based test is performed to assess and measure goodwill impairment, if any. If a quantitative assessment is performed, we determine the fair value of our reporting units using valuation techniques based on discounted future cash flows under various scenarios and consider estimates of market-based valuation multiples for companies within the peer group of our reporting units.

        We completed our annual goodwill impairment test for our reporting units as of October 1, 2017 and determined that no impairment exists. There were no events subsequent to October 1, 2017, including the enactment of the TCJA, that indicated impairment of our goodwill. Our intangible assets other than goodwill have finite lives and are amortized over their useful lives. Refer to Note 7 for additional discussion on our goodwill and intangible assets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Deferred Financing Fees and Discount or Premium on Debt—Costs related to the issuance of long-term debt are generally recorded as a direct deduction from the carrying amount of the related debt and amortized over the life of the debt issue. Debt issuance costs incurred prior to the associated debt funding are presented as an asset. Unamortized debt issuance costs associated with the revolving credit agreements, commercial paper and other similar arrangements are presented as an asset (regardless of whether there are any amounts outstanding under those credit facilities) and amortized over the life of the particular arrangement. The debt discount or premium related to the issuance of long-term debt is recorded to long-term debt and amortized over the life of the debt issue. We recorded $4 million to interest expense for the amortization of deferred financing fees and debt discounts during each of the years ended December 31, 2017, 2016 and 2015.

        Asset Retirement Obligations—A conditional asset retirement obligation is a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within our control. We have identified conditional asset retirement obligations primarily associated with the removal of equipment containing PCBs and asbestos. We record a liability at fair value for a legal asset retirement obligation in the period in which it is incurred. When a new legal obligation is recorded, we capitalize the costs of the liability by increasing the carrying amount of the related long-lived asset. We accrete the liability to its present value each period and depreciate the capitalized cost over the useful life of the related asset. At the end of the asset's useful life, we settle the obligation for its recorded amount. We recognize regulatory assets for the timing differences between the incurred costs to settle our legal asset retirement obligations and the recognition of such obligations as applicable for our Regulated Operating Subsidiaries. There were no significant changes to our asset retirement obligations in 2017. Our asset retirement obligations as of December 31, 2017 and 2016 of $6 million and $5 million, respectively, are included in other liabilities.

        Financial Instruments—For derivative instruments that have been designated and qualify as cash flow hedges of the exposure to variability in expected future cash flows, the gain or loss on the derivative is initially reported, net of tax, as a component of other comprehensive income (loss) and reclassified to the consolidated statement of operations when the underlying hedged transaction affects net income. Any hedge ineffectiveness is recognized in net income immediately at the time the gain or loss on the derivative instruments is calculated. Refer to Note 9 for additional discussion regarding derivative instruments. Cash flows related to derivative instruments that are designated in hedging relationships are generally classified on the statement of cash flows in the same category as the cash flows from the associated hedged item.

        Contingent Obligations—We are subject to a number of federal and state laws and regulations, as well as other factors and conditions that potentially subject us to environmental, litigation and other risks. We periodically evaluate our exposure to such risks and record liabilities for those matters when a loss is considered probable and reasonably estimable. Our liabilities exclude any estimates for legal costs not yet incurred associated with handling these matters. The adequacy of liabilities can be significantly affected by external events or conditions that can be unpredictable; thus, the ultimate outcome of such matters could materially affect our consolidated financial statements.

        Revenues—Revenues from the transmission of electricity are recognized as services are provided based on FERC-approved cost-based formula rates. We record a reserve for revenue subject to refund

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

when such refund is probable and can be reasonably estimated. This reserve is recorded as a reduction to operating revenues.

        The cost-based formula rates at our Regulated Operating Subsidiaries include a true-up mechanism that compares the actual revenue requirements of our Regulated Operating Subsidiaries to their billed revenues for each year to determine any over- or under-collection of revenue requirements and record a revenue accrual or deferral for the difference. Refer to Note 5 under "Cost-Based Formula Rates with True-Up Mechanism" for a discussion of our revenue accounting under our cost-based formula rates.

        Share-Based Payment and Employee Share Purchase Plan—We have an Omnibus Plan, pursuant to which we may grant long term incentive awards of performance-based units and service-based units. The awards are classified as liability awards based on the cash settlement feature. The award units earn dividend equivalents which are also settled in cash at the end of the vesting period. Compensation cost is recognized over the expected vesting period and remeasured each reporting period based on Fortis' stock price. The performance-based units ("PBU") are also remeasured each reporting period based on the applicable market and performance conditions in the awards. Compensation cost is adjusted for forfeitures in the period in which they occur and the final measure of compensation cost for the awards is based on the cash settlement amount.

        We also have an Employee Share Purchase Plan which enables ITC employees to purchase shares of Fortis common stock. Our cost of the plan is based on the value of our contribution, as additional compensation to a participating employee, equal to 10% of an employee's contribution up to a maximum annual contribution of 1% of an employee's base pay and an amount equal to 10% of all dividends payable by Fortis on the Fortis shares allocated to an employee's Fortis Amended and Restated 2012 Employee Share Purchase Plan ("ESPP") account.

        Refer to Note 14 for additional discussion of the plans.

        Comprehensive Income (Loss)—Comprehensive income (loss) is the change in common stockholder's equity during a period arising from transactions and events from non-owner sources, including net income, any gain or loss recognized for the effective portion of our interest rate swaps and any unrealized gain or loss associated with our available-for-sale securities.

        Income Taxes—Deferred income taxes are recognized for the expected future tax consequences of events that have been recognized in the consolidated financial statements or tax returns. Deferred income tax assets and liabilities are determined based on the differences between the financial statements and the tax bases of various assets and liabilities, using the tax rates expected to be in effect for the year in which the differences are expected to reverse, and classified as non-current in our consolidated statements of financial position.

        The accounting standards for uncertainty in income taxes prescribe a recognition threshold and a measurement attribute for tax positions taken, or expected to be taken, in a tax return that may not be sustainable. As of December 31, 2017, we have not recognized any uncertain income tax positions.

        We file income tax returns with the IRS and with various state and city jurisdictions. We are no longer subject to U.S. federal tax examinations for tax years 2012 and earlier. State and city jurisdictions that remain subject to examination range from tax years 2013 to 2016. In the event we are

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

assessed interest or penalties by any income tax jurisdictions, interest and penalties would be recorded as interest expense and other expense, respectively, in our consolidated statements of operations.

        Refer to Notes 6 and 10 for additional discussion on income taxes and tax reform.

5. REGULATORY MATTERS

Cost-Based Formula Rates with True-Up Mechanism

        The transmission revenue requirements at our Regulated Operating Subsidiaries are set annually, using a FERC-approved formula that is used to calculate rates ("formula rates"), and remain in effect for a one-year period. By updating the inputs to the formula and resulting rates on an annual basis, the revenues at our Regulated Operating Subsidiaries reflect changing operational data and financial performance, including the amount of network load on their transmission systems (for our MISO Regulated Operating Subsidiaries), operating expenses and additions to property, plant and equipment when placed in service, among other items. The formula used to derive the rates does not require further action or FERC filings each year, although the formula inputs remain subject to legal challenge at the FERC. Our Regulated Operating Subsidiaries will continue to use the formula to calculate their respective annual revenue requirements unless the FERC determines the resulting rates to be unjust and unreasonable and another mechanism is determined by the FERC to be just and reasonable. See "Rate of Return on Equity Complaints" in Note 17 for detail on ROE matters for our MISO Regulated Operating Subsidiaries.

        The cost-based formula rates at our Regulated Operating Subsidiaries include a true-up mechanism that compares the actual revenue requirements of our Regulated Operating Subsidiaries to their billed revenues for each year to determine any over- or under-collection of revenue requirements. Revenue is recognized for services provided during each reporting period based on actual revenue requirements calculated using the formula. Our Regulated Operating Subsidiaries accrue or defer revenues to the extent that the actual revenue requirement for the reporting period is higher or lower, respectively, than the amounts billed relating to that reporting period. The amount of accrued or deferred revenues is reflected in future revenue requirements and thus flows through to customer bills within two years under the provisions of our formula rates.

        The net changes in regulatory assets and liabilities associated with our Regulated Operating Subsidiaries' formula rate revenue accruals and deferrals, including accrued interest, were as follows during the year ended December 31, 2017:

(In millions)	Total
Net regulatory liability as of December 31, 2016	$(1)
Net collection of 2015 revenue deferrals and accruals, including accrued interest	(15)
Net revenue deferral for the year ended December 31, 2017	(17)
Net accrued interest payable for the year ended December 31, 2017	(2)

Net regulatory liability as of December 31, 2017	$(35)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. REGULATORY MATTERS (Continued)

        Regulatory assets and liabilities associated with our Regulated Operating Subsidiaries' formula rate revenue accruals and deferrals, including accrued interest, are recorded in the consolidated statements of financial position at December 31, 2017 and 2016 as follows:

(In millions)	2017	2016
Current regulatory assets	$18	$24
Non-current regulatory assets	11	16
Current regulatory liabilities	(38)	(9)
Non-current regulatory liabilities	(26)	(32)

Net regulatory liability as of December 31, 2017	$(35)	$(1)

ITCTransmission Regional Cost Allocation Refund

        In October 2010, MISO and ITCTransmission made a filing with the FERC under Section 205 of the FPA to revise the MISO tariff to establish a methodology to allocate and recover costs of ITCTransmission's Phase Angle Regulating Transformers ("PARs") among MISO and other FERC-approved RTOs—the New York Independent System Operator and PJM Interconnection ("Other RTOs"). In December 2010, the FERC accepted the proposed revisions, subject to refund, while setting them for hearing and settlement procedures. On September 22, 2016, the FERC issued an order largely affirming the presiding administrative law judge's initial decision issued in December 2012, which stated, among other things, that MISO and ITCTransmission failed to show that the Other RTOs will benefit from the operation of ITCTransmission's PARs. The FERC order required ITCTransmission to provide refunds within 30 days for excess amounts collected from customers of the Other RTOs. The refunds, including interest, were provided to the Other RTOs in October 2016. On December 6, 2016, ITCTransmission made a filing with the FERC, under Section 205 of the FPA, requesting to recover the amount refunded to the Other RTOs ("regional cost allocation recovery") in network rates during the next calendar year, beginning January 1, 2017. On January 30, 2017, the FERC issued an order approving collection of the regional cost allocation recovery in 2017. ITCTransmission recorded $29 million for the regional cost allocation recovery, including interest, in current regulatory assets on the consolidated statement of financial position as of December 31, 2016. As a result of the FERC order, ITCTransmission collected the amounts refunded, plus interest, from network customers in 2017. The regulatory asset was amortized in 2017 and no balance was recorded in regulatory assets related to regional cost allocation recovery as of December 31, 2017.

MISO Funding Policy for Generator Interconnections

        On June 18, 2015, the FERC issued an order initiating a proceeding, pursuant to Section 206 of the FPA, to examine MISO's funding policy for generator interconnections, which allowed a TO to unilaterally elect to fund network upgrades and recover such costs from the interconnection customer. In this order, the FERC found that the MISO funding policy may be unduly discriminatory, and suggested the MISO funding policy be revised to require mutual agreement between the interconnection customer and TO for the TO to utilize the election to fund network upgrades. In the absence of such mutual agreement, the facilities would be funded solely by the interconnection customer. On January 8, 2016, MISO made a compliance filing to revise its funding policy to adopt the FERC suggestion to require mutual agreement between the customer and TO, with an effective date of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. REGULATORY MATTERS (Continued)

June 24, 2015. Our MISO Regulated Operating Subsidiaries, along with another MISO TO, have appealed the FERC's orders on this issue. On January 26, 2018, the U.S. Court of Appeals for the District of Columbia Circuit issued an opinion which concluded that evidence does not support the FERC's position as applied to TOs without affiliated generation assets. In addition, the opinion noted that the FERC did not adequately respond to the argument that an involuntary generator funding requirement would compel a TO to construct, own, and operate facilities without compensatory network upgrade charges, which would force the TO to accept additional risk without corresponding return. As a result, the court vacated the orders and remanded this case to the FERC. We do not expect the resolution of this proceeding to have a material impact on our consolidated results of operations, cash flows or financial condition.

MISO Formula Rate Template Modifications Filing

        On October 30, 2015, our MISO Regulated Operating Subsidiaries requested modifications, pursuant to Section 205 of the FPA, to certain aspects of their respective FERC-approved formula rate templates which included, among other things, changes to ensure that various income tax items are computed correctly for purposes of determining their revenue requirements. Our MISO Regulated Operating Subsidiaries requested an effective date of January 1, 2016 for the proposed template changes. On December 30, 2015, the FERC conditionally accepted the formula rate template modifications and required a further compliance filing, which was made on February 8, 2016. On April 14, 2016, the FERC issued an order accepting the February 8, 2016 compliance filing, effective January 1, 2016. The formula rate templates, prior to any proposed modifications, include certain deferred income taxes on contributions in aid of construction in rate base that resulted in recovery of excess amounts from customers. As of December 31, 2016, our MISO Regulated Operating Subsidiaries had recorded an aggregate refund liability of $2 million reported in current regulatory liabilities. During the year ended December 31, 2017, we provided the remaining refunds with interest.

Challenge Regarding Bonus Depreciation

        On December 18, 2015, IP&L filed a formal challenge ("IP&L challenge") with the FERC against ITC Midwest on certain inputs to ITC Midwest's formula rates. The IP&L challenge alleged that ITC Midwest has unreasonably and imprudently opted out of using bonus depreciation in the calculation of its federal income tax expense and thereby unduly increased the transmission charges for transmission service to customers. On March 11, 2016, the FERC granted the IP&L challenge in part by requiring ITC Midwest to recalculate its revenue requirements, effective January 1, 2015, to simulate the election of bonus depreciation for 2015. On June 8, 2016, the FERC denied ITC Midwest's request for rehearing of the March 11, 2016 order. On August 3, 2016, ITC Midwest filed a petition for review of the FERC's March 11, 2016 and June 8, 2016 orders in the United States Court of Appeals, District of Columbia Circuit. On September 8, 2016, ITC Midwest filed a motion to defer the petition pending the issuance of a private letter ruling from the IRS. Following ITC Midwest's receipt of a private letter ruling, which confirmed that ITC Midwest would not violate the IRS rules related to ratemaking by following the FERC order to calculate rates to simulate the election of bonus depreciation for the historical 2015 year, and after consideration of other relevant factors, ITC Midwest moved the court for leave to withdraw our appeal on March 15, 2017, which was granted by the Court on March 20, 2017, and this matter is now concluded. We intend to elect bonus depreciation for 2017 as permissible under the TCJA.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. REGULATORY MATTERS (Continued)

Rate of Return on Equity Complaints

        See "Rate of Return on Equity Complaints" in Note 17 for a discussion of the complaints.

6. REGULATORY ASSETS AND LIABILITIES

Regulatory Assets

        The following table summarizes the regulatory asset balances at December 31, 2017 and 2016:

(In millions)	2017	2016
Regulatory Assets:
Current:
Revenue accruals (including accrued interest of less than $1 as of December 31, 2017 and 2016)(a)	$18	$24
ITCTransmission regional cost allocation recovery (including accrued interest of less than $1 as of December 31, 2016)(b)	—	29

Total current	18	53
Non-current:
Revenue accruals (including accrued interest of less than $1 as of December 31, 2017 and 2016)(a)	11	16
ITCTransmission ADIT deferral (net of accumulated amortization of $45 and $42 as of December 31, 2017 and 2016, respectively)	16	19
METC ADIT deferral (net of accumulated amortization of $26 and $24 as of December 31, 2017 and 2016, respectively)	17	19
METC regulatory deferrals (net of accumulated amortization of $9 and $8 as of December 31, 2017 and 2016, respectively)	7	8
Income taxes recoverable related to AFUDC equity(c)	80	124
ITC Great Plains start-up, development and pre-construction (net of accumulated amortization of $3 and $2 as of December 31, 2017 and 2016, respectively)	10	11
Pensions and postretirement	30	25
Income taxes recoverable related to implementation of the Michigan Corporate Income Tax and other state excess deficient taxes(c)	7	9
Accrued asset removal costs	19	16

Total non-current	197	247
Total	$215	$300

(a)
Refer to discussion of revenue accruals in Note 5 under "Cost-Based Formula Rates with True-Up Mechanism." Our Regulated Operating Subsidiaries do not earn a return on the balance of these regulatory assets, but do accrue interest carrying costs, which are subject to rate recovery along with the principal amount of the revenue accrual.

(b)
Refer to discussion of ITCTransmission regional cost allocation recovery in Note 5 under "ITCTransmission Regional Cost Allocation Refund."

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. REGULATORY ASSETS AND LIABILITIES (Continued)

(c)
In 2017, income taxes recoverable related to AFUDC equity and income taxes recoverable related to implementation of the Michigan Corporate Income Tax and other state excess deficient taxes decreased by $63 million and $2 million, respectively, as a result of the implementation of the TCJA. Refer to discussion of the TCJA in Note 10.

ITCTransmission ADIT Deferral

        The carrying amount of the ITC Transmission ADIT Deferral is the remaining unamortized balance of the portion of ITCTransmission's purchase price in excess of fair value of net assets acquired from DTE Energy approved for inclusion in future rates by the FERC. The original amount recorded for this regulatory asset of $61 million is recognized in rates and amortized on a straight-line basis over 20 years beginning March 1, 2003. ITCTransmission includes the remaining unamortized balance of this regulatory asset in rate base. ITCTransmission recorded amortization expense of $3 million annually during 2017, 2016 and 2015, which is included in depreciation and amortization and recovered through ITCTransmission's cost-based formula rate template.

METC Accumulated Deferred Income Tax ("ADIT") Deferral

        The carrying amount of the METC ADIT Deferral is the remaining unamortized balance of the portion of METC's purchase price in excess of the fair value of net assets acquired at the time MTH acquired METC from Consumers Energy. The original amount approved for recovery recorded for this regulatory asset of $43 million is recognized in rates and amortized on a straight-line basis over 18 years beginning January 1, 2007. METC includes the remaining unamortized balance of this regulatory asset in rate base. METC recorded amortization expense of $2 million annually during 2017, 2016 and 2015, which is included in depreciation and amortization and recovered through METC's cost-based formula rate template.

METC Regulatory Deferrals

        The carrying amount of the METC Regulatory Deferrals is the amount METC has deferred, as a regulatory asset, depreciation and related interest expense associated with new transmission assets placed in service from January 1, 2001 through December 31, 2005 that were included on METC's balance sheet at the time MTH acquired METC from Consumers Energy. The original amount recorded for this regulatory asset of $15 million, and approved for inclusion in future rates by the FERC, is recognized in rates and amortized over 20 years beginning January 1, 2007. METC includes the remaining unamortized balance of this regulatory asset in rate base. METC recorded amortization expense of $1 million annually during 2017, 2016 and 2015, which is included in depreciation and amortization and recovered through METC's cost-based formula rate template.

Income Taxes Recoverable Related to AFUDC Equity

        Accounting standards for income taxes provide that a regulatory asset be recorded if it is probable that a future increase in taxes payable, relating to the book depreciation of AFUDC equity that has been capitalized to property, plant and equipment, will be recovered from customers through future rates. The regulatory asset for the tax effects of AFUDC equity is recovered over the life of the underlying book asset in a manner that is consistent with the depreciation of the AFUDC equity that

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. REGULATORY ASSETS AND LIABILITIES (Continued)

has been capitalized to property, plant and equipment. This regulatory asset and the related offsetting deferred income tax liabilities do not affect rate base.

ITC Great Plains Start-Up, Development and Pre-Construction

        In 2013, ITC Great Plains made a filing with the FERC, under Section 205 of the FPA, to recover start-up, development and pre-construction expenses in future rates. These expenses included certain costs incurred by ITC Great Plains for two regional cost sharing projects in Kansas prior to construction. In March 2015, FERC accepted ITC Great Plains' request to commence amortization of the authorized regulatory assets, subject to refund, and set the matter for hearing and settlement judge procedures. In December 2015, the FERC issued an order accepting an uncontested settlement agreement establishing the amounts of the regulatory assets and associated carrying charges to be recovered. ITC Great Plains includes the unamortized balance of these regulatory assets in rate base and will amortize them over a 10-year period, beginning in the second quarter of 2015. The amortization expense is recorded to general and administrative expenses and recovered through ITC Great Plains' cost-based formula rate.

Pensions and Postretirement

        Accounting standards for defined benefit pension and other postretirement plans for rate-regulated entities allow for amounts that otherwise would have been charged and/or credited to accumulated other comprehensive income of (loss) ("AOCI") to be recorded as a regulatory asset or liability. As the unrecognized amounts recorded to this regulatory asset are recognized, expenses will be recovered from customers in future rates under our cost based formula rates. This regulatory asset is not included when determining rate base.

Income Taxes Recoverable Related to Implementation of the Michigan Corporate Income Tax

        In May 2011, the Michigan Business Tax was repealed and replaced with the Michigan Corporate Income Tax, effective January 1, 2012. Under the Michigan Corporate Income Tax, we are taxed at a rate of 6.0% on federal taxable income attributable to our operations in the state of Michigan, subject to certain adjustments. In addition to the traditional income tax, the Michigan Business Tax had also included a modified gross receipts tax that allowed for deductions and credits for certain activities, none of which are part of the Michigan Corporate Income Tax. The change in Michigan tax law required us in 2011 to remove deferred income tax balances recognized under the Michigan Business Tax and establish new deferred income tax balances under the Michigan Corporate Income Tax, and the net result was incremental deferred state income tax liabilities at both ITCTransmission and METC. Under our cost-based formula rate, the future tax receivable as a result of the tax law change has resulted in the recognition of a regulatory asset, which will be collected from customers for the 23-year period and the 32-year period for ITCTransmission and METC, respectively, beginning in 2016. ITCTransmission and METC include this regulatory asset within deferred taxes for rate-making purposes when determining rate base.

Accrued Asset Removal Costs

        The carrying amount of the accrued asset removal costs represents the difference between incurred costs to remove property, plant and equipment and the estimated removal costs included and collected

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. REGULATORY ASSETS AND LIABILITIES (Continued)

in rates. The portion of depreciation expense included in our depreciation rates related to asset removal costs reduces this regulatory asset and removal costs incurred are added to this regulatory asset. In addition, this regulatory asset has also been adjusted for timing differences between incurred costs to settle legal asset retirement obligations and the recognition of such obligations under the standards set forth by the FASB. Our Regulated Operating Subsidiaries include this item, excluding the cost component related to the recognition of our legal asset retirement obligations under the standards set forth by the FASB, as a reduction to accumulated depreciation for rate-making purposes, when determining rate base.

Regulatory Liabilities

        The following table summarizes the regulatory liability balances at December 31, 2017 and 2016:

(In millions)	2017	2016
Regulatory Liabilities:
Current:
Revenue deferrals (including accrued interest of $2 and less than $1 as of December 31, 2017 and 2016, respectively)(a)	$38	$9
Refund related to the formula rate template modifications (including accrued interest of $1 as of December 31, 2016)(b)	—	2
Estimated refund related to return on equity complaints (including accrued interest of $11 and $9 as of December 31, 2017 and 2016, respectively.)(c)	145	118

Total current	183	129
Non-current:
Revenue deferrals (including accrued interest of $1 and $1 as of December 31, 2017 and 2016, respectively)(a)	26	32
Accrued asset removal costs	72	68
Estimated refund related to return on equity complaint (including accrued interest of $6 as of December 31, 2016)(c)	—	140
Excess state income tax deductions(d)	7	9
Income taxes refundable related to implementation of the TCJA(d)	514	—

Total non-current	619	249

Total	$802	$378

(a)
Refer to discussion of revenue deferrals in Note 5 under "Cost-Based Formula Rates with True-Up Mechanism." Our Regulated Operating Subsidiaries accrue interest on the true-up amounts which will be refunded through rates along with the principal amount of revenue deferrals in future periods.

(b)
Refer to discussion of the refund in Note 5 under "MISO Formula Rate Template Modifications Filing."

(c)
Refer to discussion of the refund and estimated refund in Note 17 under "Rate of Return on Equity Complaints."

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. REGULATORY ASSETS AND LIABILITIES (Continued)

(d)
In 2017, net non-current regulatory liabilities of $512 million were recorded related to the implementation of the TCJA. A regulatory liability of $514 million was recorded for income taxes refundable related to the implementation, while the regulatory liability for excess state income tax deductions was reduced by $2 million. Refer to discussion of the TCJA in Note 10.

Accrued Asset Removal Costs

        The carrying amount of the accrued asset removal costs represents the difference between incurred costs to remove property, plant and equipment and the estimated removal costs included and collected in rates. The portion of depreciation expense included in our depreciation rates related to asset removal costs is added to this regulatory liability and removal expenditures incurred are charged to this regulatory liability. Our Regulated Operating Subsidiaries include this item within accumulated depreciation for rate-making purposes and determining rate base.

Excess State Income Tax Deductions

        We have taken state income tax deductions associated with property additions that exceed the tax basis of property, and the unrealized income tax benefits resulting from these deductions are expected to be refunded to customers through future rates when the income tax benefits are realized. This regulatory liability is included within deferred taxes for rate-making purposes when determining rate base.

Income Taxes Refundable Related to Implementation of the TCJA

        In December 2017, the President of the United States signed into law the TCJA, which enacted significant changes to the Internal Revenue Code including a reduction in the U.S. federal corporate income tax rate from 35% to 21% effective for tax years beginning after 2017. The Company was required to revalue its deferred tax assets and liabilities at the new federal corporate income tax rate as of the date of the enactment of the TCJA, which resulted in lower net deferred tax liabilities and the establishment of a regulatory liability for excess deferred taxes at our Regulated Operating Subsidiaries. The excess deferred taxes are generally the result of accelerated federal tax deductions realized by our Regulated Operating Subsidiaries in periods when the U.S. federal corporate income tax rate was 35% and now would be returned to customers in a period where the U.S. federal corporate income tax rate is 21%. As the excess deferred taxes must be returned to customers this regulatory liability is recognized. For our Regulated Operating Subsidiaries, our deferred taxes are subject to a normalization method of accounting for the excess tax reserves resulting from the change in the federal statutory tax rate which involves the use of the average rate assumption method (ARAM) for the determination of the timing of the return of the excess deferred taxes to customers associated with public utility property. A portion of our excess deferred taxes at our Regulated Operating Subsidiaries are associated with other types of deferred taxes that are not related to public utility property and the timing of the settlement with customers has not yet been determined. This net regulatory liability is included within deferred taxes for rate-making purposes when determining rate base.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. GOODWILL AND INTANGIBLE ASSETS

Goodwill

        At December 31, 2017 and 2016, we had goodwill balances recorded at ITCTransmission, METC and ITC Midwest of $173 million, $454 million and $323 million, respectively, which resulted from the ITCTransmission and METC acquisitions and ITC Midwest's acquisition of the IP&L transmission assets, respectively.

Intangible Assets

        Pursuant to the METC acquisition in October 2006, we have identified intangible assets with finite lives derived from the portion of regulatory assets recorded on METC's historical FERC financial statements that were not recorded on METC's historical GAAP financial statements associated with the METC Regulatory Deferrals and the METC ADIT Deferral as described in Note 6. The carrying amounts of the intangible asset for the METC Regulatory Deferrals and the METC ADIT Deferral were $18 million and $8 million, respectively, as of December 31, 2017, and $20 million and $8 million, respectively, as of December 31, 2016. The amortization periods for the METC Regulatory Deferrals and the METC ADIT Deferral are 20 years and 18 years, respectively, beginning January 1, 2007. METC earns an equity return on the remaining unamortized balance of both intangible assets and recovers the amortization expense through METC's cost-based formula rate template.

        ITC Great Plains has recorded intangible assets for payments made by and obligations of ITC Great Plains to certain TOs to acquire rights, which are required under the SPP tariff to designate ITC Great Plains to build, own and operate projects within the SPP region, including three regional cost sharing projects in Kansas. The carrying amount of these intangible assets was $14 million and $15 million (net of accumulated amortization of $2 million and $1 million, respectively) as of December 31, 2017 and 2016, respectively. The amortization period for these intangible assets is 50 years.

        We recorded $1 million of other intangible assets as of December 31, 2017. There were no other intangible assets recorded as of December 31, 2016.

        During each of the years ended December 31, 2017, 2016 and 2015, we recognized $3 million of amortization expense of our intangible assets. We expect the annual amortization of our intangible assets that have been recorded as of December 31, 2017 to be as follows:

(In millions)
2018	$3
2019	3
2020	3
2021	3
2022	3
2023 and thereafter	25

Total	$40

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment—net consisted of the following at December 31, 2017 and 2016:

(In millions)	2017	2016
Property, plant and equipment
Regulated Operating Subsidiaries:
Property, plant and equipment in service	$8,334	$7,715
Construction work in progress	546	455
Capital equipment inventory	74	74
Other	16	15
ITC Holdings and other	14	14

Total	8,984	8,273
Less: Accumulated depreciation and amortization	(1,675)	(1,575)

Property, plant and equipment—net	$7,309	$6,698

        Additions to property, plant and equipment in service and construction work in progress during 2017 and 2016 were due primarily for projects to upgrade or replace existing transmission plant to improve the reliability of our transmission systems as well as transmission infrastructure to support generator interconnections and investments that provide regional benefits such as our Multi-Value Projects.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DEBT

        The following amounts were outstanding at December 31, 2017 and 2016:

(In millions)	2017	2016
ITC Holdings 6.23% Senior Notes, Series B, due September 20, 2017(a)	$—	$50
ITC Holdings 6.375% Senior Notes, due September 30, 2036	200	200
ITC Holdings 6.05% Senior Notes, due January 31, 2018(b)	—	385
ITC Holdings 5.50% Senior Notes, due January 15, 2020	200	200
ITC Holdings 4.05% Senior Notes, due July 1, 2023	250	250
ITC Holdings 3.65% Senior Notes, due June 15, 2024	400	400
ITC Holdings 5.30% Senior Notes, due July 1, 2043	300	300
ITC Holdings 3.25% Notes, due June 30, 2026	400	400
ITC Holdings 2.70% Senior Notes, due November 15, 2022	500	—
ITC Holdings 3.35% Senior Notes, due November 15, 2027	500	—
ITC Holdings Revolving Credit Agreement, due October 21, 2022(c)	—	73
ITC Holdings Commercial Paper Program(a)	—	145
ITCTransmission 6.125% First Mortgage Bonds, Series C, due March 31, 2036	100	100
ITCTransmission 5.75% First Mortgage Bonds, Series D, due April 1, 2018(a)	100	100
ITCTransmission 4.625% First Mortgage Bonds, Series E, due August 15, 2043	285	285
ITCTransmission 4.27% First Mortgage Bonds, Series F, due June 10, 2044	100	100
ITCTransmission Term Loan Credit Agreement, due March 23, 2019	50	—
ITCTransmission Revolving Credit Agreement, due October 21, 2022(c)	36	44
METC 5.64% Senior Secured Notes, due May 6, 2040	50	50
METC 3.98% Senior Secured Notes, due October 26, 2042	75	75
METC 4.19% Senior Secured Notes, due December 15, 2044	150	150
METC 3.90% Senior Secured Notes, due April 26, 2046	200	200
METC Revolving Credit Agreement, due October 21, 2022(c)	48	31
ITC Midwest 6.15% First Mortgage Bonds, Series A, due January 31, 2038	175	175
ITC Midwest 7.12% First Mortgage Bonds, Series B, due December 22, 2017(a)	—	40
ITC Midwest 7.27% First Mortgage Bonds, Series C, due December 22, 2020	35	35
ITC Midwest 4.60% First Mortgage Bonds, Series D, due December 17, 2024	75	75
ITC Midwest 3.50% First Mortgage Bonds, Series E, due January 19, 2027	100	100
ITC Midwest 4.09% First Mortgage Bonds, Series F, due April 30, 2043	100	100
ITC Midwest 3.83% First Mortgage Bonds, Series G, due April 7, 2055	225	225
ITC Midwest 4.16% First Mortgage Bonds, Series H, due April 18, 2047	200	—
ITC Midwest Revolving Credit Agreement, due October 21, 2022(c)	88	127
ITC Great Plains 4.16% First Mortgage Bonds, Series A, due November 26, 2044	150	150
ITC Great Plains Revolving Credit Agreement, due October 21, 2022(c)	49	59

Total principal	5,141	4,624
Unamortized deferred financing fees and discount	(40)	(34)

Total debt	$5,101	$4,590

(a)
As of December 31, 2017 and 2016, there was $100 million and $235 million, respectively, of debt included within debt maturing within one year that is classified as a current liability in the consolidated statements of financial position.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DEBT (Continued)

(b)
On December 14, 2017, we redeemed the full $385 million balance of ITC Holdings Senior Notes due January 31, 2018. We recorded a $2 million loss on extinguishment of the debt at the time of the redemption, which is included in Interest expense—net in the consolidated statements of operations.

(c)
On October 23, 2017, ITC Holdings, ITCTransmission, METC, ITC Midwest and ITC Great Plains entered into new, unsecured, unguaranteed revolving credit agreements, which replaced the previous revolving credit and extended the maturity date of the revolving credit agreements from March 2019 to October 2022.

        The annual maturities of debt as of December 31, 2017 are as follows:

(In millions)
2018	$100
2019	50
2020	235
2021	—
2022	721
2023 and thereafter	4,035

Total	$5,141

ITC Holdings

  Senior Unsecured Notes

        On November 14, 2017, ITC Holdings completed the private offering of $500 million aggregate principal amount of unsecured 2.70% Senior Notes, due November 15, 2022, and $500 million aggregate principal amount of unsecured 3.35% Senior Notes, due November 15, 2027, (collectively, the "2017 Senior Notes"). The 2017 Senior Notes are redeemable prior to the due date, in whole or in part and at the option of ITC Holdings, by paying an applicable make whole premium. The net proceeds from this offering were used to redeem in full $385 million aggregate principal amount of ITC Holdings 6.05% Senior Notes due January 31, 2018, and to pay the associated call premiums, to repay the amount outstanding under ITC Holdings' 2017 term loan credit agreement, to repay $7 million under ITC Holdings' revolving credit agreement, and to repay $352 million under ITC Holdings' commercial paper program, with remaining proceeds used for general corporate purposes. The 2017 Senior Notes were issued under ITC Holdings' indenture, dated April 18, 2013.

        In connection with the offering of the 2017 Senior Notes, ITC Holdings also entered into a registration rights agreement with the representatives of the initial purchasers named therein. Pursuant to this registration rights agreement, ITC Holdings agreed to use its commercially reasonable efforts to file with the SEC and cause to become effective a registration statement with respect to a registered exchange offer to exchange each series of Senior Notes issued in the offering for an issue of notes having terms substantially identical to the applicable series of Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the notes (the "Exchange Offer"). ITC Holdings also agreed to file a shelf registration statement to cover resales of the notes under certain circumstances. ITC Holdings is expected to have the registration statement relating to the Exchange Offer declared effective by the

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DEBT (Continued)

SEC on or prior to 365 days after the date of issuance of the 2017 Senior Notes, or, to the extent a shelf registration statement is required to be filed, to have such shelf registration statement declared effective by the SEC on or prior to the 90th day following the date such shelf registration statement was filed. If this obligation is not satisfied, the annual interest rate on the notes will increase by 25 basis points for the first 90 days commencing on the day following the registration default, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter until the earliest of the Exchange Offer being completed or the shelf registration statement, if required, becoming effective.

        On July 5, 2016, ITC Holdings issued $400 million aggregate principal amount of unsecured 3.25% Notes, due June 30, 2026. The proceeds from the issuance were used to repay the $161 million outstanding under ITC Holdings' term loan credit agreement and for general corporate purposes, primarily the repayment of indebtedness outstanding under ITC Holdings' commercial paper program. These Notes were issued under ITC Holdings' indenture, dated April 18, 2013.

  Commercial Paper Program

        ITC Holdings has an ongoing commercial paper program for the issuance and sale of unsecured commercial paper in an aggregate amount not to exceed $400 million outstanding at any one time. As of December 31, 2017, ITC Holdings did not have any commercial paper issued or outstanding. The proceeds from issuances under the program during the year ended December 31, 2017 were used to repay and retire the $50 million of ITC Holdings' 6.23% Senior Notes, due September 20, 2017, and for general corporate purposes, including the repayment of borrowings under ITC Holdings' revolving credit agreement. ITC repaid borrowings under the commercial paper program of $352 million in November 2017 with proceeds from the ITC Holdings 2017 Senior Notes issued on November 14, 2017.

  Term Loan Credit Agreement

        On March 23, 2017, ITC Holdings entered into an unsecured, unguaranteed term loan credit agreement due March 24, 2018, under which ITC Holdings borrowed $200 million. The proceeds were used for general corporate purposes, including the repayment of borrowings under ITC Holdings' revolving credit agreement and commercial paper program. This borrowing was repaid in full in November 2017 from the proceeds of the ITC Holdings Senior Notes issued on November 14, 2017. The weighted-average interest rate throughout the life of the loan was 2.06%.

METC

        On April 26, 2016, METC issued $200 million of 3.90% Senior Secured Notes, due April 26, 2046. The proceeds were used to repay the $200 million borrowed under METC's term loan credit agreement discussed below. The METC Senior Secured Notes were issued under its first mortgage indenture and secured by a first mortgage lien on substantially all of its real property and tangible personal property.

ITC Midwest

        On April 18, 2017, ITC Midwest issued $200 million aggregate principal amount of 4.16% First Mortgage Bonds, Series H, due April 18, 2047. The proceeds were used for general corporate purposes, including the repayment of borrowings under the ITC Midwest revolving credit agreement. ITC

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DEBT (Continued)

Midwest's First Mortgage Bonds were issued under its First Mortgage and Deed of Trust and secured by a first mortgage lien on substantially all of its real property and tangible personal property.

ITCTransmission

        On March 23, 2017, ITCTransmission entered into an unsecured, unguaranteed term loan credit agreement due March 23, 2019, under which ITCTransmission borrowed $50 million. The proceeds were used for general corporate purposes, including the repayment of borrowings under ITCTransmission's revolving credit agreement. The weighted-average interest rate on the borrowing outstanding under this agreement was 2.03% at December 31, 2017.

Derivative Instruments and Hedging Activities

        We may use derivative financial instruments, including interest rate swap contracts, to manage our exposure to fluctuations in interest rates. The use of these financial instruments mitigates exposure to these risks and the variability of our operating results. We are not a party to leveraged derivatives and do not enter into derivative financial instruments for trading or speculative purposes.

        In November 2017, we terminated $375 million of 5-year interest rate swap contracts and $375 million of 10-year interest rate swap contracts that managed the interest rate risk associated with the 2017 Senior Notes issued by ITC Holdings. A summary of the terminated interest rate swaps is provided below:

Interest Rate Swaps (In millions, except percentages)	Amount	Weighted Average Fixed Rate of Interest Rate Swaps	Comparable Reference Rate of Notes	Gain on Derivatives	Settlement Date
5-year interest rate swaps	$375	1.85%	2.06%	$4	November 2017
10-year interest rate swaps	375	2.22%	2.31%	3	November 2017

Total	$750			$7

        The interest rate swaps qualified for cash flow hedge accounting treatment and the pre-tax gain of $7 million was recognized in November 2017 for the effective portion of the hedges and recorded net of tax in AOCI. This amount is being amortized as a component of interest expense over the life of the related debt. At December 31, 2017, ITC Holdings did not have any interest rate swaps outstanding.

Revolving Credit Agreements

        On October 23, 2017, ITC Holdings, ITCTransmission, METC, ITC Midwest and ITC Great Plains entered into new, unsecured, unguaranteed revolving credit agreements, which replaced the previous revolving credit agreements then in effect. The new revolving credit agreements (a) extended the maturity date of the revolving credit agreements from March 2019 to October 2022 and (b) reduced the total available capacity for the revolving credit agreements for ITC Great Plains and ITC Midwest

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DEBT (Continued)

by $75 million and $25 million, respectively. At December 31, 2017, ITC Holdings and certain of its Regulated Operating Subsidiaries had the following unsecured revolving credit facilities available:

(In millions, except percentages)	Total Available Capacity	Outstanding Balance(a)	Unused Capacity		Weighted Average Interest Rate on Outstanding Balance		Commitment Fee Rate(b)
ITC Holdings	$400	$—	$400	(c)	—	%(d)	0.175%
ITCTransmission	100	36	64		2.5%	(e)	0.10%
METC	100	48	52		2.5%	(e)	0.10%
ITC Midwest	225	88	137		2.5%	(e)	0.10%
ITC Great Plains	75	49	26		2.5%	(e)	0.10%

Total	$900	$221	$679

(a)
Included within long-term debt.

(b)
Calculation based on the average daily unused commitments, subject to adjustment based on the borrower's credit rating.

(c)
ITC Holdings' revolving credit agreement may be used for general corporate purposes, including to repay commercial paper issued pursuant to the commercial paper program described above, if necessary. At December 31, 2017 ITC Holdings did not have any commercial paper issued or outstanding.

(d)
Loan bears interest at a rate equal to LIBOR plus an applicable margin of 1.25% or at a base rate, which is defined as the higher of the prime rate, 0.50% above the federal funds rate or 1.00% above the one month LIBOR, plus an applicable margin of 0.25%, subject to adjustments based on ITC Holdings' credit rating.

(e)
Loans bear interest at a rate equal to LIBOR plus an applicable margin of 1.00% or at a base rate, which is defined as the higher of the prime rate, 0.50% above the federal funds rate or 1.00% above the one month LIBOR, subject to adjustments based on the borrower's credit rating.

Covenants

        Our debt instruments contain numerous financial and operating covenants that place significant restrictions on certain transactions, such as incurring additional indebtedness, engaging in sale and lease-back transactions, creating liens or other encumbrances, entering into mergers, consolidations, liquidations or dissolutions, creating or acquiring subsidiaries, selling or otherwise disposing of all or substantially all of our assets and paying dividends. In addition, the covenants require us to meet certain financial ratios, such as maintaining certain net debt to capitalization ratios and certain funds from operations to net debt levels. As of December 31, 2017, we were not in violation of any debt covenant.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES

        Our effective tax rate varied from the statutory federal income tax rate due to differences between the book and tax treatment of various transactions as follows:

(In millions)	2017	2016	2015
Income tax expense at 35% statutory rate	$180	$120	$134
State income taxes (net of federal benefit)(a)	16	3	14
AFUDC equity	(10)	(11)	(8)
Revaluation of deferred federal income taxes(b)	8	—	—
Excess tax deductions for share-based compensation(c)	—	(23)	—
Other—net(d)	2	8	2

Total income tax provision	$196	$97	$142

(a)
Amount for the year ended December 31, 2017 includes income tax benefits of $3 million related to the revaluation of state deferred tax assets and liabilities for the net of federal benefit impact of the TCJA.

(b)
Amount for the year ended December 31, 2017 represents income tax expense related to the revaluation of federal deferred tax assets and liabilities as a result of the TCJA.

(c)
Amount relates to a federal income tax benefit for excess tax deductions generated in 2016 as a result of adopting the new accounting guidance associated with share-based payments.

(d)
Amount for the year ended December 31, 2017 includes income tax expense of $1 million related to the establishment of a valuation allowance for the portion of a capital loss expected to not be utilized before expiration.

        Components of the income tax provision were as follows:

(In millions)	2017	2016	2015
Current income tax expense (benefit)(a)	$1	$(122)	$65
Deferred income tax expense(b)(c)(d)	195	219	77

Total income tax provision	$196	$97	$142

(a)
Amount for the year ended December 31, 2016 primarily relates to the cash benefit that resulted from the election of bonus depreciation as described in Note 5.

(b)
Amount for the year ended December 31, 2017 includes income tax expense of $5 million related to the net revaluation of federal and state deferred tax assets and liabilities at ITC Holdings as a result of the TCJA.

(c)
During the fourth quarter of 2016, we recognized total income tax benefits of $27 million for excess tax deductions for the year ended December 31, 2016 as a result of adopting the new accounting guidance associated with share-based payments.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES (Continued)

(d)
Amount for the year ended December 31, 2016 includes utilization of $126 million of net operating losses, primarily resulting from the election of bonus depreciation as described in Note 5.

        Deferred tax assets and liabilities are recognized for the estimated future tax effect of temporary differences between the tax basis of assets or liabilities and the reported amounts in the consolidated financial statements.

        In December 2017, the President of the United States signed into law the TCJA, which enacted significant changes to the Internal Revenue Code including a reduction in the U.S. federal corporate income tax rate from 35% to 21% effective for tax years beginning after 2017. The revaluation of the deferred tax assets and federal income tax net operating losses at ITC Holdings has resulted in additional income tax expense in the fourth quarter of 2017 of $5 million. For additional information on the impacts of tax reform, see Note 6.

        Due to the complexities involved in accounting for the enactment of the TCJA, the SEC staff issued Staff Accounting Bulletin No. 118 ("SAB 118") to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the TCJA. Accordingly, based on information available, we have recognized provisional tax impacts in its consolidated financial statements for the year ended December 31, 2017. The additional estimated income tax expense recorded as a result of the TCJA represents our best estimate based on interpretation of the TCJA. The ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions we have made, additional regulatory guidance that may be issued, and actions we may take as a result of the TCJA.

        We are still in the process of evaluating the bonus depreciation carve-out for regulated utilities and we anticipate further clarification from the IRS, including tax depreciation elections for assets placed in service after September 27, 2017. We have recorded an estimated provision for bonus depreciation for our fixed assets placed in service between September 27, 2017 and December 31, 2017, which impacts our deferred tax liability for property, plant and equipment and deferred tax asset for federal income tax net operating loss carry forwards for income taxes ("NOLs") and other credits.

        We will continue to analyze the effects of the TCJA on our consolidated financial statements and operations. Additional impacts from the enactment of the TCJA will be recorded as they are identified during the measurement period as provided for in SAB 118.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES (Continued)

        Deferred income tax assets (liabilities) consisted of the following at December 31:

(In millions)	2017	2016
Property, plant and equipment	$(798)	$(1,026)
Federal income tax NOLs and other credits	84	140
METC regulatory deferral(a)	(6)	(11)
Acquisition adjustments—ADIT deferrals(a)	(10)	(15)
Goodwill	(120)	(163)
ITCTransmission regional cost allocation recovery(b)	—	(11)
Refund liabilities(a)	38	56
Regulatory liability gross up—TCJA	139	—
Pension and postretirement liabilities	16	23
State income tax NOLs (net of federal benefit)(c)	50	47
True-up adjustment principal & interest	9	1
Other—net	(3)	(5)

Net deferred tax liabilities(d)	$(601)	$(964)

Gross deferred income tax liabilities	$(952)	$(1,252)
Gross deferred income tax assets	351	288

Net deferred tax liabilities	$(601)	$(964)

(a)
Described in Note 6.

(b)
Described in Note 5 under "ITC Transmission Regional Cost Allocation Refund".

(c)
During the fourth quarter of 2016, we recorded a deferred tax asset of $9 million for state income tax net operating losses, related to excess tax benefits generated in periods prior to 2016 that had not been previously recognized in the consolidated statements of financial position, upon adoption of the accounting guidance associated with share-based payments.

(d)
During the fourth quarter of 2017, we recorded a reduction in the net deferred tax liabilities of $572 million and income tax expense of $5 million related to the revaluation of deferred taxes as a result of the reduction in the U.S. federal corporate income rate from 35% to 21%. The revaluation was offset by a regulatory liability of approximately $512 million and a reduction in regulatory assets of $65 million.

        We have federal income tax NOLs and capital losses as of December 31, 2017. We expect to use our NOLs prior to their expirations starting in 2036. However, during the fourth quarter of 2017, we established a $1 million valuation allowance for our federal capital loss we expect to not be utilized before its expiration at the end of 2018.

        We also have state income tax NOLs as of December 31, 2017, all of which we expect to use prior to their expiration starting in 2022.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST

Pension Plan Benefits

        We have a qualified defined benefit pension plan ("retirement plan") for eligible employees, comprised of a traditional final average pay plan and a cash balance plan. The traditional final average pay plan is noncontributory, covers select employees, and provides retirement benefits based on years of benefit service, average final compensation and age at retirement. The cash balance plan is also noncontributory, covers substantially all employees and provides retirement benefits based on eligible compensation and interest credits. Our funding practice for the retirement plan is to contribute amounts necessary to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974, plus additional amounts as we determine appropriate. We made contributions of $4 million, $3 million and $4 million to the retirement plan in 2017, 2016 and 2015, respectively. We expect to contribute $4 million to the retirement plan in 2018.

        We also have two supplemental nonqualified, noncontributory, defined benefit pension plans for selected management employees (the "supplemental benefit plans" and collectively with the retirement plan, the "pension plans"). The supplemental benefit plans provide for benefits that supplement those provided by the retirement plan. The obligations under these supplemental benefit plans are included in the pension benefit obligation calculations below. The investments held in trust for the supplemental benefit plans of $53 million and $42 million at December 31, 2017 and 2016, respectively, are not included in the plan asset amounts presented below, but are included in other assets on our consolidated statements of financial position. For the years ended December 31, 2017, 2016 and 2015, we contributed $14 million, $5 million and $9 million, respectively, to these supplemental benefit plans.

        Our investments held for the supplemental benefit plans are classified as available-for-sale securities and the life-to-date net unrealized loss of less than $1 million as of December 31, 2017 and December 31, 2016 was recognized in AOCI.

        The plan assets of the retirement plan consisted of the following assets by category:

Asset Category	2017	2016
Fixed income securities	50.2%	50.3%
Equity securities	49.8%	49.7%

Total	100.0%	100.0%

        Net periodic benefit cost for the pension plans during 2017, 2016 and 2015 was as follows by component:

(In millions)	2017	2016	2015
Service cost	$6	$6	$6
Interest cost	4	4	4
Expected return on plan assets	(4)	(4)	(3)
Amortization of unrecognized loss	1	4	4

Net pension cost	$7	$10	$11

        Prior to 2016, we measured service and interest costs for all pension plans utilizing a single weighted-average discount rate derived from the yield curve used to measure the plan obligations.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

Beginning in 2016, we adopted a spot rate approach for measuring service and interest costs for all our pension plans whereby specific spot rates along the yield curve used to determine the benefit obligations are applied to the relevant projected cash flows. We believe the new approach provides a more precise measurement of our service and interest costs; therefore, we have accounted for this change prospectively as a change in accounting estimate. This change does not affect the measurement of our total benefit obligation and it did not have a material impact on 2016 net pension cost.

        The following table reconciles the obligations, assets and funded status of the pension plans as well as the presentation of the funded status of the pension plans in the consolidated statements of financial position as of December 31, 2017 and 2016:

(In millions)	2017	2016
Change in Benefit Obligation:
Beginning projected benefit obligation	$(116)	$(97)
Service cost	(6)	(6)
Interest cost	(4)	(4)
Actuarial net loss	(7)	(11)
Benefits paid	6	2

Ending projected benefit obligation	(127)	(116)
Change in Plan Assets:
Beginning plan assets at fair value	64	58
Actual return on plan assets	9	5
Employer contributions	4	3
Benefits paid	(2)	(2)

Ending plan assets at fair value	75	64

Funded status, underfunded	$(52)	$(52)

Accumulated benefit obligation:
Retirement plan	$(67)	$(56)
Supplemental benefit plans	(56)	(55)

Total accumulated benefit obligation	$(123)	$(111)

Amounts recorded as:
Funded Status:
Accrued pension liabilities	$(54)	$(52)
Other non-current assets	6	4
Other current liabilities	(4)	(4)

Total	$(52)	$(52)

Unrecognized Amounts in Non-current Regulatory Assets:
Net actuarial loss	$26	$25

Total	$26	$25

        The unrecognized amounts that otherwise would have been charged and/or credited to AOCI in accordance with the FASB guidance on accounting for retirement benefits are recorded as a regulatory

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

asset on our consolidated statements of financial position as discussed in Note 6. The amounts recorded as a regulatory asset represent a net periodic benefit cost to be recognized in our operating income in future periods.

        Actuarial assumptions used to determine the benefit obligation for the pension plans at December 31, 2017, 2016 and 2015 are as follows:

	2017	2016	2015
Weighted average discount rate(a)	3.57%	4.00%	4.26%
Annual rate of salary increases	4.00%	4.00%	4.00%

(a)
The 2015 discount rate assumption has been presented to conform to weighted average presentation.

        Actuarial assumptions used to determine the benefit cost for the pension plans for the years ended December 31, 2017, 2016 and 2015 are as follows:

	2017	2016	2015
Weighted average discount rate—service cost(a)	4.20%	4.46%	3.95%
Weighted average discount rate—interest cost(a)	3.45%	3.62%	3.95%
Annual rate of salary increases	4.00%	4.00%	4.00%
Expected long-term rate of return on plan assets	6.20%	6.40%	6.70%

(a)
The 2015 discount rate assumptions have been presented to conform to weighted average presentation.

        At December 31, 2017, the projected benefit payments for the pension plans calculated using the same assumptions as those used to calculate the benefit obligation described above are as follows:

(In millions)
2018	$6
2019	6
2020	7
2021	7
2022	7
2023 through 2027	47

  Investment Objectives and Fair Value Measurement

        The general investment objectives of the retirement plan include maximizing the return within reasonable and prudent levels of risk and controlling administrative and management costs. The targeted asset allocation is weighted equally between equity and fixed income investments. Investment decisions are made by our retirement benefits board as delegated by our board of directors. Equity investments may include various types of U.S. and international equity securities, such as large-cap, mid-cap and small-cap stocks. Fixed income investments may include cash and short-term instruments, U.S. Government securities, corporate bonds, mortgages and other fixed income investments. No investments are prohibited for use in the retirement plan, including derivatives, but our exposure to

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

derivatives currently is not material. We intend that the long-term capital growth of the retirement plan, together with employer contributions, will provide for the payment of the benefit obligations.

        We determine our expected long-term rate of return on plan assets based on the current and expected target allocations of the retirement plan investments and considering historical and expected long-term rates of returns on comparable fixed income investments and equity investments.

        The measurement of fair value is based on a three-tier hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period. For the years ended December 31, 2017 and 2016, there were no transfers between levels.

        The fair value measurement of the retirement plan assets as of December 31, 2017, was as follows:

	Fair Value Measurements at Reporting Date Using
(In millions)	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
Financial assets measured on a recurring basis:
Mutual funds—U.S. equity securities	$30	$—	$—
Mutual funds—international equity securities	7	—	—
Mutual funds—fixed income securities	38	—	—

Total	$75	$—	$—

        The fair value measurement of the retirement plan assets as of December 31, 2016, was as follows:

	Fair Value Measurements at Reporting Date Using
(In millions)	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
Financial assets measured on a recurring basis:
Mutual funds—U.S. equity securities	$25	$—	$—
Mutual funds—international equity securities	7	—	—
Mutual funds—fixed income securities	32	—	—

Total	$64	$—	$—

        The mutual funds consist primarily of publicly traded mutual funds and are recorded at fair value based on observable trades for identical securities in an active market.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

Other Postretirement Benefits

        We provide certain postretirement health care, dental and life insurance benefits for eligible employees. We contributed $8 million, $7 million and $9 million to the postretirement benefit plan in 2017, 2016 and 2015, respectively. We expect to contribute $10 million to the postretirement benefit plan in 2018.

        The plan assets of the postretirement benefit plan consisted of the following assets by category:

Asset Category	2017	2016
Fixed income securities	50.1%	50.3%
Equity securities	49.9%	49.7%

Total	100.0%	100.0%

        Net postretirement benefit plan cost for the postretirement benefit plan for 2017, 2016 and 2015 was as follows by component:

(In millions)	2017	2016	2015
Service cost	$8	$7	$8
Interest cost	3	3	3
Expected return on plan assets	(2)	(2)	(2)
Amortization of unrecognized loss	—	—	1

Net postretirement cost	$9	$8	$10

        Prior to 2016, we measured service and interest costs for the postretirement benefit plan utilizing a single weighted-average discount rate derived from the yield curve used to measure the plan obligation. Beginning in 2016, we adopted a spot rate approach for measuring service and interest costs for the postretirement benefit plan whereby specific spot rates along the yield curve used to determine the benefit obligation are applied to the relevant projected cash flows. We believe the new approach provides a more precise measurement of our service and interest costs; therefore, we have accounted for this change prospectively as a change in accounting estimate. This change does not affect the measurement of our total benefit obligation and it did not have a material impact on 2016 net postretirement benefit cost.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

        The following table reconciles the obligations, assets and funded status of the plan as well as the amounts recognized as accrued postretirement liability in the consolidated statements of financial position as of December 31, 2017 and 2016:

(In millions)	2017	2016
Change in Benefit Obligation:
Beginning accumulated postretirement obligation	$(68)	$(58)
Service cost	(8)	(7)
Interest cost	(3)	(3)
Actuarial net loss	(8)	(1)
Benefits paid	1	1

Ending accumulated postretirement obligation	(86)	(68)
Change in Plan Assets:
Beginning plan assets at fair value	52	42
Actual return on plan assets	7	4
Employer contributions	8	7
Benefits paid	(1)	(1)

Ending plan assets at fair value	66	52

Funded status, underfunded	$(20)	$(16)

Amounts recorded as:
Funded Status:
Accrued postretirement liabilities	$(20)	$(16)

Total	$(20)	$(16)

Unrecognized Amounts in Non-current Regulatory Assets:
Net actuarial loss	$4	$—

Total	$4	$—

        The unrecognized amounts that otherwise would have been charged and/or credited to AOCI in accordance with the FASB guidance on accounting for retirement benefits are recorded as a regulatory asset on our consolidated statements of financial position as discussed in Note 6. The amounts recorded as a regulatory asset represent a net periodic benefit cost to be recognized in our operating income in future periods. Our measurement of the accumulated postretirement benefit obligation as of December 31, 2017 and 2016 does not reflect the potential receipt of any subsidies under the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

        The increase in the net actuarial loss as of December 31, 2017, as compared with December 31, 2016, is primarily the result of the decrease in the discount rate, partially offset by higher than expected actual returns on plan assets.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

        Actuarial assumptions used to determine the benefit obligation for the postretirement benefit plan at December 31, 2017, 2016 and 2015 are as follows:

	2017	2016	2015
Discount rate	3.75%	4.28%	4.62%
Annual rate of salary increases	4.00%	4.00%	4.00%
Health care cost trend rate	6.75%	7.00%	7.15%
Ultimate health care cost trend rate	5.00%	5.00%	5.00%
Year that the ultimate trend rate is reached	2025	2022	2022
Annual rate of increase in dental benefit costs	4.50%	5.00%	5.00%

        Actuarial assumptions used to determine the benefit cost for the postretirement benefit plan for the years ended December 31, 2017, 2016 and 2015 are as follows:

	2017	2016	2015
Discount rate—service cost	4.35%	4.72%	4.20%
Discount rate—interest cost	3.98%	4.21%	4.20%
Annual rate of salary increases	4.00%	4.00%	4.00%
Health care cost trend rate	7.00%	7.15%	7.25%
Ultimate health care cost trend rate	5.00%	5.00%	5.00%
Year that the ultimate trend rate is reached	2022	2022	2022
Expected long-term rate of return on plan assets	4.70%	4.80%	5.20%

        At December 31, 2017, the projected benefit payments for the postretirement benefit plan calculated using the same assumptions as those used to calculate the benefit obligations described above are as follows:

(In millions)
2018	$1
2019	1
2020	2
2021	2
2022	2
2023 through 2027	16

        Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point increase or decrease in assumed health care cost trend rates would have the following effects on service and interest cost for 2017 and the postretirement benefit obligation at December 31, 2017:

(In millions)	One-Percentage- Point Increase	One-Percentage- Point Decrease
Effect on total of service and interest cost	$3	$(2)
Effect on postretirement benefit obligation	21	(15)

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

  Investment Objectives and Fair Value Measurement

        The general investment objectives of the postretirement benefit plan include maximizing the return within reasonable and prudent levels of risk and controlling administrative and management costs. The targeted asset allocation is weighted equally between equity and fixed income investments. Investment decisions are made by our retirement benefits board as delegated by our board of directors. Equity investments may include various types of U.S. and international equity securities, such as large-cap, mid-cap and small-cap stocks. Fixed income investments may include cash and short-term instruments, U.S. Government securities, corporate bonds, mortgages and other fixed income investments. No investments are prohibited for use in the other postretirement benefit plan, including derivatives, but our exposure to derivatives currently is not material. We intend that the long-term capital growth of the postretirement benefit plan, together with employer contributions, will provide for the payment of the benefit obligations.

        We determine our expected long-term rate of return on plan assets based on the current target allocations of the postretirement benefit plan investments as well as consider historical returns on comparable fixed income investments and equity investments.

        The measurement of fair value is based on a three-tier hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period. For the years ended December 31, 2017 and 2016, there were no transfers between levels.

        The fair value measurement of the postretirement benefit plan assets as of December 31, 2017, was as follows:

	Fair Value Measurements at Reporting Date Using
(In millions)	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
Financial assets measured on a recurring basis:
Mutual funds—U.S. equity securities	$31	$—	$—
Mutual funds—international equity securities	2	—	—
Mutual funds—fixed income securities	33	—	—

Total	$66	$—	$—

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

        The fair value measurement of the postretirement benefit plan assets as of December 31, 2016, was as follows:

	Fair Value Measurements at Reporting Date Using
(In millions)	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
Financial assets measured on a recurring basis:
Mutual funds—U.S. equity securities	$25	$—	$—
Mutual funds—international equity securities	1	—	—
Mutual funds—fixed income securities	26	—	—

Total	$52	$—	$—

        Our mutual fund investments consist primarily of publicly traded mutual funds and are recorded at fair value based on observable trades for identical securities in an active market.

Defined Contribution Plan

        We also sponsor a defined contribution retirement savings plan. Participation in this plan is available to substantially all employees. We match employee contributions up to certain predefined limits based upon eligible compensation and the employee's contribution rate. The cost of this plan was $5 million, $7 million and $5 million in 2017, 2016 and 2015, respectively.

12. FAIR VALUE MEASUREMENTS

        The measurement of fair value is based on a three-tier hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period. For the years ended December 31, 2017 and 2016, there were no transfers between levels.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. FAIR VALUE MEASUREMENTS (Continued)

        Our assets measured at fair value subject to the three-tier hierarchy at December 31, 2017, were as follows:

	Fair Value Measurements at Reporting Date Using
(In millions)	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
Financial assets measured on a recurring basis:
Cash equivalents	$1	$—	$—
Mutual funds—fixed income securities	52	—	—
Mutual funds—equity securities	1	—	—

Total	$54	$—	$—

        Our assets measured at fair value subject to the three-tier hierarchy at December 31, 2016, were as follows:

	Fair Value Measurements at Reporting Date Using
(In millions)	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
Financial assets measured on a recurring basis:
Mutual funds—fixed income securities	$42	$—	$—
Mutual funds—equity securities	1	—	—
Interest rate swap derivatives	—	8	—

Total	$43	$8	$—

        As of December 31, 2017 and 2016, we held certain assets that are required to be measured at fair value on a recurring basis. The assets included in the table consist of investments recorded within other long-term assets, including investments held in a trust associated with our supplemental nonqualified, noncontributory, retirement benefit plans for selected management employees. Our mutual funds consist of publicly traded mutual funds and are recorded at fair value based on observable trades for identical securities in an active market. Changes in the observed trading prices and liquidity of money market funds are monitored as additional support for determining fair value. Gain and losses are recorded in earnings for investments classified as trading securities and AOCI for investments classified as available-for-sale.

        The asset related to derivatives consists of interest rate swaps as discussed in Note 9. The fair value of our interest rate swap derivatives is determined based on a discounted cash flow ("DCF") method using LIBOR swap rates, which are observable at commonly quoted intervals.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. FAIR VALUE MEASUREMENTS (Continued)

        We also held non-financial assets that are required to be measured at fair value on a non-recurring basis. These consist of goodwill and intangible assets. We did not record any impairment charges on long-lived assets and no other significant events occurred requiring non-financial assets and liabilities to be measured at fair value (subsequent to initial recognition) during the years ended December 31, 2017 and 2016.

Fair Value of Financial Assets and Liabilities

  Fixed Rate Debt

        Based on the borrowing rates obtained from third party lending institutions currently available for bank loans with similar terms and average maturities from active markets, the fair value of our consolidated long-term debt and debt maturing within one year, excluding revolving and term loan credit agreements and commercial paper, was $5,192 million and $4,306 million at December 31, 2017 and 2016, respectively. These fair values represent Level 2 under the three-tier hierarchy described above. The total book value of our consolidated long-term debt and debt maturing within one year, net of discount and deferred financing fees and excluding revolving and term loan credit agreements and commercial paper, was $4,830 million and $4,112 million at December 31, 2017 and 2016, respectively.

  Revolving and Term Loan Credit Agreements

        At December 31, 2017 and 2016, we had a consolidated total of $271 million and $334 million, respectively, outstanding under our revolving and term loan credit agreements, which are variable rate loans. The fair value of these loans approximates book value based on the borrowing rates currently available for variable rate loans obtained from third party lending institutions. These fair values represent Level 2 under the three-tier hierarchy described above.

  Other Financial Instruments

        The carrying value of other financial instruments included in current assets and current liabilities, including cash and cash equivalents, special deposits and commercial paper, approximates their fair value due to the short-term nature of these instruments.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. STOCKHOLDER'S EQUITY

Accumulated Other Comprehensive Income

        The following table provides the components of changes in AOCI for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31,
(In millions)	2017	2016	2015
Balance at the beginning of period	$2	$4	$5
Derivative instruments
Reclassification of net loss relating to interest rate cash flow hedges from AOCI to earnings (net of tax of $1 for the years ended December 31, 2017 and 2016)(a)	1	1	—
Loss on interest rate swaps relating to interest rate cash flow hedges (net of tax of $1, $2 and $1 for the years ended December 31, 2017, 2016 and 2015, respectively)	(1)	(3)	(1)

Total other comprehensive loss, net of tax	—	(2)	(1)

Balance at the end of period(b)	$2	$2	$4

(a)
The reclassification of the net loss relating to interest rate cash flow hedges is reported in interest expense on a pre-tax basis.

(b)
Includes unrealized gains and losses on available-for-sale securities, net of tax, of less than $1 million for the years ended December 31, 2017, 2016 and 2015.

        The amount of net loss relating to interest rate cash flow hedges to be reclassified from AOCI to interest expense for the 12-month period ending December 31, 2018 is expected to be approximately $1 million (net of tax of less than $1 million). The reclassification is reported in interest expense on a pre-tax basis.

14. SHARE-BASED COMPENSATION AND EMPLOYEE SHARE PURCHASE PLAN

        We recorded share-based compensation in 2017, 2016 and 2015 as follows:

(In millions)	2017(a)	2016	2015
Operation and maintenance expenses	$1	$2	$2
General and administrative expenses(b)	3	52	11
Amounts capitalized to property, plant and equipment	1	5	5

Total share-based compensation	$5	$59	$18

Total tax benefit recognized in the consolidated statements of operations	$1	$49	$5

(a)
All amounts for the year ended December 31, 2017 relate to the 2017 Omnibus Plan; see below for further discussion on the 2017 Omnibus Plan.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. SHARE-BASED COMPENSATION AND EMPLOYEE SHARE PURCHASE PLAN (Continued)

(b)
Amount for the year ended December 31, 2016 includes the expense recognized due to the accelerated vesting of the share-based awards upon completion of the Merger as described below.

2017 Omnibus Plan

        On February 27, 2017, the ITC Holdings board of directors adopted the 2017 Omnibus Plan, which was amended by the ITC Holdings board of directors on July 10, 2017 (as amended, the "2017 Omnibus Plan"). Under the 2017 Omnibus Plan, we may grant long-term incentive awards of PBUs and service-based units ("SBU") to employees, including executive officers, of ITC Holdings and its subsidiaries. Each PBU and SBU granted will be valued based on one share of Fortis common stock traded on the Toronto Stock Exchange, converted to U.S. dollars and settled only in cash. The awards vest on the date specified in a particular grant agreement, provided the service and performance criteria, as applicable, are satisfied.

  Performance-Based Units

        The PBUs are classified as liability awards based on the cash settlement feature. The PBUs are measured at fair value at the end of each reporting period, which will fluctuate based on the price of Fortis common stock and the level of achievement of the financial performance criteria, including a market condition and a performance condition. The payout may range from 0% - 200% of the target award, depending on actual performance relative to the performance criteria. The PBUs earn dividend equivalents which are also re-measured consistent with the target award and settled in cash at the end of the vesting period. The granted awards and related dividend equivalents have no shareholder rights. PBUs that were granted in 2017 pursuant to the 2017 Omnibus Plan vest on December 31, 2019 provided the service and performance criteria are satisfied and vested awards will be settled during the first quarter of 2020.

        The following table shows the changes in PBUs during the year ended December 31, 2017:

Number of Performance Based Units
PBUs at December 31, 2016	—
Granted	344,900
Vested	—
Forfeited	(10,514)

PBUs at December 31, 2017	334,386

        The aggregate fair value of PBUs as of December 31, 2017 was $6 million. At December 31, 2017, the total unrecognized compensation cost related to the PBUs is $4 million and the weighted average period over which that cost is expected to be recognized is 2 years.

  Service-Based Units

        The SBUs are classified as liability awards based on the cash settlement feature. The SBUs are measured at fair value at the end of each reporting period, which will fluctuate based on the price of

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. SHARE-BASED COMPENSATION AND EMPLOYEE SHARE PURCHASE PLAN (Continued)

Fortis common stock. The SBUs earn dividend equivalents which are also re-measured based on the price of Fortis common stock and settled in cash at the end of the vesting period. The granted awards and related dividend equivalents have no shareholder rights. SBUs that were granted in 2017 pursuant to the 2017 Omnibus Plan vest on December 31, 2019 provided the service criterion is satisfied and vested awards will be settled during the first quarter of 2020.

        The following table shows the changes in SBUs during the year ended December 31, 2017:

Number of Service Based Units
SBUs at December 31, 2016	—
Granted	267,118
Vested	(457)
Forfeited	(8,892)

SBUs at December 31, 2017	257,769

        The aggregate fair value of SBUs as of December 31, 2017 is $9 million. At December 31, 2017, the total unrecognized compensation cost related to the SBUs is $6 million and the weighted average period over which that cost is expected to be recognized is 2 years.

2015 Long-Term Incentive Plan and Second Amended and Restated 2006 Long-Term Incentive Plan

        Under the Merger Agreement, outstanding options to acquire common stock of ITC Holdings vested immediately prior to closing and were converted into the right to receive the difference between the Merger consideration and the exercise price of each option in cash, restricted stock vested immediately prior to closing and was converted into the right to receive the Merger consideration in cash and performance shares vested immediately prior to closing at the higher of target or actual performance through the effective time of the Merger and were converted into the right to receive the Merger consideration in cash. The per share amount of Merger consideration determined in accordance with the Merger Agreement and used for purposes of settling the share-based awards was $45.72. For the year ended December 31, 2016, we recognized approximately $41 million of expense due to the accelerated vesting of the share-based awards that occurred at the completion of the Merger. Refer to Note 2 for additional discussion regarding the Merger. As of December 31, 2017 and December 31, 2016, there were no share-based payment awards outstanding under the plans that were in effect at or before the Merger.

Employee Share Purchase Plan

        Effective May 4, 2017, Fortis adopted the ESPP, which enables ITC employees to purchase common shares of Fortis stock. A total of 600,000 shares of Fortis common stock are available for purchase from Fortis' treasury under the ESPP. The ESPP allows eligible employees to contribute during any investment period between 1% and 10% of their annual base pay, with an employee's aggregate contribution for the calendar year not to exceed 10% of annual base pay for the year. Employee contributions are made at the beginning of each quarterly investment period in either a lump sum or by means of a loan from ITC Holdings, which is repayable over 52 weeks from payroll deductions (or earlier upon certain events) and secured by a pledge on the related purchased shares.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. SHARE-BASED COMPENSATION AND EMPLOYEE SHARE PURCHASE PLAN (Continued)

ITC Holdings contributes as additional compensation an amount equal to 10% of an employee's contribution up to a maximum annual contribution of 1% of an employee's annual base pay and an amount equal to 10% of all dividends payable by Fortis on the Fortis shares allocated to an employee's ESPP account. All amounts contributed to the ESPP by employees and ITC Holdings are used to purchase Fortis common shares from Fortis or in the market concurrent with the quarterly dividend payment dates of March 1, June 1, September 1 and December 1. ITC Holdings implemented the ESPP during the second quarter of 2017. The cost of ITC Holdings' contribution for the year ended December 31, 2017 was less than $1 million.

        The ITC Holdings Employee Stock Purchase Plan in place prior to the Merger was a compensatory plan accounted for under the expense recognition provisions of the share-based payment accounting standards. Compensation cost was recorded based on the fair market value of the purchase options at the grant date, which corresponded to the first day of each purchase period, and was recognized over the purchase period. During 2016 and 2015, employees purchased 40,219 and 76,041 shares, respectively, resulting in proceeds from the sale of our common stock of $1 million and $2 million, respectively. The total share-based compensation cost for the Employee Stock Purchase Plan was less than $1 million for each of the years ended December 31, 2016 and 2015.

15. JOINTLY OWNED UTILITY PLANT/COORDINATED SERVICES

        Certain of our Regulated Operating Subsidiaries have agreements with other utilities for the joint ownership of substation assets and transmission lines. We account for these jointly owned assets by recording property, plant and equipment for our percentage of ownership interest. Various agreements provide the authority for construction of capital improvements and the operating costs associated with the substations and lines. Generally, each party is responsible for the capital, operation and maintenance and other costs of these jointly owned facilities based upon each participant's undivided ownership interest, and each participant is responsible for providing its own financing. Our participating share of expenses associated with these jointly held assets are primarily recorded within operation and maintenance expenses on our consolidated statements of operations.

        We have investments in jointly owned utility assets as shown in the table below as of December 31, 2017:

	Net Investments(a)
(In millions)	Substations	Lines	Other
ITCTransmission(b)	$—	$29	$—
METC(c)	14	41	—
ITC Midwest(d)	27	36	7
ITC Great Plains(e)	10	23	—

Total	$51	$129	$7

(a)
Amount represents our investment in jointly held plant, which has been reduced by the ownership interest amounts of other parties.

(b)
ITCTransmission has joint ownership in two 345 kV transmission lines with a municipal power agency that has a 50.4% ownership interest in the transmission lines. An

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. JOINTLY OWNED UTILITY PLANT/COORDINATED SERVICES (Continued)

  Ownership and Operating Agreement with the municipal power agency provides ITCTransmission with authority for construction of capital improvements and for the operation and management of the transmission lines. The municipal power agency is responsible for the capital and operation and maintenance costs allocable to their ownership interest.

(c)
METC has joint sharing of several assets within various substations with Consumers Energy, other municipal distribution systems and other generators. The rights, responsibilities and obligations for these jointly owned assets are documented in the Amended and Restated Distribution—Transmission Interconnection Agreement with Consumers Energy and in numerous interconnection facilities agreements with various municipalities and other generators. In addition, other municipal power agencies and cooperatives have an ownership interest in several METC 345 kV transmission lines. This ownership entitles these municipal power agencies and cooperatives to approximately 608 megawatts (one megawatt equaling 1,000,000 watts) ("MW") of network transmission service from the METC transmission system. As of December 31, 2017, METC's ownership percentages for jointly owned substation facilities and lines ranged from 6.3% to 92.0% and 1.0% to 41.9%, respectively.

(d)
ITC Midwest has joint sharing of several substations and transmission lines with various parties. As of December 31, 2017, ITC Midwest had net investments in jointly owned substation assets under construction of $7 million. ITC Midwest's ownership percentages for jointly owned substation facilities and lines ranged from 28.0% to 80.0% and 11.0% to 80.0%, respectively, as of December 31, 2017.

(e)
In 2014, ITC Great Plains entered into a joint ownership agreement with an electric cooperative that has a 49.0% ownership interest in a transmission project. ITC Great Plains will construct and operate the project and the electric cooperative will be responsible for their ownership percentage of capital and operation and maintenance costs. As of December 31, 2017, ITC Great Plains' ownership percentage in the project was 51.0%.

16. RELATED PARTY TRANSACTIONS

Intercompany Receivables and Payables

        ITC Holdings may incur charges from Fortis and other subsidiaries of Fortis that are not subsidiaries of ITC Holdings for general corporate expenses incurred. In addition, ITC Holdings may perform additional services for, or receive additional services from, Fortis and such subsidiaries. These transactions are in the normal course of business and payments for these services are settled through accounts receivable and accounts payable, as necessary. We had intercompany receivables from Fortis and such subsidiaries of less than $1 million at December 31, 2017 and December 31, 2016 and intercompany payables to Fortis and such subsidiaries of less than $1 million at December 31, 2017 and no intercompany payables to Fortis and such subsidiaries at December 31, 2016.

        Related party charges for corporate expenses from Fortis and other subsidiaries of Fortis recorded in general and administrative expense for ITC Holdings were $8 million and less than $1 million for the years ended December 31, 2017 and 2016, respectively. Related party billings for services to Fortis

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. RELATED PARTY TRANSACTIONS (Continued)

and other subsidiaries recorded as an offset to general and administrative expenses for ITC Holdings were $1 million and less than $1 million for the years ended December 31, 2017 and 2016, respectively.

Dividends

        During the year ended December 31, 2017 we paid dividends of $300 million to Investment Holdings. ITC Holdings also paid dividends of $50 million to Investment Holdings in January of 2018.

        During the fourth quarter of 2016, we received $137 million from Investment Holdings for the cash settlement of the share-based awards that vested at the consummation of the Merger as described above. Additionally, we paid dividends of $33 million to Investment Holdings during the fourth quarter of 2016.

17. COMMITMENTS AND CONTINGENT LIABILITIES

Environmental Matters

        We are subject to federal, state and local environmental laws and regulations, which impose limitations on the discharge of pollutants into the environment, establish standards for the management, treatment, storage, transportation and disposal of solid and hazardous wastes and hazardous materials, and impose obligations to investigate and remediate contamination in certain circumstances. Liabilities relating to investigation and remediation of contamination, as well as other liabilities concerning hazardous materials or contamination, such as claims for personal injury or property damage, may arise at many locations, including formerly owned or operated properties and sites where wastes have been treated or disposed of, as well as properties currently owned or operated by us. Such liabilities may arise even where the contamination does not result from noncompliance with applicable environmental laws. Under some environmental laws, such liabilities may also be joint and several, meaning that a party can be held responsible for more than its share of the liability involved, or even the entire share. Although environmental requirements generally have become more stringent and compliance with those requirements more expensive, we are not aware of any specific developments that would increase our costs for such compliance in a manner that would be expected to have a material adverse effect on our results of operations, financial position or liquidity.

        Our assets and operations also involve the use of materials classified as hazardous, toxic or otherwise dangerous. Many of the properties that we own or operate have been used for many years, and include older facilities and equipment that may be more likely than newer ones to contain or be made from such materials. Some of these properties include aboveground or underground storage tanks and associated piping. Some of them also include large electrical equipment filled with mineral oil, which may contain or previously have contained PCBs. Our facilities and equipment are often situated on or near property owned by others so that, if they are the source of contamination, others' property may be affected. For example, aboveground and underground transmission lines sometimes traverse properties that we do not own and transmission assets that we own or operate are sometimes commingled at our transmission stations with distribution assets owned or operated by our transmission customers.

        Some properties in which we have an ownership interest or at which we operate are, or are suspected of being, affected by environmental contamination. We are not aware of any pending or threatened claims against us with respect to environmental contamination relating to these properties,

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

or of any investigation or remediation of contamination at these properties, that entail costs likely to materially affect us. Some facilities and properties are located near environmentally sensitive areas such as wetlands.

Litigation

        We are involved in certain legal proceedings before various courts, governmental agencies and mediation panels concerning matters arising in the ordinary course of business. These proceedings include certain contract disputes, eminent domain and vegetation management activities, regulatory matters and pending judicial matters. We cannot predict the final disposition of such proceedings. We regularly review legal matters and record provisions for claims that are considered probable of loss.

Michigan Sales and Use Tax Audit

        The Michigan Department of Treasury has conducted sales and use tax audits of ITCTransmission for the audit periods April 1, 2005 through June 30, 2008 and October 1, 2009 through September 30, 2013. The Michigan Department of Treasury has denied ITCTransmission's claims of the industrial processing exemption from use tax that it has taken beginning January 1, 2007. The exemption claim denials resulted in use tax assessments against ITCTransmission. ITCTransmission filed administrative appeals to contest these use tax assessments.

        In a separate, but related case involving a Michigan-based public utility that made similar industrial processing exemption claims, the Michigan Supreme Court ruled in July 2015 that the electric system, which involves altering voltage, constitutes an exempt, industrial processing activity. However, the ruling further held the electric system is also used for other functions that would not be exempt, and remanded the case to the Michigan Court of Claims to determine how the exemption applies to assets that are used in electric distribution activities. On March 30, 2016, ITCTransmission withdrew its administrative appeals, and subsequently filed a civil action in the Michigan Court of Claims seeking to have the use tax assessments at issue canceled. On November 2, 2016, the Michigan Court of Claims denied a motion filed by the Michigan Department of Treasury for partial summary disposition of the ITCTransmission civil action. The Michigan Department of Treasury appealed this denial with the Michigan Court of Appeals. The Court of Claims consolidated our civil action with similar, pending litigation involving another company, and ordered both cases to mediation.

        On March 23, 2017, following the facilitated court ordered mediation, the parties entered into a settlement agreement. Pursuant to that agreement, the Court of Appeals dismissed the appeal filed by the Michigan Department of Treasury on March 30, 2017. On April 3, 2017, the Court of Claims dismissed the civil action filed by ITCTransmission.

        The amount of use tax and interest associated with the settlement agreement has been paid and recorded primarily as an increase to property, plant and equipment, which is a component of revenue requirement in our cost-based formula rate.

        METC has also taken the industrial processing exemption. We believe it is probable that METC will be required to remit use tax associated with this exemption. As of December 31, 2017, METC had recorded an estimated current liability of $4 million for open periods. The additional use tax liability has been recorded primarily as an increase to the cost of property, plant and equipment, as the

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

majority of purchases for which the exemption was taken relate to purchases associated with capital projects.

Rate of Return on Equity Complaints

        On November 12, 2013, the Association of Businesses Advocating Tariff Equity, Coalition of MISO Transmission Customers, Illinois Industrial Energy Consumers, Indiana Industrial Energy Consumers, Inc., Minnesota Large Industrial Group and Wisconsin Industrial Energy Group (collectively, the "complainants") filed the Initial Complaint with the FERC under Section 206 of the FPA requesting that the FERC find the then current 12.38% MISO regional base ROE rate (the "base ROE") for all MISO TOs, including ITCTransmission, METC and ITC Midwest, to no longer be just and reasonable. The complainants sought a FERC order reducing the base ROE used in the formula transmission rates for our MISO Regulated Operating Subsidiaries to 9.15%, reducing the equity component of our capital structure and terminating the ROE adders approved for certain Regulated Operating Subsidiaries. The FERC set the base ROE for hearing and settlement procedures, while denying all other aspects of the Initial Complaint. The FERC set the refund effective date for the Initial Complaint as November 12, 2013.

        On June 19, 2014, in a separate Section 206 complaint against the regional base ROE rate for ISO New England TOs, the FERC adopted a new methodology for establishing base ROE rates for electric transmission utilities. The new methodology is based on a two-step DCF analysis that uses both short-term and long-term growth projections in calculating ROE rates for a proxy group of electric utilities. The FERC also reiterated that it can apply discretion in determining how ROE rates are established within a zone of reasonableness and reiterated its policy for limiting the overall ROE rate for any company, including the base and all applicable adders, at the high end of the zone of reasonableness set by the two-step DCF methodology. The new method presented in the ISO New England ROE case, including any revisions made in response to the decision of the U.S. Court of Appeals for the District of Columbia Circuit in Emera Maine v. FERC, discussed below, will be used in resolving the MISO ROE cases.

        On December 22, 2015, the presiding administrative law judge issued an initial decision on the Initial Complaint, consistent with the new methodology adopted in the ISO New England decision in June 2014. On September 28, 2016, the FERC issued the September 2016 Order affirming the presiding administrative law judge's initial decision and setting the base ROE at 10.32%, with a maximum ROE of 11.35%, effective for the period from November 12, 2013 through February 11, 2015 (the "Initial Refund Period"). Additionally, the rates established by the September 2016 Order will be used prospectively from the date of that order until a new approved rate is established by the FERC in ruling on the Second Complaint described below. The September 2016 Order resulted in an ROE used currently by ITCTransmission, METC and ITC Midwest of 11.35%, 11.35% and 11.32%, respectively.

        The September 2016 Order required all MISO TOs, including our MISO Regulated Operating Subsidiaries, to provide refunds for the Initial Refund Period. The total estimated refund for the Initial Complaint resulting from this FERC order, including interest, was $118 million for our MISO Regulated Operating Subsidiaries as of December 31, 2016, recorded in current liabilities on the consolidated statements of financial position. During the year ended December 31, 2017, we provided net refunds with interest, which were substantially finalized during the second quarter of 2017. The

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

total amount of the net refunds, including interest and the associated true-up, for the Initial Complaint were not materially different from the estimated amount recorded as of December 31, 2016.

        On October 28, 2016, the MISO TOs, including our MISO Regulated Operating Subsidiaries, filed a request with the FERC for rehearing of the September 2016 Order regarding the short-term growth projections in the two-step DCF analysis used by FERC to determine the cost of equity of public utilities. The complainants also filed a request for rehearing, citing that FERC erred in several material respects in the September 2016 Order. The FERC issued a tolling order on November 28, 2016 to allow for additional time to address the rehearing requests.

        On February 12, 2015, the Second Complaint was filed with the FERC under Section 206 of the FPA by Arkansas Electric Cooperative Corporation, Mississippi Delta Energy Agency, Clarksdale Public Utilities Commission, Public Service Commission of Yazoo City and Hoosier Energy Rural Electric Cooperative, Inc., seeking a FERC order to reduce the base ROE used in the formula transmission rates of our MISO Regulated Operating Subsidiaries to 8.67%, with an effective date of February 12, 2015. The FERC set the Second Complaint for hearing and settlement procedures and set the refund effective date for the Second Complaint as February 12, 2015.

        On June 30, 2016, the presiding administrative law judge issued an initial decision on the Second Complaint, which recommended a base ROE of 9.70% for February 12, 2015 through May 11, 2016 (the "Second Refund Period"), with a maximum ROE of 10.68%. The initial decision is a non-binding recommendation to the FERC on the Second Complaint, and all parties have filed briefs contesting various parts of the proposed findings and recommendations. FERC has not yet issued an order on the initial decision on the Second Complaint.

        On April 14, 2017, in Emera Maine v. FERC, the U.S. Court of Appeals for the District of Columbia Circuit vacated the precedent-setting FERC orders that revised the regional base ROE rate for the ISO New England TOs and established and applied the two-step DCF methodology for the determination of ROE. The court remanded the orders to the FERC for further justification of its establishment of the new base ROE for the New England TOs.

        On September 29, 2017, certain MISO transmission owners, including our MISO Regulated Operating Subsidiaries, filed a motion for the FERC to dismiss the Second Complaint, on the grounds that the Second Complaint fails as a matter of law to make the showings required by the U.S. Court of Appeals for the District of Columbia Circuit's ("D.C. Circuit Court") decision in Emera Maine to demonstrate that the currently effective base ROE of 10.32% is unjust and unreasonable. Pending a determination by FERC on the merits of the motion, the estimated current regulatory liability that has been recorded in the consolidated statements of financial position for the Second Complaint has not been modified.

        If the Second Complaint is not dismissed, we expect the FERC to establish a new base ROE and zone of reasonableness that will be used, along with any ROE adders, to calculate the refund liability for the Second Refund Period and future ROEs for our MISO Regulated Operating Subsidiaries. As of December 31, 2017, the estimated range of refunds for the related refund period is from $106 million to $145 million on a pre-tax basis. Our MISO Regulated Operating Subsidiaries have recorded an estimated current regulatory liability for the Second Complaint of $145 million as of December 31, 2017. An estimated liability for the Second Refund Period of $140 million was recorded as a non-current regulatory liability as of December 31, 2016. The recognition of the obligations associated

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

with the complaints resulted in a reduction of revenues and net income and additional interest expense as set forth in the table below for the periods indicated.

	Year Ended December 31,
(In millions)	2017	2016	2015
Revenue reduction	$—	$80	$115
Interest expense increase	6	10	5
Estimated net income reduction(a)	3	55	73

(a)
Includes an effect on net income of $27 million and $28 million for the years ended December 31, 2016 and 2015, respectively, for revenue initially recognized in 2015, 2014 and 2013.

        It is possible that the outcome of these matters could differ from the estimated range of losses and materially affect our consolidated results of operations due to the uncertainty of the calculation of an authorized base ROE along with the zone of reasonableness, which is subject to significant discretion by the FERC. Further uncertainty regarding the outcome of the Initial Complaint and the Second Complaint and the timing of completion of these matters has been introduced due to the Emera Maine v. FERC decision.

        As of December 31, 2017, our MISO Regulated Operating Subsidiaries had a total of approximately $3 billion of equity in their collective capital structures for ratemaking purposes. Based on this level of aggregate equity, we estimate that each 10 basis point reduction in the authorized ROE would reduce annual consolidated net income by approximately $3 million.

        In a separate but related matter, in November 2014, METC, ITC Midwest and other MISO TOs filed a request with the FERC, under FPA Section 205, for authority to include a 50 basis point incentive adder for RTO participation in each of the TOs' formula rates. On January 5, 2015, the FERC approved the use of this incentive adder, effective January 6, 2015. Additionally, ITC Midwest filed a request with the FERC, under FPA Section 205, in January 2015 for authority to include a 100 basis point incentive adder for independent transmission ownership, which is currently authorized for ITCTransmission and METC. On March 31, 2015, the FERC approved the use of a 50 basis point incentive adder for independence, effective April 1, 2015. On April 30, 2015, ITC Midwest and an intervenor, Resale Power Group of Iowa ("RPGI"), filed separate requests with the FERC for rehearing on the approved incentive adder for independence, and both requests were subsequently denied by the FERC on January 6, 2016. RPGI has filed an appeal of the FERC's decisions, which remains pending. Beginning September 28, 2016, these incentive adders have been applied to METC's and ITC Midwest's base ROEs in establishing their total authorized ROE rates, subject to the maximum ROE limitation in the September 2016 Order of 11.35%.

Development Projects

        We are pursuing strategic development projects that may result in payments to developers that are contingent on the projects reaching certain milestones indicating that the projects are financially viable. We believe it is reasonably possible that we will be required to make these contingent development payments up to a maximum amount of $125 million for the period from 2018 through 2021. In the

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

event it becomes probable that we will make these payments, we would recognize the liability and the corresponding intangible asset or expense as appropriate.

Purchase Obligations and Leases

        At December 31, 2017, we had purchase obligations of $72 million representing commitments for materials, services and equipment that had not been received as of December 31, 2017, primarily for construction and maintenance projects for which we have an executed contract. Of these purchase obligations, $71 million is expected to be paid in 2018, with the majority of the items related to materials and equipment that have long production lead times.

        We have operating leases for office space, equipment and storage facilities. We recognize expenses relating to our operating lease obligations on a straight-line basis over the term of the lease. We recognized rent expense of $1 million for each of the years ended December 31, 2017, 2016 and 2015 recorded in general and administrative expenses as well as operation and maintenance expenses. These amounts and the amounts in the table below do not include any expense or payments to be made under the METC Easement Agreement described below under "Other Commitments—METC—Amended and Restated Easement Agreement with Consumers Energy."

        Future minimum lease payments under the leases at December 31, 2017 were:

(In millions)
2018	$1
2019	1
2020	1
2021	—
2022 and thereafter	1

Total minimum lease payments	$4

Other Commitments

  METC

        Amended and Restated Purchase and Sale Agreement for Ancillary Services.    Since METC does not own any generating facilities, it must procure ancillary services from third party suppliers, such as Consumers Energy. Currently, under the Ancillary Services Agreement, METC pays Consumers Energy for providing certain generation based services necessary to support the reliable operation of the bulk power grid, such as voltage support and generation capability and capacity to balance loads and generation.

        Amended and Restated Easement Agreement.    Under the Easement Agreement, Consumers Energy provides METC with an easement to the land on which a majority of METC's transmission towers, poles, lines and other transmission facilities used to transmit electricity for Consumers Energy and others are located. METC pays Consumers Energy $10 million per year for the easement and also pays for any rentals, property, taxes, and other fees related to the property covered by the Easement Agreement. Payments to Consumers Energy under the Easement Agreement are charged to operation and maintenance expenses.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

  ITC Midwest

        Operations Services Agreement For 34.5 kV Transmission Facilities.    ITC Midwest and IP&L entered into the OSA under which IP&L performs certain operations functions for ITC Midwest's 34.5 kV transmission system on behalf of ITC Midwest. The OSA provides that when ITC Midwest upgrades 34.5 kV facilities to higher operating voltages it may notify IP&L of the change and the OSA is no longer applicable to those facilities.

  ITC Great Plains

        Amended and Restated Maintenance Agreement.    Mid-Kansas and ITC Great Plains have entered into the Mid-Kansas Agreement pursuant to which Mid-Kansas has agreed to perform various field operations and maintenance services related to certain ITC Great Plains assets.

Concentration of Credit Risk

        Our credit risk is primarily with DTE Electric, Consumers Energy and IP&L, which were responsible for approximately 22.1%, 21.3% and 25.7%, respectively, or $280 million, $269 million and $325 million, respectively, of our consolidated billed revenues for the year ended December 31, 2017. These percentages and amounts of total billed revenues of DTE Electric, Consumers Energy and IP&L include the collection of 2015 revenue accruals and deferrals and exclude any amounts for the 2017 revenue accruals and deferrals that were included in our 2017 operating revenues, but will not be billed to our customers until 2019. Under DTE Electric's and Consumers Energy's current rate structure, DTE Electric and Consumers Energy include in their retail rates the actual cost of transmission services provided by ITCTransmission and METC, respectively, in their billings to their customers, effectively passing through to end-use consumers the total cost of transmission service. IP&L currently includes in their retail rates an allowance for transmission services provided by ITC Midwest in their billings to their customers. However, any financial difficulties experienced by DTE Electric, Consumers Energy or IP&L may affect their ability to make payments for transmission service to ITCTransmission, METC, and ITC Midwest, which could negatively impact our business. MISO, as our MISO Regulated Operating Subsidiaries' billing agent, bills DTE Electric, Consumers Energy, IP&L and other customers on a monthly basis and collects fees for the use of the MISO Regulated Operating Subsidiaries' transmission systems. SPP is the billing agent for ITC Great Plains and bills transmission customers for the use of ITC Great Plains transmission systems. MISO and SPP have implemented strict credit policies for its members' customers, which include customers using our transmission systems. Specifically, MISO and SPP require a letter of credit or cash deposit equal to the credit exposure, which is determined by a credit scoring model and other factors, from any customer using a member's transmission system.

        The financial results of ITC Interconnection are currently not material to our consolidated financial statements, including billed revenues.

18. SEGMENT INFORMATION

        We identify reportable segments based on the criteria set forth by the FASB regarding disclosures about segments of an enterprise, including the regulatory environment of our subsidiaries and the business activities performed to earn revenues and incur expenses. During the second quarter of 2016, ITC Interconnection became a transmission owner in the FERC-approved RTO, PJM Interconnection.

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SEGMENT INFORMATION (Continued)

As a result, the newly regulated transmission business at ITC Interconnection is included in the Regulated Operating Subsidiaries segment as of June 1, 2016.

Regulated Operating Subsidiaries

        We aggregate ITCTransmission, METC, ITC Midwest, ITC Great Plains and ITC Interconnection into one reportable operating segment based on their similar regulatory environment and economic characteristics, among other factors. They are engaged in the transmission of electricity within the United States, earn revenues from the same types of customers and are regulated by the FERC.

ITC Holdings and Other

        Information below for ITC Holdings and Other consists of a holding company whose activities include debt financings and general corporate activities and all of ITC Holdings' other subsidiaries, excluding the Regulated Operating Subsidiaries, which are focused primarily on business development activities.

2017	Regulated Operating Subsidiaries	ITC Holdings and Other	Reconciliations/ Eliminations	Total
(In millions)
Operating revenues	$1,241	$—	$(30)	$1,211
Depreciation and amortization	168	1	—	169
Interest expense—net	104	120	—	224
Income (loss) before income taxes	664	(149)	—	515
Income tax provision (benefit)	207	(11)	—	196
Net income	457	319	(457)	319
Property, plant and equipment—net	7,299	10	—	7,309
Goodwill	950	—	—	950
Total assets(a)	8,688	4,799	(4,664)	8,823
Capital expenditures	761	—	(6)	755

2016	Regulated Operating Subsidiaries(b)	ITC Holdings and Other	Reconciliations/ Eliminations	Total
(In millions)
Operating revenues	$1,140	$1	$(16)	$1,125
Depreciation and amortization	157	1	—	158
Interest expense—net	99	112	—	211
Income (loss) before income taxes	597	(254)	—	343
Income tax provision (benefit)	227	(130)	—	97
Net income	371	246	(371)	246
Property, plant and equipment—net	6,687	11	—	6,698
Goodwill	950	—	—	950
Total assets(a)	8,162	4,503	(4,442)	8,223
Capital expenditures	758	—	(8)	750

ITC HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SEGMENT INFORMATION (Continued)

2015	Regulated Operating Subsidiaries	ITC Holdings and Other	Reconciliations/ Eliminations	Total
(In millions)
Operating revenues	$1,044	$1	$—	$1,045
Depreciation and amortization	144	1	—	145
Interest expense—net	97	107	—	204
Income (loss) before income taxes	530	(146)	—	384
Income tax provision (benefit)	201	(59)	—	142
Net income	329	242	(329)	242
Property, plant and equipment—net	6,094	16	—	6,110
Goodwill	950	—	—	950
Total assets(a)(c)	7,463	4,148	(4,056)	7,555
Capital expenditures	705	3	(7)	701

(a)
Reconciliation of total assets results primarily from differences in the netting of deferred tax assets and liabilities at our Regulated Operating Subsidiaries as compared to the classification in our consolidated statements of financial position.

(b)
Amounts include the results of operations and capital expenditures from ITC Interconnection for the period June 1, 2016 through December 31, 2016.

(c)
All amounts presented reflect the change in authoritative guidance on the presentation of debt issuance costs on the balance sheet. This change was adopted retrospectively by us in 2016.

19. SUPPLEMENTARY QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

(In millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
2017
Operating revenues(a)	$298	$303	$299	$311	$1,211
Operating income(a)	173	176	175	184	708
Net income(a)	80	81	82	76	319
2016
Operating revenues(a)	$280	$298	$254	$293	$1,125
Operating income(a)	147	161	125	89	522
Net income(a)	65	74	51	56	246

(a)
During the years ended December 31, 2017 and 2016, we recognized an aggregate estimated regulatory liability for the refund and estimated refunds relating to the ROE complaints as described in Note 17, which resulted in a reduction in operating revenues and operating income of $80 million for the year ended December 31, 2016 and an estimated $3 million and $55 million reduction to net income for the years ended December 31, 2017 and 2016, respectively.

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

CONDENSED STATEMENTS OF FINANCIAL POSITION (PARENT COMPANY ONLY)

	December 31,
(In millions, except share data)	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$60	$4
Accounts receivable from subsidiaries	21	16
Income tax receivable	15	17
Prepaid and other current assets	3	8

Total current assets	99	45
Other assets
Investment in subsidiaries	4,461	4,171
Deferred income taxes	141	208
Other	96	78

Total other assets	4,698	4,457

TOTAL ASSETS	$4,797	$4,502

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Intercompany tax payable to subsidiaries	$—	$85
Accrued compensation	28	14
Accrued interest	33	33
Debt maturing within one year	—	195
Other	8	13

Total current liabilities	69	340
Accrued pension and postretirement liabilities	74	68
Other	6	1
Long-term debt (net of deferred financing fees and discount of $22 and $16, respectively)	2,728	2,192
STOCKHOLDER'S EQUITY
Common stock, without par value, 235,000,000 shares authorized as of December 31, 2017, and 224,203,112 shares issued and outstanding at December 31, 2017 and 2016	892	892
Retained earnings	1,026	1,007
Accumulated other comprehensive income	2	2

Total stockholder's equity	1,920	1,901

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$4,797	$4,502

See notes to condensed financial statements (parent company only).

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

CONDENSED STATEMENTS OF OPERATIONS (PARENT COMPANY ONLY)

	Year Ended December 31,
(In millions)	2017	2016	2015
Other income	$2	$1	$1
General and administrative expense	(11)	(122)	(6)
Taxes other than income taxes	(2)	—	—
Interest expense	(120)	(113)	(106)

LOSS BEFORE INCOME TAXES	(131)	(234)	(111)
INCOME TAX BENEFIT	(6)	(122)	(45)

LOSS AFTER TAXES	(125)	(112)	(66)
EQUITY IN SUBSIDIARIES' NET EARNINGS	444	358	308

NET INCOME	$319	$246	$242

See notes to condensed financial statements (parent company only).

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (PARENT COMPANY ONLY)

	Year Ended December 31,
(In millions)	2017	2016	2015
NET INCOME	$319	$246	$242
OTHER COMPREHENSIVE LOSS
Derivative instruments (net of tax of $3 and $1 for the years ended December 31, 2016 and 2015, respectively)	—	(2)	(1)

TOTAL OTHER COMPREHENSIVE LOSS, NET OF TAX	—	(2)	(1)

TOTAL COMPREHENSIVE INCOME	$319	$244	$241

See notes to condensed financial statements (parent company only).

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

CONDENSED STATEMENTS OF CASH FLOWS (PARENT COMPANY ONLY)

	Year Ended December 31,
(In millions)	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$319	$246	$242
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in subsidiaries' earnings	(444)	(358)	(308)
Dividends from subsidiaries	3	10	185
Deferred and other income taxes	67	(69)	(116)
Net intercompany tax payments (to) from subsidiaries	(13)	(72)	121
Expense for the accelerated vesting of share-based awards associated with the Merger	—	41	—
Other	5	25	21
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable from subsidiaries	(4)	22	3
Income tax receivable	2	(17)	—
Prepaid and other current assets	(2)	1	—
Intercompany tax payable to subsidiaries	(72)	85	—
Accrued Compensation	14	(10)	1
Accrued taxes	—	(35)	9
Other current liabilities	(5)	3	3
Other non-current assets and liabilities, net	8	5	(5)

Net cash (used in) provided by operating activities	(122)	(123)	156
CASH FLOWS FROM INVESTING ACTIVITIES
Equity contributions to subsidiaries	(148)	(87)	(263)
Return of capital from subsidiaries	296	274	161
Other	(9)	(9)	(11)

Net cash provided by (used in) investing activities	139	178	(113)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt, net of discount	999	399	—
Borrowings under revolving credit agreement	97	126	839
Borrowings under term loan credit agreement	200	—	—
Net issuance of commercial paper, net of discount	(148)	48	95
Retirement of long-term debt—including extinguishment of debt costs	(437)	(139)	—
Repayments of revolving credit agreement	(170)	(191)	(755)
Repayments of term loan credit agreements	(200)	(161)	—
Dividends on common stock	—	(90)	(108)
Dividends to ITC Investment Holdings Inc.	(300)	(33)	—
Issuance of common stock	—	13	14
Repurchase and retirement of common stock	—	(9)	(137)
Settlement of share-based compensation awards associated with the Merger—including cost of accelerated share-based awards	—	(137)	—
Contribution from ITC Investment Holdings Inc. for the settlement of share-based awards associated with the Merger	—	137	—
Other	(2)	(22)	11

Net cash provided by (used in) financing activities	39	(59)	(41)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	56	(4)	2
CASH AND CASH EQUIVALENTS—Beginning of period	4	8	6

CASH AND CASH EQUIVALENTS—End of period	$60	$4	$8

See notes to condensed financial statements (parent company only).

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY)

1. GENERAL

        For ITC Holdings Corp.'s ("ITC Holdings," "we," "our" and "us") presentation (Parent Company only), the investment in subsidiaries is accounted for using the equity method. The condensed parent company financial statements and notes should be read in conjunction with the consolidated financial statements and notes of ITC Holdings appearing in this Annual Report on Form 10-K.

        As a holding company with no business operations, ITC Holdings' assets consist primarily of investments in our subsidiaries. ITC Holdings' material cash inflows are only from dividends and other payments received from our subsidiaries, the proceeds raised from the sale of debt securities, issuances under our commercial paper program and borrowings under our revolving credit agreement. ITC Holdings may not be able to access cash generated by our subsidiaries in order to fulfill cash commitments. The ability of our subsidiaries to make dividend and other payments to us is subject to the availability of funds after taking into account their respective funding requirements, the terms of their respective indebtedness, the regulations of the FERC under the FPA and applicable state laws. In addition, there are practical limitations on using the net assets of each of our Regulated Operating Subsidiaries as of December 31, 2017 for dividends based on management's intent to maintain the FERC-approved capital structure targeting 60% equity and 40% debt for each of our Regulated Operating Subsidiaries. These net assets are included in Schedule I as the line-item "Investments in subsidiaries." Each of our subsidiaries, however, is legally distinct from us and has no obligation, contingent or otherwise, to make funds available to us.

Supplementary Cash Flows Information

	Year Ended December 31,
(In millions)	2017	2016	2015
Supplementary cash flows information:
Interest paid	$115	$112	$104
Income taxes paid(a)	—	23	56
Supplementary non-cash investing and financing activities:
Equity transfers to (from) subsidiaries	(2)	—	1

(a)
Amount for the year ended December 31, 2016 does not include the income tax refund of $128 million received from the Internal Revenue Service in August 2016, which resulted from the election of bonus depreciation as described in Note 5 to the consolidated financial statements.

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY) (Continued)

2. DEBT

        As of December 31, 2017, the maturities of our debt outstanding were as follows:

(In millions)
2018	$—
2019	—
2020	200
2021	—
2022	500
2023 and thereafter	2,050

Total	$2,750

        Refer to Note 9 to the consolidated financial statements for a description of the ITC Holdings Senior Notes, the ITC Holdings Revolving Credit Agreements, the ITC Holdings Commercial Paper Program and related items.

        Based on the borrowing rates obtained from third party lending institutions currently available for bank loans with similar terms and average maturities from active markets, the fair value of the ITC Holdings Senior Notes was $2,908 million and $2,297 million at December 31, 2017 and 2016, respectively. The total book value of the ITC Holdings Senior Notes, net of discount and deferred financing fees, was $2,728 million and $2,169 million at December 31, 2017 and 2016, respectively. At December 31, 2017 we did not have anything outstanding under our revolving and term loan credit agreements, which are variable rate loans compared to $73 million as of December 31, 2016. The fair value of these loans approximates book value based on the borrowing rates currently available for variable rate loans obtained from third party lending institutions. These fair values represent Level 2 under the three-tier hierarchy described in Note 12 to the consolidated financial statements. At December 31, 2017 ITC Holdings did not have any commercial paper issued and outstanding under the commercial paper program compared to $145 million as of December 31, 2016. Due to the short-term nature of these financial instruments, the carrying value approximates fair value.

Covenants

        Our debt instruments contain numerous financial and operating covenants that place significant restrictions on certain transactions, such as incurring additional indebtedness, engaging in sale and lease-back transactions, creating liens or other encumbrances, entering into mergers, consolidations, liquidations or dissolutions, creating or acquiring subsidiaries, selling or otherwise disposing of all or substantially all of our assets and paying dividends. In addition, the covenants require us to meet certain financial ratios, such as maintaining certain net debt to capitalization ratios and certain funds from operations to net debt levels. At December 31, 2017, we were not in violation of any debt covenant.

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY) (Continued)

3. RELATED-PARTY TRANSACTIONS

        Our related-party transactions during 2017, 2016 and 2015 were as follows:

	Year Ended December 31,
(In millions)	2017	2016	2015
Equity contributions to subsidiaries	$148	$87	$263
Dividends from subsidiaries(a)	3	10	185
Return of capital from subsidiaries(a)	296	274	161
Net income tax payments (to) from:(b)
ITCTransmission	$4	$(28)	$36
METC	1	(14)	39
ITC Midwest	5	(34)	31
ITC Great Plains	11	4	15
ITC Interconnection	1	—	—
Other(c)	(35)	—	—

(a)
Includes ITCTransmission, MTH, ITC Midwest and other subsidiaries.

(b)
The net income tax payments were pursuant to intercompany tax sharing arrangements, and the total of these tax payments is presented as a net cash outflow or inflow from operating activities in the condensed parent company statements of cash flows. Other reconciling items between the parent company and the consolidated tax liabilities are presented as deferred and other income taxes in the adjustments to reconcile net income to net cash provided by operating activities. Additionally, ITC Holdings paid its subsidiaries for NOLs utilized by the consolidated group.

(c)
Includes all of our non-regulated subsidiaries.

Net Intercompany Receivables and Payables

        We may incur charges from our subsidiaries for general corporate expenses incurred. In addition, we may perform additional services for, or receive additional services from our subsidiaries. These transactions are in the normal course of business and payments for these services are settled through accounts receivable and accounts payable, as necessary. We generally settle our intercompany balances with our affiliates on a net basis monthly.

Intercompany Tax Sharing Arrangement

        As discussed in Note 1 to the condensed financial statements of the parent company, we are a holding company with no business operations. We file consolidated income tax returns that include our affiliates, which are taxed as a corporation for federal and Michigan income tax purposes. We operate under an intercompany tax sharing arrangement with our subsidiaries and as a result may receive or pay federal and state income tax based on their stand-alone company tax positions.

SCHEDULE I—Condensed Financial Information of Registrant

ITC HOLDINGS CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY) (Continued)

3. RELATED-PARTY TRANSACTIONS (Continued)

Retirement Benefits

        We are the plan sponsor for a pension plan, other postretirement plans and a defined contribution plan. The benefits-related expenses recorded by our affiliates result from the inclusion of benefit costs as a component of the total charge for services performed by our employees under the cost assignment and allocation methods used by us and our subsidiaries.

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(in millions, except share data)	March 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$110	$66
Accounts receivable	106	119
Inventory	30	29
Regulatory assets	17	18
Income tax receivable	2	15
Prepaid and other current assets	11	13

Total current assets	276	260
Property, plant and equipment (net of accumulated depreciation and amortization of $1,710 and $1,675, respectively)	7,455	7,309
Other assets
Goodwill	950	950
Intangible assets (net of accumulated amortization of $36 and $35, respectively)	40	41
Regulatory assets	211	197
Other	63	66

Total other assets	1,264	1,254

TOTAL ASSETS	$8,995	$8,823

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$110	$97
Accrued compensation	15	28
Accrued interest	59	60
Accrued taxes	43	57
Regulatory liabilities	195	183
Refundable deposits from generators for transmission network upgrades	14	3
Debt maturing within one year	50	100
Other	34	34

Total current liabilities	520	562
Accrued pension and postretirement liabilities	73	74
Deferred income taxes	631	601
Regulatory liabilities	621	619
Refundable deposits from generators for transmission network upgrades	15	29
Other	20	17
Long-term debt	5,163	5,001
Commitments and contingent liabilities (Notes 5 and 14)
STOCKHOLDER'S EQUITY
Common stock, without par value, 235,000,000 shares authorized, 224,203,112 shares issued and outstanding at March 31, 2018 and December 31, 2017	892	892
Retained earnings	1,057	1,026
Accumulated other comprehensive income	3	2

Total stockholder's equity	1,952	1,920

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$8,995	$8,823

See notes to condensed consolidated interim financial statements (unaudited).

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
(in millions)	2018	2017
OPERATING REVENUES
Transmission and other services	$271	$276
Formula rate true-up	8	22

Total operating revenue	279	298

OPERATING EXPENSES
Operation and maintenance	23	29
General and administrative	31	31
Depreciation and amortization	44	41
Taxes other than income taxes	27	24

Total operating expenses	125	125

OPERATING INCOME	154	173
OTHER EXPENSES (INCOME)
Interest expense—net	55	53
Allowance for equity funds used during construction	(9)	(8)
Other (income) and expenses—net	—	1

Total other expenses (income)	46	46

INCOME BEFORE INCOME TAXES	108	127
INCOME TAX PROVISION	26	47

NET INCOME	$82	$80

See notes to condensed consolidated interim financial statements (unaudited).

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended March 31,
(in millions)	2018	2017
NET INCOME	$82	$80
OTHER COMPREHENSIVE INCOME
Derivative instruments, net of tax (Note 11)	1	—

TOTAL COMPREHENSIVE INCOME	$83	$80

See notes to condensed consolidated interim financial statements (unaudited).

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
(in millions)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$82	$80
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	44	41
Recognition, refund and collection of revenue accruals and deferrals—including accrued interest	(14)	(18)
Deferred income tax expense	26	46
Allowance for equity funds used during construction	(9)	(8)
Other	3	6
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	14	(13)
Income tax receivable	13	3
Other current assets	1	6
Accounts payable	3	3
Accrued compensation	(8)	4
Accrued taxes	(14)	(14)
Other current liabilities	10	(4)
Net estimated refund related to return on equity complaints	2	(120)
Other non-current assets and liabilities, net	—	(3)

Net cash provided by operating activities	153	9
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(176)	(204)
Other	7	2

Net cash used in investing activities	(169)	(202)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt	225	—
Borrowings under revolving credit agreements	232	333
Borrowings under term loan credit agreements	—	250
Net repayment of commercial paper, net of discount	—	(11)
Retirement of long-term debt	(100)	—
Repayments of revolving credit agreements	(244)	(349)
Dividends to ITC Investment Holdings Inc.	(50)	(33)
Other	(4)	2

Net cash provided by financing activities	59	192

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	43	(1)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	68	11

CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$111	$10

See notes to condensed consolidated interim financial statements (unaudited).

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

1. GENERAL

        ITC Holdings and its subsidiaries are engaged in the transmission of electricity in the United States. Through our Regulated Operating Subsidiaries, we own and operate high-voltage systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems. On October 14, 2016, ITC Holdings became a wholly-owned subsidiary of Investment Holdings, which is indirectly owned by Fortis and GIC.

Basis of Presentation

        These condensed consolidated interim financial statements should be read in conjunction with the notes to the consolidated financial statements as of and for the year ended December 31, 2017 included in ITC Holdings' annual report on Form 10-K for such period.

        The accompanying condensed consolidated interim financial statements have been prepared using GAAP and with the instructions to Form 10-Q and Rule 10-01 of SEC Regulation S-X as they apply to interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. These accounting principles require us to use estimates and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from our estimates.

        The condensed consolidated interim financial statements are unaudited, but in our opinion include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim period. The interim financial results are not necessarily indicative of results that may be expected for any other interim period or the fiscal year.

2. RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Pronouncements

  Revenue from Contracts with Customers

        In May 2014, the FASB issued authoritative guidance requiring entities to apply a new model for recognizing revenue from contracts with customers. Subsequent updates have been issued primarily to provide implementation guidance related to the initial guidance issued in May 2014. The guidance supersedes the current revenue recognition guidance and requires entities to evaluate their revenue recognition arrangements using a five-step model to determine when a customer obtains control of a transferred good or service.

        The guidance may be adopted using either (a) a full retrospective method, whereby comparative periods would be restated to present the impact of the new standard, with the cumulative effect of applying the standard recognized as of the earliest period presented, or (b) a modified retrospective method, under which comparative periods would not be restated and the cumulative effect of applying the standard would be recognized at the date of initial adoption. We adopted the guidance effective January 1, 2018 using the modified retrospective approach; however, we did not identify or record any adjustments to the opening balance of retained earnings on adoption.

        Substantially all of our revenue from contracts with customers is generated from providing transmission services to customers based on tariff rates, as approved by the FERC, and is in the scope of the new guidance. The true-up mechanisms under our Formula Rates are considered alternative

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

2. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

revenue programs of rate-regulated utilities and are outside the scope of the new guidance, as they are not considered to be contracts with customers. The implementation of the new standard did not have a material impact on the amount and timing of revenue recognition. However, the following summarizes the impacts of the adoption of this new accounting guidance on our financial statements:

  •
  Modification of our condensed consolidated statements of operations to present operating revenues arising from alternative revenue programs (Formula rate true-ups) separately from revenues in the scope of the new guidance (Transmission and other services). In connection with this presentation change, we adopted an accounting policy whereby only the initial origination of our alternative revenue program revenue is reported in the Formula rate true-up line on our condensed consolidated statements of operations. When those amounts are subsequently included in the price of utility service and billed or refunded to customers, we account for that event as the recovery or settlement of the associated regulatory asset or regulatory liability, respectively.

  •
  Addition of Note 3 to address the requirement to provide more information regarding the nature, amount, timing, and uncertainty of revenue and cash flows.

  •
  Addition of Note 4 to provide more information about changes in accounts receivable from customers.

  Recognition and Measurement of Financial Instruments

        In January 2016, the FASB issued authoritative guidance amending the classification and measurement of financial instruments. The guidance requires entities to carry most investments in equity securities at fair value and recognize changes in fair value in net income, unless the investment results in consolidation or equity method accounting. Additionally, the new guidance amends certain disclosure requirements associated with the fair value of financial instruments. The guidance is required to be adopted using a modified retrospective approach, with limited exceptions. The guidance impacts the accounting for certain of our investments previously accounted for as available-for-sale with changes in fair value recorded in other comprehensive income; upon adoption of the guidance on January 1, 2018, we began accounting for such investments with changes in fair value reported in net income. We recorded an immaterial adjustment to retained earnings in accordance with the modified retrospective adoption requirement.

  Presentation of Restricted Cash in the Statement of Cash Flows

        In November 2016, the FASB issued authoritative guidance on the presentation of restricted cash and restricted cash equivalents within the statement of cash flows. The new guidance specifies that restricted cash and restricted cash equivalents shall be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The guidance does not, however, provide a definition of restricted cash or restricted cash equivalents. We adopted the guidance effective for interim and annual periods beginning on January 1, 2018, using a retrospective approach as required.

        Restricted cash includes cash and cash equivalents that are legally or contractually restricted for use or withdrawal or are formally set aside for a specific purpose. See reconciliation of cash, cash equivalents and restricted cash in Note 15.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

2. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        The following summarizes the impact of this adoption on our previously reported amounts:

	Three months ended March 31,	Twelve months ended December 31,
	2017	2017	2016	2015
Restricted cash—Beginning balance	$3	$3	$1	$2
Restricted cash—Ending balance	4	2	3	1

Change—Other non-current assets and liabilities, net within condensed consolidated statements of cash flow	$1	$(1)	$2	$(1)

  Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

        In March 2017, the FASB issued guidance that requires entities to disaggregate the current service cost component of net benefit cost (i.e., net periodic pension cost and net periodic postretirement benefit cost) and present it in the same statement of operations line item as other current compensation costs for employees (i.e., within General and administrative for us). Entities are required to present the other components of net benefit cost ("non-service costs") elsewhere in the statement of operations and outside operating income. The line or lines containing such other components must be appropriately described on the face of the statement of operations; otherwise, disclosure of the location of such other costs in the statement of operations is required. We elected to present the non-service costs within the line "Other (income) and expenses—net" in the condensed consolidated statements of operations and include disclosure within Note 9. In addition, the new guidance allows capitalization of only the service cost component of net benefit cost.

        We adopted the guidance effective January 1, 2018. The changes regarding cost capitalization were applied prospectively while the changes to the presentation of net benefit cost in the condensed consolidated statements of operations were adopted retrospectively. We applied the practical expedient that permits entities to use amounts previously disclosed in the pension and postretirement welfare footnotes as the estimation basis for the retrospective adjustments to the condensed consolidated statements of operations. The following summarizes the impact of this adoption on our previously reported amounts:

	Three months ended March 31,	Year ended December 31,
(in millions)	2017	2017	2016	2015	2014	2013
General and administrative
Reported	$31	$123	$239	$145	$115	$149
Adjustment	—	(2)	(5)	(5)	(2)	(3)

Adjusted	$31	$121	$234	$140	$113	$146
Other (income) and expenses—net
Reported	$1	$2	$3	$1	$4	$6
Adjustment	—	2	5	5	2	3

Adjusted	$1	$4	$8	$6	$6	$9

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

2. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

  Reclassification of Certain Tax Effects from AOCI

        In February 2018, the FASB issued guidance that permits entities to reclassify the stranded tax effects resulting from the TCJA from AOCI to retained earnings. The stranded tax effects were the result of the revaluation of deferred taxes through net income as a result of the tax rate change, with no adjustment to the tax effects recorded in AOCI. The guidance is effective for fiscal years beginning January 1, 2019; however, we have elected to early adopt the guidance as of January 1, 2018. We elected to apply the guidance in the period of adoption, accounted for as a change in accounting principle resulting from the adoption of new accounting guidance. We recorded a $1 million adjustment to AOCI and retained earnings upon adoption. We apply an investment by investment approach to releasing income tax effects from AOCI.

Recently Issued Pronouncements

        We have considered all new accounting pronouncements issued by the FASB and concluded the following accounting guidance, which has not yet been adopted by us, may have a material impact on our consolidated financial statements.

  Accounting for Leases

        In February 2016, the FASB issued authoritative guidance on accounting for leases, which impacts accounting by lessees as well as lessors. In January 2018, additional guidance was issued that provides an optional transition practical expedient to not evaluate under the new guidance existing or expired easements that were not previously accounted for as leases under current guidance. The new guidance creates a dual approach for lessee accounting, with lease classification determined in accordance with principles in existing lease guidance. Statement of operations presentation differs depending on the lease classification; however, both types of leases result in lessees recognizing a right-of-use asset and a lease liability, with limited exceptions. Under existing accounting guidance, operating leases are not recorded on the balance sheet of lessees. The new guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and will be applied using a modified retrospective approach, with possible optional practical expedients. Early adoption is permitted.

        We are currently assessing the impact this guidance will have on our consolidated financial statements, including our disclosures, and continue to monitor standard-setting activities that may affect the transition requirements of the new lease standard.

  Targeted Improvements to Accounting for Hedging Activities

        In August 2017, the FASB issued authoritative guidance to make targeted improvements to hedge accounting to better align with an entity's risk management objectives and to reduce the complexity of hedge accounting. Among other changes, the new guidance simplifies hedge accounting by (a) allowing more time for entities to complete initial quantitative hedge effectiveness assessments, (b) enabling entities to elect to perform subsequent effectiveness assessments qualitatively, (c) eliminating the concept of recognizing periodic hedge ineffectiveness for cash flow hedges, (d) requiring the change in fair value of a derivative to be recorded in the same statement of operations line item as the earnings effect of the hedged item, and (e) permitting additional hedge strategies to qualify for hedge accounting. In addition, the guidance modifies existing disclosure requirements and adds new disclosure

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

2. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

requirements, including tabular disclosures about both (a) the total amounts reported in the statement of operations for each income and expense line item that is affected by hedging and (b) the effects of hedging on those line items. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The guidance is required to be adopted on a modified retrospective basis to existing hedging relationships and on a prospective basis for the presentation and disclosure requirements. We do not expect a significant impact upon adoption, but we would add the required disclosures, as applicable. We are considering early adoption during 2018.

3. REVENUE

        Our total revenues are comprised of revenues which arise from three classifications, including transmission services, other services revenue, and formula rate true-up. As other services revenue is immaterial, it is presented in combination with transmission services on the condensed consolidated statements of operations.

Transmission Services

        Through our Regulated Operating Subsidiaries, we generate nearly all our revenue from providing electric transmission services over our transmission systems. As independent transmission companies, our transmission services are provided and revenues are received based on our tariffs, as approved by the FERC. The transmission revenue requirements at our Regulated Operating Subsidiaries are set annually, using Formula Rates, and remain in effect for a one-year period. By updating the inputs to the formula and resulting rates on an annual basis, the revenues at our Regulated Operating Subsidiaries reflect changing operating data and financial performance, including the amount of network load on their transmissions systems (for our MISO Regulated Operating Subsidiaries), operating expenses and additions to property, plant and equipment when placed in service, among other items.

        We recognize revenue for transmission services over time as transmission services are provided to customers (generally using an output measure of progress based on transmission load delivered). Customers simultaneously receive and consume the benefits provided by the Regulated Operating Subsidiaries' services. We recognize revenue in the amount to which we have the right to invoice because we have a right to consideration in an amount that corresponds directly with the value to the customer of performance completed to date. As billing agents, MISO and SPP independently bill our customers on a monthly basis and collect fees for the use of our transmission systems. No component of the transaction price is allocated to unsatisfied performance obligations.

        Transmission service revenue includes an estimate for unbilled revenues from service that has been provided but not billed by the end of an accounting period. Unbilled revenues are dependent upon a number of factors that require management's judgment including estimates of transmission network load (for the MISO Regulated Operating Subsidiaries) and preliminary information provided by billing agents. Due to the seasonal fluctuations of actual load, the unbilled revenue amount generally increases during the spring and summer and decreases during the fall and winter. See Note 4 for information on changes in unbilled accounts receivable.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

3. REVENUE (Continued)

Other Services Revenue

        Other services revenue consists of rental revenues, easement revenues, and amounts from providing ancillary services. A portion of other services revenue is treated as a revenue credit and reduces gross revenue requirement when calculating net revenue requirement under our Formula Rates. Total other services revenue for the three months ended March 31, 2018 and 2017 was $1 million.

Formula Rate True-Up

        The true-up mechanism under our Formula Rates is considered an alternative revenue program of a rate-regulated utility given it permits our Regulated Operating Subsidiaries to adjust future rates in response to past activities or completed events in order to collect our actual revenue requirements under our Formula Rates. In accordance with our accounting policy, only the current year origination of the true-up is reported as a formula rate true-up. See "Cost-based Formula Rates with True-Up Mechanism" in Note 5 for more information on our Formula Rates.

4. ACCOUNTS RECEIVABLE

        The following table presents the components of accounts receivable on the balance sheet:

(in millions)	March 31, 2018	December 31, 2017
Trade accounts receivable	$2	$2
Unbilled accounts receivable	94	108
Other	10	9

Total accounts receivable	$106	$119

5. REGULATORY MATTERS

Cost-Based Formula Rates with True-Up Mechanism

        The transmission revenue requirements at our Regulated Operating Subsidiaries are set annually, Formula Rates, and remain in effect for a one-year period. By updating the inputs to the formula and resulting rates on an annual basis, the revenues at our Regulated Operating Subsidiaries reflect changing operational data and financial performance, including the amount of network load on their transmission systems (for our MISO Regulated Operating Subsidiaries), operating expenses and additions to property, plant and equipment when placed in service, among other items. The formula used to derive the rates does not require further action or FERC filings each year, although the formula inputs remain subject to legal challenge at the FERC. Our Regulated Operating Subsidiaries will continue to use the formula to calculate their respective annual revenue requirements unless the FERC determines the resulting rates to be unjust and unreasonable and another mechanism is determined by the FERC to be just and reasonable. See "Rate of Return on Equity Complaints" in Note 14 for detail on ROE matters for our MISO Regulated Operating Subsidiaries.

        Our rates include a true-up mechanism, whereby our Regulated Operating Subsidiaries compare their actual revenue requirements to their billed revenues for each year to determine any over- or under-collection of revenue requirements. Revenue is recognized for services provided during each

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

5. REGULATORY MATTERS (Continued)

reporting period based on actual revenue requirements calculated using the formula. Our Regulated Operating Subsidiaries accrue or defer revenues to the extent that the actual revenue requirement for the reporting period is higher or lower, respectively, than the amounts billed relating to that reporting period. The amount of accrued or deferred revenues is reflected in future revenue requirements and thus flows through to customer bills within two years under the provisions of our Formula Rates.

        The net changes in regulatory assets and liabilities associated with our Regulated Operating Subsidiaries' Formula Rate revenue accruals and deferrals, including accrued interest, were as follows during the three months ended March 31, 2018:

(in millions)	Total
Net regulatory liability as of December 31, 2017	$(35)
Net refund of 2016 revenue deferrals and accruals, including accrued interest	5
Net revenue accrual for the three months ended March 31, 2018	8
Net accrued interest receivable for the three months ended March 31, 2018	1

Net regulatory liability as of March 31, 2018	$(21)

        Regulatory assets and liabilities associated with our Regulated Operating Subsidiaries' Formula Rate revenue accruals and deferrals, including accrued interest, are recorded in the condensed consolidated statements of financial position at March 31, 2018 and December 31, 2017 as follows:

(in millions)	March 31, 2018	December 31, 2017
Current regulatory assets	$16	$18
Non-current regulatory assets	25	11
Current regulatory liabilities	(35)	(38)
Non-current regulatory liabilities	(27)	(26)

Net regulatory liability	$(21)	$(35)

Reposting of Rates for MISO Regulated Operating Subsidiaries

        As a result of the reduction in the federal tax rate arising from the enactment of the TCJA, the 2018 projected Formula Rates for our MISO Regulated Operating Subsidiaries have been reposted. On March 15, 2018, the FERC granted a waiver which allows us the ability to adjust the rates effective back to January 1, 2018 for our MISO Regulated Operating Subsidiaries and allows MISO to return to customers excess amounts previously collected in 2018. Our rates included in MISO invoices for services provided in March 2018 will reflect the lower corporate tax rate. Resettlement of invoices for services provided in January and February 2018 will occur when services for April 2018 are billed. We have recorded a reduction of revenue and a liability of $16 million, primarily recorded in current regulatory liabilities, as of March 31, 2018 for the estimate of amounts that will be returned to customers through the resettlement process. This reduction of revenue will be offset through a lower income tax provision for our MISO Regulated Operating Subsidiaries and as such should not impact net income. We plan to implement a similar reduction in our Formula Rate in the SPP region that will, when implemented, also be effective back to January 1, 2018.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

5. REGULATORY MATTERS (Continued)

MISO Funding Policy for Generator Interconnections

        On June 18, 2015, the FERC issued an order initiating a proceeding, pursuant to Section 206 of the FPA, to examine MISO's funding policy for generator interconnections, which allowed a TO to unilaterally elect to fund network upgrades and recover such costs from the interconnection customer. In this order, the FERC found that the MISO funding policy may be unduly discriminatory, and suggested the MISO funding policy be revised to require mutual agreement between the interconnection customer and TO for the TO fund network upgrades. In the absence of such mutual agreement, the facilities would be funded solely by the interconnection customer. On January 8, 2016, MISO made a compliance filing to revise its funding policy to adopt the FERC suggestion to require mutual agreement between the customer and TO, with an effective date of June 24, 2015. Our MISO Regulated Operating Subsidiaries, along with another MISO TO, appealed the FERC's orders on this issue. On January 26, 2018, the D.C. Circuit Court issued an opinion which concluded that evidence does not support the FERC's position as applied to TOs without affiliated generation assets. In addition, the opinion noted that the FERC did not adequately respond to the argument that a generator funding entitlement would compel a TO to construct, own, and operate facilities without compensation, which would force the TO to accept additional risk without corresponding return. As a result, the court vacated the orders and remanded this case to FERC. On March 24, 2018, our MISO Regulated Operating Subsidiaries and the other MISO TO that participated in the appeal at the D.C. Circuit Court filed a motion at FERC that asks FERC to implement the D.C. Circuit Court's decision and order MISO to amend its tariff to reinstate the self-fund option effective June 24, 2015 and to permit MISO TOs that were unable to elect self-funding in generator interconnection agreements that were executed since June 24, 2015 to amend those generator interconnection agreements to include the self-fund option. The motion is pending at FERC. We do not expect the resolution of this proceeding to have a material impact on our consolidated results of operations, cash flows or financial condition.

Rate of Return on Equity Complaints

        See "Rate of Return on Equity Complaints" in Note 14 for a discussion of the ROE complaints.

Challenge to Independence Incentive Adders for Transmission Rates

        On April 20, 2018, Consumers Energy, IP&L, Midwest Municipal Transmission Group, Missouri River Energy Services, Southern Minnesota Municipal Power Agency & WPPI Energy filed a complaint with the FERC under section 206 of the FPA, challenging the independence incentive adders that are included in transmission rates charged by ITC's operating subsidiaries in the MISO region. The independence incentive adder was established to encourage investment in transmission infrastructure and recognizes that the MISO Regulated Operating Subsidiaries are independent, dedicated transmission-only operations, with no affiliations with market participants in the regions in which they operate. The adder allows 50 basis points to 100 basis points to be added to the MISO Regulated Operating Subsidiaries' authorized ROE, subject to any ROE cap established by FERC. While we believe we have a strong defense against this complaint, the outcome of this matter cannot be predicted at this time.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

6. GOODWILL AND INTANGIBLE ASSETS

Goodwill

        At March 31, 2018 and December 31, 2017, we had goodwill balances recorded at ITCTransmission, METC and ITC Midwest of $173 million, $454 million and $323 million, respectively, which resulted from the ITCTransmission and METC acquisitions and ITC Midwest's acquisition of the IP&L transmission assets, respectively.

Intangible Assets

        We have recorded intangible assets as a result of the METC acquisition in 2006. The carrying value of these assets was $25 million and $26 million (net of accumulated amortization of $34 million and $33 million) as of March 31, 2018 and December 31, 2017, respectively.

        We have also recorded intangible assets for payments made by and obligations of ITC Great Plains to certain TOs to acquire rights, which are required under the SPP tariff to designate ITC Great Plains to build, own and operate projects within the SPP region, including two regional cost sharing projects in Kansas. The carrying amount of these intangible assets was $14 million (net of accumulated amortization of $2 million) at both March 31, 2018 and December 31, 2017.

        We have recorded $1 million of other intangible assets at both March 31, 2018 and December 31, 2017.

        During each of the three month periods ended March 31, 2018 and 2017, we recognized $1 million of amortization expense of our intangible assets. For each of the next five years, we expect the annual amortization of our intangible assets, that have been recorded as of March 31, 2018, to be $3 million per year.

7. DEBT

ITC Holdings

  Senior Unsecured Notes

        On November 14, 2017, ITC Holdings completed the private offering of $500 million aggregate principal amount of unsecured 2.70% Senior Notes, due November 15, 2022, and $500 million aggregate principal amount of unsecured 3.35% Senior Notes, due November 15, 2027, (collectively, the "2017 Senior Notes"). In connection with the offering of the 2017 Senior Notes, ITC Holdings also entered into a registration rights agreement with the representatives of the initial purchasers named therein. Pursuant to this registration rights agreement, ITC Holdings agreed to use its commercially reasonable efforts to file with the SEC and cause to become effective a registration statement with respect to a registered exchange offer to exchange each series of Senior Notes issued in the offering for an issue of notes having terms substantially identical to the applicable series of Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the notes (the "Exchange Offer"). ITC Holdings also agreed to file a shelf registration statement to cover resales of the notes under certain circumstances. ITC Holdings is expected to have the registration statement relating to the Exchange Offer declared effective by the SEC on or prior to 365 days after the date of issuance of the 2017 Senior Notes, or, to the extent a shelf registration statement is required to be filed, to have such shelf registration statement declared effective by the SEC on or prior to the 90th day following the date such shelf registration

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

7. DEBT (Continued)

statement was filed. If this obligation is not satisfied, the annual interest rate on the notes will increase by 25 basis points for the first 90 days commencing on the day following the registration default, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter until the earliest of the Exchange Offer being completed or the shelf registration statement, if required, becoming effective.

  Commercial Paper Program

        ITC Holdings has an ongoing commercial paper program for the issuance and sale of unsecured commercial paper in an aggregate amount not to exceed $400 million outstanding at any one time. As of March 31, 2018 and December 31, 2017, ITC Holdings did not have any commercial paper issued or outstanding.

ITCTransmission

        During the three months ended March 31, 2018, ITCTransmission reclassified long-term debt of $50 million for borrowings under the term loan credit agreement due March 23, 2019 to debt maturing within one year in the condensed consolidated statements of financial position.

  First Mortgage Bonds

        On March 29, 2018, ITCTransmission issued $225 million aggregate principal amount of 4.00% First Mortgage Bonds due March 30, 2053. The proceeds were used to refinance $100 million of 5.75% First Mortgage Bonds due April 1, 2018 and repay the existing indebtedness under the revolving credit agreement in March 2018. Proceeds were also used to repay the $50 million of borrowings under the term loan credit agreement in April 2018. Remaining proceeds will be used to partially fund capital expenditures and for general corporate purposes. ITCTransmission's First Mortgage bonds were issued under its First Mortgage and Deed of Trust and secured by a first mortgage lien on substantially all of its real property and tangible personal property.

Derivative Instruments and Hedging Activities

        We may use derivative financial instruments, including interest rate swap contracts, to manage our exposure to fluctuations in interest rates. The use of these financial instruments mitigates exposure to these risks and the variability of our operating results. We are not a party to leveraged derivatives and do not enter into derivative financial instruments for trading or speculative purposes. At March 31, 2018, ITC Holdings did not have any interest rate swaps outstanding.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

7. DEBT (Continued)

Revolving Credit Agreements

        At March 31, 2018, ITC Holdings and certain of its Regulated Operating Subsidiaries had the following unsecured revolving credit facilities available:

(in millions)	Total Available Capacity	Outstanding Balance(a)	Unused Capacity		Weighted Average Interest Rate on Outstanding Balance		Commitment Fee Rate(b)
ITC Holdings	$400	$—	$400	(c)	—%	(d)	0.175%
ITCTransmission	100	—	100		—%	(e)	0.10%
METC	100	52	48		2.8%	(e)	0.10%
ITC Midwest	225	111	114		2.8%	(e)	0.10%
ITC Great Plains	75	46	29		2.8%	(e)	0.10%

Total	$900	$209	$691

(a)
Included within long-term debt.

(b)
Calculation based on the average daily unused commitments, subject to adjustment based on the borrower's credit rating.

(c)
ITC Holdings' revolving credit agreement may be used for general corporate purposes, including to repay commercial paper issued pursuant to the commercial paper program described above, if necessary.

(d)
Loan bears interest at a rate equal to LIBOR plus an applicable margin of 1.25% or at a base rate, which is defined as the higher of the prime rate, 0.50% above the federal funds rate or 1.00% above the one month LIBOR, plus an applicable margin of 0.25%, subject to adjustments based on ITC Holdings' credit rating.

(e)
Loans bear interest at a rate equal to LIBOR plus an applicable margin of 1.00% or at a base rate, which is defined as the higher of the prime rate, 0.50% above the federal funds rate or 1.00% above the one month LIBOR, subject to adjustments based on the borrower's credit rating.

Covenants

        Our debt instruments contain numerous financial and operating covenants that place significant restrictions on certain transactions, such as incurring additional indebtedness, engaging in sale and lease-back transactions, creating liens or other encumbrances, entering into mergers, consolidations, liquidations or dissolutions, creating or acquiring subsidiaries, selling or otherwise disposing of all or substantially all of our assets and paying dividends. In addition, the covenants require us to meet certain financial ratios, such as maintaining certain debt to capitalization ratios and certain funds from operations to debt levels. As of March 31, 2018, we were not in violation of any debt covenant.

8. INCOME TAXES

        In December 2017, the President of the United States signed into law the TCJA, which enacted significant changes to the Internal Revenue Code including a reduction in the U.S. federal corporate

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

8. INCOME TAXES (Continued)

income tax rate from 35% to 21% effective for tax years beginning after 2017. For the three months ended March 31, 2018 and 2017, our effective tax rates were 24% and 37%, respectively.

        We continue to evaluate the bonus depreciation exemption for regulated utilities. We have recorded an estimated provision for bonus depreciation for our fixed assets placed in service after September 27, 2017, which impacts our deferred tax assets and liabilities. We anticipate further clarification on this item from the IRS and the provisional amounts we have recorded under SAB 118 represent our best estimates as a result of the TCJA.

9. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST

Pension Plan Benefits

        We have a qualified defined benefit pension plan ("retirement plan") for eligible employees, comprised of a traditional final average pay plan and a cash balance plan. The traditional final average pay plan is noncontributory, covers select employees, and provides retirement benefits based on years of benefit service, average final compensation and age at retirement. The cash balance plan is also noncontributory, covers substantially all employees and provides retirement benefits based on eligible compensation and interest credits. Our funding practice for the retirement plan is to contribute amounts necessary to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974, plus additional amounts as we determine appropriate. We expect to contribute $4 million to the retirement plan in 2018.

        We also have two supplemental nonqualified, noncontributory, defined benefit pension plans for selected management employees (the "supplemental benefit plans" and, collectively with the retirement plan, the "pension plans"). The supplemental benefit plans provide for benefits that supplement those provided by the retirement plan. We expect to contribute $3 million to the supplemental benefit plans in 2018.

        Net periodic benefit cost for the pension plans, by component, was as follows for the three months ended March 31, 2018 and 2017:

	Three months ended March 31,
(in millions)	2018	2017
Service cost	$2	$2
Interest cost	1	1
Expected return on plan assets	(1)	(1)

Net pension cost	$2	$2

        The components of net pension cost other than the service cost component are included in the line item "Other (income) and expenses—net" in the condensed consolidated statements of operations.

Other Postretirement Benefits

        We provide certain postretirement health care, dental and life insurance benefits for eligible employees. We expect to contribute $9 million to the postretirement benefit plan in 2018.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

9. RETIREMENT BENEFITS AND ASSETS HELD IN TRUST (Continued)

        Net postretirement benefit plan cost, by component, was as follows for the three months ended March 31, 2018 and 2017:

	Three months ended March 31,
(in millions)	2018	2017
Service cost	$2	$2
Interest cost	1	1
Expected return on plan assets	(1)	(1)

Net postretirement cost	$2	$2

        The components of net postretirement cost other than the service cost component are included in the line item "Other (income) and expenses—net" in the condensed consolidated statements of operations.

Defined Contribution Plan

        We also sponsor a defined contribution retirement savings plan. Participation in this plan is available to substantially all employees. We match employee contributions up to certain predefined limits based upon eligible compensation and the employee's contribution rate. The cost of this plan was $2 million and $1 million for the three months ended March 31, 2018 and 2017, respectively.

10. FAIR VALUE MEASUREMENTS

        The measurement of fair value is based on a three-tier hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period. For the three months ended March 31, 2018 and the year ended December 31, 2017, there were no transfers between levels.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

10. FAIR VALUE MEASUREMENTS (Continued)

        Our assets measured at fair value subject to the three-tier hierarchy at March 31, 2018, were as follows:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
(in millions)
Financial assets measured on a recurring basis:
Mutual funds—fixed income securities	$51	—	—
Mutual funds—equity securities	2	—	—

Total	$53	$—	$—

        Our assets measured at fair value subject to the three-tier hierarchy at December 31, 2017, were as follows:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
(in millions)
Financial assets measured on a recurring basis:
Cash equivalents	$1	$—	$—
Mutual funds—fixed income securities	52	—	—
Mutual funds—equity securities	1	—	—

Total	$54	$—	$—

        As of March 31, 2018 and December 31, 2017, we held certain assets that are required to be measured at fair value on a recurring basis. The assets included in the table consist of investments recorded within cash and cash equivalents and other long-term assets, including investments held in a trust associated with our supplemental benefit plans described in Note 9. Our mutual funds are publicly traded and are recorded at fair value based on observable trades for identical securities in an active market. Changes in the observed trading prices and liquidity of money market funds are monitored as additional support for determining fair value. Beginning on January 1, 2018, gains and losses for all mutual fund investments are recorded in earnings. Previously, gains and losses on available-for-sale investments were recorded in AOCI.

        We also held non-financial assets that are required to be measured at fair value on a non-recurring basis. These consist of goodwill and intangible assets. We did not record any impairment charges on long-lived assets and no other significant events occurred requiring non-financial assets and liabilities to be measured at fair value (subsequent to initial recognition) during the three months ended March 31, 2018 and 2017. For additional information on our goodwill and intangible assets, please refer to the notes to the consolidated financial statements as of and for the year ended December 31, 2017 included in our Form 10-K for such period and to Note 6 of this Form 10-Q.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

10. FAIR VALUE MEASUREMENTS (Continued)

Fair Value of Financial Assets and Liabilities

  Fixed Rate Debt

        Based on the borrowing rates obtained from third party lending institutions currently available for bank loans with similar terms and average maturities from active markets, the fair value of our consolidated long-term debt and debt maturing within one year, excluding revolving and term loan credit agreements and commercial paper, was $5,161 million and $5,192 million at March 31, 2018 and December 31, 2017, respectively. These fair values represent Level 2 under the three-tier hierarchy described above. The total book value of our consolidated long-term debt and debt maturing within one year, net of discount and deferred financing fees and excluding revolving and term loan credit agreements and commercial paper, was $4,954 million and $4,830 million at March 31, 2018 and December 31, 2017, respectively.

  Revolving and Term Loan Credit Agreements

        At March 31, 2018 and December 31, 2017, we had a consolidated total of $259 million and $271 million, respectively, outstanding under our revolving and term loan credit agreements, which are variable rate loans. The fair value of these loans approximates book value based on the borrowing rates currently available for variable rate loans obtained from third party lending institutions. These fair values represent Level 2 under the three-tier hierarchy described above.

  Other Financial Instruments

        The carrying value of other financial instruments included in current assets and current liabilities, including cash and cash equivalents, special deposits and commercial paper, approximates their fair value due to the short-term nature of these instruments.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

11. STOCKHOLDER'S EQUITY

Accumulated Other Comprehensive Income

        The following table provides the components of changes in AOCI for the three months ended March 31, 2018 and 2017:

	Three months ended March 31,
	2018	2017
(in millions)
Balance at the beginning of period	$2	$2
Derivative instruments
Reclassification of deferred tax effects on interest rate cash flow hedges stranded in AOCI, subject to the TCJA, into retained earnings	1	—

Total other comprehensive income, net of tax (a)(b)(c)	1	—

Balance at the end of period	$3	$2

(a)
Includes loss on interest rate swaps relating to interest rate cash flow hedges, net of tax, of less than $1 million for the three months ended March 31, 2017.

(b)
Includes unrealized gains on available-for-sale securities, net of tax, of less than $1 million for the three months ended March 31, 2017.

(c)
Includes reclassification of net loss relating to interest rate cash flow hedges from AOCI to interest expense, net of tax, of less than $1 million for the three months ended March 31, 2018 and 2017.

        The amount of net loss relating to interest rate cash flow hedges to be reclassified from AOCI to earnings for the 12-month period ending March 31, 2019 is expected to be approximately $1 million (net of tax of less than $1 million). The reclassification is reported in interest expense on a pre-tax basis.

12. SHARE-BASED COMPENSATION AND EMPLOYEE SHARE PURCHASE PLAN

2017 Omnibus Plan

        On March 7, 2018, pursuant to the 2017 Omnibus Plan, we granted 296,559 PBUs and 230,645 SBUs. Each PBU and SBU granted will be valued based on one share of Fortis common stock traded on the Toronto Stock Exchange, converted to U.S. dollars and settled only in cash. The awards vest on the date specified in a particular grant agreement, provided the service and performance criteria, as applicable, are satisfied. The PBUs and SBUs earn dividend equivalents which are also re-measured consistent with the target award and settled in cash at the end of the vesting period. The granted awards and related dividend equivalents have no shareholder rights.

        The aggregate fair value of all tranches of PBUs and SBUs as of March 31, 2018 were $15 million and $16 million, respectively. At March 31, 2018, the total unrecognized compensation cost related to the PBUs and SBUs is $13 million and $13 million, respectively.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

12. SHARE-BASED COMPENSATION AND EMPLOYEE SHARE PURCHASE PLAN (Continued)

Employee Share Purchase Plan

        We have an ESPP plan which enables ITC employees to purchase shares of Fortis common stock. Our cost of the plan is based on the value of our contribution, as additional compensation to a participating employee, equal to 10% of an employee's contribution up to a maximum annual contribution of 1% of an employee's base pay and an amount equal to 10% of all dividends payable to Fortis on the Fortis shares allocated to an employee's ESPP account. ITC Holdings implemented the ESPP during the second quarter of 2017. The cost of ITC Holdings' contribution for the three months ended March 31, 2018 was less than $1 million.

13. RELATED PARTY TRANSACTIONS

Intercompany Receivables and Payables

        ITC Holdings may incur charges from Fortis and other subsidiaries of Fortis that are not subsidiaries of ITC Holdings for general corporate expenses incurred. In addition, ITC Holdings may perform additional services for, or receive additional services from, Fortis and such subsidiaries. These transactions are in the normal course of business and payments for these services are settled through accounts receivable and accounts payable, as necessary. We had intercompany receivables from Fortis and such subsidiaries of less than $1 million at March 31, 2018 and December 31, 2017 and intercompany payables to Fortis and such subsidiaries of less than $1 million at March 31, 2018 and December 31, 2017.

        Related party charges for corporate expenses from Fortis and such subsidiaries are recorded in general and administrative expense. Such expense for each of the three months ended March 31, 2018 and 2017 for ITC Holdings were $2 million. Related party billings for services to Fortis and other subsidiaries recorded as an offset to general and administrative expenses for ITC Holdings were less than $1 million for each of the three months ended March 31, 2018 and 2017.

Dividends

        During the three months ended March 31, 2018, we paid dividends of $50 million to Investment Holdings. ITC Holdings also paid dividends of $50 million to Investment Holdings in April 2018.

14. COMMITMENTS AND CONTINGENT LIABILITIES

Environmental Matters

        We are subject to federal, state and local environmental laws and regulations, which impose limitations on the discharge of pollutants into the environment, establish standards for the management, treatment, storage, transportation and disposal of solid and hazardous wastes and hazardous materials, and impose obligations to investigate and remediate contamination in certain circumstances. Liabilities relating to investigation and remediation of contamination, as well as other liabilities concerning hazardous materials or contamination, such as claims for personal injury or property damage, may arise at many locations, including formerly owned or operated properties and sites where wastes have been treated or disposed of, as well as properties currently owned or operated by us. Such liabilities may arise even where the contamination does not result from noncompliance with applicable environmental laws. Under some environmental laws, such liabilities may also be joint and several, meaning that a party can be held responsible for more than its share of the liability involved,

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

14. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

or even the entire share. Although environmental requirements generally have become more stringent and compliance with those requirements more expensive, we are not aware of any specific developments that would increase our costs for such compliance in a manner that would be expected to have a material adverse effect on our results of operations, financial position or liquidity.

        Our assets and operations also involve the use of materials classified as hazardous, toxic or otherwise dangerous. Many of the properties that we own or operate have been used for many years, and include older facilities and equipment that may be more likely than newer ones to contain or be made from such materials. Some of these properties include aboveground or underground storage tanks and associated piping. Some of them also include large electrical equipment filled with mineral oil, which may contain or previously have contained PCBs. Our facilities and equipment are often situated on or near property owned by others so that, if they are the source of contamination, others' property may be affected. For example, aboveground and underground transmission lines sometimes traverse properties that we do not own and transmission assets that we own or operate are sometimes commingled at our transmission stations with distribution assets owned or operated by our transmission customers.

        Some properties in which we have an ownership interest or at which we operate are, or are suspected of being, affected by environmental contamination. We are not aware of any pending or threatened claims against us with respect to environmental contamination relating to these properties, or of any investigation or remediation of contamination at these properties, that entail costs likely to materially affect us. Some facilities and properties are located near environmentally sensitive areas such as wetlands.

Litigation

        We are involved in certain legal proceedings before various courts, governmental agencies and mediation panels concerning matters arising in the ordinary course of business. These proceedings include certain contract disputes, eminent domain and vegetation management activities, regulatory matters and pending judicial matters. We cannot predict the final disposition of such proceedings. We regularly review legal matters and record provisions for claims that are considered probable of loss.

Rate of Return on Equity Complaints

        On November 12, 2013, the Association of Businesses Advocating Tariff Equity, Coalition of MISO Transmission Customers, Illinois Industrial Energy Consumers, Indiana Industrial Energy Consumers, Inc., Minnesota Large Industrial Group and Wisconsin Industrial Energy Group (collectively, the "complainants") filed the Initial Complaint with the FERC under Section 206 of the FPA requesting that the FERC find the then current 12.38% MISO regional base ROE rate (the "base ROE") for all MISO TOs, including ITCTransmission, METC and ITC Midwest, to no longer be just and reasonable. The complainants sought a FERC order reducing the base ROE used in the formula transmission rates for our MISO Regulated Operating Subsidiaries to 9.15%, reducing the equity component of our capital structure and terminating the ROE adders approved for certain Regulated Operating Subsidiaries. The FERC set the base ROE for hearing and settlement procedures, while denying all other aspects of the Initial Complaint. The FERC set the refund effective date for the Initial Complaint as November 12, 2013.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

14. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        On June 19, 2014, in a separate Section 206 complaint against the regional base ROE rate for ISO New England TOs, the FERC adopted a new methodology for establishing base ROE rates for electric transmission utilities. The new methodology is based on a two-step DCF analysis that uses both short-term and long-term growth projections in calculating ROE rates for a proxy group of electric utilities. The FERC also reiterated that it can apply discretion in determining how ROE rates are established within a zone of reasonableness and reiterated its policy for limiting the overall ROE rate for any company, including the base and all applicable adders, at the high end of the zone of reasonableness set by the two-step DCF methodology. The new method presented in the ISO New England ROE case, including any revisions made in response to the decision of the D.C. Circuit Court in Emera Maine v. FERC, discussed below, will be used in resolving the MISO ROE cases.

        On December 22, 2015, the presiding administrative law judge issued an initial decision on the Initial Complaint, consistent with the new methodology adopted in the ISO New England decision in June 2014. On September 28, 2016, the FERC issued the September 2016 Order affirming the presiding administrative law judge's initial decision and setting the base ROE at 10.32%, with a maximum ROE of 11.35%, effective for the period from November 12, 2013 through February 11, 2015 (the "Initial Refund Period"). Additionally, the rates established by the September 2016 Order will be used prospectively from the date of that order until a new approved rate is established by the FERC in ruling on the Second Complaint described below. The September 2016 Order resulted in an ROE used currently by ITCTransmission, METC and ITC Midwest of 11.35%, 11.35% and 11.32%, respectively.

        The September 2016 Order required all MISO TOs, including our MISO Regulated Operating Subsidiaries, to provide refunds for the Initial Refund Period. The total estimated refund for the Initial Complaint resulting from this FERC order, including interest, was $118 million for our MISO Regulated Operating Subsidiaries as of December 31, 2016, recorded in current liabilities on the consolidated statements of financial position. During the year ended December 31, 2017, we provided net refunds with interest for the liability recorded at December 31, 2016. Substantially all of the refunds were made during the three months ended March 31, 2017, with the final true-up settlement completed during the second quarter of 2017. The total amount of the net refunds, including interest and the associated true-up, for the Initial Complaint were not materially different from the estimated amount recorded as of December 31, 2016.

        On October 28, 2016, the MISO TOs, including our MISO Regulated Operating Subsidiaries, filed a request with the FERC for rehearing of the September 2016 Order regarding the short-term growth projections in the two-step DCF analysis used by FERC to determine the cost of equity of public utilities. The complainants also filed a request for rehearing, citing that FERC erred in several material respects in the September 2016 Order. The FERC issued a tolling order on November 28, 2016 to allow for additional time to address the rehearing requests.

        On February 12, 2015, the Second Complaint was filed with the FERC under Section 206 of the FPA by Arkansas Electric Cooperative Corporation, Mississippi Delta Energy Agency, Clarksdale Public Utilities Commission, Public Service Commission of Yazoo City and Hoosier Energy Rural Electric Cooperative, Inc., seeking a FERC order to reduce the base ROE used in the formula transmission rates of our MISO Regulated Operating Subsidiaries to 8.67%, with an effective date of February 12, 2015. The FERC set the Second Complaint for hearing and settlement procedures and set the refund effective date for the Second Complaint as February 12, 2015.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

14. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        On June 30, 2016, the presiding administrative law judge issued an initial decision on the Second Complaint, which recommended a base ROE of 9.70% for February 12, 2015 through May 11, 2016 (the "Second Refund Period"), with a maximum ROE of 10.68%. The initial decision is a non-binding recommendation to the FERC on the Second Complaint, and all parties have filed briefs contesting various parts of the proposed findings and recommendations. FERC has not yet issued an order on the initial decision on the Second Complaint.

        On April 14, 2017, in Emera Maine v. FERC, the D.C. Circuit Court vacated the precedent-setting FERC orders that revised the regional base ROE rate for the ISO New England TOs and established and applied the two-step DCF methodology for the determination of ROE. The court remanded the orders to the FERC for further justification of its establishment of the new base ROE for the New England TOs.

        On September 29, 2017, certain MISO transmission owners, including our MISO Regulated Operating Subsidiaries, filed a motion for the FERC to dismiss the Second Complaint, on the grounds that the Second Complaint fails as a matter of law to make the showings required by the D.C. Circuit Court's decision in Emera Maine v. FERC to demonstrate that the currently effective base ROE of 10.32% is unjust and unreasonable. Pending a determination by FERC on the merits of the motion, the estimated current regulatory liability that has been recorded in the condensed consolidated statements of financial position for the Second Complaint has not been modified.

        If the Second Complaint is not dismissed, we expect the FERC to establish a new base ROE and zone of reasonableness that will be used, along with any ROE adders, to calculate the refund liability for the Second Refund Period and future ROEs for our MISO Regulated Operating Subsidiaries. As of March 31, 2018, the estimated range of refunds for the related refund period is from $107 million to $146 million on a pre-tax basis. Our MISO Regulated Operating Subsidiaries had an estimated current regulatory liability for the Second Complaint of $146 million and $145 million as of March 31, 2018 and December 31, 2017, respectively. The recognition of the obligations associated with the complaints resulted in a reduction in net income and additional interest expense as set forth in the table below for the periods indicated.

	Three months ended March 31,
	2018	2017
(in millions)
Interest expense increase	$2	$1
Estimated net income reduction	1	1

        It is possible that the outcome of these matters could differ from the estimated range of losses and materially affect our consolidated results of operations due to the uncertainty of the calculation of an authorized base ROE along with the zone of reasonableness, which is subject to significant discretion by the FERC. Further uncertainty regarding the outcome of the Initial Complaint and the Second Complaint and the timing of completion of these matters has been introduced due to the Emera Maine v. FERC decision.

        As of March 31, 2018, our MISO Regulated Operating Subsidiaries had a total of approximately $3 billion of equity in their collective capital structures for ratemaking purposes. Based on this level of

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

14. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

aggregate equity, we estimate that each 10 basis point reduction in the authorized ROE would reduce annual consolidated net income by approximately $3 million.

        In a separate but related matter, in November 2014, METC, ITC Midwest and other MISO TOs filed a request with the FERC, under FPA Section 205, for authority to include a 50 basis point incentive adder for RTO participation in each of the TOs' Formula Rates. On January 5, 2015, the FERC approved the use of this incentive adder, effective January 6, 2015. Additionally, ITC Midwest filed a request with the FERC, under FPA Section 205, in January 2015 for authority to include a 100 basis point incentive adder for independent transmission ownership, which is currently authorized for ITCTransmission and METC. On March 31, 2015, the FERC approved the use of a 50 basis point incentive adder for independence, effective April 1, 2015. On April 30, 2015, ITC Midwest and an intervenor, RPGI, filed separate requests with the FERC for rehearing on the approved incentive adder for independence, and both requests were subsequently denied by the FERC on January 6, 2016. RPGI has filed an appeal of the FERC's decisions, which remains pending. Beginning September 28, 2016, these incentive adders have been applied to METC's and ITC Midwest's base ROEs in establishing their total authorized ROE rates, subject to the maximum ROE limitation in the September 2016 Order of 11.35%.

Development Projects

        We are pursuing strategic development projects that may result in payments to developers that are contingent on the projects reaching certain milestones indicating that the projects are financially viable. We believe it is reasonably possible that we will be required to make these contingent development payments up to a maximum amount of $125 million for the period from 2018 through 2022. In the event it becomes probable that we will make these payments, we would recognize the liability and the corresponding intangible asset or expense as appropriate.

15. SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of Cash, Cash Equivalents and Restricted Cash

        The following table provides a reconciliation of cash, cash equivalents and restricted cash reported on the condensed consolidated statements of financial position that sum to the total of the same such amounts shown in the condensed consolidated statements of cash flows:

	March 31,		December 31,
	2018	2017	2017	2016
(in millions)
Cash and cash equivalents	$110	$6	$66	$8
Restricted cash included in:
Other non-current assets	1	4	2	3

Total cash, cash equivalents and restricted cash	$111	$10	$68	$11

        Restricted cash included in other non-current assets primarily represents cash on deposit to pay for vegetation management, land easements and land purchases for the purpose of transmission line construction.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

15. SUPPLEMENTAL FINANCIAL INFORMATION (Continued)

Supplementary Cash Flows Information

	Three months ended March 31,
	2018	2017
(in millions)
Supplementary cash flows information:
Interest paid (net of interest capitalized)(a)	$53	$65
Income tax refunds received	13	1
Supplementary non-cash investing and financing activities:
Additions to property, plant and equipment and other long-lived assets(b)	92	80
Allowance for equity funds used during construction	9	8

(a)
Amount for the three months ended March 31, 2017 includes $10 million of interest paid associated with the ROE complaints. See Note 14 for information on the ROE complaints.

(b)
Amounts consist of current and accrued liabilities for construction, labor, materials and other costs that have not been included in investing activities. These amounts have not been paid for as of March 31, 2018 or 2017, respectively, but will be or have been included as a cash outflow from investing activities when paid.

16. SEGMENT INFORMATION

        We identify reportable segments based on the criteria set forth by the FASB regarding disclosures about segments of an enterprise, including the regulatory environment of our subsidiaries and the business activities performed to earn revenues and incur expenses. The following tables show our financial information by reportable segment:

OPERATING REVENUES:

	Three months ended March 31,
	2018	2017
(in millions)
Regulated Operating Subsidiaries	$287	$305
Intercompany eliminations	(8)	(7)

Total Operating Revenues	$279	$298

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED) (Continued)

16. SEGMENT INFORMATION (Continued)

INCOME (LOSS) BEFORE INCOME TAXES:

	Three months ended March 31,
	2018	2017
(in millions)
Regulated Operating Subsidiaries	$143	$162
ITC Holdings and other	(35)	(35)

Total Income Before Income Taxes	$108	$127

NET INCOME:

	Three months ended March 31,
	2018	2017
(in millions)
Regulated Operating Subsidiaries	$106	$99
ITC Holdings and other	82	80
Intercompany eliminations	(106)	(99)

Total Net Income	$82	$80

TOTAL ASSETS:

	March 31, 2018	December 31, 2017
(in millions)
Regulated Operating Subsidiaries	$8,836	$8,688
ITC Holdings and other	4,815	4,799
Reconciliations / Intercompany eliminations(a)	(4,656)	(4,664)

Total Assets	$8,995	$8,823

(a)
Reconciliation of total assets results primarily from differences in the netting of deferred tax assets and liabilities in our segments as compared to the classification in our condensed consolidated statements of financial position.

ITC Holdings Corp.

PROSPECTUS

Offers to Exchange

        $500,000,000 aggregate principal amount of its 2.700% Senior Notes due 2022 and $500,000,000 aggregate principal amount of its 3.350% Senior Notes due 2027, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 2.700% Senior Notes due 2022 and 3.350% Senior Notes due 2027, respectively.

        Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        As permitted by the Michigan Business Corporation Act (the "MBCA"), the Restated Articles of Incorporation of the Registrant generally limit the personal liability of its directors to the Registrant and its shareholders for breach of their fiduciary duty. The Restated Articles of Incorporation, however, do not eliminate or limit the liability of a director for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the Registrant or its shareholders; (3) a violation of the MBCA provision relating to unlawful distributions or loans; and (4) an intentional criminal act.

        Sections 561 through 571 of the MBCA authorize indemnification of directors and officers of Michigan corporations. The Registrant's Restated Articles of Incorporation and bylaws require the Registrant to indemnify directors and officers to the fullest extent permitted by the MBCA. Specifically, the Registrant's bylaws require it to indemnify directors and officers against expenses (including actual and reasonable attorneys' fees and disbursements), judgments (other than in an action by or in the right of the Registrant), penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any appeal, brought against a director or officer by reason of the fact that the person is or was a director or officer of the Registrant or, while serving as a director or officer, is or was serving at the request of the Registrant as a director, officer, member, partner, trustee, employee, fiduciary or agent of another enterprise, including service with respect to employee benefit plans or public service or charitable organizations to the maximum extent permitted by, and in accordance with the procedures and requirements specified in, the MBCA. The bylaws further require the Registrant to indemnify officers and directors whose defense on the merits or otherwise has been successful.

        Although the Registrant's bylaws require indemnification in the situations described above, each request by an officer or director for indemnification (except where the officer's or director's defense has been successful) must be individually authorized upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct provided in the MBCA. The determination may be made in any one of the following ways: (1) by a majority of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding; (2) if the quorum in (1) is not obtainable, then by majority vote of a committee of at least two directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding; (3) by independent legal counsel in a written opinion; (4) the Registrant's shareholders, other than directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding; or (5) by all directors meeting the MBCA definition of "independent director" who are not parties or threatened to be made parties to the action, suit or proceeding. However, because the Registrant's Articles of Incorporation contain a provision limiting monetary liability of directors, the Registrant may indemnify a director without a determination that the applicable standard of conduct has been met unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Registrant or its shareholders, violated the MBCA provision relating to unlawful distributions or loans or intentionally violated criminal law. The authorization of payment may be made in any one of the following ways: (1) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority of all such directors (a majority of whom shall for this purpose constitute a quorum) or by majority vote of a committee of at least two such directors who are not parties or threatened to be made parties to the action, suit or proceeding; (2) by a majority vote of any directors of the Registrant meeting the MBCA definition of "independent director" who are not parties or threatened to be made parties to the action, suit or proceeding (a majority of whom shall for this purpose be constitute a quorum); (3) if there are no "independent directors" and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by majority vote of the board; or (4) the Registrant's shareholders, other than directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding. The bylaws also provide that indemnification is a contractual right between the Registrant and the officer or director, who may not be adversely affected by a repeal of the indemnification provisions of the Registrant's bylaws.

        Section 567 of the MBCA and the Registrant's bylaws authorize the Registrant to purchase and maintain insurance from a third party insurer on behalf of a person who is or was a director, officer, employee or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not the Registrant would have the power to indemnify him or her under the bylaws or the laws of the State of Michigan. The Registrant maintains directors' and officers' insurance policies. The policies insures directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers of the Registrant, or in a similar capacity for another entity at the request of the Registrant, and insure the Registrant for those losses for which it has lawfully indemnified the directors and officers and losses arising from certain claims against the Registrant.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits.

Exhibit No	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of February 9, 2016, among FortisUS Inc., Element Acquisition Sub Inc., Fortis Inc., and ITC Holdings Corp. (incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, filed on February 11, 2016)

3.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed on November 4, 2016)

3.2	Sixth Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K, filed on October 14, 2016)

4.1	Indenture, dated as of July 16, 2003, between the Registrant and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

4.2	First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

Exhibit No	Description of Exhibit
4.3	First Supplemental Indenture, dated as of July 15, 2003, supplementing the First Mortgage and Deed of Trust dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.6 of the Registrant's Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

4.4	Second Supplemental Indenture, dated as of July 15, 2003, supplementing the First Mortgage and Deed of Trust dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.7 of the Registrant's Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

4.5	Amendment to Second Supplemental Indenture, dated as of January 19, 2005, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.8 of the Registrant's Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on June 10, 2005)

4.6	Second Amendment to Second Supplemental Indenture, dated as of March 24, 2006, between International Transmission Company and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.9 of the Registrant's Form 8-K filed on March 30, 2006)

4.7	Third Supplemental Indenture, dated as of March 28, 2006, between International Transmission Company and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee, supplementing the First Mortgage and Deed of Trust dated as of July 15, 2003 (incorporated by reference to Exhibit 4.10 of the Registrant's Form 8-K filed on March 30, 2006)

4.8	Second Supplemental Indenture, dated as of October 10, 2006, supplemental to the Indenture dated as of July 16, 2003, between the Registrant and The Bank of New York Trust Company, N.A., (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.12 of the Registrant's Form 8-K filed on October 10, 2006)

4.9	First Mortgage Indenture between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank, dated as of December 10, 2003 (incorporated by reference to Exhibit 4.14 of the Registrant's Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006)

4.10	ITC Holdings Corp. Note Purchase Agreement, dated as of September 20, 2007 (incorporated by reference to Exhibit 4.17 of the Registrant's Form 10-Q for the quarter ended September 30, 2007, filed on November 1, 2007)

4.11	Third Supplemental Indenture, dated as of January 24, 2008, supplemental to the Indenture dated as of July 16, 2003, between the Registrant and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.18 of the Registrant's Form 8-K filed on January 25, 2008)

4.12	First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.19 of the Registrant's Form 8-K filed on February 1, 2008)

Exhibit No	Description of Exhibit
4.13	First Supplemental Indenture, dated as of January 14, 2008, supplemental to the First Mortgage Indenture between ITC Midwest LLC and The Bank of New York Trust Company, N.A., as trustee, First Mortgage and Deed of Trust, dated as of January 14, 2008 (incorporated by reference to Exhibit 4.20 of the Registrant's Form 8-K filed on February 1, 2008)

4.14	Fourth Supplemental Indenture, dated as of March 25, 2008, between International Transmission Company and The Bank of New York Trust Company, N.A., as trustee, to the First Mortgage and Deed of Trust dated as of July 15, 2003 (incorporated by reference to Exhibit 4.21 of the Registrant's Form 8-K filed on March 27, 2008)

4.15	Second Supplemental Indenture, dated as of December 15, 2008, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee, to the First Mortgage and Deed of Trust, dated as of January 14, 2008 (incorporated by reference to Exhibit 4.23 of the Registrant's Form 8-K filed on December 23, 2008)

4.16	Third Supplemental Indenture, dated as of November 25, 2008, between METC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee, to the First Mortgage Indenture between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank, dated as of December 10, 2003 (incorporated by reference to Exhibit 99.1 of the Registrant's Form 8-K filed on December 23, 2008)

4.17	Fourth Supplemental Indenture, dated as of December 11, 2009, between ITC Holdings Corp. and The Bank of New York Mellon Trust Company, N.A. (f.k.a. The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.25 of the Registrant's Form 8-K filed on December 14, 2009)

4.18	Fourth Supplemental Indenture, dated as of December 10, 2009, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.26 of the Registrant's Form 8-K filed on December 17, 2009)

4.19	Fifth Supplemental Indenture, dated as of April 20, 2010, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.27 of the Registrant's Form 8-K filed on May 10, 2010)

4.20	Third Supplemental Indenture, dated as of December 15, 2008, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.28 of the Registrant's Form 10-Q for the quarter ended June 30, 2011, filed on July 29, 2011)

4.21	Fifth Supplemental Indenture, dated as of July 15, 2011, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.29 of the Registrant's Form 10-Q for the quarter ended June 30, 2011, filed on July 29, 2011)

4.22	Sixth Supplemental Indenture, dated as of November 29, 2011, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.30 of the Registrant's Form 8-K filed on December 1, 2011)

Exhibit No	Description of Exhibit
4.23	Sixth Supplemental Indenture, dated as of October 25, 2012, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.31 of the Registrant's Form 8-K filed on October 29, 2012)

4.24	Seventh Supplemental Indenture, dated as of March 18, 2013, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.32 of the Registrant's Form 8-K filed on April 8, 2013)

4.25	Indenture, dated as of April 18, 2013, between ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee (including form of note) (incorporated by reference to Exhibit 4.33 of the Registrant's Form S-3 filed on April 18, 2013)

4.26	First Supplemental Indenture, dated as of July 3, 2013, between ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee (including forms of notes) (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on July 3, 2013)

4.27	Fifth Supplemental Indenture, dated as of August 7, 2013, between International Transmission Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (including form of bonds) (incorporated by reference to Exhibit 4.35 of the Registrant's Form 8-K filed on August 16, 2013)

4.28	Fifth Supplemental Indenture, dated as of May 16, 2014, between ITC Holdings Corp. and The Bank of New York Mellon Trust Company, N.A. (f.k.a. The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on May 16, 2014)

4.29	Second Supplemental Indenture, dated as of June 4, 2014 between ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee, together with form of 3.65% Senior Note due 2024 (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on June 4, 2014)

4.30	Sixth Supplemental Indenture, dated as of May 23, 2014, between International Transmission Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on June 10, 2014)

4.31	First Mortgage and Deed of Trust, dated as of November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on November 26, 2014)

4.32	First Supplemental Indenture, dated as of November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-K filed on November 26, 2014)

4.33	Seventh Supplemental Indenture, dated as of December 5, 2014, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.42 of the Registrant's Form 8-K filed on December 22, 2014)

Exhibit No		Description of Exhibit
4.34		Eighth Supplemental Indenture, dated as of March 18, 2015, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.43 of the Registrant's Form 8-K filed on April 8, 2015)

4.35		Eighth Supplemental Indenture, dated as of March 31, 2016, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.44 of the Registrant's Form 8-K filed on April 26, 2016)

4.36		Third Supplemental Indenture, dated as of July 5, 2016, between ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee, together with form of 3.25% Note due 2026 (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on July 5, 2016)

4.37		Ninth Supplemental Indenture, dated as of March 15, 2017, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.46 of the Registrant's Form 8-K filed on April 18, 2017)

4.38		Fourth Supplemental Indenture, dated as of November 14, 2017 between ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee (with Form of 2.700% Notes due 2022 and Form of 3.350% Notes due 2027) (incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-K filed on November 14, 2017)

4.39		Seventh Supplemental Indenture, dated as of March 14, 2018, between International Transmission Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on March 29, 2018)

4.40		Registration Rights Agreement, dated November 14, 2017 between ITC Holdings Corp., Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, on their own behalf and as representatives of each of the other initial purchasers named therein (incorporated by reference to Exhibit 4.5 of the Registrant's Form 8-K filed on November 14, 2017)

5.1	*	Opinion of Simpson Thacher & Bartlett LLP

5.2	*	Opinion of Dykema Gossett PLLC

10.1		Deferred Compensation Plan (incorporated by reference to Exhibit 10.27 of the Registrant's Registration Statement on Form S-1, as amended, Reg. No. 333-123657)

10.2		Amended and Restated Easement Agreement between Consumers Energy Company and Michigan Electric Transmission Company, dated as of April 29, 2002, as supplemented by the First, Second and Third Supplements thereto (incorporated by reference to Exhibit 10.51 of the Registrant's Form 10-Q for the quarter ended September 30, 2006)

10.3		Executive Supplemental Retirement Plan (incorporated by reference to Exhibit 10.81 of the Registrant's Form 10-K for the year ended December 31, 2008, filed on February 26, 2009)

10.4		Employment Agreement between ITC Holdings Corp. and Linda H. Blair, effective as of December 21, 2012 (incorporated by reference to Exhibit 10.109 of the Registrant's Form 8-K filed on December 26, 2012)

Exhibit No	Description of Exhibit
10.5	Employment Agreement between ITC Holdings Corp. and Jon E. Jipping, effective as of December 21, 2012 (incorporated by reference to Exhibit 10.110 of the Registrant's Form 8-K filed on December 26, 2012)

10.6	Employment Agreement between ITC Holdings Corp. and Daniel J. Oginsky, effective as of December 21, 2012 (incorporated by reference to Exhibit 10.111 of the Registrant's Form 8-K filed on December 26, 2012)

10.7	First Amendment to Executive Supplemental Retirement Plan, dated as of May 16, 2013 (incorporated by reference to Exhibit 10.120 of the Registrant's Form 10-Q for the quarter ended June 30, 2013, filed on July 25, 2013)

10.8	Recoupment Policy and Related Consent, effective January 1, 2014 (incorporated by reference to Exhibit 10.120 of the Registrant's Form 8-K filed on December 2, 2013)

10.9	ITC Holdings Revolving Credit Agreement, dated as of March 28, 2014, among ITC Holdings Corp., the various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.126 of the Registrant's Form 8-K filed on March 28, 2014)

10.10	ITCTransmission Revolving Credit Agreement, dated as of March 28, 2014, among International Transmission Company, the various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.127 of the Registrant's Form 8-K filed on March 28, 2014)

10.11	METC Revolving Credit Agreement, dated as of March 28, 2014, among Michigan Electric Transmission Company, LLC, the various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.128 of the Registrant's Form 8-K filed on March 28, 2014)

10.12	ITC Midwest Revolving Credit Agreement, dated as of March 28, 2014, among ITC Midwest LLC, the various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.129 of the Registrant's Form 8-K filed on March 28, 2014)

10.13	ITC Great Plains Revolving Credit Agreement, dated as of March 28, 2014, among ITC Great Plains, LLC, the various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.130 of the Registrant's Form 8-K filed on March 28, 2014)

Exhibit No	Description of Exhibit
10.14	Employment Agreement between ITC Holdings Corp. and Christine Mason Soneral, effective as of February 3, 2015 (incorporated by reference to Exhibit 10.150 of the Registrant's Form 10-Q for the quarter ended June 30, 2015, filed on July 30, 2015)

10.15	Amendment No. 1, dated as of April 7, 2016, to the Revolving Credit Agreement, dated as of March 28, 2014, by and among ITC Holdings, as the borrower, various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K filed on April 11, 2016)

10.16	Amendment No. 1, dated as of April 7, 2016, to the Revolving Credit Agreement, dated as of March 28, 2014, by and among ITCTransmission, as the borrower, various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K filed on April 11, 2016)

10.17	Amendment No. 1, dated as of April 7, 2016, to the Revolving Credit Agreement, dated as of March 28, 2014, by and among METC, as the borrower, various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.3 of the Registrant's Form 8-K filed on April 11, 2016)

10.18	Amendment No. 1, dated as of April 7, 2016, to the Revolving Credit Agreement, dated as of March 28, 2014, by and among ITC Midwest, as the borrower, various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.4 of the Registrant's Form 8-K filed on April 11, 2016)

10.19	Amendment No. 1, dated as of April 7, 2016, to the Revolving Credit Agreement, dated as of March 28, 2014, by and among ITC Great Plains, as the borrower, various financial institutions and other persons from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Barclays Bank PLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents (incorporated by reference to Exhibit 10.5 of the Registrant's Form 8-K filed on April 11, 2016)

10.20	Retention Award Letter, dated May 23, 2016, between ITC Holdings Corp. and Linda H. Blair (incorporated by reference to Exhibit 10.163 of the Registrant's Form 10-Q for the quarter ended June 30, 2016, filed on July 28, 2016)

Exhibit No	Description of Exhibit
10.21	Retention Award Letter, dated May 23, 2016, between ITC Holdings Corp. and Jon E. Jipping (incorporated by reference to Exhibit 10.165 of the Registrant's Form 10-Q for the quarter ended June 30, 2016, filed on July 28, 2016)

10.22	Retention Award Letter, dated May 23, 2016, between ITC Holdings Corp. and Daniel J. Oginsky (incorporated by reference to Exhibit 10.166 of the Registrant's Form 10-Q for the quarter ended June 30, 2016, filed on July 28, 2016)

10.23	Letter Agreement, dated as of October 14, 2016, between ITC Holdings Corp. and Linda H. Blair (incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K filed on October 14, 2016)

10.24	Employment Agreement between ITC Holdings Corp. and Gretchen L. Holloway, effective as of February 3, 2015. (incorporated by reference to Exhibit 10.172 of the Registrant's Form 10-K for the year ended December 31, 2016, filed on February 16, 2017)

10.25	Amended Employment Agreement, dated as of October 12, 2016 between ITC Holdings Corp. and Christine Mason Soneral (incorporated by reference to Exhibit 10.173 of the Registrant's Form 10-K for the year ended December 31, 2016, filed on February 16, 2017)

10.26	Retention Award Letter, dated May 19, 2016 between ITC Holdings Corp. and Christine Mason Soneral (incorporated by reference to Exhibit 10.174 of the Registrant's Form 10-K for the year ended December 31, 2016, filed on February 16, 2017)

10.27	Retention Award Letter, dated March 16, 2016 between ITC Holdings Corp. and Gretchen L. Holloway (incorporated by reference to Exhibit 10.175 of the Registrant's Form 10-K for the year ended December 31, 2016, filed on February 16, 2017)

10.28	2017 Omnibus Plan, effective February 27, 2017 (incorporated by reference to Exhibit 10.176 of the Registrant's Form 10-Q for the quarter ended March 31, 2017, filed on May 2, 2017)

10.29	Summary of 2017 Annual Incentive Plan (incorporated by reference to Exhibit 10.177 of the Registrant's Form 10-Q for the quarter ended March 31, 2017, filed on May 2, 2017)

10.30	Form of Service-Based Unit Award Agreement under 2017 Omnibus Plan (incorporated by reference to Exhibit 10.178 of the Registrant's Form 10-Q for the quarter ended March 31, 2017, filed on May 2, 2017)

10.31	Form of Performance-Based Unit Award Agreement under 2017 Omnibus Plan (February 2017) (incorporated by reference to Exhibit 10.179 of the Registrant's Form 10-Q for the quarter ended March 31, 2017, filed on May 2, 2017)

10.32	Term Loan Credit Agreement, dated as of March 23, 2017, among ITC Holdings Corp., the various financial institutions and other persons from time to time parties thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent, lead arranger and sole bookrunner (incorporated by reference to Exhibit 10.01 of the Registrant's Form 8-K filed on March 27, 2017)

10.33	Term Loan Credit Agreement, dated as of March 23, 2017, among International Transmission Company, the various financial institutions and other persons from time to time parties thereto as lenders and PNC Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.02 of the Registrant's Form 8-K filed on March 27, 2017)

Exhibit No	Description of Exhibit
10.34	Amendment to 2017 Omnibus Plan, dated as of July 10, 2017 (incorporated by reference to Exhibit 10.182 of the Registrant's Form 10-Q for the quarter ended June 30, 2017, filed on July 28, 2017)

10.35	ITC Holdings Corp. Director Deferred Compensation Plan, effective March 1, 2017 (incorporated by reference to Exhibit 10.183 of the Registrant's Form 10-Q for the quarter ended June 30, 2017, filed on July 28, 2017)

10.36	ITC Holdings Revolving Credit Agreement, dated as of October 23, 2017, among ITC Holdings Corp., with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents and The Bank of Nova Scotia and Mizuho Bank, Ltd. as co-documentation agents (incorporated by reference to Exhibit 10.184 of the Registrant's Form 8-K filed on October 23, 2017)

10.37	ITCTransmission Revolving Credit Agreement, dated as of October 23, 2017, among International Transmission Company, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents and The Bank of Nova Scotia and Mizuho Bank, Ltd. as co-documentation agents (incorporated by reference to Exhibit 10.185 of the Registrant's Form 8-K filed on October 23, 2017)

10.38	METC Revolving Credit Agreement, dated as of October 23, 2017, among Michigan Electric Transmission Company, LLC, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents and The Bank of Nova Scotia and Mizuho Bank, Ltd. as co-documentation agents (incorporated by reference to Exhibit 10.186 of the Registrant's Form 8-K filed on October 23, 2017)

10.39	ITC Midwest Revolving Credit Agreement, dated as of October 23, 2017, among ITC Midwest LLC, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents and The Bank of Nova Scotia and Mizuho Bank, Ltd. as co-documentation agents (incorporated by reference to Exhibit 10.187 of the Registrant's Form 8-K filed on October 23, 2017)

Exhibit No		Description of Exhibit
10.40		ITC Great Plains Revolving Credit Agreement, dated as of October 23, 2017, among ITC Great Plains, LLC, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents and The Bank of Nova Scotia and Mizuho Bank, Ltd. as co-documentation agents (incorporated by reference to Exhibit 10.188 of the Registrant's Form 8-K filed on October 23, 2017)

12.1	*	Computation of Ratio of Earnings to Fixed Charges

21		List of Subsidiaries (incorporated by reference to Exhibit 21 of the Registrant's Form 10-K for the year ended December 31, 2017, filed on February 15, 2018)

23.1	*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	*	Consent of Dykema Gossett PLLC (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3	*	Consent of Deloitte & Touche LLP (Detroit, Michigan) relating to the consolidated financial statements and schedule of ITC Holdings Corp.

24.1	*	Powers of Attorney of the directors and officers of the Registrant (included in the signature page to this registration statement)

25.1	*	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3	*	Form of Letter to Clients

99.4	*	Form of Notice of Guaranteed Delivery

101.INS	**	XBRL Instance Document

101.SCH	**	XBRL Taxonomy Extension Schema

101.CAL	**	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	**	XBRL Taxonomy Extension Definition Database

101.LAB	**	XBRL Taxonomy Extension Label Linkbase

101.PRE	**	XBRL Taxonomy Extension Presentation Linkbase

*
Filed herewith.

**
These interactive data files shall not be deemed filed for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under those sections.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on this 9th day of May, 2018.

ITC Holdings Corp.
By:	/s/ LINDA H. APSEY
	Name:	Linda H. Apsey
	Title:	President and Chief Executive Officer

        We, the undersigned directors and officers of ITC Holdings Corp., do hereby constitute and appoint Linda Apsey, Gretchen L. Holloway and Christine Mason Soneral, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 9, 2018.

Signature	Title

/s/ LINDA H. APSEY Linda H. Apsey	President and Chief Executive Officer (Principal Executive Officer)
/s/ GRETCHEN L. HOLLOWAY Gretchen L. Holloway	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ JOSEPH L. WELCH Joseph L. Welch	Chairman of the Board of Directors
/s/ ROBERT A. ELLIOTT Robert A. Elliott	Director
/s/ ALBERT ERNST Albert Ernst	Director

Signature	Title

/s/ RHYS D. EVENDEN Rhys D. Evenden	Director
/s/ JAMES P. LAURITO James P. Laurito	Director
/s/ BARRY V. PERRY Barry V. Perry	Director
/s/ SANDRA E. PIERCE Sandra E. Pierce	Director
/s/ KEVIN L. PRUST Kevin L. Prust	Director
/s/ A. DOUGLAS ROTHWELL A. Douglas Rothwell	Director
/s/ THOMAS G. STEPHENS Thomas G. Stephens	Director